As filed with the Securities and Exchange Commission on October 12, 2007

Registration No. 333-145175

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

TENNESSEE VALLEY AGRI-ENERGY, LLC

(Name of small business issuer in its charter)

Delaware	2860	83-0459427
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

540 Little Dry Creek Road, Pulaski, Tennessee 38478
Telephone: (931) 363-7200
Facsimile: (931) 424-6168

(Address and telephone number of principal executive offices and principal place of business)

Bartt R. McCormack
540 Little Dry Creek Road, Pulaski, Tennessee 38478
Telephone: (931) 363-7200
Facsimile: (931) 424-6168
(Name, address and telephone number of agent for service)

Copies to:

Michael L. Weaver, Esq.
Dean R. Edstrom, Esq.
Lindquist & Vennum PLLP
4200 IDS Center, 80 South Eighth Street
Minneapolis, Minnesota 55402
Telephone: (612) 371-3211
Facsimile: (612) 371-3207

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus dated October 12, 2007

The information in this Prospectus is not complete and may be changed. The securities offered by this Prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

Tennessee Valley Agri-Energy, LLC

A Delaware Limited Liability Company

40,000,000 Units

Offering Price: $ 2.00 per Unit

Minimum Purchase Requirement: 10,000 Units ($20,000)

Additional Investments: 2,500 Units ($5,000)

This is the initial public offering of Capital Units (“Units”) of Tennessee Valley Agri-Energy, LLC, a Delaware limited liability company. We intend to use the offering proceeds to pay for a portion of the construction and start-up costs of a 54 million gallon per year corn-based dry mill fuel-grade ethanol plant in Colbert County, Alabama. Depending on the amount of equity we raise in this offering and our site choice, we will require senior and subordinated debt financing ranging from approximately $41,000,000 to $95,000,000 in order to fully capitalize the project.

We are offering the Units at a purchase price of $2.00 per Unit. The minimum purchase required is 10,000 Units for a minimum investment of $20,000. Additional Units may be purchased in increments of 2,500 Units ($5,000). This offering will close no later than [one year and nine months from the effective date of the registration statement].

Subscriptions will require a cash payment equal to at least 10% of the total subscription amount together with a promissory note for the balance. We may require payment of the amount due on the promissory notes at any time after we have received $30,000,000 or more in subscriptions. Subscriptions will be held in escrow until we have (a) received $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, (b) received written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offering, grants and other resources, we determine would be sufficient to construct our ethanol plant and commence start-up operations with a reasonable amount of working capital, and (c) executed a definitive engineering, procurement and construction (“EPC”) agreement with a construction contractor to plan, design, engineer and construct our proposed plant. If these conditions are not satisfied by [one year and nine months from the effective date of the registration statement] or if we decide to abandon the offering at any time, the escrow agent will promptly return the subscriptions to investors, with interest on the cash payments held in escrow. If we are unable to complete and commence operations of our plant after subscriptions have been released from escrow, the value of your Units would very likely decline significantly or be lost entirely.

The Units are speculative securities subject to several significant risks including the following:

•    The prices of corn and ethanol, which do not correlate, will largely determine our success or failure.

•    No public or other market for the Units exists or is expected in the future.

•    The Units are subject to substantial transfer restrictions.

•    Holders of the Units will have no direct role in our management and very limited voting rights.

•    Debt that we will incur will subject investors’ Units to high leverage and significant risk of loss.

•    Holders of Units may incur tax liabilities with no corresponding distributions of cash flow.

See “Risk Factors” beginning on page 13 for risks you should consider before purchasing the Units.

Our officers and managers will sell the Units directly to investors without the assistance of an underwriter. No commissions will be paid to any person in connection with this offering. Our managers, officers, affiliates and business partners may purchase Units in this offering. Our offering expenses are estimated at approximately $500,000.

	Number of Units	Price to Investors	Proceeds to Company Before Deducting Offering Expenses
Per Unit		$2.00	$2.00
Total Minimum Offering	15,000,000	$30,000,000	$30,000,000
Total Maximum Offering	40,000,000	$80,000,000	$80,000,000

Neither the Securities and Exchange Commission nor any state securities authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

NOTICES TO INVESTORS

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any state or jurisdiction in which or to any person to whom the offer or sale of the securities would be unlawful.

These securities have not been registered under the securities laws of all states or jurisdictions. We plan to register this offering with state securities regulatory authorities in the states of Alabama, Tennessee and Mississippi and to offer and sell our Units in some other states in reliance on exemptions from the securities registration requirements of the laws of those other states.

The securities to be issued in this offering will be subject to substantial restrictions on resale or transfer under the terms of our Operating Agreement.

No person has been authorized to give any information or to make any representations other than as contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the company since the date of this prospectus or that the information contained herein is correct as of any subsequent time.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and notes to those statements, and attached appendices, before you decide to invest.

Our Company

Tennessee Valley Agri-Energy, LLC (referred to herein as “we,” “us,” the “company” or “Tennessee Valley Agri-Energy, LLC”) is a limited liability company organized under the laws of the state of Delaware on January 18, 2006.

We intend to construct and operate an undenatured 54 million gallon per year (“mmgy”) corn-based dry mill fuel-grade ethanol plant in Colbert County, Alabama. Currently, we are a development stage company with no revenues from operations. To date, our efforts have been devoted principally to developing plans for our project, engaging service providers and related activities. We will not generate revenue until we complete construction of our proposed plant, which we are targeting for the third quarter of 2009, or earlier if possible. We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs we expect to incur in connection with our plans to build and operate the plant. We will also need a significant amount of debt financing in order to complete our project. We estimate the capital that we will require to design and construct our plant and commence operations will be approximately $130,000,000 if we locate our plant at the Barton site and approximately $126,000,000 if we locate at the Black Eagle site.

As of the date of this prospectus, we have 5,000,000 Units issued and outstanding for which we received total consideration of $5,000,000 in cash from 117 members.

Our principal executive and operating offices are located at 540 Little Dry Creek Road, Pulaski, Tennessee 38478. Our Chairman is Bartt R. McCormack. See “Management.” You may contact us by telephone at (931) 363-7200 or (877) 363-7288 (toll free) and by facsimile at (931) 424-6168.

The Offering

We are offering a minimum of 15,000,000 Units and a maximum of 40,000,000 Units at a purchase price of $2.00 per Unit. The minimum amount which must be purchased in this offering in order for the offering to close successfully is $30,000,000 and the maximum offering amount is $80,000,000. You must purchase a minimum of 10,000 Units ($20,000) to participate in the offering and invest in our company. You may purchase additional Units in increments of 2,500 Units ($5,000).

The offering will close upon the earlier to occur of our acceptance of subscriptions for Units for the maximum offering amount of $80,000,000 or [one year and nine months from the effective date of the registration statement]. We may also decide to close the offering prior to that date if we have sold the $30,000,000 minimum offering amount and determine that the offering proceeds, together with committed debt financing and funds received or receivable from our previous equity offering, grants and other resources, are sufficient to capitalize our project. We reserve the right to modify or terminate the offering at any time, to waive conditions to the purchase of Units and to reject subscriptions in whole or in part. If we abandon the project for any reason, we will terminate the offering.

After the offering, we will have 45,000,000 Units issued and outstanding if we sell the maximum number of Units offered in this offering and 20,000,000 Units issued and outstanding if we sell the minimum number of Units offered. These amounts include 5,000,000 Units issued at a purchase price of $1.00 per Unit in our previous seed capital financing. A Unit represents an interest in our profits, losses and distributions.

Our offering expenses are estimated at approximately $500,000. If we sell the maximum number of Units offered in this offering, the proceeds of the offering available for investment in our project net of offering expenses will be $79,500,000, or 99% of the funds invested by subscribers. If we sell the minimum number of Units offered in this offering, the proceeds of the offering available for investment in our project net of offering expenses will be $29,500,000, or 98% of the funds invested by subscribers.

Subscriptions will require a cash payment equal to at least 10% of the total subscription amount together with a promissory note for the balance. We may require payment of the amount due on the promissory notes at any time after we have received $30,000,000 or more in subscriptions. Subscriptions will be held in escrow until we have (a) received $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, (b) received written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offering, grants and other resources, we determine would be sufficient to construct our ethanol plant and commence start-up operations with a reasonable amount of working capital, and (c) executed a definitive EPC agreement with a construction contractor to plan, design, engineer and construct our proposed plant. If these conditions are not satisfied on or prior to [one year and nine months from the effective date of the registration statement] or if we decide to abandon the offering at any time, the escrow agent will promptly return the subscriptions to investors, with interest on the cash payments held in escrow. If we are unable to complete and commence operations of our plant after subscriptions have been released from escrow, the value of your Units would very likely decline significantly or be lost entirely.

Our officers and managers will sell the Units directly to investors without the assistance of an underwriter. We will not pay commissions to our officers or managers for any sales of Units in this offering. Our managers, officers, affiliates and business partners may purchase Units in this offering.

We may make changes in the material terms of this offering after the effectiveness of the registration statement for this offering. Material changes may include the following: (1) an extension of the offering beyond [one year and nine months from the effective date of this registration statement]; (2) a change in the offering price for the Units; (3) a change in the conditions required to be satisfied before subscriptions held in escrow can be released; and (4) we propose to use the offering proceeds for a purpose other than the construction and start-up of an ethanol plant. However, any such change will require us to terminate the offering or to give investors an opportunity to request the return of their subscriptions or to confirm their subscriptions after notice of the change.

State Regulation and Suitability

We plan to register this offering with state securities regulatory authorities in a limited number of states. We may also offer and sell the Units in other states in reliance on exemptions from registration which may be available under the laws of those other states. In certain states we or certain of our officers and managers may be required to register or otherwise qualify to sell Units in those states.

The Units are speculative, are subject to significant restrictions on transfer and involve a high degree of risk. Accordingly, the Units are suitable only as a long-term investment for persons who can afford to lose their entire investment. As a consequence, some states may require us to impose suitability standards applicable to investors from those states who wish to subscribe for Units in this offering. Such suitability standards may be in the form of recommendations or may be mandatory requirements. If the suitability standards are mandatory, we will require investors to execute a representation or supply evidence of compliance with the applicable standards.

Our Ethanol Project

We intend to construct and operate an undenatured 54 mmgy corn-based dry mill fuel-grade ethanol plant in Colbert County, Alabama. We expect our plant will be able to convert, on an annual basis,

approximately 20.3 million bushels of corn into approximately 56.7 million gallons of denatured ethanol and 182,000 tons of dried distillers grains (“distillers grains”).

Our 54 mmgy capacity is the expected design or “nameplate” capacity of our plant to produce undenatured or “pure” ethanol. After adding a denaturant, such as gasoline, to the ethanol to make it unsuitable for use other than as a fuel, the total volume of denatured ethanol produced by our plant is expected to be 56.7 mmgy. All references in this prospectus to our plant capacity and operations use our design capacity for undenatured ethanol. References to capacity in the ethanol industry generally frequently do not differentiate among design capacity, denatured production capacity and actual production.

We are considering two sites in Colbert County for our plant. We have an option from the Colbert County Commission to purchase a site for our plant in the Barton Riverfront Industrial Park, which is located 5 miles east of Cherokee, Alabama and 10 miles west of Tuscumbia, Alabama in Colbert County (the “Barton site”). The option originally expired on May 13, 2007, was extended to August 13, 2007 and has been further extended to February 7, 2008. We also have four additional options for adjoining parcels which will form part of the site. These options expire on November 30, 2007 but may be extended to May 1, 2008. If we are unable to exercise or further extend these options prior to our ability to release subscriptions from escrow, we may find it necessary to pay more than the purchase price for the site provided in the options or to locate an alternative site.

We are also considering a site located 6 miles west of Tuscumbia which is available for lease rather than purchase (the “Black Eagle site”). Although we have no agreement to lease this site, we have entered into non-binding a letter of intent for purposes of guiding negotiations between us and the owner of the site, Black Eagle Minerals, LLC.

Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. A final determination regarding our plant site will be made after our investigations regarding the suitability of the Barton site, the Black Eagle site and any other sites that we may consider is complete. The capital cost of the site, long-term income and cash flow considerations, access to transportation facilities, availability of utilities, environmental considerations and regulatory permits required will impact significantly our site and construction decisions.

We have entered into a project development agreement with Delta-T Corporation (“Delta-T”) to provide preliminary engineering, design, technical and related services for our ethanol plant project during the period prior to the availability of the equity and debt financing that we require to prepare the final design and commence construction of our plant. The project development agreement contemplates that we will enter into an engineering, procurement and technology transfer (“EPT”) agreement with Delta-T to supply process technology for our plant at the time we complete our equity and debt financing. The EPT agreement would give us the right to use the basic technology developed by Delta-T which is used in numerous ethanol plants throughout the country.

We have entered into a preliminary engineering services and exclusivity agreement with Panattoni Construction, Inc. (“Panattoni”) under which Panattoni will provide pre-construction and engineering and design services for our plant. Under the agreement, Panattoni will conduct engineering studies to be used as the basis to order long-lead time items for our plant and for site preparation. Panattoni will also develop a lump sum fixed price schedule for construction of our plant based on process design engineering provided by Delta-T. The agreement also obligates Panattoni and us to negotiate in good faith to agree to and sign an EPC agreement on or before December 31, 2007 which will provide for Panattoni to plan, design, engineer and construct our proposed plant. We expect that under the EPC agreement, Panattoni and Delta-T will guarantee the process throughput of the plant at its 54 mmgy nameplate capacity. Subscriptions that we receive in this offering will not be released from escrow to us until we have executed a definitive EPC agreement with Panattoni or another construction contractor.

With the assistance of Delta-T and Panattoni, we have developed a preliminary budget for the design, engineering and construction of our plant at a total estimated cost of $101,000,000. The cost of plant construction could exceed the estimate provided in the preliminary budget. If that occurs, we would seek to provide the additional funds necessary from our budgeted construction contingency, from supplemental loans or from supplemental equity investments.

We estimate that construction of our plant will require approximately 17 months. We hope to have sufficient equity and debt financing for our project by the fourth quarter of 2007 and to receive all permits necessary to commence construction by the first quarter of 2008. If these targets are met, we expect to substantially complete construction of the plant and begin production by the third quarter of 2009, or earlier if possible.

After we commence operations at our plant, we expect to sell all of the ethanol and distillers grains that we produce. Distillers grains is a high protein, high-energy animal feed ingredient which is the corn residue which remains from the production of ethanol. We presently do not plan to market any carbon dioxide produced by the plant.

We have entered into a memorandum of understanding with The Scoular Company (“Scoular”) which provides that Scoular and we will negotiate definitive agreements under which Scoular will supply us with 100% of the corn we require to operate our plant, will market 100% of the distillers grains produced by us and will provide us with risk management services related to our procurement of corn and natural gas and sales of ethanol and distillers grains. We also expect to retain an ethanol marketing consultant or broker to assist us in marketing and selling our ethanol production in regional or national markets.

Our Financial Plan

We are a development-stage company with no operating history, no revenues from operations and a small amount of financial assets. See “Selected Financial Data,” “Management’s Discussion and Analysis and Plan of Operation—Liquidity and Capital Resources” and our financial statements contained in this prospectus for detailed information regarding our financial position.

We estimate the capital that we will require to design and construct our plant and commence operations will be approximately $130,000,000 if we locate our plant at the Barton site and approximately $126,000,000 if we locate at the Black Eagle site. We have received $5,000,000 in seed capital. We are seeking additional equity capital of $30,000,000 to $80,000,000 and senior and subordinated debt financing of approximately $41,000,000 to $95,000,000 to finance the project. The amount of debt financing that we will require will depend upon how much equity we raise in this offering and the debt to equity ratio that the lender or lenders will require us to maintain. Subordinated debt would most likely be required in addition to senior debt if the proceeds of this offering are in the lower range of what we are seeking.

We have not yet obtained any financing proposals from a commercial bank or other source for our senior or subordinated debt financing. Normally banks and other sources of debt financing for ethanol projects will not submit detailed proposals to fund projects until adequate equity financing is reasonably assured. In addition, terms of debt financing are subject to change in the marketplace, and terms discussed prematurely may not be available when the financing is actually needed. The terms of debt financing will also vary depending on the amount of equity raised and our debt-equity ratio. As a consequence, there is no assurance that we will be able to obtain the necessary debt financing sufficient to capitalize the project. Subscriptions that we receive in this offering will not be released from escrow to us until we have written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offering, grants and other resources, we determine would be sufficient to construct our ethanol plant and commence start-up operations with a reasonable amount of working capital.

Terms of Membership and Operating Agreement

The Units that you purchase in this offering will represent two distinct rights in our company: financial or economic rights associated with the Units and voting and governance rights associated with membership in our company. Membership entitles a holder of Units to vote on matters submitted for consideration by our members and to enjoy certain other non-financial rights such as the right to review certain information concerning our business and records. All holders of Units, whether or not they are members, are entitled to the financial or economic rights associated with the Units.

As part of your subscription to purchase Units in this offering, you will be required to execute a signature page to our Operating Agreement by which you agree to become a party to and be bound by our Operating Agreement. If your subscription to purchase 10,000 Units or more is accepted by our board of managers, you have agreed to become a party to our Operating Agreement and your subscription documents and payment have been released to us by the escrow agent, you will become a member of Tennessee Valley Agri-Energy, LLC. Our Operating Agreement governs us, our board of managers, our members and any other holders of our Units. Subject to the terms of Units of other classes that may be issued by us, each member will have one vote for each Capital Unit held by that member. Our members will be entitled to vote on a limited number of matters such as electing future managers, amending our Operating Agreement, dissolving the company and any matters that that our board deems appropriate to be voted on by the members.

As a Unit holder, you will have a capital account to which your contributions will be credited. Your capital account will be increased by the share of our profits and other items of income or gain which are allocated to you. Your capital account will be decreased by your share of our losses, other items of expense or loss and any distributions that are made to you. Capital accounts are also subject to adjustment in certain circumstances such as upon revaluation of our assets for capital account purposes to equalize the capital accounts of our existing Unit holders on a per Unit basis to the capital accounts of investors in this offering. See “Dilution” and “Description of Units and Operating Agreement—Economic Interests—Capital Accounts and Contributions.” Under the terms of our Operating Agreement, we will allocate our profits and losses to Unit holders on a basis pro rata to the number of Units each of them holds. Liquidation distributions are made in accordance with positive capital account balances.

Our Operating Agreement gives our board of managers, upon the approval of a majority in interest of our members, the power and authority to create one or more additional classes or series of Units, to set forth the designation and number of authorized Units of any additional class or series, to fix the relative rights and preferences of any such additional class or series, any or all of which rights and preferences may be senior or superior to those of the Units being offered by this prospectus.

In the opinion of our counsel, Lindquist & Vennum PLLP, we will be classified as a partnership for federal income tax purposes. As a consequence, we will not pay any federal income taxes as a company. Instead, we will allocate our taxable net income to our Unit holders. Our Unit holders will be required to include the income allocated to them in their own taxable income. Because the allocated taxable income is not the same as distributions made by our company, you may be required to pay taxes on your share of our income without receiving any distributions from us. Our Unit holders may be able to deduct losses incurred by us and allocated to them. However, the ability to deduct losses is subject to a number of limitations such as those contained in tax provisions relating to basis, passive losses and at-risk investments.

Our Operating Agreement and a Unit transfer policy adopted by our board of managers impose significant restrictions on the transfer of our Units. Transfers are subject to approval by our board of managers and our board of managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time.

If you do not continue to qualify as a member or your member status is terminated, you would lose your membership rights, such as voting rights. The minimum number of Units presently required for membership is 2,500 Units. In addition, you may be terminated as a member if you die or cease to exist, violate our Operating Agreement or take actions contrary to our interests, and for other reasons.

Our Management

Our Operating Agreement provides that our board of managers has the principal power and responsibility to govern our business and affairs. Our chief executive officer and other officers, who are elected or appointed by the board of managers, manage our operations. Subject to limited powers to approve amendments to our Operating Agreement proposed by our board of managers or to cause us to dissolve, our members have virtually no role in our management.

Our board of managers currently consists of seven managers. Commencing on the first business day following the breaking of escrow and completion of the sale of Units in this offering, our board will consist of not less than seven and not more than eleven managers. In order to preserve continuity of governance and harmonious transition from the initial board to an elected board, the initial board will designate from among themselves the managers to serve following the breaking of escrow. The terms of these designated managers will be staggered such that, beginning with the 2009 annual meeting of the members (or, if later, the first annual meeting after the six-month anniversary of plant start-up), our members will elect one-third (or as nearly as possible) of the members of the board of managers annually. This means that we will not conduct any board elections until 2009, at the earliest. Our members will elect these managers upon the affirmative vote of holders of a majority of the Units present, either in person or by proxy, and entitled to vote at a meeting of the members.

Each manager elected by the members will serve until his or her successor is duly elected and qualified, or until the manager’s death, resignation or removal. Information regarding our current managers, including business experience, may be found under “Management—Board of Managers.”

Distributions to our Unit Holders

We have not made any cash distributions to our Unit holders since our inception. We do not intend to declare any distributions until after we have commenced operations of our plant, generated income and reserves sufficient for our needs and satisfied any limitations on distributions imposed by our lenders. Thereafter, our board of managers may make distributions of “net cash flow” at times and in aggregate amounts determined by the board in its sole discretion. Subject to that discretion and lenders’ restrictions, we intend to make cash distributions sufficient to discharge our members’ anticipated combined federal, state and local income tax liabilities arising from our allocations to them of taxable income. We may also declare further distributions or find it necessary to curtail distributions from time to time. “Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay or establish reserves for all of our expenses, debt payments, obligations and liabilities, capital improvements, replacements, and contingencies, all as reasonably determined by our board of managers. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but is increased by any reductions of reserves previously established. The definition of net cash flow may be amended only with the affirmative vote of the majority of the voting power of our members.

Holders of our present Units are entitled to equivalent per Unit distributions. If Units of any other class are issued in the future, each Unit of that other class will have the distribution rights established for that class by the board of managers with member approval.

Completion of Subscriptions

In order to purchase Units in this offering, you must:

(1)         Read, complete and sign the subscription agreement included in the Subscription Package in the form attached as Appendix C to this prospectus;

(2)         Prepare a check payable to “First Farmers & Merchants Bank—TVAE Escrow” in the amount of not less than 10% of the total purchase price for the Units for which you wish to subscribe;

(3)         Sign a full recourse promissory note for the remaining balance of your purchase price included in the Subscription Package in the form attached as Appendix C to this prospectus;

(4)         Sign a copy of the signature page to our Operating Agreement included in the Subscription Package in the form attached as Appendix C to this prospectus;

(5)         Mail or deliver items (1) through (4) to us at 540 Little Dry Creek Road, Pulaski, Tennessee 38478.

Your promissory note for the balance of your subscription will be due and payable within 30 days after we give you written notice requesting the payment. This notice may be given by us at any time after we have received and deposited in escrow subscriptions for the $30,000,000 minimum amount of proceeds required for this offering to close. If we choose to continue the offering and seek additional subscriptions, we may elect to defer our request for payment until we decide to close the offering. If we have received sufficient proceeds to request payment in full but elect to continue the offering, we may require you to pay the full purchase price at the time of subscription for the Units you wish to purchase.

If payment is not made when due on your promissory note, the unpaid amount will accrue interest at a rate of 12% per year. You will be required to reimburse us for any expenses we incur to collect the outstanding balance. If your promissory note is in default, we may seek legal remedies for the amount in default plus interest and attorneys’ fees and other expenses of collection and will also have the right to seek damages for any harm suffered by us as a consequence of your default. Alternatively, we may retain the cash portion of your subscription, up to 10% of the total subscription amount, as liquidated damages and cancel your subscription in exchange for our cancellation of your promissory note.

In your subscription agreement, you will be required to make representations to us that you are aware that the Units are subject to significant restrictions on transfer and that an investment in the Units is suitable for you. You should review these representations and other provisions of the subscription agreement carefully before signing it. The subscription agreement also requires you to provide information concerning the registration of your Units, your residence, and your taxpayer identification or social security number.

By signing the signature page to our Operating Agreement, you will agree to be bound by the Operating Agreement as a member of Tennessee Valley Agri-Energy, LLC and holder of our Units. Although the signature page to our Operating Agreement that you will be provided for signature will be separate from the Agreement itself for convenience of completing your subscription, you are encouraged to read carefully and thoroughly the full text of the Operating Agreement, which is contained as Appendix B to this prospectus.

Our board of managers reserves the right to reject any subscription, in whole or in part, for any reason, in its sole discretion, including if the board determines that an investment in the Units is not suitable for any investor. The fact that your subscription is received by us and deposited in escrow does not mean that we have accepted your subscription. Units will not be issued to you and you will not become a member of our company unless and until we accept your subscription, full payment for the Units subscribed has been received from you, we have satisfied the terms of the escrow and have received the subscriptions and investors’ funds from the escrow. If we accept your subscription, one of our officers will countersign your subscription agreement and return a copy of the signature page to you to confirm acceptance. If we reject your subscription, the escrow agent or we will promptly return to you your subscription agreement, your cash payments, your promissory note, and your signature page to our Operating Agreement, together with nominal interest on your cash payments held in escrow.

Escrow of Subscriptions

Until the conditions to release subscription proceeds from escrow have been satisfied, all subscriptions for Units will be deposited in an interest-bearing escrow account that we have established with First Farmers & Merchants Bank, of Columbia, Tennessee, as escrow agent, under an escrow agreement between the bank and us. The items deposited with the escrow agent will include the original subscription agreement, cash payment, promissory note and executed signature page to our Operating Agreement. The escrow agent will not release the subscription documents and proceeds from the escrow account to us until specific conditions of release are satisfied. Those conditions are: (a) our receipt of $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, (b) our receipt of written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offering, grants and other resources, we determine would be sufficient to construct our ethanol plant and commence start-up operations with a reasonable amount of working capital, and (c) our execution of a definitive EPC agreement with a construction contractor to plan, design, engineer and construct our proposed plant. If we fail to satisfy the terms of the escrow by [one year and nine months from the effective date of the registration statement] or if we decide to abandon the offering at any time, the escrow agent will promptly return all subscriptions to investors, including your subscription agreement, your cash payments, your promissory note, and your signature page to our Operating Agreement, together with nominal interest on your cash payments held in escrow.

The debt financing commitments required to satisfy the second condition to release subscriptions from escrow will not be definitive or binding commitments to lend us the amounts we require to complete our project. The commitments will be subject to various terms and conditions and the definitive loan agreements will be subject to negotiation and execution by the lender and us. Even if final loan agreements are signed, we may need to satisfy various conditions before the lenders will make the loans. Accordingly, your subscription will be released from escrow before it is certain that our required loan proceeds will be available to us.

Because an air emission source permit and other permits will be required in order to construct and commence operations of our plant, your subscription will likely be released from escrow before we will be assured that all permits necessary for construction and operation of our plant have been received by us.

Under the terms of the escrow agreement, the escrow agent will receive compensation for its services of 0.15%. This compensation, together with reimbursement for expenses and reasonable compensation for any extraordinary services, will be paid by us and not from the escrowed subscription proceeds or from investment earnings on the escrowed funds.

Risk Factors to Consider

An investment in our Units involves significant risks. See “Risk Factors” beginning on page 13 for important risks you should consider before purchasing Units in this offering. These risks include, but are not limited to, risks that can be summarized as follows:

•       We are a start-up business venture with no operating history and have no experience in the ethanol industry, which may make it difficult for us to complete and operate our proposed plant and market any ethanol we produce.

•       We will require substantial debt financing in addition to the proceeds of this offering; there is no certainty that sufficient debt financing will be available to us or on terms that will allow us to operate successfully and make distributions to our members.

•       We are and will remain highly dependent on contractors and consultants to assist us in planning, developing, constructing and operating our plant, obtaining corn and other inputs for our plant and marketing our ethanol and distillers grains.

•       The selection and purchase of a suitable site for our operations and the design, construction and operation of our plant will require compliance with numerous federal, state and local regulations, including the necessity to obtain environmental and other permits, which could delay or cause the failure of our project and business.

•       Our business will depend on one primary product, ethanol, with the result that the availability and price of corn and natural gas, the supply and price of ethanol and other alternative fuels, technological advances in the fuels industry and competition in the marketplace will determine our success or failure.

•       The price of corn, which is our principal feedstock, and the price of ethanol do not correlate, which means that when the price of corn is high in relation to the price of ethanol, we will very likely experience reduced earnings or even losses from our operations.

•       If, after subscriptions have been released from escrow, we do not receive expected debt financing or any necessary supplemental financing, we may experience a delay in our plans or it may become impossible or impractical to complete and commence operations of our plant, with the result that our profitability could be very negatively affected and our project could be terminated with the loss of all invested funds.

•       Our members and Unit holders have very limited power to affect our management and will have very limited voting rights. An investment in our Units will involve the assumption of the risks of investment for an indefinite period without the ability to mitigate those risks.

•       Distributions of any cash to our Unit holders may be limited by operating losses, operating cash requirements, debt covenants and other factors, but because Unit holders will be taxed on any profits we generate, Unit holders may be required to cover their tax obligations with funds from other sources.

•       There is no established public trading market for our Units, and we do not expect one to develop in the foreseeable future. As a result, your Units will not be readily marketable and you may be required to hold your Units indefinitely.

•       Our Units are subject to significant restrictions on transfer and transfers are subject to approval by our board of managers. As a result, you may not be able to transfer your Units and may be required to assume the risks of an investment in us for an indefinite period of time.

The foregoing summaries of the risks which will be encountered in any investment in our Units are summaries only. Your attention is directed to the section of this prospectus entitled “Risk Factors” beginning on page 13 for an expanded discussion of the foregoing and other risks relevant to this offering, your investment, our company and our proposed business.

Prospective investors must rely upon their own analysis of the terms of this offering, the terms of our Units and Operating Agreement and our proposed business, including the risks involved, in making a decision to invest in our Units. An investment in our Units is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success of our business, the value of our Units, any financial returns that we may generate or any tax benefits or consequences that may result from an investment in us.

State Securities Registrations and Exemptions

We plan to register this offering with state securities regulatory authorities in the states of Alabama, Tennessee and Mississippi. We expect to offer and sell Units in certain other states in reliance on exemptions from the registration requirements of the laws of those other states. Where permitted under applicable securities laws, we plan to advertise in local media, mail information to area residents and hold informational meetings for potential investors.

Contacts for Information

Prospective investors and their representatives are invited to contact us for additional information and to ask questions of us with respect to this offering, our Units and our proposed business. We will be pleased to respond to questions and provide additional information if we have the information requested or can acquire it without unreasonable effort or expense and will be permitted to provide it under applicable securities laws. If you have questions or wish to request additional information, please contact us by telephone at (931) 363-7200 or (877) 363-7288 (toll free) or by e-mail at barttmcc@agristar.net, or write to us or visit our business office at 540 Little Dry Creek Road, Pulaski, Tennessee 38478. You may also contact the following officers and managers at the telephone numbers listed below:

Name	Position	Telephone Number
Bartt R. McCormack	Chairman/President and Manager	(931) 424-0653
Dennis L. Bragg	Vice President and Manager	(256) 828-3611
Charles H. Robertson	Treasurer/Secretary and Manager	(931) 242-5077
Ronald G. Allred	Vice President, Accounting and Finance and Manager	(334) 467-8178
Chris M. Crumbly	Vice President, Site and Utilities and Manager	(256) 503-2995
Robert L. Motlow, II	Vice President, Commodities and Risk Management and Manager	(931) 433-6855
W. Danny Rochelle	Vice President, Investor/Member Relations and Manager	(931) 994-9052

In some states we have taken action to qualify or register certain of our managers and officers to act as our agents for purposes of offering and selling our Units in this offering. These are the only persons authorized to speak with prospective purchasers of our Units in those states. Consequently, if you are a resident of or an entity with its principal place of business in any of the states listed below, please contact only the officer(s) or manager(s) named, at their respective telephone numbers above, for additional information about this offering and for copies of this prospectus and related subscription materials:

: contact	or	.
: contact	or	.

RISK FACTORS

An investment in our Units will involve substantial risks. An investment in our Units is suitable only for investors who can assume the financial risks of an investment for an indefinite period of time and who can afford to lose their entire investment. Prospective purchasers of our Units should carefully consider the Risk Factors set forth below, and the other information provided about us and the Units in this prospectus, before deciding to make an investment in the Units.

Risks Related to the Offering

The offering price for our Units has been arbitrarily determined and may bear very little or no relationship to the current value of the Units or the value which the Units might have in the future.

The offering price for the Units in this offering has been arbitrarily determined by us based on our estimate of capital and expense requirements, not based on perceived market value, book value or other established criteria. The $2.00 per Unit offering price is substantially higher than the $1.00 per Unit purchase price paid by investors in our seed equity financing. Consequently, you will pay substantially more for Units than was paid by prior investors in us. There has been no independent appraisal or valuation of us or of our Units by any independent appraiser or investment bank. The Units may have a current value significantly less than the offering price and there is no assurance that the Units will ever obtain a value equal to or greater than the offering price.

The Units sold in this offering will be diluted in value and will be subject to further dilution in value.

As of June 30, 2007, we had 5,000,000 Units outstanding, which had been sold to our seed capital investors at a price of $1.00 per Unit. These Units, as of June 30, 2007, had a net tangible book value of $4,318,709 or $0.86 per Unit. These Units are dilutive to the value of the Units offered in this offering.

All current Unit holders will realize an immediate increase of at least $0.83 per Unit in the pro forma net tangible book value of their Units if the minimum number of Units is sold in this offering at a price of $2.00 per Unit, and an increase of at least $1.00 if the maximum number of Units is sold at a price of $2.00 per Unit. Purchasers of Units in this offering will realize an immediate dilution of at least $0.31 per Unit in the net tangible book value of their Units if the minimum number of Units is sold at a price of $2.00 per Unit, and a decrease of at least $0.14 per Unit if the maximum numbers of Units is sold at a price of $2.00 per Unit. Consequently, you will incur an immediate dilution of your investment in us upon completion of this offering.

We have granted options to our managers to purchase a total of 175,000 Units at an exercise price of $1.00 per Unit and may become obligated to issue a total of 55,000 Units to two other individuals for services to us. The dilution figures above do not give effect to the issuance of Units upon exercise of the options or issuance to the two individuals. We may, in the future, issue additional options, warrants or Units in order to obtain adequate debt financing, as compensation to managers, officers, employees or consultants, or for other purposes. If additional options, warrants or Units are issued, your equity interest in us would be diluted and the value of your Units could be reduced, particularly if the exercise or purchase price for Units is lower than the price for Units in this offering. We may also adopt a Unit incentive plan or otherwise grant Units or options in order to attract and retain key personnel to operate our plant. These actions, if taken, could cause additional dilution to your investment, a reduction in your equity interest and a reduction in the value of your Units. See “Dilution.”

If we fail to sell the minimum number of Units in this offering, we will terminate the offering and return your subscription funds to you with nominal interest.

The minimum subscription price for Units sold to complete this offering successfully is $30,000,000. In addition, in order to close the offering and release the subscription funds from escrow, we must have commitment letters for debt financing which, when combined with the proceeds of this offering and funds received or receivable from our previous equity offering, grants and other resources, will equal the amount that we determine would be sufficient to construct our ethanol plant and commence start-up operations with a reasonable amount of working capital. If we do not sell Units with a purchase price of at least $30,000,000 or a greater amount as may be necessary to fund our project by [one year and nine months from the effective date of this registration statement], the escrow agent will be required to promptly return all subscriptions to investors with nominal interest on subscription funds held in escrow. Consequently, after the date of your subscription, you could expect to earn a return on the funds that you remit with your subscription which may be substantially less than what you could earn from alternative investments.

We are selling the Units in this offering ourselves, will not have the assistance of an underwriter, and have no commitments from any prospective purchasers of the Units, which means that the offering may fail and your subscription funds may be returned.

Units are being sold in this offering by our managers and officers. We have no commitments from any prospective purchasers to subscribe for our Units. Our managers and officers have limited or no broker-dealer experience and have limited or no experience with public offerings of securities. Although they are committed to dedicate the time necessary to bring this offering to a successful conclusion as quickly as possible, they have significant responsibilities in their primary occupations, principally farming, and consequently have limited time to devote to this offering. Thus, there is no assurance that we will be successful in attracting investors for our Units or that the offering will be successful. If the offering is unsuccessful, we will be required to return your subscription funds to you.

The conditions to release of subscriptions from escrow do not provide complete protection from risks which may be encountered before we can build and commence operations of our plant.

Subscriptions in this offering may be released from escrow if we have (a) received $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, (b) received written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offering, grants and other resources, we determine would be sufficient to construct our ethanol plant and commence start-up operations with a reasonable amount of working capital, and (c) executed a definitive EPC agreement with a construction contractor to plan, design, engineer and construct our proposed plant. Even if we satisfy the conditions to release subscriptions from escrow, there are many other contingencies that could prevent us from completing our plant and operating our business successfully. Many of those contingencies are discussed in the other paragraphs of the “Risk Factors” section of this prospectus. The conditions to release of subscriptions from escrow do not provide protection from those risks, and if we are unable to complete and commence operations of our plant after subscriptions have been released from escrow, the value of your Units would very likely decline significantly or be lost entirely.

Even if we obtain commitment letters for the required debt financing, a debt financing commitment obligates the lender to provide the debt financing only if we satisfy all of the conditions of the commitment. Those conditions will likely include, among others, execution of a definitive loan agreement satisfactory to the lender, assurance that the total cost of the project will be within a specified amount, execution of engineering and construction contracts acceptable to the lender, issuance of all regulatory permits, receipt of binders or commitments for title and other insurance coverage, receipt of subscriptions for a specified amount of equity investments and other business, financial and closing covenants and conditions. If we are unable to satisfy the loan commitment conditions after breaking escrow, we may be forced to locate an alternative lending source, seek additional equity capital to complete our project or terminate our plans, liquidate our assets and return any remaining subscription funds to investors.

We will require an air emission source permit and other permits in order to construct and commence operations of our plant. It is unlikely that we will obtain all of the permits required for the construction and operation of our plant before subscriptions in this offering are released from escrow and we may expend offering proceeds on site preparation and plant construction before receipt of all necessary permits. Thus, offering proceeds will be at risk and substantial proceeds may be expended before the completion of our plant and operations are assured. If we are unable to secure any necessary permit, we may be required to change our plant design or operating plans, find a different site for our plant or liquidate our assets at a loss to our investors.

We could encounter difficulties in collecting subscription proceeds represented by promissory notes.

Investors are required to deposit at least 10% of the total purchase price for the Units they wish to purchase at the time they subscribe for Units in this offering and to submit a promissory note for the remaining balance. The promissory notes, which could represent as much as 90% of the total proceeds of this offering, will be due upon 30 days’ written notice from us after we have received the minimum $30,000,000 in subscriptions required for this offering. The success of our offering will depend on the investors’ willingness and ability to pay the outstanding balances on their promissory notes. Although we may retain the initial cash payment or may seek damages from investors who default on their promissory notes, defaults could cause us to fall short of the equity investment we will require to obtain debt financing and complete our project.

If you default on your promissory note, we may commence legal action for payment of your promissory note and seek damages from you or may cancel your subscription and retain your initial cash payment as liquidated damages.

If you fail to pay the balance due on the promissory note that you execute for the balance (up to 90%) of the purchase price for the Units for which you subscribe, interest will accrue on the amount due at a rate of 12% per annum. We may commence legal proceedings to collect the amount due, interest and any related expenses, including attorneys’ fees and other expenses of collection, and will also have the right to seek damages for any harm suffered by us as a consequence of your default. Alternatively, we will have the right to retain the initial amount paid on your subscription, up to 10% of the total subscription amount, as liquidated damages and cancel your subscription in exchange for our cancellation of your promissory note.

You will not be allowed to withdraw your subscription for Units after you submit it to us.

After you submit your subscription for Units, you will not be allowed to withdraw your subscription for any reason unless a change in the material terms of this offering requires us to make a rescission offer to investors. If we complete the offering, your initial cash payment and proceeds of your promissory note will be invested in Units. Thereafter, because there are significant restrictions on transfer of our Units and you will have no other right to withdraw your investment or to request redemption of your Units, your investment will be difficult to liquidate. Even if our offering fails, your initial cash payment will be unavailable to you until the offering is terminated and subscriptions are returned to investors. Consequently, if you subscribe for Units in this offering, you should be prepared to have the amount of your investment unavailable to you for an indefinite period.

We may make material changes in the terms of this offering.

We may make changes in the material terms of this offering after the effectiveness of the registration statement for this offering. Material changes may include the following: (1) an extension of the offering beyond [one year and nine months from the effective date of this registration statement]; (2) a change in the offering price for the Units; (3) a change in the conditions required to be satisfied before subscriptions held in escrow can be released; and (4) we propose to use the offering proceeds for a purpose other than the construction and start-up of an ethanol plant. However, any such change will require us to terminate the offering or to give investors an opportunity to request the return of their subscriptions or to confirm their subscriptions after notice of the change. That may require you to make a new investment decision regarding this offering and, depending on the investment decisions of other subscribers, may cause the offering to fail.

Risks Related to Our Financial Plan

Even if we raise a substantial amount of equity in this offering, if we do not secure the debt financing necessary to construct and operate our plant, we would very likely be unable to proceed with our project and may be required to modify our financial plan substantially or to liquidate.

In addition to the $30,000,000 to $80,000,000 in equity capital that we hope to raise in this offering, we will require $41,000,000 to $95,000,000 in senior and subordinated debt financing to construct and commence operations of our proposed plant. We may also need to obtain additional debt financing to operate our plant following construction. We presently have no commitments from any bank, lender or financial institution for our debt financing. We will not release subscriptions in this offering from escrow until we receive written debt financing commitments in an amount which, together with our offering proceeds and funds received or receivable from our previous equity offering, grants and other resources, would equal the amount that we believe would be sufficient for us to construct our ethanol plant and commence start-up operations with a reasonable amount of working capital. If we are unable to obtain commitments for debt financing in a sufficient total amount and on acceptable terms, we will likely be forced to abandon our project and return your subscription.

Although our receipt of debt financing commitments is a condition to the release of subscriptions from escrow, the lender or lenders will not be fully bound by the commitments. A commitment letter is a conditional agreement to lend, typically subject to several terms and conditions and to the negotiation, execution and delivery of a loan agreement and other agreements and documents required by the lender. The lender could decline to provide financing if the terms and conditions in the commitment letter are not satisfied. Thus, your subscription will be released from escrow and we may begin spending the proceeds of this offering, including your investment, before there is complete assurance that loan commitments received by us will result in adequate or satisfactory debt financing for our project.

If for any reason expected debt financing fails or becomes unavailable after subscriptions have been released from escrow, we may be unable to construct the plant, we may need to seek alternative lenders or invite other equity investors to participate in our project on terms unfavorable to us and our existing Unit holders, our ownership of the project or your interest in us could be substantially diluted, any distributions made by us could be greatly reduced, we may be forced to sell our entire interest in the project at a price which reflects a minimal asset value and the value of your Units would very likely decline significantly or be lost entirely.

The terms of any debt or supplemental equity financing may require us to issue warrants to the lender or investor. If we issue warrants to purchase additional Units, your equity interest in us would be diluted and the value of your Units could be reduced, particularly if the purchase price for Units in the warrants is lower than the price for Units in this offering.

Our debt financing agreements will contain restrictive covenants that will limit distributions and impose restrictions on our use of working capital, and these restrictions could hinder our operations and reduce the value of your investment.

Under the terms of any debt financing agreements signed by us, lenders may require that we spend the proceeds we raise in this offering before they release any loan proceeds to us. Thus, your invested funds will very likely be at risk prior to funds from debt financing sources. In addition, the terms of our debt financing agreements will contain financial, maintenance, organizational, operational and other restrictive covenants. These covenants may make it more difficult for us to operate because they will have significant impacts on our operations, such as:

•       Reducing funds available for operations and distributions because a substantial portion of our cash flow must be used to service the debt;

•       Limiting our ability to obtain additional debt financing, enter into lease financing arrangements or place liens on our assets;

•       Making us vulnerable to increases in prevailing interest rates;

•       Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

•       Limiting our ability to make capital expenditures or investments in excess of prescribed amounts;

•       Subjecting all or substantially all of our assets to liens, with the result that there may be virtually no assets left for Unit holders in the event of a liquidation;

•       Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in the general economic conditions of our business;

•       Limiting our ability to make distributions to our Unit holders, even for the purpose of covering tax liabilities, or to redeem or repurchase Units; and

•       Restricting our freedom to merge or consolidate with or to sell our assets to another company or entity.

If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. In addition, if we default on the debt, we may be forced to liquidate or the lender may foreclose on the debt and sell our plant and other assets for an amount less than the outstanding debt. If that occurs, your Units could be worth little or nothing.

Significant increases in the cost of the plant may require us to obtain additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

Certain events and conditions, including among others, delays, change orders we may submit and site conditions that may differ from what we expect, could lead to significant increases in our plant costs. Delays and changes are not uncommon in major construction projects. We may change the location of the plant if we do not move forward with one of our primary proposed sites, if we find another site that better suits our needs, or if we cannot obtain necessary permits and approvals or utilities and other services, or cannot obtain them at a reasonable cost. Changing the location of the plant may increase the cost of the plant and delay construction and start-up operations of the plant. Increases in the cost of the plant will require us to procure additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

If, after subscriptions have been released from escrow, we fail to receive expected debt financing or any necessary supplemental financing is not available, our plans could be delayed or it could be impossible or impractical to complete and commence operations of our plant. In that case our profitability could be very negatively affected or our project could be terminated with the loss of all invested funds.

After investors subscriptions have been released from escrow and substantial invested funds have been expended to construct and commence operations of our ethanol plant, if for any reason all or any portion of our expected debt financing becomes unavailable to us, our project could be halted and, if alternative financing is not readily available to us, we could experience a failure of our project. Debt financing could become unavailable for many reasons, including failure or inability on our part to comply with the conditions and covenants which are required for us to be entitled to receive the financing. If cost overruns, equipment availability problems, delays in construction or other factors result in expected debt financing to be inadequate to complete our project, the lender may refuse to advance any further funds and alternative financing sources may not be available. Even if it is available, supplemental financing may be expensive to obtain. In these events, if we are able to complete our plant and commence operations, our profitability may be very negatively affected. If we are unable to complete our plant and commence operations, we may find it necessary to terminate our project and our investors could experience the loss of all of their invested funds.

Any lease that we enter into for our site will require us to make payments for our use of the property and to cover related costs and will contain mandatory and restrictive provisions relating to our use of the property. Any failure on our part to make required payments or to comply with our other obligations in the lease could result in additional expense and penalties and even risk of cancellation of our lease, loss of our right to occupy the site and loss of the capital improvements that we have installed on the site, including our plant.

If we lease the Black Eagle site or any other site for our plant, the lease that we enter into will contain provisions requiring us to pay rent on a periodic basis and to pay other amounts for the use and maintenance of any infrastructure located on the site or associated with the site, to cover the cost of taxes and special assessments on the property, and the like. If we fail to make any required payments, or fail to comply in any respect with other obligations under the lease, we could incur additional expense and penalties under the terms of the lease. If our failures constitute a default under the lease, the lessor may be entitled to cancel the lease, terminate our right to use the property and require us to vacate the site. If we are forced to vacate the site, we could lose the capital improvements that we have installed on the site, including our plant. The consequences of these events could range from our incurring additional expense, to a significant impact on our results of operations and even to a complete loss of our business and assets and the entire value of your Units.

Risks Related to us as a Development-Stage Company

We are a recently formed company, have no operating history or experience operating an ethanol plant and may have difficulties successfully completing and operating the plant.

We are a recently organized company with no operating history and limited resources. We are subject to all of the risks typically encountered by development stage companies. Our lack of an operating history and inexperience may make it difficult for us to successfully develop, complete and operate our ethanol plant. If we do not manage the development, construction and start-up of our plant successfully, our ability to generate operating income, meet our debt obligations and make distributions on our Units could be adversely affected and the value of your Units could be reduced significantly.

Our managers and officers have very limited experience in the ethanol industry or in managing a public company, which increases the risk that we will be unable to manage our development and operate successfully.

We are highly dependent on our managers and officers to develop and operate our ethanol plant and manage our business. Our managers and officers have substantial business experience but have little or no experience in raising large amounts of equity and debt capital, building and operating an ethanol plant, or managing a public company. Our managers and officers have very little or no experience in the ethanol industry. Our managers and officers have other business commitments that will continue to require most of their time and attention. Our managers and officers have devoted substantial time and efforts to us and expect to continue to spend the time and efforts necessary to construct our plant and provide overall direction for us after full-time management is hired and the plant commences operations. Although we expect to hire additional personnel and enter into agreements with contractors and consultants to assist us in constructing our plant and with respect to all aspects of our operations, there is no assurance that we will be able to hire employees or sign agreements satisfactory to us. If our managers and officers are unable or find it difficult to manage our development and operations successfully, our potential to succeed as a business and the value of your Units will be adversely affected.

We will depend on key service providers for assistance and expertise in beginning operations and any failure or loss of these relationships could delay our operations, increase our expenses and hinder our success.

We must establish and maintain relationships with several providers for contracting, consulting and other services. Delta-T, Panattoni or any other EPC contractor that we engage will be essential providers during our development, construction and start-up phase. Other consultants will provide services relating to securing transportation and utility services, ensuring environmental compliance and obtaining required permits, contracting for supplies of corn and other inputs and, eventually, marketing our ethanol and distillers grains. If we should lose our relationship with any of these key providers, particularly Delta-T and Panattoni or another EPC contractor, or if any of these providers should fail to perform, we would be forced to locate and retain alternative providers. As a consequence, due to the critical nature of these services, our commencement of operations could be very seriously delayed, our start-up expenses could be significantly increased and our business could be greatly harmed, even to the point of failure of our company.

There are several agreements and relationships that remain to be negotiated, executed and implemented which will have a critical impact on our operations, expenses and profitability.

We have several agreements, documents and relationships that remain to be negotiated, executed and implemented before we can develop and construct our plant and commence operations. In some cases, the parties with whom we would need to establish a relationship have yet to be identified. Examples include agreements with debt financing sources, a definitive EPC agreement with our EPC contractor to construct our plant, agreements to supply us with access to transportation facilities and utilities, agreements to supply us with corn and natural gas, contracts with other utilities, contracts to sell our production and agreements with numerous consultants. Our expectations regarding the likely terms of these agreements and relationships, as discussed in this prospectus, could vary greatly from the terms of any agreement or relationship that may eventually be executed or established. If we are unable to enter into these agreements or relationships on satisfactory terms, or if revisions or amendments to existing terms become necessary, our plant and commencement of operations could be delayed, our expenses could be increased, our profitability and the likelihood of distributions to our Unit holders could be adversely affected and the value of your investment could decline or vanish.

We have incurred losses since we were organized and may never operate profitably.

During the period from our inception through June 30, 2007, we have incurred a net loss from operations of $647,566. We will continue to incur significant losses until we commence operations of our plant and begin to sell our production. If we are unable to commence operations, we will never generate a profit. Even if we commence operations and sell our production, expenses, competition and other factors may make it impossible for us to operate profitably. In that case, the value of your investment would likely be quite small.

Risks Related to Construction of our Ethanol Plant

Although we will rely on our EPC contractor to design and build our plant, we currently have no binding agreement with any EPC contractor and if we are unable to finalize an agreement with an EPC contractor or if our EPC contractor fails to complete our plant to operate at design capacity, we could be forced to terminate and liquidate our business.

We will rely on our EPC contractor, utilizing technology developed by Delta-T, Inc., to design and build our plant and to train our personnel to operate the plant. We have entered into a preliminary engineering services and exclusivity agreement with Panattoni Construction, Inc. (“Panattoni”) which obligates Panattoni and us to negotiate in good faith to agree to and sign an engineering, procurement and construction (“EPC”) agreement on or before December 31, 2007 which will provide for Panattoni to plan, design, engineer and construct our proposed plant. However, we currently have no definitive EPC agreement with Panattoni, Delta-T or any other contractor and there is no assurance that a binding agreement with any EPC contractor can be successfully negotiated and executed. If we are not able to execute an agreement with an EPC contractor, or if our EPC contractor terminates its relationship with us, there is no assurance that we would be able to obtain a replacement general contractor. In that case, we could be forced to terminate our project and liquidate our company.

We expect that our EPC contractor will have executed letters of intent and agreements to provide construction services for several other ethanol production facilities. Our EPC contractor’s commitment to other ethanol projects could delay the completion of our plant and our ability to commence operations. Any delay in the construction of our plant or commencement of our operations would delay our ability to generate revenue, service our debt, compete effectively and make distributions to our Unit holders.

If the plant is built and does not operate to its design capacity, we would expect our EPC contractor or Delta-T to correct the deficiency. However, there can be no assurance that our EPC contractor or Delta-T would be able to resolve any deficiency successfully. A failure to resolve any deficiency could cause us to operate at reduced capacity or discontinue our production, either of which could have a very negative impact on our revenues and profitability and on the value of your Units.

The cost of construction for our ethanol plant could increase and, if an increase occurs, our reserves may be depleted and the additional debt or equity capital that may be required could delay and diminish our profitability and decrease the value of your Units.

We have prepared a preliminary budget which contemplates construction of our ethanol plant at an estimated cost of $101,000,000. Our financial plan is based on this estimated cost plus the cost of site acquisition or lease, site improvements, rail construction, an administrative building, and start-up and development costs and reserves estimated at up to $29,000,000, resulting in total capital requirements of approximately $130,000,000 if we locate our plant at the Barton site and approximately $126,000,000 if we locate at the Black Eagle site. If the cost of the EPC agreement or other costs increase due to economic factors, design modifications, construction delays or overruns, the total cost of our project and capital required could increase, perhaps significantly. If that occurs, we would seek to provide the additional funds necessary from our budgeted construction contingency, from supplemental loans or from supplemental equity investments. If funds from those sources are unavailable or inadequate to complete our plant, we could be forced to sell our project or go out of business. In these events, our profitability and potential distributions could be delayed and decreased and the value of your Units could be reduced, potentially to nothing.

Delays due to, among others, weather, labor or material shortages, permitting or zoning delays, or opposition from local groups, may hinder our ability to commence operations and service our debt on schedule.

Our construction timetable, which we believe to be reasonable, assumes the commencement of construction approximately two months after our required equity and debt financing and construction permits are available to us and a construction period of approximately 17 months, resulting in the commencement of ethanol production in the third quarter of 2009, or earlier if possible. Our schedule depends upon several assumptions, including the effectiveness of agreements that remain to be negotiated and signed, including our EPC agreement with our EPC contractor and many others. We could also incur delays in the construction of our plant if we need to change the site for our plant due to permitting or zoning delays, opposition from local groups, adverse weather conditions, labor or material shortages, defects in materials or workmanship or other causes. In addition, the availability of financing, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy changes towards ethanol or our plant could result in delays in our timetable for construction and commencement of operations. Delays will hinder our ability to commence operations, generate revenue and service our debt. If this occurs, our capital financing costs would increase as interest accrues and we may have to seek permission to reschedule payment of our debt. Both the increased interest and rescheduling costs could be expensive and may cause a significant reduction in our profitability. The value of your Units could be reduced significantly as a result.

Defects in the construction or performance of our plant could result in a reduction in our revenues and profitability and in the value of your Units.

We anticipate that the EPC agreement that we expect to enter into with our EPC contractor for construction of our ethanol plant will contain warranties with respect to materials and workmanship and assurances that the plant will operate at design capacity. However, defects in the construction or performance of the plant could occur and there is no assurance that our EPC contractor could correct any problem that occurs. If our plant does not perform at or above design specifications, we will find it difficult to compete in a competitive marketplace. If defects delay the construction or hinder the operations of the plant, our operations, revenues, profitability and the value of your Units could be materially adversely affected. If defects require a lengthy or permanent discontinuance of production, your Units could have very little or no value.

Acquisition of a plant site may be delayed for environmental or other reasons, resulting in delays or interruptions in site acquisition or plant construction and additional costs, which may delay our ability to generate revenues and reduce the value of your Units.

We have an option from the Colbert County Commission to purchase a site for our plant located in the Barton Riverfront Industrial Park, which is located 5 miles east of Cherokee, Alabama and 10 miles west of Tuscumbia, Alabama in Colbert County. The option originally expired on May 13, 2007, was extended to August 13, 2007 and has been further extended to February 7, 2008. We also have four additional options for adjoining parcels which will form part of the site. These options expire on November 30, 2007 but may be extended to May 1, 2008. If we are unable to exercise or further extend these options prior to our ability to release subscriptions from escrow, we may find it necessary to pay more than the currently agreed purchase price for the site or to locate an alternative site. We are also considering a site located 6 miles west of Tuscumbia, the Black Eagle site, which is available for lease rather than purchase. We presently have no agreement to lease this site. We have evaluated other potential sites but do not have options or other agreements for those sites. There is no assurance that after full investigation we will determine that any of these sites will be suitable for our plant or be acquired for that purpose. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. A new site may be located outside Colbert County and could even be located outside the state of Alabama. Although zoning has been completed and preliminary environmental reviews have been made at the Barton and Black Eagle sites, there is no assurance that zoning requirements, environmental conditions or other factors at any site will not delay the construction of our plant. The presence of a serious environmental problem or archaeological artifacts would very likely delay construction of our plant and could require us to locate a different site, either of which would result in substantially increased costs and delays. Among other cost factors, we expect that our EPC contractor will be entitled to an increase in its compensation if construction is delayed for unanticipated environmental reasons. These delays and increased costs could require additional financial resources, would very likely delay our commencement of operations, reduce our profitability and substantially diminish the value of your Units and could force us to terminate our plans and liquidate at substantial cost to your investment.

You will have no role in the selection of an alternative site for our plant in the event that we decide that neither the Barton site nor the Black Eagle site is a suitable location for our plant.

Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. Although the Barton site and the Black Eagle site appear to be suitable for the construction of our plant, site conditions, environmental issues, acquisition costs, anticipated construction difficulties, the availability of transportation facilities and utilities, and other reasons may cause our board of managers to change the site for our plant. Any such change would likely need to be made quickly and our board of managers has the power under our Operating Agreement to change our plant site without the participation or consent of our members. As a consequence, you will have no role in the selection of an alternative site which could have a significant effect on our anticipated operations and financial results.

Any delay in or increased costs for rail access could delay the construction and operation of our plant, reducing our profitability and the value of your Units.

We expect to receive a substantial quantity of our corn feedstock and to ship a substantial amount of our ethanol and distillers grains by rail. The Norfolk Southern Railway Company (“Norfolk Southern”) has rail service available to the Barton Riverfront Industrial Park location of our Barton site and to our Black Eagle site. However, we have not negotiated rail access from the railroad or the construction of the rail spurs and on-site improvements which would be necessary to provide service to our plant. We have budgeted $8,500,000 for rail access and construction costs at the Barton site and $2,000,000 for similar costs at the Black Eagle site. Any delay in securing rail access or increased costs could adversely affect our construction timetable, commencement of operations and profitability, resulting in a decrease in the value of your Units.

We may require improved road access to our plant, which will depend on action by local authorities and may require significant expense for us.

The Barton site and the Black Eagle site that we are considering for our plant, and any other potential sites, may require improved road access, including relocation of existing roads and upgrading of capacity to weight limits required for our use. Local authorities must approve any roadway changes that we need and are likely to require us to fund a substantial part or all of the cost of relocating and improving these roads. Although we have budgeted $1,100,000 for road access improvements at the Barton site and $2,700,000 at the Black Eagle site, any additional road access expense at our site or any other site would increase our costs of construction and increase the capital required by us.

If we are unable to obtain convenient and financially reasonable access to barge transportation on the Tennessee River, an expected benefit of our site locations would be lost and we would not benefit from any economic benefits of barge transportation.

We expect to obtain access to barge terminal facilities on the Tennessee River if we choose either the Barton site or the Black Eagle site. If we are unable to negotiate such access on acceptable financial and other terms, we would not be able to take advantage of river barge transportation alternatives for our corn feedstock and ethanol and distillers grains products. If the potential economic benefits of river transportation are not available to us, our transportation costs may be higher and our profitability could be adversely affected.

Risks Related to Our Operations and Market

Our business will not be diversified because we will be primarily dependent upon one product. As a consequence, we may not be able to adapt to changing market conditions or endure any decline in the ethanol industry.

We expect our business to solely consist of ethanol and distillers grains production and sales. We do not have any other lines of business or other sources of revenue to rely upon if we are unable to produce and sell ethanol and distillers grains, or if the markets for those products decline. Our plant will not have the ability to produce any other products, other than carbon dioxide. Our lack of diversification means that we may not be able to adapt to changing market conditions or to withstand any significant decline in the ethanol industry. The value of your Units will be subject to this risk.

Our financial results will greatly depend on prices for our supplies of corn and market prices for the ethanol and distillers grains that we produce, and the value of your Units will be greatly impacted by those prices and changes in those prices.

The cost that we incur for our supplies of corn and the market prices for the ethanol and distillers grains that we produce and sell will have a major impact on our financial results and profitability. Corn, which will account for a major portion of our operating expenses, does not have a direct price relationship to the price of ethanol in the marketplace. For an operating ethanol plant, falling ethanol prices, coupled with a rise in corn prices, can result in significant reductions in cash flow. These prices will change based on available supplies, the supply and market prices for alternative products and many other market factors. For instance, increased supplies of ethanol may lead to lower prices for both ethanol and ethanol by-products, such as distillers grains, regardless of the price of corn. In addition, increased production of ethanol could result in increased demand for corn, resulting in higher prices for corn and lower profits for us. In fact, in 2007 the demand for and price of corn increased dramatically, which was attributed principally to the increased requirements of the ethanol industry. As a consequence, in addition to other factors, pricing pressures on the ethanol industry have become intense, margins have eroded and the vitality of individual producers and the industry as a whole has been questioned. There can be no assurance as to the price of these commodities in the future, and any increase in the price of corn or decrease in the price of ethanol or distillers grains would very likely result in less profitability for us and a reduction in the value of your Units.

Our operating costs could be higher than we expect, and this could reduce our income and any distributions we may make.

In addition to general economic conditions, market fluctuations and commodity prices, significant operating cost increases could adversely affect us due to numerous factors, many of which are beyond our control. These increases could arise for several reasons, such as:

•       Higher prices for corn;

•       Higher natural gas prices, due to rising energy prices in general or increased demands on available supplies of natural gas;

•       Increased costs for electricity, water and other utilities;

•       Higher transportation costs for corn and for our ethanol and distillers grains products due to rising fuel costs and greater demands on truck and rail transportation services; and

•       Rising labor costs, particularly if any labor shortage should occur.

Operating the plant will also subject us to ongoing compliance with applicable governmental regulations, such as those governing pollution control, occupational safety and other matters. We may have difficulty complying with these regulations and our compliance costs could increase significantly. Increases in operating costs would have a negative impact on our operating income, and could result in substantially decreased earnings or a loss from our operations, little or no distributions to our Unit holders and substantially decreased value of your Units.

The market price of ethanol has followed the price of gasoline, and decreases in the price of gasoline would very likely decrease the price of ethanol, resulting in reductions in our revenues, profits, distributions and Unit values.

Historically, ethanol prices have generally paralleled movements in gasoline prices which in turn are determined primarily by crude petroleum prices. Petroleum prices in the international market have been difficult to forecast due to the impact of wars and other political factors, economic uncertainties, exchange rates and natural disasters. Just as a small reduction in the real or anticipated supply of crude oil can have a significant upward impact on the price of petroleum-based fuels, a perceived reduction of such threats can result in a significant reduction in petroleum fuel prices. Because the cost of production of ethanol is comparable to petroleum production and refining costs, a reduction in gasoline prices can have a significantly adverse effect on ethanol revenues and profits, which would reduce our distributions and the value of your Units.

Recent events have increased demand for petroleum and resulted in substantially higher crude oil prices. Although in the past the demand for and the price of ethanol tended to increase as gasoline prices increased, in 2007 additions to ethanol production capacity and limitations on the ability to move production to the retail market kept ethanol prices in check while crude oil prices reached record levels. Then, as crude prices declined, ethanol prices declined more sharply. As a consequence, pricing pressures on the ethanol industry have become intense, margins have eroded and the vitality of individual producers and the industry as a whole has been questioned. If ethanol prices and gasoline prices no longer are correlated, the risks to our profitability will be significantly increased, which could result in a decrease in any expected distributions to you and a substantial loss of value in your investment in our Units.

The ethanol and fuel additives industry is very competitive and the competition that we encounter will have a major effect on the results of an investment in us.

Competition in the ethanol industry is strong and growing more intense as more production facilities are built and the industry expands. Our business will face competitive challenges from larger facilities that can produce a wider range and larger quantity of products than we can, and from other plants similar to our proposed plant. Our plant will be in direct competition with other ethanol producers, many of which have greater resources than we will have. Larger ethanol producers such as Archer Daniels Midland Company (“ADM”), POET, LLC, VeraSun Energy Corporation and US BioEnergy Corporation, among others, are capable of producing a significantly greater amount of ethanol than we expect to produce. ADM has announced plans to expand its ethanol capacity by 500 million gallons through the construction of two new dry corn milling facilities, which will be adjacent to certain of its (unspecified) existing ethanol plants.

There is currently one plant in operation within 175 miles of our proposed plant sites, Commonwealth Agri-Energy, LLC in Hopkinsville, Kentucky, with the capacity to produce 33 mmgy.  There is one plant in Tennessee, approximately 200 miles from our plant sites with the capacity to produce 67 mmgy (under expansion to increase capacity to 105 mmgy). Another plant in Tennessee, approximately 120 miles from our sites, is under construction with a design capacity of 100 mmgy.  There are no operating plants in Alabama.  We are aware of proposed plants in Alabama, Mississippi, and Tennessee that are in the planning or financing stages which could have an aggregate capacity of over 300 mmgy. Nationally, the ethanol industry is likely to become more competitive given the substantial initial construction and expansion that is occurring in the industry. Competition for corn supplies from existing ethanol plants and plants that may be constructed in the future in the vicinity of our plant could have the effect of raising corn prices significantly. The competition we encounter both for supplies of corn and energy and in the market for our ethanol and distillers grains products could adversely affect our operations, profits and distributions and the value of your Units.

In addition, we must also compete against producers of other gasoline additives having similar octane and oxygenate values as ethanol, such as producers of petroleum-based MTBE. While the Energy Policy Act of 2005 generally prohibits the use of MTBE within four years of its enactment (other than in states submitting a notice to the Department of Energy Information Administration that the state authorizes the use of MTBE), the major oil companies have substantial resources to develop alternative products, and to influence legislation and the public’s perception about ethanol. These companies also have sufficient resources to begin producing ethanol should they choose to do so. We may not have sufficient resources to compete against the ethanol and other fuel additive producers in the industry.

As more ethanol plants are built, ethanol production will increase and, if demand does not sufficiently increase, this could result in lower prices for ethanol and distillers grains, which will decrease the amount of revenue we may generate.

A significant number of ethanol plants are currently being planned and built in the United States. As a consequence, ethanol production is expected to increase rapidly in the next two to three years. That rate of increase may continue. The demand for ethanol is dependent upon numerous factors such as governmental regulations, governmental incentives, whether the phase out of restrictions on the use of MTBE continues and the development of other technologies or products that may compete with ethanol. If the demand for ethanol does not sufficiently increase, then increased ethanol production may lead to lower ethanol prices. In addition, because ethanol production produces distillers grains as a co-product, increased ethanol production will also lead to increased supplies of distillers grains. Demand for distillers grains depends upon various factors such as the strength of the local and national poultry, swine, beef and dairy cattle industries, and the availability of other feed products at more economical prices. An increase in the supply of distillers grains, without offsetting increases in demand, could lead to lower prices. Decreases in the market price of ethanol and distillers grains would result in lower revenues for us, would decrease our profitability, could result in operating losses and would very likely reduce the value of your Units.

Ethanol imported from Caribbean basin countries, Brazil and other areas may become a significant competitive factor in the United States, which could affect our profitability and reduce the value of your Units.

Ethanol produced in the Caribbean basin and Central America may be imported into the United States at low tariff rates or free of tariffs under the Caribbean Basin Initiative and the Dominican Republic—Central America—United States Free Trade Agreement. Brazil is reported to be the world’s largest producer and exporter of ethanol. With lower costs of production, ethanol imported from these countries may be less expensive than ethanol produced in the United States. Further decreases in tariffs, or relaxation of existing restrictions on import volumes, could dramatically increase the supply of ethanol from these and other countries. Large domestic ethanol producers, such as Cargill, are reported to be considering the importation of ethanol from these areas. Competition from ethanol imported from these and other areas may affect our ability to sell our ethanol profitably, which would reduce the value of your Units.

Technological advances and changes in production methods in the ethanol industry could render our plant obsolete and adversely affect our ability to compete and the value of your investment.

Technological advances could significantly decrease the cost of producing ethanol. If we are unable to adopt or incorporate technological advances into our operations, our plant could become uncompetitive or obsolete. We expect that technological advances in ethanol production methods will continue to occur. If improved technologies become available to our competitors, they may be able to produce ethanol at a lower cost than our plant. If that occurs, we may be required to acquire new technology and retrofit our plant so that we remain competitive. There is no assurance that third-party licenses for any new technologies would be available on commercially reasonable terms or that any new technologies could be incorporated into our plant. The costs of upgrading our technology and plant could be substantial. If we are unable to obtain, implement or finance new technologies, our plant could be uncompetitive and our operating income, funds available for distribution and the value of your Units could be substantially reduced.

Research in the basic technologies of ethanol production may result in even greater changes in the industry. One focus is the production of ethanol from less expensive cellulose-based biomass such as waste products from agriculture and the timber industry. On January 31, 2006, President Bush announced the Advanced Energy Initiative, which will fund additional research to produce ethanol from wood chips, stalks and switch grass, intended to make this technology competitive within six years. Another focus is ethanol production based on a chemical process rather than fermentation. Although these production methods are not currently competitive, new technologies may develop that would allow these methods to become viable means of ethanol production in the future. Because we may be unable to incorporate these advances into our operations, our cost of producing ethanol could be significantly higher than new competitors, which could make our plant obsolete and cause your Units to decrease in value or become worthless.

The development of alternative fuels, oxygenates and energy sources may reduce the demand for ethanol, resulting in a reduction in our profitability and the value of your Units.

Alternative fuels, including gasoline oxygenates and a variety of energy alternatives to ethanol, are continually under development. Fuel additives or oxygenates that compete with ethanol are already in use and more acceptable oxygenates may be developed in the future, which may decrease the demand for ethanol. Technological advances in engine and exhaust system design and performance could reduce the use of oxygenates, which would lower the demand for ethanol. Further advances in power generation technologies, based on cleaner hydrocarbon based fuels, fuel cells and hydrogen are actively being researched and developed. If these technological advances and alternatives prove to be economically feasible, environmentally superior and accepted in the marketplace, the market for ethanol could be significantly diminished or replaced, which could substantially reduce our revenues and profitability and the value of your Units.

Consumer perceptions of ethanol and other fuels may have a negative impact on the acceptability of ethanol in the market, reducing our revenues and the value of your Units.

Many consumers have been exposed to the belief that ethanol production uses more energy than the ethanol produced can deliver. Others believe that ethanol damages vehicle engines. Some expect that ethanol, particularly if use is mandated, will result in higher fuel prices. These and similar perceptions could negatively impact the acceptability and price of ethanol in the marketplace, reducing market volumes and prices, and resulting in greater competition, lower revenues for us and less value for your Units.

The price of distillers grains is affected by the price of other commodity products, such as soybeans and corn, and decreases in the price of these commodities could decrease the price of distillers grains, which will decrease the amount of revenue we may generate.

Distillers grains compete with other protein-based animal feed products. The price of distillers grains may decrease when the prices of competing feed products decrease. The prices of competing animal feed products are based in part on the prices of the commodities from which they are derived. Downward pressure on commodity prices, such as corn and soybeans, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grains. Decreases in the price of distillers grains will result in our generating less revenue.

If we do not recover and market the carbon dioxide we produce, we may be subject to future prohibitions and expense.

We do not presently plan to recover and market the carbon dioxide produced by our plant. Our ability to market carbon dioxide in the future will depend on the identification of markets, cost of recovery and shipment and existing competition. If we do not recover the carbon dioxide we produce, we expect to vent it into the air. Concerns regarding the environmental and climatic impacts of carbon dioxide may result in regulation or prohibitions on carbon dioxide emissions in the future. This could result in a requirement that we cease these emissions, install equipment to recover the carbon dioxide and locate a market or acceptable disposal method for it, all of which could subject us to significant expense.

Corn prices will fluctuate and could increase significantly in the future, which will increase our operating costs and adversely affect our operating results.

We will require significant amounts of corn to produce ethanol. The availability and price of corn will significantly influence our financial performance. The price of corn, as with most other crops, is affected by weather, disease, changes in government incentives, demand and other factors. A significant reduction in the supply of corn because of weather or disease, or increases in the demand for corn because of increased ethanol production or other factors, could result in higher corn prices. In particular, the construction and operation of additional ethanol plants in the vicinity of our plant in Alabama could have the effect of raising corn prices in our trade area. Because there is little correlation between the price of corn and the price of ethanol (which tends to track with gasoline prices), increases in corn prices generally produce lower profit margins for ethanol producers. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or operate at a loss. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. If corn prices increase, our production costs will increase and our profit margins will likely decrease because we may not be able to pass any of the increased costs on to our customers.

We will not have corn marketing agreements with our members to assure us a source for corn and protect us from corn price fluctuations.

Many producers of ethanol have corn delivery programs which require their members or stockholders to deliver specified quantities of corn to the producer at established, formula or market prices. These agreements may protect producers from supply and price fluctuations. We do not expect to have any corn delivery agreements and will be required to acquire substantial quantities of corn in the marketplace based upon the then-prevailing market price of corn. If the supplies of corn available in the vicinity of our plant are not adequate, we may not be able to procure adequate supplies of corn at reasonable prices. This could result in a utilization of less than the full capacity of our plant, reduced revenues, higher operating costs, reduced income or losses, and a reduction in the value of your Units.

Hedging transactions could significantly increase our operating costs if we incorrectly estimate our corn requirements and are not able to utilize all of the corn subject to our futures contracts.

We may attempt to minimize the effects of fluctuations in the price of corn on our operations by taking hedging positions in the corn futures markets. Hedging is a means of protecting the price at which we will buy corn in the future. In a hedging transaction, we will purchase futures contracts that lock in the amount and price of corn that we will purchase at a future date. There is no assurance that our hedging activities will successfully reduce the risk caused by corn price fluctuations. Whether our hedging activities are successful will depend upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities can result in significant costs, especially if we cannot use all of the corn subject to our futures contracts.

Our operations will depend on the availability of natural gas at acceptable prices; any interruption in our natural gas supply may force us to halt operations and may harm our business and your investment.

We will require approximately 5,400 million cubic feet of natural gas per day to operate our plant. Although we expect natural gas to be available to us at both the Barton site and the Black Eagle site, and our selection of any alternate site would depend on access to a natural gas pipeline, the supply and price of natural gas could subject our operations to risks. The price of natural gas has increased significantly in the past and may continue to increase, both in real terms and in relation to other sources of energy. As the demand for natural gas increases in the national and regional markets, interruptions in supplies, particularly for industrial use, may occur. The price of natural gas has is also subject to significant fluctuation. Any significant increase in the price of natural gas will result in lower profit margins because it is unlikely that we would be able to pass the higher costs on to our customers. Because natural gas will be the only thermal heating source for our plant, if there is any interruption in our natural gas supply, we would have to halt operations. Natural gas supply agreements may provide for interruptible service or, at higher prices, priority service.  Interruptions of a frequent or ongoing nature could substantially harm our business and the value of your Units. Alternatives to natural gas as an energy source, such as coal or synthetic gas derived from coal, may not be available or may be available only with the expenditure of significant capital to convert our plant to the other fuel. Even if an alternative energy source is available, costly engineering and design changes to our plant may be required to meet energy production, ethanol processing and environmental requirements. The costs and interruptions in our operations and cost of installing new energy systems would reduce our ability to operate profitably and cause your Units to lose value.

We will require electricity, water and other utilities for our operations; we do not have assured supplies of these resources and related costs will affect our profitability.

We will require a consistent supply of electricity and plentiful supplies of water for our operations. We have not yet entered into any definitive agreements to obtain supplies of electricity, water and other resources. We, or others for our benefit, have also not yet obtained required water usage and discharge permits. The availability of these resources will be essential to our operations and the associated costs will impact our profitability.

If we are unable to obtain the services of third-party marketers, or we subsequently lose those services, we may not be able to sell the ethanol or distillers grains that we produce.

We do not intend to hire a sales staff to market our ethanol and distillers grains. We expect to enter into agreements with third-party marketers to market and sell our ethanol and a portion of our distillers grains. The cost of utilizing independent marketers could place us at a competitive disadvantage. We presently have no contracts with any marketers for the sale of our products. If we are unable to secure the services of third-party marketers or if any of the marketers that we engage breaches or terminates our agreement or is unable to provide any of the services contracted for, we may not have any readily available means to sell our ethanol and distillers grains. Further, these third-party marketers will likely have relationships and other agreements with other ethanol producers. It is possible that a marketer’s ability or willingness to market and sell our products could be impaired by agreements that the marketer has with other entities not related to us. Consequently, we may not obtain the best possible prices for our products. We will depend upon the financial health and performance of the marketers with whom we contract and our failure to sell all of our ethanol and dried distillers grains feed products may result in less income from sales, reduced distributions to our Unit holders and reduction in the value of your Units.

Competition for qualified personnel in the ethanol industry is intense and we may not be able to hire and retain qualified managers, engineers and operators to operate our plant efficiently.

When construction of the proposed plant nears completion, we will need a significant number of employees to operate the plant. Our success depends in part on our ability to attract and retain competent personnel. We must hire or otherwise engage qualified managers, engineers and accounting, human resources, operations and other personnel. Competition for employees in the ethanol industry is intense. We may consider engaging a management company to operate our plant if other alternatives do not yield satisfactory results. If we are unable to hire, train and retain qualified and productive personnel, or locate a qualified management company, we may not be able to operate the plant efficiently and the amount of ethanol we produce and market may decrease.

Risks Related to Regulation and Governmental Action

Loss of favorable tax benefits for ethanol production could hinder our ability to operate at a profit and reduce the value of your investment in us.

The ethanol industry has been aided by federal ethanol tax incentives. These incentives have supported a market for ethanol that might disappear without the incentives. The federal tax incentives were scheduled to expire September 30, 2007. However, in October 2004, Congress extended the incentives to September 30, 2010. These tax incentives may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the government eliminates or sharply curtails these tax incentives, we believe that a decreased demand for ethanol could result, which could result in the failure of less efficient or highly leveraged plants and the potential loss of some or all of your investment.

The necessity to obtain permits prior to construction or operation of our plant and to comply with new and existing environmental laws and regulations could significantly increase our construction and start-up costs, and force us to delay or halt construction or operation.

To construct the plant, we will need to obtain and comply with a number of permitting requirements. Although the use of natural gas as our energy source will require a minor emitter permit, there can be no assurance that environmental or other permits required for us to construct or operate our plant will not delay construction or cause an interruption of our operations. As a condition of granting any necessary permits, regulators could make additional demands that increase our costs of construction and operations, in which case we could be forced to obtain additional debt or equity capital. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require. Environmental issues, such as contamination and compliance with applicable environmental standards, could arise at any time during the construction and operation of the plant. If this occurs, it would require us to spend significant resources to remedy the issues and may delay or prevent construction or operation of the plant. This would significantly increase the cost of the plant. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct and operate the plant. If we are unable to secure any necessary permit, we may be required to change our plant design or operating plans, find a different site for our plant or liquidate our assets at a loss to our investors.

Our business is subject to extensive and potentially costly environmental regulations that could change and significantly increase our operating costs.

We are subject to environmental regulations of the Alabama Department of Environment Management (“ADEM”) and the United States Environmental Protection Agency (“EPA”). These regulations could result in significant compliance costs and may change in the future. For example, although carbon dioxide emissions are not currently regulated, some authorities support restrictions on carbon dioxide emissions that, if adopted, could have a significant impact on our operating costs. We expect to emit a significant amount of carbon dioxide into the air. Compliance with these regulations may require a significant investment of resources, including both financial resources and personnel time and expertise. The EPA or the ADEM may seek to implement additional regulations or implement stricter interpretations of existing regulations. The nature and scope of future legislation, regulations and programs cannot be predicted. Also, the EPA or the ADEM may seek to implement additional regulations or implement stricter interpretations of existing regulations. Recently, the EPA cautioned ethanol producers that it is prepared to sue companies whose plants do not comply with applicable laws and regulations. In a recent test of certain ethanol plants, the EPA expressed concerns over the discovery of certain “volatile organic compounds,” some of which may be carcinogenic. While the plant will use technology that includes thermal oxidation designed to limit the amount of emissions, there still may be risks that the environmental laws and regulations may change with respect to “volatile organic compounds. Changes in environmental laws or regulations or stricter interpretation of existing regulations may require significant additional capital expenditures or increase our operating costs and may cause the loss of some or all of your investment.

In addition, the plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the plant arising from air or water discharges. These individuals and entities may object to the air emissions from our plant. Also, ethanol production has been known to produce a distinctive odor to which surrounding residents and property owners could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

We will be subject to Federal and State laws and regulations regarding occupational safety; these regulations will increase our operating costs.

Compliance with federal and state occupational laws and regulations, such as the federal Occupational Safety and Health Administration (“OSHA”) regulations, will increase our operating costs. The most significant OSHA issue is process safety management, a 14 point analysis system to minimize releases of hazardous chemicals. Other OSHA standards deal with the management of contractors, ongoing training procedures and an emergency action plan. The possible adoption of stricter regulations and standards in this area could further increase our costs and adversely impact our operating results.

Risks Related to the Units

The Units to be issued in this offering have no public market and no public market is expected to develop.

There is no established public trading market for our Units, and we do not expect one to develop in the foreseeable future. To maintain our partnership tax status, we do not intend to list the Units on any stock exchange or automatic quotation system such as The NASDAQ Stock Market™. As a result, your Units will not be readily marketable and you may be required to hold your Units indefinitely.

There are significant restrictions on the transfer of our Units.

To protect our status as a partnership for tax purposes and to assure that no public trading market in our Units develops, our Units are subject to significant restrictions on transfer and transfers are subject to approval by our board of managers. All transfers of Units must comply with the transfer provisions of our Operating Agreement and a Unit transfer policy adopted by our board of managers. Our board of managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time.

No transfer of Units will be permitted unless certain conditions are satisfied, which may be summarized as follows:

•       The transfer will comply with applicable securities laws;

•       The transfer will not cause us to be deemed a “publicly traded partnership” or an “investment company” and will not result in loss of partnership tax treatment for us;

•       The transferee is not affiliated with a competitor or potentially detrimental to our interests;

•       We receive appropriate documents and instruments of conveyance for the transfer;

•       The transferee agrees to be bound by our Operating Agreement and assumes any obligations of the transferor thereunder;

•       We are provided with necessary information, such as tax identification or social security numbers, basis information and consents; and

•       We are reimbursed for all expenses in connection with the transfer.

If the conditions to transfer are satisfied, we expect that our board of managers will consent to the transfer. See “Description of Units and Operating Agreement—Restrictions on Transfer of Units,” and “Federal Income Tax Consequences of Owning Our Units—Publicly Traded Partnership Rules”.

A transferee may be admitted as a member only upon approval by the board of managers and upon satisfaction of certain other requirements, including the transferee meeting the minimum Unit ownership requirements to become a member (which for our present Units requires holding a minimum of 2,500 Units). Any transferee that is not admitted as a member will be deemed an unadmitted assignee. An unadmitted assignee will be a non-member Unit holder and will have the same financial rights as other Unit holders, such as the right to receive distributions that we declare or that are available upon our dissolution or liquidation. As a non-member Unit holder, an unadmitted assignee will not have the voting or other governance rights of members and will not be entitled any information or accountings regarding our business or to inspect our books and records.

There is no assurance that we will be able to make distributions to our Unit holders, which means that you could receive little or no return on your investment.

Distributions of our net cash flow may be made at the sole discretion of our board of managers, subject to the provisions of the Delaware Limited Liability Company Act, our Operating Agreement and restrictions imposed by our creditors. There is no assurance that we will generate any distributable cash from operations. Although our intention is to make cash distributions sufficient to discharge our members’ anticipated tax liabilities arising from any taxable income generated, our board may elect to retain cash for operating purposes, debt retirement, plant improvements or expansion. Consequently, you may receive little or no return on your investment. See “Distribution Policy” and “Description of Membership Units.”

We may authorize and issue Units of new classes which could be superior to or adversely affect you as a holder of the Units offered in this offering.

Our board of managers, upon the approval of a majority in interest of our members, has the power to authorize and issue Units of classes which have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights, different from or superior to those of our present Units. New Units may be issued at a price and on terms determined by our board of managers. The terms of the Units and the terms of issuance of the Units could have an adverse impact on your rights and could dilute your financial interest in us.

Our Units represent both financial and membership rights, and loss of status as a member would result in the loss of your voting and other rights and would allow us to redeem your Units.

As a holder of Units, you will be entitled to certain financial rights, such as the right to any distributions, and to membership rights, such as the right to vote as a member. If you do not continue to qualify as a member or your member status is terminated, you would lose certain rights, such as voting rights, and we could redeem your Units. The minimum number of Units presently required for membership is 2,500 Units. In addition, you may be terminated as a member if you die or cease to exist, violate our Operating Agreement or take actions contrary our interests, and for other reasons. Although our Operating Agreement does not define what actions might be contrary to our interests, and our board of managers has not adopted a policy on the subject, such actions might include providing confidential information about us to a competitor, taking a board or management position with a competitor or taking action which results in significant financial harm to us in the marketplace. If you are terminated as a member, our board of managers will have no obligation to redeem your Units.

Our board of managers has the primary power and responsibility to govern and direct the management of our business and affairs.

Our members have the right to participate in the election of managers and have the power to propose and approve amendments to our Operating Agreement or to cause us to dissolve. Without approval or consent by our members, our board of managers is authorized to issue additional Units of any authorized class, admit additional persons as members, add managers to our board of managers, adopt and amend a Unit transfer policy regulating the transfer of Units, and amend provisions of our Operating Agreement relating to allocations of profit and loss, distributions and tax matters. As a consequence, our board of managers has the primary power and responsibility to govern and direct the management of our business and affairs and our members have no significant role in our governance or management beyond their right to participate in the election of managers and to vote on amendments to our Operating Agreement, to dissolve and on other matters that our board submits to the vote of our members.

Voting rights of members are not necessarily equal and are subject to certain limitations.

Members of our company are holders of Units who have been admitted as members upon their investment in our Units and who are admitted as members by our board of managers. The minimum number of Units required to retain membership is 2,500 Units. Any holder of Units who is not a member will not have voting rights. Transferees of Units must be approved by our board of managers to become members. Members who are holders of our present Units are entitled to one vote for each Unit held. The provisions of our Operating Agreement relating to voting rights applicable to any class of Units will apply equally to all Units of that class. However, by contract we may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers. Any such right given will be defined by agreement between us and the holder of such right. If Units of any other class are issued in the future, holders of Units of that other class will have the voting rights that are established for that class by our board of managers with the approval of our members. Consequently, the voting rights of members may not be completely proportional to the number of Units held. Cumulative voting for managers is not allowed, which makes it substantially less likely that a minority of members could elect a member to the board of managers. Members do not have dissenter’s rights. This means that they will not have the right to dissent and seek payment for their Units in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property. Holders of Units who are not members have no voting rights. These provisions may limit the ability of members to change the governance and policies of our company. See “Description of Units and Operating Agreement.”

We will have substantial indebtedness and our Units will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our Units are equity interests which will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to the holders of our Units. We expect to incur substantial indebtedness to finance the construction of our plant and commencement of operations. The amount of that financing, plus possible additional borrowings and operating liabilities, creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our Unit holders after payment of our debts.

We are not required to deliver annual reports or proxy statements to Unit holders, our managers, officers and significant Unit holders will not be required to file ownership reports, and in certain circumstances our obligation to file reports with the Securities and Exchange Commission could be terminated, all of which may limit your access to information about us.

Except for our obligation to provide audited annual financial statements to our members upon request pursuant to our Operating Agreement, we are not required to deliver an annual report to our Unit holders. We are also not required to furnish proxy statements to our Unit holders and our managers, officers and holders of 5% or more of our Units are not required to file information regarding their holdings with the SEC. Although we will be required to file publicly available reports containing annual and quarterly financial statements and other information about us with the SEC for at least 12 months after the effectiveness of the registration statement for this offering, this obligation may thereafter be suspended if we have fewer than 300 Unit holders. These factors, particularly the possible suspension of our obligation to file reports with the SEC, may significantly limit your access to financial and other information regarding us and our operations.

Risks Related to Tax Issues

EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL AND STATE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY AND IMPACT ON THE INVESTOR’S TAX REPORTING OBLIGATIONS AND LIABILITY.

Internal Revenue Service classification of us as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are a Delaware limited liability company. In the opinion of our counsel, Lindquist & Vennum PLLP, we will be classified as a partnership for federal income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the Units. Classified as a partnership, we will pay no federal income tax and Unit holders will pay tax on their allocated shares of our net income. Treasury regulations classify a limited liability company as a partnership for tax purposes unless the entity affirmatively elects to be taxed as a corporation or the entity is considered a publicly traded partnership because of the manner in which its units are transferred. We have not elected and will not elect to be taxed as a corporation and will comply with the rules and procedures necessary to avoid classification as a publicly traded partnership. See “Federal Income Tax Consequences of Owning our Units—Partnership Status.”

We cannot assure you, however, that we will be able to maintain our partnership tax classification. For example, there might be changes in the law or our company that would cause us to be reclassified as a corporation. In that case, we would be taxed on our net income at corporate rates for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to our Unit holders. Distributions would be treated as ordinary dividend income to our Unit holders to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will have less cash to distribute to our Unit holders which could reduce the value of your Units.

You may not be able to fully deduct your share of our losses or your interest expense.

It is likely that your interest in us will be treated as a “passive activity” for federal income tax purposes. In the case of Unit holders who are individuals or personal services corporations, this means that a Unit holder’s share of any loss incurred by us will be deductible only against the holder’s income or gains from other passive activities, e.g., S corporations and partnerships that conduct a business in which the holder is not a material participant. Some closely held C corporations have more favorable passive loss limitations. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of a taxpayer’s entire interest in a passive activity to an unrelated person in a taxable transaction, suspended losses with respect to that activity may then be deducted.

Interest paid on any borrowings incurred to purchase Units may not be deductible in whole or in part because the interest must be aggregated with other items of income and loss that the Unit holder has independently experienced from passive activities and subjected to limitations on passive activity losses.

Your tax liability from your share of our taxable income may exceed any cash distributions you receive, which means that you may have to satisfy this tax liability using your personal funds.

As a partnership for federal income tax purposes, we do not expect to pay any federal tax, and all of our profits and losses will “pass through” to our Unit holders. You must pay tax on your allocated share of our taxable income every year. You may not receive cash distributions from us sufficient to satisfy these tax liabilities. This may occur because of various factors, including accounting methodology, lending covenants that restrict our ability to pay cash distributions, or if we decide to retain cash generated by the business to fund our activities or other obligations. Accordingly, you may be required to satisfy these tax liabilities out of your personal funds.

You may be subject to federal alternative minimum tax in the early years of our operations.

While we have made no decision to adopt accelerated methods of depreciation, we may do so. If we do so, we anticipate that in the early years of our operation taxable income for alternative minimum tax purposes will exceed regular taxable income passed through to the members. Such excess alternative minimum taxable income passed through to you as a member may subject you to the federal alternative minimum tax. You are encouraged and expected to consult with your individual tax advisor to analyze and determine the effect on your individual tax situation of the alternative minimum taxable income you may be allocated in the early years of our operations.

Any audit of our tax returns resulting in adjustments could cause the Internal Revenue Service to audit your tax returns, which could result in additional tax liability and expense to you.

The IRS may audit our tax returns and may disagree with the tax positions we take on our returns. The rules regarding partnership taxation are complex. If challenged by the IRS, the courts may not sustain the position taken by us on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required. This could result in adjustments on your tax returns and in additional tax liabilities, penalties, interest and expense to you.

Risks Related to Conflicts of Interest

There are conflicts of interest in our business because we have relationships with and may enter into additional transactions with our officers, managers and affiliates, which could impair an interested officer’s or manager’s ability to act in our best interest.

Our Operating Agreement anticipates potential conflicts of interest and provides procedures to avoid those conflicts impacting management decisions. However, conflicts of interest may still exist in our proposed structure and operations. Our managers and officers, and certain of their affiliates, are presently owners of Units. They may purchase additional Units in the future, including in this offering and upon the exercise of warrants, and may acquire additional Units in connection with our compensation arrangements. We may enter into other transactions with officers, managers and affiliates. Conflicts of interest could cause our managers and officers to put their personal interests ahead of the best interests of our company and our Unit holders. If our managers, officers and affiliates individually or collectively own a significant percentage of our Units, their voting power could increase the likelihood of conflicts of interest and reduce the ability of members to replace them as managers and officers. These conflicts of interest could harm our business and reduce the value of your Units.

Presently, some of the members of our board of managers own and operate farms which may sell corn to us on a regular basis when we commence operations. Some of the members of our board of managers also own shares in or act as managers or directors of local cooperative elevators from which we expect to purchase corn and with which we expect to enter into corn purchase contracts on a regular basis. In addition, some members of our board of managers own and operate trucking firms, which may be used to transport corn, ethanol, distillers grains and possibly carbon dioxide. Furthermore, some of our managers are employed by firms that may be used to source corn and/or market our ethanol and co-products. See “Certain Relationships and Related Party Transactions.”

Our managers and officers have other business interests that may receive a greater share of their time and attention than they will devote to us.

Our managers and officers have other business interests and responsibilities that may be given priority over the time and attention that they are willing to devote to us. This could result in errors of management and governance that could adversely affect our operations, financial results and the value of your Units.

Our consultants and contractors may have financial and other interests which conflict with our interests, and they may place their interests ahead of ours.

Entities and individuals who are engaged or may in the future be engaged by us as consultants and contractors will have financial interests which may conflict with our interests and the interests of our Unit holders. Each of our consultants and contractors is likely to be a creditor of ours, which could affect their advice and commitment of time and resources to us. In addition, it is possible that some of our consultants and contractors, or their affiliates, may invest in this offering, in which case they may be in a position to influence our decisions and actions in favor of their own interests.

In particular, Delta-T and Panattoni or other EPC contractor that we engage will have roles of major importance in the development, construction and commencement of operations of our plant The recommendations and actions of Delta-T, our EPC contractor, and other consultants and contractors will be critical to our success and, if they place their own interests ahead of ours, we could be harmed as a result. We are also aware that Delta-T and other consultants and parties who contract with us, or their affiliates, may have interests in several other ethanol plants, as owners, creditors and in other capacities. We are advised that Delta-T may be involved in constructing other plants in our geographic area in the future and may have substantial financial interests in those plants. As a result, Delta-T, our EPC contractor and other contractors and consultants may have a conflict of interest as they allocate personnel, materials and other resources to our plant and others. See “Certain Relationships and Related Party Transactions.”

Before making any decision to subscribe for Units, you should read this entire prospectus, including each of its appendices, and consult with your own investment, legal, tax and other professional advisors.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements involving future events, future business, industry and other conditions, our future performance, and our plans and expectations for future operations and actions. In many cases, you can identify forward-looking statements by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “hope,” “should,” “could,” “may,” “future,” “continue,” “potential,” or other forms or the negatives of these terms or other similar expressions. Many of these forward-looking statements are located in this prospectus under the headings “Summary,” “Risk Factors,” “Capitalization,” “Use of Proceeds,” “Management’s Discussion and Analysis and Plan of Operations,” “Description of Business” and “Plan of Distribution,” but they may appear in other sections as well.

These forward-looking statements are based on assumptions that we believe to be reasonable, beliefs and expectations in reliance on information currently available to management and our estimates regarding future results, trends and uncertainties. Important factors that could significantly affect our assumptions, plans, anticipated actions and future financial and other results include, among others, those matters set forth in the section of this prospectus entitled “Risk Factors.” You are urged to consider all of those risk factors when evaluating any forward-looking statement, and we caution you not to put undue reliance on any forward-looking statements.

You should read this prospectus thoroughly with the understanding that our actual results may differ materially from those set forth in the forward-looking statements for many reasons, including events beyond our control and assumptions that prove to be inaccurate or unfounded. We cannot provide any assurance with respect to our future performance or results. Although we believe that our plans and objectives, as reflected in or suggested by the forward-looking statements, are reasonable, we may never achieve our plans or objectives. Actual results may differ from anticipated or desired results due to many possible unforeseen developments, including developments arising from or relating to the following:

•       The suitability of our ethanol plant site, availability of required infrastructure and construction of our plant;

•       Competition and technological developments in the ethanol industry and the energy market generally;

•       Economic, competitive and business conditions in our local and regional markets and in the national and international marketplace;

•       Supplies and prices of corn, ethanol, gasoline and other inputs and products and related industry capacity factors;

•       The availability and continuance of environmental and other permits, licenses and incentives;

•       The impact of or changes in laws or regulations relating to the ethanol or energy industry, environmental matters and taxation;

•       Our ability to generate cash flow to meet our operating needs, repay indebtedness and make distributions to our Unit holders;

•       The performance of our consultants, contractors, suppliers and employees;

•       The actions of national, state and local legislative, regulatory and judicial bodies and authorities;

•       Delays or interruptions in the construction or operation of our plant due to inadequate financing, design or material failures, environmental issues, lack of raw materials, transportation difficulties, weather and other factors;

•       The necessity to modify or upgrade our plant, expand or curtail our operations, obtain additional capital or change our business strategy; and

•       Other factors discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus speak as of the date of this prospectus and are subject to events and developments occurring after the date of this prospectus. Except as may be required under the federal securities laws, we do not undertake any obligation to update any forward-looking statements in this prospectus to reflect future events or developments.

USE OF PROCEEDS

If we sell the minimum number of Units offered in this offering, the gross proceeds, before deducting offering expenses, will be $30,000,000. If we sell the maximum number of Units offered, the gross proceeds, before deducting offering expenses, will be $80,000,000. We estimate that our offering expenses will be approximately $500,000. Consequently, we estimate the net proceeds of the offering will be approximately $29,500,000, if the minimum number of Units offered is sold, and $79,500,000, if the maximum number of Units offered is sold.

	Minimum Offering	Maximum Offering
Offering Proceeds ($2.00 per Unit)	$30,000,000	$80,000,000
Less Estimated Offering Expenses	500,000	500,000
Net Proceeds from Offering	$29,500,000	$79,500,000

We intend to use the net proceeds of this offering to construct and commence operations of an undenatured 54 million gallon per year capacity ethanol production plant. Depending on the amount of equity that we raise in this offering and our site choice, we will also require debt financing ranging from $41,000,000 to $95,000,000 in order to complete construction of our plant and commence operations. The amount of debt financing that we will require will depend upon how much equity we raise in this offering and the debt to equity ratio that the lender or lenders will require us to maintain. Subordinated debt would most likely be required in addition to senior debt if the proceeds of this offering are in the lower range of what we are seeking. We estimate that the total expenditures for site acquisition, construction of the plant, site improvements and start-up expenses at the Barton site would be approximately $130,000,000. We estimate that the total expenditures for construction of the plant, site improvements and start-up expenses, plus lease payments during the construction and start-up phase, at the Black Eagle site would be approximately $126,000,000. See “Sources and Uses of Funds” for a full discussion of the amount of debt financing which we would require depending on the amount of proceeds available to us from this offering and for the detailed expenditures which we anticipate will be made from the combined proceeds of this offering and debt financing in order to construct and commence operations of our plant.

DETERMINATION OF OFFERING PRICE

There is no market for our Units. We established the offering price for the Units based on our estimate of capital and expense requirements for our project, and not based on perceived market value, book value or other established criteria of valuation. The offering price is substantially higher than the $1.00 per Unit purchase price paid by investors in our recent seed equity offering. Consequently, you will pay substantially more for Units than was paid by prior investors in us. There has been no independent appraisal or valuation of us or of our Units by any independent appraiser or investment bank. The Units may have a current value significantly less than the offering price and there is no assurance that the Units will ever obtain a value equal to or greater than the offering price.

DILUTION

Investors who purchase Units in this offering will receive Units diluted by the prior issuance of Units to investors in our seed capital financing. The purchase price for our Units to seed capital investors is substantially below the offering price for Units in this offering. Those previously issued Units will dilute the relative interests of the Units sold in this offering because the earlier investors paid less for their Units than investors are paying for Units in this offering. Consequently, all investors in this offering will incur an immediate dilution in the value of their Units and relative interest in us.

As of June 30, 2007, we had 5,000,000 Units outstanding, which had been sold to our seed capital investors at a price of $1.00 per Unit. These Units, as of June 30, 2007, had a net tangible book value of $4,318,709 or $0.86 per Unit. This tangible book value per Unit represents members’ equity less intangible assets, such as prepaid expenses, site option costs and deferred offering costs, divided by the number of Units outstanding. The offering price of $2.00 per Unit in this offering substantially exceeds that net tangible book value per Unit of our outstanding Units. Therefore, based on the net tangible book value of Units as of June 30, 2007, all current holders will realize an immediate increase of $0.83 per Unit in the net tangible book value of their Units if the minimum number of Units offered is sold in this offering at a price of $2.00 per Unit, and an increase of $1.00 per Unit if the maximum number of Units offered is sold at a price of $2.00 per Unit. Purchasers of Units in this offering will realize an immediate dilution of at least $0.31 per Unit in the net tangible book value of their Units if the minimum number of Units is sold at a price of $2.00 per Unit, and a dilution of at least $0.14 per Unit if the maximum number of Units is sold at a price of $2.00 per Unit.

The following table illustrates the increase to existing Unit holders and the dilution to investors in this offering in the net tangible book value per Unit assuming the minimum or the maximum number of Units is sold. Estimated expenses of this offering in the amount of $500,000 have been deducted from the offering proceeds. The table does not take into account any other changes in the net tangible book value of our Units occurring after June 30, 2007. The computations in the table do not take into account outstanding options for the purchase of 175,000 Units at an exercise price of $1.00 per Unit which were issued to our managers in March, 2006 and does not take into account a total of 55,000 Units that may be issued to two individuals for services to us. The options will become exercisable upon closing of our project financing and will remain exercisable for a period of five years thereafter. The Units that may be issued upon exercise of the options or to the two individuals will also dilute the value of the Units offered and interests of our Unit holders.

	AMOUNT		PERCENTAGE
	Minimum	Maximum	Minimum	Maximum
Net tangible book value per Unit at June 30, 2007	$0.86	$0.86	—	—
Increase in net tangible book value per Unit attributable to the sale of 15,000,000 (minimum) and 40,000,000 (maximum) Units at $2.00 per Unit	0.83	1.00	97%	116%
Pro forma net tangible book value per Unit at June 30, 2007, as adjusted for the sale of the Units in this offering	$1.69	$1.86	—	—
Dilution per Unit to new investors in this offering	$(0.31)	$(0.14)	(15.5%)	(7.0%)

This dilution analysis is consistent with the terms of this offering which provide that the economic interests of our seed capital investors (who paid $1.00 per Unit) will be equal on a per Unit basis to the economic interests of the new investors (who will pay $2.00 per Unit). Therefore, upon breaking escrow, we will revalue our assets for capital account purposes such that the capital accounts of our existing Unit holders will be booked up to an amount that is equal on a per Unit basis to the capital accounts of new investors. As a result of the revaluation and related adjustments, the interests of all Unit holders in our profits, losses and distributions will be unitary and in proportion to Units held. See “Description of Units and Operating Agreement—Economic Interests—Capital Accounts and Contributions.’’

We may seek additional equity financing in the future, which may result in further dilution to investors in this offering and a further reduction in their equity interest in us. The holders of the Units purchased in this offering will have no preemptive rights to purchase any Units issued by us in the future. We could also be required to issue warrants to purchase Units to lenders in connection with our debt financing. If we sell additional Units or issue warrants to purchase additional Units, the sale or exercise price could be higher or lower than the offering price in this offering. The amount of dilution which investors may experience in this offering as a consequence of future issuances of Units will be determined by the sale or exercise price at which those future Units are sold.

MARKET FOR UNITS; RESTRICTIONS ON TRANSFER

There is no established public trading market for our Units, and we do not expect one to develop in the foreseeable future. To maintain our partnership tax status, we do not intend to list the Units on any stock exchange or automatic quotation system such as The NASDAQ Stock Market™. As a result, your Units will not be readily marketable and you may be required to hold your Units indefinitely.

To protect our status as a partnership for tax purposes and to assure that no public trading market in our Units develops, our Units are subject to significant restrictions on transfer and transfers are subject to approval by our board of managers. All transfers of Units must comply with the transfer provisions of our Operating Agreement and a Unit transfer policy adopted by our board of managers. Our board of managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time. See “Description of Units and Operating Agreement—Restrictions on Transfer of Units,” and “Federal Income Tax Consequences of Owning Our Units—Publicly Traded Partnership Rules”.

After our ethanol plant has been successfully operating at designed production capacity for some time, we may locate or implement a “qualified matching service” to provide a mechanism for our Unit holders to transfer limited quantities of our Units. A qualified matching service typically involves the use of a computerized or printed listing that lists customers’ bids and/or ask prices to match Unit holders who wish to dispose of their Units with persons who wish to purchase Units. In general, the matching service would allow interested buyers and sellers to contact each other but would not permit us to participate in the matching process.

Any qualified matching service must comply with applicable tax laws and regulations and applicable federal and state securities laws and regulations. The tax laws and regulations impose limits on the quantities of Units that may be sold and the method of sale. See “Federal Income Tax Consequences of Owning Our Units—Publicly Traded Partnership Rules.” We will not permit any matching service or trading activities that might jeopardize our partnership tax status or endanger our ability to pass any profits we may generate directly to our Unit holders before taxation. The securities laws and regulations would require registration or exemptions from registration of the Units to be sold and registration or exemption from registration of the person or entity deemed to be conducting the service. We do not intend to register our Units for purposes of sale or to register as a broker-dealer under applicable securities laws and regulations and do not intend to take any action that may be allowed by the tax laws and regulations that might require registration of our Units or registration of us as a broker-dealer.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2007 on an actual and pro forma basis to reflect the Units offered in this offering and the receipt of senior and subordinated debt financing which we will require for the construction and commencement of operations of our plant on the Barton site and the Black Eagle site, depending on our site choice.

			Pro Forma(1)
			Barton Site		Black Eagle Site
	Actual		Minimum	Maximum	Minimum	Maximum
Long-Term Debt	$0		$80,000,000	$45,000,000	$80,000,000	$41,000,000
Subordinated Debt	0		15,000,000	0	11,000,000	0
Total Debt	0		95,000,000	45,000,000	91,000,000	41,000,000
Members’ Contributed Capital	5,132,713	(2)	34,632,713	84,632,713	34,632,713	84,632,713
Accumulated Loss	(647,566)		(647,566)	(647,566)	(647,566)	(647,566)
Total Members’ Equity	4,485,147		33,985,147	83,985,147	33,985,147	83,985,147
Total Capitalization	$4,485,147		$128,985,147	$128,985,147	$124,985,147	$124,985,147

(1)          As adjusted to reflect the receipt of the proceeds of this offering, after deducting offering expenses estimated at $500,000, and the amount of long-term and subordinated debt which we anticipate will be necessary to construct our plant and commence operations.

(2)          Reflects the receipt of $5,000,000 in gross proceeds of our seed equity offering, after deducting offering expenses of $30,287, and increased by an accounting adjustment of $163,000 to reflect the value of options to purchase Units issued to managers which is treated as Unit based compensation.

We issued a total of 5,000,000 Units in our seed capital financing at a cash price of $1.00 per Unit, for total proceeds of $5,000,000, yielding net proceeds of $4,969,713 after deducting $30,287 in offering expenses. Of these proceeds, we held $4,071,505 in cash and cash equivalents and certificates of deposit at June 30, 2007. If we receive the minimum proceeds of $30,000,000 in this offering, less offering expenses estimated at $500,000, plus cash on hand, on a pro forma basis we would have a total of approximately $33,517,505 in cash and cash equivalents from equity offerings available upon the completion of this offering and would need approximately $91,000,000 to $95,000,000 in senior and subordinated debt financing, depending on our site selection, to reach the cash capitalization we will require for the construction and commencement of operations of our plant. If we receive the maximum offering proceeds of $80,000,000 in this offering, less offering expenses estimated at $500,000, plus cash on hand, on a pro forma basis we would have a total of approximately $83,517,505 in cash and cash equivalents from equity offerings available upon the completion of this offering and would need approximately $41,000,000 to $45,000,000 in senior debt financing, depending on our site selection, to reach the cash capitalization we will require for the construction and commencement of operations of our plant.

DISTRIBUTION POLICY

We have not declared or paid any distributions on the Units. We do not expect to generate earnings until after our plant commences operations, which is expected to occur approximately 17 months after we start construction. We cannot predict the amount of cash, if any, that we may generate from operations. Distributions are payable at times and in aggregate amounts determined by our board of managers in its sole discretion, subject to any loan covenants or restrictions imposed by senior and subordinated lenders. Subject to the availability of cash, the board’s discretion and lenders’ limitations, we intend to make cash distributions of “net cash flow” sufficient to discharge our members’ anticipated combined federal, state and local income tax liabilities arising from allocations to them of taxable income by us. Our board of managers may also declare further distributions from time to time. However, in the exercise of its discretion, our board of managers may elect to retain cash to finance operations, retire debt, improve our plant or expand our business. Consequently, we cannot provide any assurance that we will ever be able to make any cash distributions to our Unit holders or that we will not use available cash for other purposes.

Distributions to holders of our present Units will be made in proportion to the Units that each Unit holder holds relative to the total number of Units outstanding. If Units of any other class are issued in the future, each Unit of that other class will have the distribution rights that are established for that class by the board of managers with member approval. “Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay or establish reserves for all of our expenses, debt payments, obligations and liabilities, capital improvements, replacements, and contingencies, all as reasonably determined by our board of managers. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but is increased by any reductions of reserves previously established. The definition of net cash flow may be amended only with both the affirmative vote of a majority of the voting power of our members.

SELECTED FINANCIAL DATA

The following table summarizes information from our financial statements. You should read this table in conjunction with our financial statements and the notes thereto contained in this prospectus.

	From Inception (June 15, 2005) to December 31, 2006	Six Months Ended June 30, 2007	From Inception (June 15, 2005) to June 30, 2007
	(Audited)	(Unaudited)	(Unaudited)
Statement of Operations Data:
Interest income	$136,522	$119,540	$256,063
Operating expenses	442,754	460,876	903,629
Loss Accumulated during Development Stage	$(306,232)	$(341,336)	$(647,566)

	December 31, 2006	June 30, 2007
	(Audited)	(Unaudited)
Balance Sheet Data:
Assets:
Current Assets	$4,787,813	$4,034,074
Equipment, net	2,711	527,401
Other Assets	5,031	152,541
Total Assets	$4,795,555	$4,714,016
Liabilities and Members’ Equity:
Current Liabilities	$32,575	$228,869
Total Members’ Equity	4,762,980	4,485,147
Total Liabilities and Members’ Equity	$4,795,555	$4,714,016

We have adopted a fiscal year for financial reporting that ends on December 31 of each year. Our year for tax reporting ends on December 31 of each year.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Overview

This prospectus contains forward-looking statements that involve significant risks and uncertainties. The following discussion, which focuses on our plan of operation through the commencement of operations of our plant, consists almost entirely of forward-looking information and statements. Actual events or results may differ materially from those indicated or anticipated, as discussed in the section entitled “Forward Looking Statements.” This may occur as a result of many factors, including those set forth in the section entitled “Risk Factors.” The following discussion of our financial condition and plan of operation should also be read in conjunction with our financial statements and notes to financial statements contained in this prospectus.

Tennessee Valley Agri-Energy, LLC (referred to herein as “we,” “us,” the “company” or “Tennessee Valley Agri-Energy, LLC”) is a limited liability company organized under the laws of the state of Delaware on January 18, 2006.

We were organized at the initiative of a group of farmers and businessmen who were interested in promoting and supporting the development of renewable energy, add value to farm products, increase farm income and provide economic development opportunities in northern Alabama and south central Tennessee.

We intend to plan, develop, construct and operate an undenatured 54 million gallon per year corn-based dry mill fuel-grade ethanol plant in Colbert County, Alabama (the “plant”). The ethanol plant is expected to process approximately 20.3 million bushels of corn per year into 54 million gallons of undenatured fuel grade ethanol and approximately 182,000 tons of distillers grains each year.

We are a development stage company with no revenues from operations. To date, we have devoted our efforts principally to planning our proposed plant and related activities. We will not generate revenue until we complete construction of our plant, which we are targeting for the third quarter of 2009, or earlier if possible. We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs we expect to incur in connection with the construction and operation of our plant. We will also need a significant amount of debt financing in order to complete the plant.

In May 2006, we raised $5,000,000 in seed equity financing from six managers and 111 additional accredited investors. Assuming we raise $30,000,000 to $80,000,000 in equity from the offering of our Units in this offering and obtain commitments for the debt financing necessary to supplement our equity, we hope to close on our debt financing and obtain all necessary construction permits by the fourth quarter of 2007. We expect the time required to progress from groundbreaking to mechanical completion of our plant to be approximately 17 months. We estimate the total capital required to construct the plant and commence operations to be approximately $130,000,000 if we locate our plant at the Barton site and approximately $126,000,000 if we locate at the Black Eagle site. These amounts include an estimated $101,000,000 construction cost under an EPC agreement plus up to approximately $29,000,000 for other capital expenditures, working capital and reserves.

We expect that the plant will use a dry milling process to produce fuel-grade ethanol as its main product and distillers grains as a co-product. The plant will have a design capacity to produce 54 million gallons of undenatured ethanol per year (“mmgy”), which will be blended with a denaturant such as gasoline to produce 56.7 million gallons of denatured ethanol per year. In addition, we expect the plant will produce approximately 182,000 tons of dried distillers grains with solubles and approximately 160,000 tons of carbon dioxide (“CO2”) each year. The plant will consist principally of a storage and processing area for corn; a fermentation area comprised mainly of fermentation tanks; an ethanol storage and loading area; a drying unit for processing the distillers dried grains; a storage and loading plant for distillers grains; truck scales for weighing incoming corn and outgoing distillers grains; and an administrative office.

Until the proposed plant is operational, we will generate no revenue. We anticipate that our losses will continue to increase until the ethanol plant is operational.

Plan of Operations Until Plant Start-Up

From the present to the third quarter of 2009, or earlier if possible, we will be actively involved in six principal tasks:

(1)         Raising our equity and securing debt capital;

(2)         Acquiring and preparing our plant site;

(3)         Completing construction agreements and securing necessary permits;

(4)         Constructing our plant;

(5)         Arranging and negotiating agreements for the purchase of corn, natural gas and other needs and for marketing our ethanol and distillers grains; and

(6)         Hiring and training management and operating employees.

Assuming that we successfully complete this offering and obtain adequate debt financing, we believe that we will have sufficient cash resources to cover all of our expenses associated with the construction and commencement of operations of the plant, including site acquisition and development, installation of road and rail access and utilities, application for and receipt of permits, equipment acquisition and plant construction. We also believe that we will have sufficient operating capital to cover our staff, office, audit, legal, compliance, training and other start-up expenses during this period.

Equity and Debt Capital

We expect that the project will cost approximately $130,000,000 if we locate our plant at the Barton site and approximately $126,000,000 if we locate at the Black Eagle site. We have already received $5,000,000 in proceeds from our seed equity financing. In this offering, we plan to raise a minimum of $30,000,000 and a maximum of $80,000,000. Depending upon the amount of equity capital raised in this offering and our site selection, we would need to raise an additional $41,000,000 to $95,000,000 in debt financing. We anticipate that if the equity we raise is in the range of $30,000,000 to $80,000,000, debt financing in the $41,000,000 to $95,000,000 range may be available. If the amount raised in this offering is closer to the $30,000,000 minimum, senior debt lenders may be unwilling to provide all of the debt financing required by us and we would likely find it necessary to supplement the senior debt financing with subordinated debt.

Subscriptions will be held in escrow until we have (a) received $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, (b) received written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offering, grants and other resources, we determine would be sufficient to construct our ethanol plant and commence start-up operations with a reasonable amount of working capital, and (c) executed a definitive EPC agreement with a construction contractor to plan, design, engineer and construct our proposed plant. If these conditions are not satisfied on or prior to [one year and nine months from the effective date of the registration statement] or if we decide to abandon the offering at any time, the escrow agent will promptly return the subscriptions to investors, with interest on the cash payments held in escrow. We may require payment of the amount due on the promissory notes at any time after we have received $30,000,000 or more in subscriptions. If we are unable to complete and commence operations of our plant after subscriptions have been released from escrow, the value of your Units would very likely decline significantly or be lost entirely.

The offering will close upon the earlier to occur of (1) our acceptance of subscriptions for Units for the maximum offering amount of $80,000,000; or (2) [one year and nine months from the effective date of this registration statement]. We may also decide to close the offering any time after we have sold the $30,000,000 minimum offering amount if we determine that the offering proceeds, together with available debt financing and funds received or receivable from our previous equity offering, grants and other resources, are sufficient to capitalize our project. If we satisfy the conditions for the release of subscriptions from escrow and the escrow is closed, we may nevertheless elect to continue to offer any remaining Units up to the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for Units in whole or in part and to waive conditions to the purchase of Units.

After the offering, we will have 20,000,000 Units issued and outstanding if we sell the minimum number of Units offered in this offering and 45,000,000 Units issued and outstanding if we sell the maximum number of Units offered. These amounts include 5,000,000 Units issued at a purchase price of $1.00 per Unit in our previous seed capital financing.

We have contacted and have had limited discussions with prospective lenders, but have no agreement with any lender for the senior debt financing that we need. We presently have no sources for subordinated debt financing. Even if this offering is successful, if we do not secure the debt financing that we require, we will not be able to construct our plant and will be forced to abandon our plans.

At any time after we have received at least $30,000,000 in subscriptions from investors, even if we have not yet satisfied the debt commitment condition to release the subscription funds from escrow, we may require investors to pay the balance of their subscriptions represented by promissory notes into the escrow account. However, we will not release any funds from escrow until all of the release conditions have been satisfied. At any time after we satisfy all of the conditions to release the subscription funds from escrow, we may release the subscription funds, complete our debt financing and commence construction of our plant.

We may close this offering at any time after we have reached the minimum $30,000,000 in subscriptions. However, even if we have satisfied all of the conditions to release subscriptions from escrow, we may continue this offering with the intent to raise additional funds, up to the $80,000,000 maximum amount of this offering, and thereby reduce the amount of debt financing required for our project. In that case, we may require such additional subscriptions to be paid entirely in cash and, if other subscriptions have been released from escrow, we may require new subscriptions to be paid directly to us.

Site Acquisition and Development

We presently expect that our plant will be built on a site in the Barton Riverfront Industrial Park, which is located 5 miles east of Cherokee, Alabama and 10 miles west of Tuscumbia, Alabama in Colbert County or at the Black Eagle site located 6 miles west of Tuscumbia which is available for lease. We have options to purchase the Barton site from the Colbert County Commission and four other sellers. The Colbert County Commission option originally expired on May 13, 2007, but it was extended to August 13, 2007 and has been further extended to February 7, 2008. The four additional options expire on November 30, 2007 but may be extended to May 1, 2008. The total purchase price for the Barton site is approximately $2,500,000. Although we have no agreement to lease the Black Eagle site, we have entered into non-binding a letter of intent for purposes of guiding negotiations between us and the owner of the site, Black Eagle Minerals, LLC.

Preliminary engineering reports indicate that both the Barton and Black Eagle sites are suitable for construction of an ethanol plant. Further investigations relating to environmental and archeological conditions are underway. We are not required to obtain a zoning permit or reclassification to use either the Barton site or the Black Eagle site for an ethanol plant. Although other permits are required, we are optimistic regarding our ability to obtain all permits necessary for us to build our plant. We have evaluated other possible sites which may be suitable for our plant but have no options on any other sites. Accordingly, we presently believe and intend that our plant will be built either at the Barton site or the Black Eagle site.

The Barton Riverfront Industrial Park is being developed by the Shoals Economic Development Association (“SEDA”) with the support of Colbert County, to improve economic opportunities in the area. The Barton site is over 100 acres in size, allowing for easy placement of the facility footprint, tank farm and the needed rail and road additions, which we estimate will occupy 60 acres. This would leave approximately 40 acres for future expansion of our operations, which would allow us to double our plant capacity including additional corn, ethanol, distillers grains and tank farm storage. The cost to complete rail lines and access to the Norfolk Southern Railway (“Norfolk Southern”) is estimated at $8,500,000, however, we are pursuing ways in which a portion of the rail infrastructure costs might be offset from other sources. Our discussions with local utility providers, including the county, have led us to believe that the estimated costs to bring natural gas and electricity to our site is approximately $350,000 for the natural gas infrastructure and connection fees. Water supplies and fire protection cost at the Barton site is estimated at $1,500,000.

The Black Eagle site is owned by Black Eagle Minerals, LLC. The portion of the Black Eagle site that we would intend to lease is approximately 135 acres in size, which would easily accommodate our plant and leave room for future expansion. The site has access to a 7,000 foot rail loop off the Norfolk Southern main line and to a river port on the Tennessee River. The cost to complete additional storage track and rail improvements at the Black Eagle site is budgeted at $2,000,000. Our discussions with local utility providers indicate that the estimated costs to bring natural gas and electricity to our site is approximately $500,000 for the natural gas infrastructure and connection fees. Water supplies and fire protection cost at the Black Eagle site is estimated at $1,500,000.

If for any reason neither the Barton site nor the Black Eagle site would prove suitable for our plant, if our options on the Barton site expire before we have our equity and debt financing available to acquire that site, or if we are unable to negotiate satisfactory lease terms on the Black Eagle site, we may find it necessary to pay more than we anticipate for either of those sites or to locate an alternative site. We have evaluated other possible sites which may be suitable for our use but we do not have options on any other sites. There is no assurance that after full investigation we will determine that our Barton site, the Black Eagle site or any other site that we have identified will be suitable for our plant or will be acquired or leased for that purpose. A new site could be located outside Colbert County and could even be located outside the state of Alabama. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. During and after this offering, we expect to continue the permitting process on the Barton site or the Black Eagle site, and, if necessary conduct investigations on other sites, including overall suitability for our plant, environmental matters and road and rail access considerations. If we are required to locate a different site, our site acquisition and plant construction schedule could be delayed. Our goal, working with consultants, will be to confirm the suitability of and obtain permits for the Barton site or the Black Eagle site or identify the best alternative site for our use so we will be in a position to acquire or lease the site immediately upon successful completion of our equity and debt financing.

Prior to or upon acquisition of our plant site, we expect to enter into agreements for site preparation, road access and upgrading, utility services and rail access and service. This work would commence as soon as practicable after execution of the agreements and would continue during the construction of our plant. Prior to completion of our equity and debt financings, this work would be funded using the proceeds of our seed capital financing and bridge loans provided by members of our board of managers or others. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to discontinue operations.

Construction Agreements and Permits

We have entered into a preliminary engineering services and exclusivity agreement with Panattoni Construction, Inc. (“Panattoni”) of Denver, Colorado under which Panattoni will provide pre-construction and engineering and design services for our plant. Under the agreement, Panattoni will conduct engineering studies to be used as the basis to order long-lead time items for our plant and for site preparation. Panattoni will also develop a lump sum fixed price schedule for construction of our plant based on process design engineering provided by Delta-T.

The agreement also obligates Panattoni and us to negotiate in good faith to agree to and sign an engineering, procurement and construction (“EPC”) agreement on or before December 31, 2007 which will provide for Panattoni to plan, design, engineer and construct our proposed plant. We expect that the EPC agreement will provide that Panattoni will design and build our plant as a 54 mmgy dry mill, natural gas-fired fuel ethanol plant using Delta-T technology for an estimated price of $101,000,000. We anticipate that the EPC agreement will state the complete set of design and construction services to be provided by our EPC contractor to construct a 54 mmgy undenatured ethanol plant for us, state the allocated costs of the work to be performed, state the manner in which increased costs due to equipment and materials expense increases and change orders requested by us would be allocated, state the responsibility for our EPC contractor and us to acquire permits, provide a timetable for construction, and include warranties and guarantees with respect to plant capacity and operation, payment terms and similar matters. We expect that the agreement will provide that the EPC contractor will prepare engineering diagrams and drawings for our site, plant, utilities and process systems, assist us in obtaining permits for the construction of our plant, establish final project specifications, contract documents and contract pricing and place orders on our behalf for equipment, particularly equipment with lengthy order lead times. We expect that under the EPC agreement, Panattoni and Delta-T will guarantee the process throughput of the plant at its 54 mmgy nameplate capacity.

We will also call upon Panattoni to assist our plant’s management team in executing a successful startup of our plant. This will require a quality management system, stringent process safety management and operational training for our operating personnel. We will also require process safety management, chemist and laboratory procedure updates and employee training.

We intend to negotiate the final terms of the EPC agreement so construction may be commenced as soon as possible following successful completion of our equity and debt financings. Concurrently, we will seek necessary construction permits, environmental permits and other contracts and permits necessary for the construction of our plant. We submitted an application for our air emission source construction permit with the ADEM in July 2007. We hope to receive the air emission source construction permit and other pre-construction permits by the first quarter of 2008. If we are unable to reach an agreement with Panattoni or a substitute EPC contractor or if any critical agreement or permit is unavailable to us on reasonable terms, we may need to seek alternatives, which could delay our operations, affect our ultimate success or even curtail our business objectives.

Plant Construction and Start-up of Plant Operations

Construction of our plant will include completion and approval of the final design for the plant, final site preparation, installation of underground piping, conduits and footings, structural framing, installation of tanks, equipment and above-ground piping, enclosing structures, installation of outside yard facilities, loading docks and related structures, and a variety of other tasks. The construction phase will include testing of the plant through certification by the construction engineers. Commencement of operations will include training of plant operations personnel and incorporation of operational testing, quality control and safety procedures. We expect to complete construction of our plant approximately 17 months after completion of this offering, execution of loan agreements for our necessary debt financing and receipt of construction permits for our plant.

We expect to acquire the Barton site or enter into a lease agreement for the Black Eagle site in the fourth quarter of 2007. The acquisition cost of the Barton site would be approximately $2,500,000. The lease terms for the Black Eagle site have not been determined. We expect that pre-construction engineering, which includes completion of the design for the plant, will begin at either site in the fourth quarter of 2007 and will be completed in the first quarter of 2008 at a cost of approximately $1,700,000. The permit application process for the air emissions, construction and other permits necessary to commence construction at the Barton site began in June 2007 and is expected to be completed by the first quarter of 2008. The permit process for the Black Eagle site began in September 2007 would also likely be completed in the first quarter of 2008. Site preparation and rail sub-ballast work is expected to commence at the Barton site and to be completed in the second quarter of 2008 at an estimated cost of $5,000,000. We would expect that site preparation and rail expansion and improvement work at the Black Eagle site would also be completed in the second quarter of 2008 at an estimated cost of $2,000,000. Some of these expenses have been or will be funded with existing cash resources and will not be funded with the proceeds of this offering.

During the course of this offering, we will also continue discussions with potential debt financing sources with a view to receiving a debt financing commitment letter before, upon or very shortly after completion of this offering. Although there is always the possibility of delay in one or more facets of our schedule, our goal will be to complete this offering, secure our debt financing commitment letter, secure our air emission and construction permits, complete negotiations and sign our EPC plant construction agreement and negotiate and sign our definitive debt financing agreements as early in 2008 as possible. If we were able to complete these tasks by the first quarter of 2008, we believe that our EPC contractor would be able to move its crews and equipment to our site and commence construction in the first quarter of 2008.

The construction process will commence with the completion of final grading for all plant structures and our tank farm, installation of underground plumbing and construction of footings and other concrete work. Subject to weather conditions, we expect that this work can be completed in approximately three months, at an aggregate cost of approximately $1,700,000. Immediately thereafter construction will proceed on our ethanol distillation facilities and other structures, a task that will take approximately 12 months at an estimated cost of $93,500,000. Throughout these phases of construction work would continue on our railroad access or improvements, including installation of sidings or additional track and switches, with completion expected approximately four months after the commencement of construction at an estimated cost to us of $8,500,000 at the Barton site and at an estimated cost of $2,000,000 at the Black Eagle site.

During construction of the distillation facilities, 10 months will be dedicated to the installation of piping and wiring, erection of our tank farm and installation of process and other equipment. Including related labor, piping will cost approximately $8,000,000, electrical wiring about $7,000,000, the tank farm $1,000,000, and equipment, which is the largest single category, approximately $48,000,000. The final phase of construction, extending to include an additional month of work, will include the installation of heat tracing equipment and insulation, office build-out, painting and landscaping at a total cost of approximately $1,000,000. During this extended period, we and our EPC contractor will also commence the process to obtain our operating permits, which will involve preparing and submitting applications, working with regulatory authorities and coordinating site inspections and preliminary equipment testing.

With construction complete, we will move to the plant start-up phase, which will involve complete start-up and testing of all equipment and facilities, including any adjustments necessary. This process will take approximately two months and will cost approximately $3,500,000. Assuming the availability of final operating permits, and following a final capacity test run and certification by our construction engineers, the plant will be turned over to us for the commencement of commercial operations. If we are able to start construction in the first quarter of 2008, we would anticipate commencement of operations in the third quarter of 2009.

Supply and Marketing Agreements

During and after this offering, and during the construction of our plant, we expect to confirm sources of supply for the operating requirements of our plant and markets for our products. In particular, we intend to consider ways to assure the supply and price of corn for our plant, which might include supply or purchase agreements and hedging instruments and accounts. We also expect to negotiate agreements for supplies of natural gas, electricity and other operating needs. We intend to survey local, regional and national markets for our ethanol and distillers grains and may enter into marketing agreements for the sale of those products of our plant.

We have entered into a memorandum of understanding with The Scoular Company (“Scoular”) which provides that Scoular and we will negotiate definitive agreements under which Scoular will supply us with 100% of the corn we require to operate our plant, will market 100% of the distillers grains produced by us and will provide us with risk management services related to our procurement of corn and natural gas and sales of ethanol and distillers grains. The memorandum of understanding contemplates that Scoular will obtain and sell to us all of our corn requirements and will be responsible for all transportation logistics to deliver corn to our plant. We expect to pay Scoular for the corn delivered plus a per bushel origination fee at a reasonable market rate. The memorandum of understanding provides that we and Scoular will purchase our distillers grains at a price equal to Scoular’s resale price less a reasonable marketing fee.

We also expect to contract with a marketing company or companies to market the ethanol produced by us. The ethanol produced by our plant may be marketed for us directly or may be marketed on a pooled basis by the marketing firm. If a market is available, we may establish collection facilities for the carbon dioxide we produce and arrange to sell that as well.

Management and Operating Employees

During the period that our plant is under construction, we expect to hire experienced management personnel or engage a plant management company to supervise the operations of our plant and employees to staff all aspects of our operations. We will need general management experience in all facets of ethanol production, including a general manager who will be responsible for all aspects of our operations and a plant manager who will be primarily responsible for the day-to-day operations of our plant. The general manager will begin employment before we complete construction of the plant. The balance of our employees will also be hired and trained before we commence operations of the plant. We expect that Delta-T or our EPC contractor will provide training for operations personnel and on-site, start-up assistance as we commence operations.

Trends and Uncertainties Impacting the Ethanol Industry and Our Future Operations

Ethanol, Gasoline and Corn Prices

Although ethanol and corn markets have similar supply and demand elasticities, the similarity stops there because the corn market has been characterized by very high production and burdensome supplies while energy and ethanol have growing demand and diminishing supplies. That contrasting supply scenario has created the ethanol market opportunity of the last decade and appears to be continuing. However, there can be no guarantee that the supply relationship will not invert for short or even long periods of time due to, among other things, weather, political, environmental and tax policies, international events, economic factors and new technologies.

Most of the time, the trend in corn prices and the trend in ethanol prices show no correlation. Historically, wholesale ethanol prices have tended to follow wholesale gasoline prices very closely. There has been one recent exception to this relationship. Weather problems worldwide in 1995 caused corn supplies to be reduced. Corn demand worldwide was strong and prices began moving upward in the fall of 1995. These historically high prices caused some ethanol plants to cease operations temporarily, thus reducing ethanol supplies and causing ethanol prices to rise dramatically in mid-1996. When the corn harvest began in the fall of 1996, corn supplies increased worldwide, corn prices declined, ethanol plants started up operations again, ethanol supplies increased and ethanol prices declined.

This 1995-1996 scenario could occur again, but should be rare. Historically, corn prices have shown a tendency to be high for a relatively short period of time (less that a year) before trending lower in longer periods (multiple years) due to increased acreage and production stimulated by that price. The current increase in demand for corn attributed to the rapid expansion of ethanol production has resulted in relatively high corn prices. Assuming this demand does not decline over the next few years, corn prices may balance out at a level which may be above ten-year historical averages. This price will be highly dependent on the effect of increased acreage allocated to corn and increased production stimulated by the increased price levels. Thus, it is not possible to predict with assurance whether current high corn prices will remain high, continue to rise due to increasing demands for feedstock by the ethanol industry or decline as the market adjusts to new conditions.

The lack of correlation between corn prices (approximately 68% of our cost of operations) and ethanol prices (approximately 85% of our revenue) could be a significant risk of our ethanol production business. Good risk management practices will help mitigate some of this risk with hedges of corn prices and ethanol prices on the Chicago Board of Trade together with forward price contracts with the end users of our ethanol production. However, no risk management program can fully address the risk posed by the lack of correlation between the prices of corn and ethanol because the lack of correlation itself makes it impossible to construct a meaningful hedge between the commodities.

After being stable for many years, energy prices in general have become more volatile in the past decade due to the perception of declining supplies in a growing world market. As pricing highs and lows are established within that volatility, they have behaved in a manner similar to the corn market, as the highs tend to be short lived (less that a year), because price stimulates production rather quickly, whereas lows in the market tend to prevail for longer periods as production is slowly curtailed and demand begins to recover. Significant price impacts can be stimulated by slight changes in supply and demand. The prices of all petroleum-based fuels have also been influenced by political uncertainties that affect world markets.

Corn Acreage Trends

In the past two decades, corn acreage in the U.S. has varied between 75.7 million acres and 84 million acres. Shifts from one year to the next have not been dramatic and have been as much a function of government support programs as corn prices. Crop rotation has traditionally supplied the most palatable economics for corn producers and they have in the past been very reluctant to change those rotations. Corn demand in the domestic markets has been increasing but corn demand in export markets has been somewhat stagnant. In the past, rising long-term yield trends have met increases in demand with reasonably constant corn acreage. Some corn producing regions that have a production or market advantage have increased continuous corn acres in the last five years, but that has been offset by reduced corn acres in more marginal production areas. Technology improvements are making it possible to produce continuous corn in the future with greater competitive advantage against rotations, and with more drought and stress tolerance in marginal environments. That technology could swing corn acres dramatically higher if the economics dictated a need for those acres. The prices of energy, nitrogen, other fertilizers and similar inputs have increased significantly and are likely to continue to increase, resulting in negative returns for corn on marginal acres. This cost inflation is offsetting the advantages that continuous corn recently enjoyed in some areas.

Studies by the U.S. Department of Agriculture and the National Corn Growers Association conclude that current increasing demand trends for corn, due to ethanol industry expansion, are capable of being met by diverting production otherwise available for export, increasing yields on existing acreage, increasing acreage devoted to corn and modifying crop rotation cycles. Weather conditions exceeding normal variations, significant changes in government support programs for corn or rising input costs due to energy could negatively affect corn planted acreage without regard for demand by the ethanol industry. Increasing demands for soybean production in corn producing areas, based on demand from the biodiesel industry, could also impact corn acreage in the future. Changes in tillage, planting, pest control and hybridization technologies in both the corn and soybean industries may affect supplies in both markets by reducing crop rotations and increasing use of marginal growing environments. On March 30, 2007, the U.S. Department of Agriculture announced that corn producers are expected to plant 90.5 million acres of corn in 2007, 12.1 million acres more than in 2006.

Acceptance of Ethanol as a Substitute for Fuel

Ethanol has been utilized as a fuel additive since the late 1970’s when its value as a product extender for gasoline was discovered during the OPEC oil embargo crisis. Ethanol has achieved new status as a gasoline substitute with the development of flex fuel vehicles that are capable of utilizing an 85% gasoline blend (“E85”). Ford, General Motors and Chrysler have been marketing increasing numbers of flex fuel vehicles over the past 10 years. Consequently, a new market for E85 ethanol has developed in the United States that now functions as a substitute for gasoline in addition to the octane and oxygenate benefits to the consumer. However, the E85 market outside the corn producing areas of the midwest is extremely limited. Iowa, for example, has 61 stations that offer E85 while Alabama has only one. It will likely take many years and a great deal of cooperation among auto manufacturers and gasoline distributors, together with government incentives for infrastructure development, to create a viable substitute market in other areas of the country. As long as the oil industry is capable of producing enough product to satisfy demand, the market for ethanol as a substitute for gasoline will be very price sensitive and insignificant compared to octane and oxygenate uses for ethanol. The market for E85 could easily evaporate if E85 becomes priced close to or above the price of regular gasoline.

Competition from Future Construction

As of September 13, there were 129 ethanol plants in production in the United States, with a capacity of over 6.8 billion gallons per year, and 85 more plants under construction or expansion which would add nearly 6.6 billion gallons per year of additional capacity. More than 100 other groups of people or companies across the U.S. are reviewing the opportunity for plant construction through feasibility studies or fundraising efforts. Expansion in the industry has been accelerating for the past five years and was stimulated by the Renewable Fuels Standard of 7.5 billion gallons per year by 2012. There are currently two potential new ethanol projects in Alabama, of which we are one. Such dynamic expansion is accompanied by substantial and accelerating capital flows into the industry.

This rapid expansion leads to many uncertainties in the industry regarding future profitability, corn supplies, ethanol markets and distillers grains markets.

Feasibility studies for new or expanding plants identify the source of feedstocks and the potential price basis changes that may occur with the development of the project. The criteria for evaluating those studies are not always consistent from project to project, and there could be projects that build close to us that are willing to accept more risk in the marketplace and operate with a cost structure quite different from ours. The development of such a project within our corn origination area could negatively impact our ability to source feedstock locally at an acceptable price. Development in other areas of the state and in neighboring states could impact our ability to ship corn in from other areas at acceptable prices and freight rates.

Rapid expansion of the industry is taking place, mostly in the corn belt, and is providing ethanol supplies in that geographic area that will far exceed demand. Access to high-volume long-haul transportation via rail or barge is becoming more essential to all plants because of competition. Yet, that transportation may not always be available when needed due to cost and overcrowding of the transportation infrastructure. Professional marketers tend to have facilities in specific locations instead of scattered throughout the market potential. Other plants may be closer or have cheaper transportation to the markets available to the marketer we choose. Ethanol supplies have increased to the detriment of price in the past and could do so in larger volumes and in more locations with increasing frequency.

Distillers grains has enjoyed an increase in demand in the recent past that has kept pace with increased production for the most part. However, there have been times when the price for distillers grains had to decline substantially in relation to other protein sources to stimulate new users to try the product. Price competitiveness has to be maintained against other protein sources, but market share gained has usually been maintained. An April 2007 feasibility study indicated that there were sufficient livestock numbers within 150 miles of our plant to support all of the production from over fifteen 54 mmgy capacity ethanol dry mills. There are currently no ethanol plants in production in Alabama. Within 150 miles of our sites, there is one operating ethanol plant in Hopkinsville, Kentucky (33 mmgy capacity) and one under construction in Obion, Tennessee (100 mmgy capacity). If additional construction occurs in our market area, our ability to market substantial quantities of distillers grains locally could be limited. Access to national and export markets may be necessary and transportation infrastructure by rail and barge will be essential for that purpose. Distillers grains must be transported in rail cars designed specifically for handling its compaction characteristics. Those cars have been in short supply and a rapidly expanding industry will put more pressure on that resource.

Distillers grains marketers have traditionally pushed product into the marketplace based on price relationships, but recently more emphasis has been put on research information and direct marketer contacts with potential customers to disseminate that research and develop working relationships. Rapid expansion will diminish the time and resources available to develop and maintain those relationships.

The quality of distillers grains has been an issue in previous years with customers. Although we expect to produce a high quality product, other new plants will also be striving for that quality.

Fractionation of the corn to create higher valued distillers grains products to serve specific markets, as well as extracting other value products, such as corn oil and other protein structures, is being researched and promoted by the land grant universities and several private companies. Although the various processes that are being promoted have not yet been successful on a large scale in dry mill production, some of those processes have a chance of being successful in the future and giving a market advantage to those who invest the capital and assume the risks of a new market. Those products could change the dynamics and logistics of the distillers grains market and affect our profitability.

Research by distillers grains marketers, ethanol producers, universities, commodity organizations and private companies is focused on the many potential uses for distillers grains or its components. Some of that research may yield significant new uses for the product, but capital investment and risk venture relationships will have to be put into place to take advantage of those opportunities. Our competitors may be in a better financial position to capture those opportunities.

Air Pollutant Emissions

The production of ethanol will result in various air emissions produced by the distillation process and the combustion process used to generate steam. The plant will generate steam using natural gas as its fuel source. Carbon dioxide is emitted in the combustion of natural gas, but it has not been considered a pollutant by the EPA and is not presently being regulated. The regulated pollutants will be controlled through the combined use of finely tuned combustion processes and control technologies that meet federal and state requirements.

The distillation process will produce various types of volatile organic compounds that will be reduced through pollution control equipment to meet limits established by the EPA and the Alabama Department of Environmental Management (“ADEM”).

We are required to obtain a construction permit from the ADEM before beginning construction of our plant and must also obtain an operating permit once construction and emission testing is completed. We expect that all permitting will be done with the plant categorized as a minor source in accordance with federal and state definitions.

Construction and operation of our plant will be allowed only if we can demonstrate that it can be in continuous compliance with all applicable regulatory requirements. Once in operation, it will be subject to recordkeeping and reporting requirements as well as periodic on-site inspections. If it violates any provision of its permit, our plant will be subject to enforcement action, which can include substantial fines and possible closure.

Carbon Dioxide as a Pollutant

Carbon dioxide will be produced as a by-product of the distillation process used in the production of ethanol at our plant. In addition, because ethanol itself contains carbon, it will also produce carbon dioxide when it is burned, like gasoline. Studies by Argonne National Laboratory (January 1998) show the combustion of ethanol releases less carbon dioxide than the combustion of unleaded gasoline.

The burning of natural gas at our plant to produce steam will emit carbon dioxide. Carbon dioxide is not presently considered a criteria pollutant by the EPA and there is no established health impact from the release of carbon dioxide. Consequently, there is no current federal or state requirement to control carbon dioxide emissions.

The scientific community contends that carbon dioxide and other heat-trapping emissions are responsible for global climate change. Designation of carbon dioxide as a criteria pollutant would enable the EPA to regulate U.S. emissions of carbon dioxide to conform to a domestic standard or to an international treaty restricting those emissions, such as the Kyoto Protocol. The Kyoto Protocol would require that the United States reduce its greenhouse gas emissions by 7% to 93% of 1990 levels by 2010. However, the U.S. Senate rejected the Kyoto Protocol and the EPA determined that it did not have authority to regulate carbon dioxide. Twelve states and several environmental activists sued the EPA over its decision but the U.S. Court of Appeals ruled in favor of the EPA in July 2005. On June 26, 2006, the United States Supreme Court agreed to hear the case on appeal and the case was argued before the court on November 29, 2006. On April 2, 2007, the Supreme Court ruled that the EPA does have the authority to regulate emissions of carbon dioxide and other greenhouse gasses. We cannot predict the effect of this ruling or the effect of future regulations or legislation relating to carbon dioxide emissions as they may relate to our plant or its operations.

In July 2004, eight states and the city of New York sued five of the largest carbon dioxide emitters. The lawsuit sought to require the companies to reduce the amount of carbon dioxide pollution and did not seek monetary damages. In September 2005, a federal judge dismissed the lawsuit, stating that the president and Congress, not the judiciary, should consider such a broad environmental policy. The case was argued on appeal before the United States Court of Appeals in June 2006.

It is possible that future requirements could emerge that would require control or mitigation of some or all of the carbon dioxide emissions from our plant or impact the use of ethanol as a fuel. Such regulations would likely have wide ranging national applicability impacting fuel combustion sources of all types, including power generation facilities and motor vehicles.

Liquidity and Capital Resources

Funding for our project planning and development activities prior to this offering has been provided by our seed capital financing, totaling $5,000,000. We have not received any grants from governmental units and do not expect to receive any grants in the future.

As of June 30, 2007, we had cash and cash equivalents, certificates of deposit and other current assets of $4,034,074 and total assets of $4,714,016. As of June 30, 2007, we had current liabilities of $228,869, which consisted of accounts payable and accrued compensation. From June 15, 2005 through June 30, 2007, we have generated no revenues from operations. Other income during that period, consisting of interest income, amounted to $256,063. Operating expenses during that period, attributable primarily to start-up business expenses, were $903,629, which includes non-cash compensation expense of $163,000 from the March 2006 issuance of management options to purchase Units. At June 30, 2007, we had an accumulated loss of $647,566. Total members’ equity as of June 30, 2007 was $4,485,147. From June 15, 2005 to June 30, 2007, we raised a total of $5,000,000 in seed capital, which we have used to fund our organization and operations. Our total assets include $150,541 of deferred offering costs relating to this offering. At the time we issue Units in this offering, these costs will be netted against the proceeds received, or if we do not complete the sale of any Units in this offering, these costs will be expensed.

Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $130,000,000 if we locate our plant at the Barton site and approximately $126,000,000 if we use the Black Eagle site. We plan to finance the project with the proceeds of this offering and debt financing combined with the proceeds of a prior seed equity financing completed by us and grants received by us. We are seeking to raise a minimum of $30,000,000 and a maximum of $80,000,000 of equity in this offering. The amount of debt financing that we will require depends on the results of the offering and the site we choose. We anticipate that we will need approximately $91,000,000 to $95,000,000 in debt financing if we raise the minimum amount offered in this offering and approximately $41,000,000 to $45,000,000 if we raise the maximum amount offered. We have commenced discussions with prospective lenders for the debt financing that we need, but have no commitments for the debt financing. Completion of our proposed ethanol plant depends on our ability to complete this offering successfully and raise the amount of debt financing that we require.

We intend to seek our senior debt financing from a major bank, which may act as a lead lender with participating loans from other banks. We expect that the senior debt will be in the form of a construction loan that will convert to a permanent loan when we begin operations. We also expect that the loan will be secured by all of our real property and substantially all of our other assets, including inventories and receivables. In addition to repaying the principal, we expect to pay interest on the loan at market rates for loans to start-up ethanol projects, plus annual fees for maintenance and oversight of the loan by the lead lender. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may need to seek subordinated debt financing which could require us to issue warrants for the purchase of additional Units. The issuance of warrants could reduce the value of the Units purchased in this offering. We intend to capitalize all of our interest during the construction period until we commence start-up operations, and do not anticipate that we will be required to make any payments on our debt until we construct our plant and begin producing ethanol. If the project suffers delays, we may not be able to timely repay the loan. If interest rates increase, we will have higher interest payments, which could adversely affect our business.

We have no commitments or agreements from any bank or other financial institution or lender to supply our debt financing. There is no assurance that we will be able to obtain the debt financing in the amount that we will require or that the terms of any available financing will be acceptable to us. Our ability to construct our plant and implement our business plan will depend on the successful completion of this offering and receipt of adequate debt financing. Any failure to acquire needed financing would likely require us to cease operations and liquidate.

Any federal, state or local grants or loans, tax credits or tax increment financing which may be available to us in the future could offset a portion of our equity or debt requirements. Currently, we have no plans to seek or expectations to obtain any government based grants, credits, incentives or financing.

If we find that we do not have sufficient cash on hand for operations or if we decide to complete the purchase or lease of our site and begin certain site work prior to the availability of the proceeds of this offering and our debt financing, it may be necessary for us to secure interim bridge financing from one or more of our members, contractors or unaffiliated lenders. Any bridge financing obtained would not represent an additional source of capital for the project because its terms would require repayment from the proceeds of this offering when it is completed. We presently have no plans or commitments with respect to any additional or bridge financing.

Operating Expenses

From June 15, 2005 through June 30, 2007, we have incurred an accumulated loss of $647,566. This loss was funded by the proceeds of our seed equity financing, totaling $5,000,000 and interest income of $256,063. The expenses resulting in the loss were principally organizational and administrative expenses and $163,000 in non-cash compensation expense through the issuance to our managers of options to purchase Units.

When our ethanol plant nears completion, we expect our operating expenses to increase, including expenditures for supplies, utilities and salaries for administration and production personnel. We also expect to incur significant expenses relating to financing and interest. We have allocated funds in our capital structure for these expenses, but cannot assure you that the funds allocated will be sufficient to cover these expenses. We may need additional funding to cover these costs if sufficient funds are not available or if costs are higher than expected.

Critical Accounting Policies

In accordance with United States generally accepted accounting principles, we use estimates and assumptions in preparing our financial statements. These estimates and assumptions may have an impact on the amounts of revenues, expenses, assets and liabilities reported in our financial statements. We believe that the estimates and assumptions we have used with respect to the financial statements included in this prospectus are reasonable.

The Company expenses all organizational and start-up costs as incurred. These costs relate to advertising, project coordinator salaries and expenses, consulting fees and professional fees incurred during the start-up phase.

The Company accounts for equity-based compensation utilizing the fair-value-based method in accordance with the provisions of Statement of Accounting Standards No. 123R (“SFAS 123R”), “Share Based Payment,” and related interpretations. SFAS 123R generally requires that equity-based compensation transactions be accounted for using a fair-value-based method and we use the Black-Scholes-Merton option-pricing model to determine the fair-value of equity based awards.

Expenses incurred in connection with this offering will be deferred until the sale of Units in this offering is completed. Upon issuance of the Units, these costs will be netted against the proceeds received. If the offering is not completed, these costs will be expensed.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

SOURCES AND USES OF FUNDS

Sources of Funds

The following table sets forth our projected sources of funds, based on whether we select the Barton site or the Black Eagle site for our plant and whether the minimum or maximum number of Units are purchased by investors in this offering. It shows the related amounts of debt financing that we expect would be required in each case, taking into consideration the position senior debt lenders may take regarding debt-equity ratios and the need for subordinated debt financing. These figures are only estimates and our actual sources of funds could differ significantly as a consequence of various factors, including those discussed in “Liquidity and Capital Resources” above and in the section entitled “Risk Factors” in this prospectus.

Sources of Funds

	Barton Site		Black Eagle Site
	Minimum	Maximum	Minimum	Maximum
Seed Capital	$5,000,000	$5,000,000	$5,000,000	$5,000,000
Offering Proceeds(1)	30,000,000	80,000,000	30,000,000	80,000,000
Subordinated Debt Financing	15,000,000	—	11,000,000	—
Senior Debt Financing	80,000,000	45,000,000	80,000,000	41,000,000
Grants	—	—	—	—
Other, net	—	—	—	—
Total Sources of Funds	$130,000,000	$130,000,000	$126,000,000	$126,000,000

(1)          Estimated offering expenses of approximately $500,000 are included in uses of funds.

Uses of Funds

We intend to use the net proceeds of this offering, the proceeds of senior and subordinated debt financing and funds from our seed capital financing, grants, interest and miscellaneous income,  to develop, construct and commence operations of a 54 mmgy undenatured ethanol plant in Colbert County, Alabama.  If we acquire the Barton site for our plant, the total capital that we will require for our plant at that site is estimated to be approximately $130,000,000.  If we lease the Black Eagle site for our plant, the total capital that we will require for our plant at that site is estimated to be approximately $126,000,000.  Depending on our site choice and the amount of equity we raise in this offering, we will require senior and subordinated debt financing ranging from approximately $41,000,000 to $95,000,000 in order to fully capitalize the project.  The following table describes the proposed use of our equity and debt capital at the Barton and Black Eagle sites. Our actual use of funds at each site will depend on several variables, such as the estimated cost of plant construction, the suitability of and costs related to our plant site, regulatory permits required, the cost of debt financing and inventory costs. Therefore, the following amounts are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on a number of factors, including those described in the section entitled “Risk Factors.”

Uses of Funds

	Barton Site		Black Eagle Site
	Amount	Percent	Amount	Percent
Construction and Related Expenses:
Plant Construction and Engineering	$77,000,000	59.2%	$77,000,000	61.0%
Construction Cost Index Escalator	2,000,000	1.5%	2,000,000	1.6%
Corn Receiving and Storage	7,700,000	5.9%	7,700,000	6.1%
Construction Contingency	5,000,000	3.9%	5,000,000	4.0%
Construction Performance Bond	1,000,000.8%		1,000,000.8%
Construction Insurance Cost	1,000,000.8%		1,000,000.8%
Administration Building	400,000.3%		400,000.3%
Consulting/Management Fees	1,400,000	1.1%	1,400,000	1.1%
Capitalized Interest(1)	5,500,000	4.2%	5,500,000	4.4%
Subtotal	101,000,000	77.7%	101,000,000	80.1%
Site Costs:
Site Acquisition	2,500,000	1.9%	—	—%
Construction Period Lease Costs	—	—%	1,100,000	0.9%
Site Development	1,570,000	1.2%	3,520,000	2.8%
Rail Access	8,500,000	6.5%	2,000,000	1.5%
Road Access	1,100,000.8%		2,700,000	2.1%
Utilities	150,000.1%		500,000.4%
Water Supply/Fire Protection	1,500,000	1.2%	1,500,000	1.2%
Permits	50,000.1%		50,000.1%
Subtotal	15,370,000	11.8%	11,370,000	9.0%
Other Equipment Costs:
Rolling Stock	675,000.5%		675,000.5%
Furnishings, Furniture and Equipment	330,000.3%		330,000.3%
Subtotal	1,005,000.8%		1,005,000.8%
Organization and Financing Expenses:
Entity Organization Expenses	915,000.7%		915,000.7%
Financing Origination Fees	750,000.6%		750,000.6%
Financing Commitment Fees	250,000.2%		250,000.2%
Fees, Insurance and Miscellaneous	150,000.1%		150,000.1%
Subtotal	2,065,000	1.6%	2,065,000	1.6%
Start Up Expenses:
Preproduction Period and Training Costs	1,200,000.9%		1,200,000	1.0%
Inventories— Raw Materials	2,810,000	2.2%	2,810,000	2.2%
Inventories— Finished Goods	450,000.3%		450,000.4%
Spare Parts	350,000.3%		350,000.3%
Debt Reserve Account	500,000.4%		500,000.4%
Office Operations	750,000.6%		750,000.6%
Other Working Capital	2,000,000	1.5%	2,000,000	1.6%
Subtotoal	8,060,000	6.2%	8,060,000	6.5%
Offering Expenses	500,000.4%		500,000.4%
Contingency Reserve	2,000,000	1.5%	2,000,000	1.6%
Total Uses of Funds	$130,000,000	100%	$126,000,000	100%

(1)          Net of interest income earned on offering proceeds.

(2)          Uses of funds includes expenses for the period from June 15, 2005 to June 30, 2007 of $903,629 less $163,000 of non-cash equity compensation expense, as reflected in the Company’s financial statements. In addition, uses of funds includes expenditures for other assets of $152,541, prepaid expenses of $13,897 and office equipment of $3,123 as of June 30, 2007 as reflected in the Company’s financial statements.

We estimate the total equity, debt and other funding required to construct and commence operations of the plant will be approximately $130,000,000 if we locate our plant at the Barton site or $126,000,000 if we locate at the Black Eagle site, which amounts include the expenses of this offering, site acquisition costs, site development, plant construction and construction related costs, costs related to financing our project and plant start-up costs.

If the plant is constructed on the Barton site for which we currently hold options in the Barton Riverfront Industrial Park, we expect the land to cost approximately $2,500,000. If we enter into a lease agreement for the Black Eagle site, we would not incur any land acquisition cost but would be obligated to pay rent and other lease costs during the construction and commencement of operations of our plant and thereafter. We have evaluated alternative sites to consider if neither of our existing sites prove acceptable, but we do not have options on any other sites. We would acquire the Barton site from the Colbert County Commission, which operates the industrial park to provide a stimulus to economic development in Colbert County, and four additional sellers. The Black Eagle site would be leased from Black Eagle Minerals, LLC on terms to be determined. We anticipate that the cost for alternative sites would be in the same range as the cost for the sites that we are considering. We reserve the right to choose a completely different site in the discretion of our board of managers. We expect that site development and other site related costs, including grading, installation of utilities, water supply and fire protection, and road access, would approximate $4,320,000 at the Barton site and $8,220,000 at the Black Eagle site. The rail improvements, such as sidings or additional track and switches will need to be installed at an estimated cost of $8,500,000 at the Barton site and $2,000,000 at the Black Eagle site.

The cost to construct the plant is our largest expense. We have prepared a preliminary budget for the design, engineering and construction of our plant at a total estimated cost of $101,000,000, including the ethanol production facility, corn, ethanol and distillers grains handling facilities and our office building. That estimate also includes some of our on-site development, utility and transportation work. The cost of plant construction could exceed our estimate. If that occurs, we would seek to provide the additional funds necessary from our budgeted construction contingency, from supplemental loans or from supplemental equity investments.

To commence operations of our plant, we will require inventories of corn, chemicals, yeast, denaturant and spare parts amounting to approximately $3,160,000. Preproduction costs, including plant testing and staff training, are estimated to be $1,200,000. We estimate general and administrative costs, including office staff, insurance coverage and professional services, to be approximately $2,500,000 per year to the commencement of operations of our plant.

For purposes of the above table, we have estimated interest and financing costs based upon assumed senior debt financing of $70,000,000, the somewhat above the median amount of debt financing that we expect to incur. At that level of debt financing, we estimate that interest on construction financing, net of interest on the proceeds of this offering, would be approximately $5,500,000. We have estimated our financing costs of $1,000,000 based upon this same level of debt. If the amount of debt financing is high in relation to the amount of equity available, interest and financing costs associated with subordinated debt would be significantly greater, on a dollar-for-dollar basis, than the cost of the senior debt.

Expenses for this offering are estimated to be $500,000.

The $130,000,000 estimated total cost for the project at the Barton site is equivalent to approximately $2.41 per gallon of annual undenatured ethanol production capacity at 54 million gallons per year. The $126,000,000 estimated total cost for the project at the Black Eagle site is equivalent to approximately $2.33 per gallon of capacity.

DESCRIPTION OF BUSINESS

Tennessee Valley Agri-Energy, LLC (referred to herein as “we,” “us,” the “company” or “Tennessee Valley Agri-Energy, LLC”) is a limited liability company organized under the laws of the state of Delaware on January 18, 2006.

We intend to construct and operate an undenatured 54 million gallon per year corn-based dry mill fuel-grade ethanol plant in Colbert County, Alabama (the “plant”). Currently, we are a development stage company with no revenues from operations. To date, our efforts have been devoted principally to developing our planned project and related activities. We will not generate revenue until we complete construction of our proposed plant, which we are targeting for the third quarter of 2009. We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs we expect to incur in connection with our plans to construct and operate the plant. We will also need a significant amount of debt financing in order to complete the project. Assuming we raise the equity we need to obtain debt financing, we hope to seek and close on our debt financing by the end of 2007.

The elapsed time from groundbreaking to mechanical completion of the plant and commencement of operations is expected to take 17 months. Commencement of operations is expected to take an additional two months. We estimate the total capital costs to construct the plant and commence operations will be approximately 130,000,000 if we locate our plant at the Barton site and approximately $126,000,000 if we locate at the Black Eagle site. The plant will consist principally of a storage and processing area for corn; a fermentation area comprised mainly of fermentation tanks; an ethanol storage and loading area; a drying unit for processing the dried distillers grains; a storage and loading facility for dried distillers grains; truck scales for weighing incoming corn and outgoing distillers grains; and an administrative office. The plant will operate with natural gas as its thermal heat source. The following discussion of our plans for the development, construction and operation of the plant reflects our current expectations and may be subject to changes as the project progresses and as circumstances require.

Overview of the Ethanol Industry and Related Products

Ethanol

Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains (and other plant sources containing starch and sugar), which can be used as:

•       An octane enhancer in fuels;

•       An oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions; and

•       A non-petroleum based gasoline substitute.

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the federal Clean Air Act has made ethanol an important domestic renewable fuel additive. The principal purchasers of ethanol are generally wholesale gasoline distributors or blenders.

Ethanol is produced from starch or sugar-based feed products such as corn, potatoes, wheat and sorghum, as well as from agricultural waste products including sugar, rice straw, cheese whey, beverage wastes and forestry and paper wastes. Historically, corn has been the primary source because of its relatively low cost, wide availability and ability to produce large quantities of carbohydrates that convert into glucose more easily than other products. Today, approximately 90% of the ethanol produced in the United States is produced from corn.

Ethanol has been utilized as a fuel additive since the late 1970s when its value as a product extender for gasoline was discovered during the OPEC oil embargo crisis. In the 1980s, the widespread use of ethanol as an octane enhancer began, replacing other environmentally harmful components in gasoline such as lead and benzene. Ethanol’s use as an oxygenate continued to increase with the passage of the Clean Air Act Amendments of 1990, which required the addition of oxygenates to gasoline in the nation’s most polluted areas. Ethanol contains approximately 35% oxygen and when combined with gasoline, it acts as an oxygenate that increases the percentage of oxygen in gasoline. As a result, the gasoline burns cleaner and releases less carbon monoxide and other exhaust emissions into the atmosphere. Although not all scientists agree about the existence or extent of environmental benefits associated with its use, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

Ethanol has achieved new status as a gasoline substitute with the development of flex fuel vehicles that are capable of utilizing an 85% gasoline blend (“E85”). Ford, General Motors and Chrysler have marketed over ½ million flex fuel vehicles annually in the past 10 years. According to the National Ethanol Vehicle Coalition, Alabama currently has one E85 station and Tennessee has five E85 stations. Recent gasoline prices above $2.00 a gallon have increased E85 sales to flex fuel vehicles. A new market has developed for ethanol as a substitute for gasoline in addition to its use as an octane and oxygenate enhancer. According to the United States Department of Energy, E85 has 94,190 Btu’s per gallon compared to 120,830 Btu’s per gallon in E10. Although the lower Btu’s in the E85 compared to the E10 blend results in a decrease in gas mileage per gallon, the lower price of ethanol compared to gasoline allows ethanol to compete as a gasoline substitute.

Distillers Grains

The principal co-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed ingredient. Research has shown that distillers grains is a good source of protein, vitamins, iron, fiber and other key nutrients that are important to promoting animal growth and health. The protein content of distillers gains averages 27-30% and the fat content averages 8-9%. Distillers grains is highly digestible and can be mixed with other products to enhance the nutritional properties of the feed product. Distillers grains has a “by-pass” protein, which means that it by-passes the rumen of cattle and is broken down in the small intestines for more efficient and faster utilization than other protein supplements such as cottonseed meal and soybean meal. According to a 1986 study by the University of Nebraska reported in “Nebraska Company Extension Study MP51—Distillers Grains,” bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle.

Dry mill ethanol processing creates three primary forms of distillers grains: wet distillers grains, modified wet distillers grains and dried distillers grains with solubles. Wet distillers grains is processed corn mash that contains a substantial amount of moisture. It has a shelf life of approximately three days and can be sold only to feeders of beef animals within the immediate vicinity of the ethanol plant. Modified wet distillers grains is similar to wet distillers grains except that it has been partially dried and contains less moisture. Modified wet distillers grains has a shelf life of fourteen days, contains less water to transport, is more easily adaptable to some feeding systems, and can be potentially sold to regional markets for both beef and dairy animals. Dried distillers grains with solubles is corn mash that has been dried to approximately 10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market and to almost all types of livestock.

Carbon Dioxide

Another by-product of the ethanol production process is raw carbon dioxide. Raw carbon dioxide can be processed and used in various food and non-food related applications, such as beverage and dry ice production, pharmaceutical manufacturing, shrink-fitting and cryogenic blasting. Carbon dioxide is principally used as expendable refrigerants and is commonly used in food processing facilities such as slaughterhouse operations, frozen food storage and as supplemental cooling for refrigerated products.

Carbon dioxide is easily captured from ethanol plants but must be processed further for commercial use. Typically, a CO2 processing company will construct a processing facility next to the ethanol plant. The raw CO2 is then piped to the processing facility for finishing. In order for the processing facility to be economically viable, there must be a close market for the finished product. There is no assurance a CO2 plant will choose to locate on our site, and we are not anticipating any benefit from CO2 sales. However, we are investigating the feasibility of that option with potential CO2 partners.

Federal and State Regulation

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. In recent years, the demand for ethanol has increased, particularly in the upper Midwest, in part because of two major programs established by the Clean Air Act Amendments of 1990. The first program, the Oxygenated Gasoline Program, is a recurring wintertime program designed to reduce carbon monoxide levels during the winter months. The Clean Air Act Amendments originally required the use of oxygenated fuels at a minimum rate of 2.7% oxygen by weight (unless otherwise specified) during the winter months in approximately 43 metropolitan areas that were not in compliance with carbon monoxide standards. According to the EPA, as of November 2005, a total of 12 metropolitan areas were implementing the program.

The second program created by the Clean Air Act Amendments is the Reformulated Gasoline Program. This program, which began on January 1, 1995, is intended to reduce ground level ozone or smog. The program initially required the year-round use of oxygenated fuel in nine metropolitan areas with severe ozone pollution. Other less severely troubled areas had been phased into the program over time. According to the EPA, as of February 2004, various regions of 14 states and the District of Columbia were required to comply with the program. Although not required, according to the EPA, as of February 2004, all or a portion of 12 states had also voluntarily opted into the program. Under the Energy Policy Act of 2005, the oxygenate standards for reformulated gasoline under the Clean Air Act were eliminated immediately for California and were eliminated nationwide 270 days after August 8, 2005, the date of enactment of the Energy Policy Act.

MTBE has been the most common oxygenate competing with ethanol. MTBE is a petroleum-based product produced from methanol and natural gas. Until recently, a majority of the oxygenated fuel sold in the United States used MTBE as an oxygenate. Recently, MTBE has faced pressure from substantial lawsuits and production has been curtailed, causing the price to escalate equal to or above ethanol. Since the introduction and widespread use of MTBE as an oxygenate, it has been discovered in ground water, lakes and streams. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. The U.S. General Accounting Office has noted that MTBE contamination across the United States is widespread because, among other things, many storage tanks holding MTBE continue to have problems with leakage, pipelines used to transport gasoline are also used to transport MTBE and MTBE dissolves more easily in water than other gasoline components, which allows it to travel faster and farther than gasoline components. In April 2002, a San Francisco jury ordered Royal Dutch Shell and Phillips Petroleum Company to pay for the clean-up of public wells near Lake Tahoe that were contaminated with MTBE.

As a result of environmental problems associated with its use as a fuel oxygenate, in March 2000 the EPA announced that it had commenced regulatory action to achieve a significant reduction in or a complete ban on MTBE. Many states voluntarily responded to the EPA’s announcement by enacting legislation prohibiting the sale of gasoline containing certain levels of MTBE or by phasing out the use of MTBE entirely. According to the Renewable Fuels Association (an ethanol trade association), as of March 2006 twenty-five states, including California, New York, New Jersey, Indiana, Iowa, Missouri and Wisconsin, have enacted legislation restricting or banning the use of MTBE.

Ethanol Markets

The regional and national markets for ethanol appear to be strong. The U.S. Department of Transportation Highway Statistics estimated that approximately 3.6 billion gallons of ethanol were used in the year 2004. The Department discontinued making ethanol statistics available in 2005. The Renewable Fuels Association reported that in 2006, approximately 4.9 billion gallons of ethanol were produced in the United States. We expect that ethanol consumption in 2009 will be close to 10.9 billion gallons.

The Renewable Fuels Association notes that ethanol is now sold across the country and 46% of the nation’s gasoline contains some ethanol, most as the E10 blend. Ethanol is utilized in the Reformulated Gasoline Program as an oxygenate, in the federal winter Oxygenated Gasoline Program, and in conventional gasoline markets as an octane enhancer and gasoline extender. Ethanol is now used as the primary oxygenate in those areas requiring an oxygenate additive under federal law.

California, New York and states in the major corn producing states of the Midwest are among the largest consumers of ethanol. According to the California Energy Commission’s “Quarterly Report Concerning MTBE Use In California Gasoline, October 1 through December 31, 2003,” as of December 31, 2003, California refiners have successfully phased-out the use of MTBE.

Industry Growth

Due in part to federal and state policies promoting cleaner air and federal and state tax and production incentives, the ethanol industry has grown substantially in recent years. Because of the environmental concerns associated with MTBE, the use of ethanol as both an oxygenate and as an octane enhancer has grown and continues to grow rapidly. In addition, ethanol is also used as a gasoline extender when gasoline stocks become short. According to the Renewable Fuels Association, ethanol production in 2006 reached nearly 4.9 billion gallons. This represents a 25% increase over 2005 production and a 300% increase since 2000. According to the Renewable Fuels Association, 15 new ethanol plants were completed in 2006. These new plants, combined with expansions to existing facilities, added 1.16 billion gallons of production capacity to the ethanol industry in 2006. As of September 13, 2007 U.S. ethanol plants had the capacity to produce over 6.8 billion gallons of ethanol annually. A majority of the ethanol plants are located in the Midwest corn-producing states of Illinois, Iowa, Nebraska, Minnesota and South Dakota.

Though starting from a much higher base, the U.S. ethanol industry is also on track for large production gains in 2007, according to recent government data. The Renewable Fuels Association recently noted the latest figures revealed that United States ethanol output was approximately 527.2 million gallons in June 2007, an annualized level of 6.3 billion gallons—up more than 61% from the 3.9 billion gallons the industry produced in 2005. The latest production figures indicate that by the end of the year 2008, U.S. ethanol plants will have the capacity to produce at the equivalent of nearly 8.0 billion gallons per year. In September 2007, the Renewable Fuels Association reported 76 new ethanol plants under construction, with 9 existing producers adding capacity, that combined would eventually bring another 6.6 billion gallons of annual ethanol capacity online. According to the Renewable Fuels Association, ethanol demand reached approximately 18.5 million gallons per day in June 2007.

Automobile companies have responded to the increasing demand to improve the environment by developing ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as those containing ethanol, in their vehicle owner’s manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies such as Daimler Chrysler, General Motors and Ford have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels that are a blend of diesel fuel and ethanol.

Ultimately, whether the use and demand for ethanol will continue to increase depends, in large part, upon the adoption of ethanol as a replacement for MTBE, continuation of the clean air standards, and the implementation of the national Renewable Fuels Standard. While we cannot predict the content of future energy legislation, the passage of energy legislation in the future may materially affect the use of and demand for ethanol and our business. Although there is no assurance that the demand for ethanol will continue to grow, we believe that if the Renewable Fuels Standard is successfully implemented and the use of MTBE is phased-out on a national level in the next few years, the demand for ethanol will increase significantly as an octane enhancer and extender of supply.

Government Incentives

Recognizing the need for a cleaner source of energy, and appreciating that ethanol is renewable and can be produced in the United States, the federal government and various state governments have created incentive programs to encourage ethanol production and to enable ethanol-blended fuel to better compete in domestic fuel markets with gasoline blended with MTBE. The federal incentive programs include excise tax credits to gasoline distributors, direct payments to eligible producers for increased ethanol production and federal income tax credits which eligible producers may earn. State incentive programs include production payments, income tax credits and state sales tax exemptions. However, these programs are not without controversy, due in part to the cost of these programs. Increases in the use of ethanol as a fuel additive will increase the amount of excise tax credits available to gasoline distributors, which translates into lower federal tax revenues. The direct payment program is a significant expenditure and Congress may choose not to fully fund the program in any given fiscal year. These federal programs may be affected by the passage of energy legislation in the future.

Renewable Fuels Standards

On August 8, 2005, Congress adopted the Energy Policy Act of 2005 which introduced a national renewable fuel standard (“RFS”) setting a minimum usage requirement to be phased in over seven years, beginning with approximately 4.0 billion gallons in 2006 and reaching 7.5 billion gallons by 2012. The EPA was directed to promulgate rules requiring refineries, blenders, distributors and importers to introduce or sell volumes of renewable fuels (ethanol, biodiesel or any other liquid fuel produced from biomass or biogas) into commerce in accordance with the annual renewable fuels schedule. The RFS was required to be implemented no later than one year after the date of enactment. Because the EPA failed to timely promulgate rules to implement the RFS, the Act’s default standards provided that renewable fuels must comprise 2.78% of the U.S. fuel supply in 2006, which was approximately 4 billion gallons of fuel. The EPA promulgated final rules in May 2007, effective September 1, 2007, establishing a standard of 4.02% for 2007 and putting into place a long-term regulatory system including a credit trading program. It is expected that ethanol will account for the largest share of renewable fuel produced and used under the RFS, however, the RFS also will stimulate the production of biodiesel.

Some states have also enacted renewable fuel standard legislation to encourage the use of ethanol. The provisions of the legislation differ from state to state. States with such laws include Minnesota, Montana, Hawaii, Washington, Iowa and Missouri.

Federal Excise Tax Exemption

Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for the ethanol industry and its customers is the partial exemption from the federal motor fuels excise tax (the “excise tax exemption”). The excise tax exemption is provided to gasoline distributors as an incentive to blend their gasoline with ethanol. For each gallon of gasoline blended with 10% of ethanol, the distributors receive a 5.1¢ per gallon reduction from the 18.3¢ per gallon federal excise tax, which equates to a 51¢ reduction for each gallon of ethanol handled by the distributors. This exemption was extended through December 2010 under the Volumetric Ethanol Excise Tax Credit signed into law by President Bush in October 2004.

Federal Small Ethanol Producer Tax Credit

The Federal Small Ethanol Producer Credit provides an eligible ethanol producer a 10¢ per gallon tax credit for the first 15 million gallons of ethanol produced annually, subject to possible reduction for certain excise tax benefits. Under the program, ethanol producers that qualify or their owners (for pass-through tax entities) can reduce their federal income tax liability by the amount of the annual credit, subject to limitations. However, benefit of the credit is reduced somewhat because the amount of the credit must be added to regular taxable income (but not to alternative minimum taxable income). Until recently, an eligible small ethanol producer was defined as a producer whose annual production capacity was 30 million gallons or less, which effectively precluded most newer plants from qualifying for the tax credit. The Energy Tax Incentives Act of 2005 increased the annual production capacity limitation to 60 million gallons. The credit is scheduled to expire on December 31, 2010. Our anticipated capacity is 54 million gallons annually, so we expect to qualify as a small ethanol producer. The credit is scheduled to expire on December 31, 2010 and, if it is not extended, tax payers will have a three-year carryforward in which to utilize unused credits.

Commodity Credit Corporation (CCC) Bioenergy Program

The Commodity Credit Corporation Bioenergy Program was developed by the Department of Agriculture in 2001 to provide financial incentives to help offset a portion of the capital investment required to increase production capacity of ethanol and biodiesel. The Program expired on September 30, 2006 and there is no assurance that the Program or any similar incentive will be reinstated in the future.

Ethanol Pricing

Over the past several years, ethanol prices have tended to correlate with wholesale gasoline prices. At the same time, price charts for ethanol and corn prices show that ethanol prices do not track with corn prices. For example, when corn prices increased in late 1993 into 1994, ethanol prices did not increase. The same was true when corn prices initially rose in 1996, ethanol prices did not follow immediately. Although in 1996 the price of ethanol increased dramatically, according to the industry guide published by the State of Minnesota, this increase in ethanol prices was due to limited ethanol supply because high corn prices caused many ethanol plants to curtail operations or shut down, and not directly due to the increased cost of corn. The lack of correlation between corn prices (approximately 68% of our estimated cost of production) and ethanol prices (approximately 85% of our estimated revenue) is a significant operational risk inherent in our business.

Recent events, including damage to the energy industry infrastructure in the Gulf coast region of Alabama and adjacent states, increased demand for petroleum and political tensions in the Middle East, resulted in substantially higher crude oil prices. In the past, demand for and the price of ethanol tended to increase as supplies of petroleum appeared to be threatened and gasoline prices increased. In 2007, although the demand for ethanol increased, additions to ethanol production capacity and limitations on the ability to move production to the retail market kept ethanol prices in check. Thus, as crude oil prices reached a high of $78.40 per barrel on July 13, 2007, ethanol prices did not respond and, as crude prices declined in August and September, ethanol prices declined more sharply. At the same time, the demand for and price of corn increased dramatically, which was attributed principally to the increased requirements of the ethanol industry. As a consequence, pricing pressures on the ethanol industry have become intense, margins have eroded and the vitality of individual producers and the industry as a whole has been questioned.

The following chart illustrates the historical correlation between the price of ethanol and the price of wholesale gasoline and the lack of correlation between the price of ethanol and the price of corn. Accordingly, an increase in corn prices and a decrease in wholesale gasoline prices could materially harm our business, and it is now uncertain whether ethanol prices will follow rising gasoline prices.

MONTHLY ETHANOL, UNLEADED GASOLINE AND CORN PRICES

Ethanol, Unleaded, and Corn Prices

Sources: Nebraska Corn Growers Association; U.S. Department of Energy; Chicago Board of Trade

Distillers Grains Market

The amount of distillers grains produced annually in North America is expected to increase significantly as the number of ethanol plants increases. However, we believe that the demand for distillers grains may increase as the feed industry becomes more familiar with its benefits. The market for distillers grains is generally confined to locations where freight costs allow it to be competitively priced against other feed ingredients. Distillers grains competes with three other feed formulations: corn gluten feed, dry brewers grain and mill feeds. The primary value of these products as animal feed is their protein content. Dry brewers grain and distillers grains have about the same protein content, and corn gluten feed and mill feeds have slightly lower protein contents. Distillers grains contains nutrients that have important growth promoting properties for dairy and beef cattle, poultry and swine. For dairy cattle, the high digestibility and net energy content of distillers grains, as well as its high fat content, yields greater milk production as compared to other feed ingredients. For beef cattle, feedlot studies have found that the improved rumen health, energy effect of the fiber and palatability promotes faster and more efficient growth.

For poultry and swine, feeding trials have found that distillers grains is a useful and economic source of protein, fat and beneficial unidentified growth and health factors. Although poultry and swine account for a small portion of the distillers grains market, we believe that with the advancement of research into the feeding rations of poultry and swine, these markets may grow.

Dried Distillers Grains/Dried Distillers Grains with Solubles

Dried distillers grains is usually referred to as DDG. When solubles (fine soluble fiber, fat glycerol, etc.) are added to the feed, it is called dried distillers grains with solubles, or DDGS. These products are commonly dried to 10-12% moisture, which is necessary for increased shelf life. When solubles are added, the product has higher bulk density and stickiness and improved animal nutritional qualities, which helps to maintain a cleaner effluent stream. However, the solubles typically make the drying process more difficult. Consistent high quality is important to achieving the highest selling prices for DDG/DDGS. We believe higher quality DDGS is in greater demand and may sell at a slightly higher price than lower quality DDGS.

Wet Distillers Grains/Modified Wet Distillers Grains

Wet distillers grains (“WDG”) contains a substantial amount of moisture and has a shelf life of up to approximately three days and can be sold only to feedlots or farms within the immediate vicinity of the ethanol plant. Modified wet distillers grains (“MWDG”) is similar to wet distillers grains except that it has been partially dried, contains less moisture, and has a shelf life of up to approximately 14 days.

Because WDG and MWDG are not dried as extensively as DDG or DDGS, there are substantial savings from reduced drying costs. Further, WDG and MWDG are often favored by dairy and beef feedlots and operations because cattle seem to prefer the moist texture. In cattle feedlots, it is usually fed in the bunker with mineral supplements, roughage, corn or other conventional feed grains. The transportation costs, however, are much higher than those for DDG or DDGS due to the increased weight of the WDG and MWDG. Ultimately, the demand for WDG and MWDG will depend upon the presence and demand of local feedlots and livestock operations.

Distillers Grains Pricing

Various factors affect the price of distillers grains, including, among others, the price of corn, soybean meal and other alternative feed products, the performance or value of distillers grains in a particular feed market, and the supply and demand within the market. Like other commodities, the price of distillers grains can fluctuate significantly in local, regional, national and international markets.

Carbon Dioxide Products

In commercial use, carbon dioxide is a by-product which can be recovered from the fermentation process. The carbon dioxide is then purified by dissolving it in a concentration of alkali carbonate or ethanol amine and then heating the solutions with steam. As the gas forms, it is compressed into steel cylinders. Carbon dioxide is used to manufacture sodium carbonate, sodium bicarbonate and basic carbonate of lead. Since it does not burn, carbon dioxide is used to extinguish fires. In its solid form (dry ice) it does not melt to liquid, therefore making it an ideal refrigerant; when dry ice turns to a gas, it can produce an inert environment which reduces the growth of bacteria. Carbon dioxide is added to oxygen in artificial respirators; it is also a necessary ingredient in carbonated beverages. Carbon dioxide can be captured from manufacturing plants and sold. Many companies are in the business of claiming the carbon dioxide from ethanol plants on site and buying it wholesale. The market price varies greatly based on ease of transportation and distance from end users.

The following discussion of our plans for the development, construction and operation of the plant reflects our current plans and expectations and may be subject to changes as the project progresses and as circumstances require.

Description of our Ethanol Plant

General

We intend to build our proposed ethanol plant in Colbert County, Alabama. Assuming we raise the equity we need to obtain debt financing, we would like to close on our debt financing by the first quarter of 2008. The elapsed time from ground breaking to mechanical completion of the plant is expected to take approximately 17 months. We estimate that the total capital costs to construct the plant and commence operations will be approximately $130,000,000 if we choose the Barton site for our plant and approximately $126,000,000 if we choose the Black Eagle site.

We anticipate that the plant will use a dry milling process to produce fuel-grade ethanol as its main product and distillers grains as a co-product. The plant will have a design capacity to produce 54 million gallons of undenatured ethanol per year (“mmgy”). In addition, we expect the plant will annually produce approximately 182,000 tons of dried distillers grains with solubles.

The plant will consist principally of a storage and processing area for corn; a fermentation area comprised mainly of fermentation tanks; an ethanol storage and loading area; a drying unit for processing the dried distillers grains; a storage and loading facility for dried distillers grains; truck scales for weighing incoming corn and outgoing distillers grains; and an administrative office. All commodity storage facilities will hold approximately 15 days’ supply of each commodity.

Plant Location

We have options to purchase a site for our plant in the Barton Riverfront Industrial Park 5 miles east of Cherokee, Alabama. The Barton Riverfront Industrial Park is being developed by the Shoals Economic Development Association (“SEDA”) with the support of Colbert County, to provide a stimulus to economic development in Colbert County. The Barton site is over 100 acres in size, allowing for easy placement of the facility footprint and the needed rail and road additions. The Barton Riverfront Industrial Park is served by road and rail transportation facilities and by sources of natural gas, electricity, water and other utilities. We expect that infrastructure capital expenses to obtain access to utilities, roads  and rail service will cost approximately $9,750,000. The site has sufficient room to expand our operations in future years, which would allow us to increase our plant capacity to 100 mmgy capacity, including additional corn, ethanol and distillers grains tank farm storage.

We are also considering the Black Eagle site, located 6 miles west of Tuscumbia, Alabama, also in Colbert County, which is available for lease rather than purchase. Although we have no agreement to lease this site, we have entered into a non-binding a letter of intent for purposes of guiding negotiations between us and the owner of the site, Black Eagle Minerals, LLC. The portion of the Black Eagle site that we would intend to lease is approximately 135 acres in size, which would easily accommodate our plant and leave room for future expansion. The site has access to existing road, rail and river port facilities which were used in the past for transloading operations for coal and other bulk materials. The only other active operations on the property of which our site is a part are associated with a limestone quarry which is leased to another company. The cost to obtain access to utilities and roads and to upgrade rail access at the Black Eagle site is estimated at $5,200,000.

The Barton and Black Eagle sites are both located approximately 120 miles north of Birmingham, Alabama, 130 miles east of Memphis, Tennessee and 140 miles southwest of Nashville, Tennessee. Both sites are located on the south bank of the Tennessee River and each location would provide river barge access to regional supplies of corn and markets for our ethanol and distillers grains.

We have options from the Colbert County Commission and four additional sellers to acquire the Barton site at a purchase price of approximately $2,500,000. The Colbert County Commission option originally expired on May 13, 2007, but it was extended to August 13, 2007 and has been further extended to February 7, 2008. The four additional options expire on November 30, 2007 but may be extended to May 1, 2008.

Lease terms for the Black Eagle site remain to be negotiated. However, we anticipate that any lease that we enter into for the Black Eagle site or any other site will contain provisions requiring us to pay rent on a periodic basis and to pay other amounts for the use and maintenance of any infrastructure located on the site or associated with the site and to cover the cost of taxes and special assessments on the property. Lease payments and related expenses will reduce our financial returns from operations, expenses that would not occur or be as significant if we owned our site. If we fail to make any required payments, or fail to comply in any respect with other obligations under the lease, we could incur additional expense and penalties under the terms of the lease. If our failures constitute a default under the lease, the lessor may be entitled to cancel the lease, terminate our right to use the property and require us to vacate the site. If we are forced to vacate the site, we could lose the capital improvements that we have installed on the site, including our plant.

Preliminary investigations indicate that both the Barton and Black Eagle sites appear to be suitable for construction of an ethanol plant. The land on which the Barton site is located was purchased by Colbert County for use as an industrial park in 1999 and, due to the use of public funds, a full environmental impact statement (“EIS”) was performed at that time. That study showed no impediments to development from environmental, cultural, historical or endangered species considerations. We are not required to obtain a zoning permit or reclassification to use the Barton site for an ethanol plant. The Alabama Department of Environmental Management (“ADEM”) has the responsibility and authority to review and permit our site and construction plans for purposes of compliance with Alabama environmental statutes and regulations. An application for an air permit for the Barton site was submitted to ADEM in July of 2007. The ADEM process includes review of the application, preparation of a draft permit and a public notice to receive comments. Unless the ADEM receives comments that would require changes or amendments to the permit, we would expect to receive the air emission source construction permit by the first quarter of 2008. Preliminary soil studies indicated a satisfactory substrate to support our plant. Further soil borings are underway to establish the suitability of the substrate. Although various permits are required, we are optimistic regarding our ability to obtain all permits for the Barton site.

The Black Eagle site is also likely to be suitable for our use under applicable standards. A phase I environmental study has been performed on the site which determined that no significant issues exist which would impede further development of the site. Our plant would be located on developed land inside an existing rail loop which eliminates any likely impediments to development from environmental, cultural, historical or endangered species considerations. The site is in an unincorporated portion of the county which means we will not be required to obtain a zoning permit or reclassification to use the Black Eagle site for an ethanol plant. An application for an air permit for the Black Eagle site was submitted to ADEM in September 2007. If we proceed with the Black Eagle site, we would expect to complete the permitting process in the first quarter of 2008. Preliminary soil reviews are favorable for our plant and soil borings would be undertaken to establish the suitability of the substrate. We believe that we can obtain all permits necessary for the Black Eagle site.

We have evaluated other possible sites which may be suitable for our plant but have no options on any other sites. Accordingly, we presently believe and intend that our plant will be built on either the Barton site or the Black Eagle site. Our decision between those sites will consider the relative capital costs of constructing our plant at those sites, the long-term income and cash flow differences associated with leasing the Black Eagle site rather than purchasing the Barton site, the capital and operating costs associated with utilities at the sites, costs and ease of access to rail, barge and highway transportation at the sites, and other matters.

If for any reason the Barton site and the Black Eagle site would prove unsuitable for our plant, if our options on the Barton site expire before we have our equity and debt financing available to acquire that site, or if we are unable to negotiate satisfactory lease terms for the Black Eagle site, we may find it necessary to pay more than we presently anticipate for those sites or to locate an alternative site. We have evaluated other possible sites which may be suitable for our use but we do not have options on any other sites. There is no assurance that after full investigation we will determine that the Barton site, and the Black Eagle site or any other site that we have identified will be suitable for our plant or be acquired for that purpose. Further, because of uncertainties in the permitting process and site-specific criteria, we may ultimately find it necessary to locate our plant on a site that has not yet been identified. A new site could be located outside Colbert County and could even be located outside the state of Alabama. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. During and after this offering, we expect to continue the permitting process on the Barton and Black Eagle sites, and, if necessary, conduct investigations on other sites, including overall suitability for our plant, environmental matters and road and rail access considerations. Our goal, working with consultants, will be to confirm the suitability of and obtain permits for the Barton site or the Black Eagle site or to identify the best alternative site for our use so we will be in a position to acquire a site immediately upon successful completion of our equity and debt financing.

We may modify or change the location of the plant if we find another site that better suits our needs, or if we cannot obtain the necessary permits and approvals or utilities and other services, or cannot obtain them at a reasonable cost. Changing the location of the plant from the proposed site may increase the cost of the plant and delay construction and start-up operation of the plant. Certain events and conditions, including among others, delays, change orders we may submit and site conditions that differ from what we expect could lead to significant increases in our plant costs. Delays and changes are not uncommon in major construction projects. Increases in the cost of the plant will require us to procure additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

There can be no assurance that we will not encounter hazardous conditions at our plant site. We will rely on our EPC contractor to determine the adequacy of the site for construction of our ethanol plant. We may encounter hazardous conditions at the chosen site that may delay the construction of the ethanol plant. We do not expect that our EPC contractor will be responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, our EPC contractor may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. If we encounter any hazardous conditions during construction that require time or money to correct, it may have a material adverse effect on our operations, cash flows and financial performance.

The Dry Mill Process

Our proposed plant will produce ethanol and distillers grains by processing corn. We plan to have the capability to receive corn by rail and semi-trailer truck. The corn will be weighed and stored in receiving facilities. It will then be transported to a scalper to remove rocks and debris before it is conveyed to processing bins. Thereafter, the corn will be transported to a hammer-mill or grinder where it is ground and conveyed into a tank for processing. We will add water, heat and enzymes to break the ground corn into a fine liquid. This liquid will be heat sterilized and pumped to a tank where other enzymes are added to convert the starches into glucose sugars. Next, the liquid is pumped into fermenters, where yeast is added, to begin the fermentation process, which generally takes about 40 to 50 hours. Thereafter, the resulting “beer” is pumped to distillation columns, which divides the alcohol from the corn mash. The alcohol is concentrated to 190 proof in the distillation columns and is then partially dehydrated in a molecular sieve system. The resulting 200 proof alcohol is then blended with a five percent denaturant (such as gasoline) as it is pumped into storage tanks to await shipment. Shipment from our plant is expected to be mainly by truck, but rail and barge facilities will also likely be utilized.

Meanwhile, corn mash from the distillation process is pumped into a centrifuge that separates the coarse grain from the solubles. The solubles are then dried into a thick syrup. The coarse grain that exits the centrifuge is then conveyed to dryers. Syrup is added to the coarse grain as it enters the dryer, where moisture is removed. This process produces distillers grains with various moisture levels, which can be used as animal feed. The fermentation process will also produce carbon dioxide.

The dry mill process to produce ethanol and distillers grains is illustrated in the following diagram:

Source: Renewable Fuels Association

We expect that we will receive a design and process efficiency performance guarantee for our plant from Delta-T or our EPC contractor of 2.8 gallons of denatured ethanol production for each bushel of corn processed.

The distillers grains drying will be achieved with steam tube dryers of lower temperature than gas fired dryers. We anticipate that the quality of our distillers grains will be superior due to less degradation of the protein.

Enzyme Improvements

Enzymes are proteins produced by microorganisms grown in controlled fermentations. The proteins contain catalytic sites that allow specific chemical reactions to occur at more moderate temperatures and pH’s than normal. A new generation of alpha amylases eliminates the need to add lime and also tolerates lower pH, allowing thinner stillage to be recycled to the slurry tank. Both of these help reduce environmental impact and ethanol production cost. Enzymes play a critical role in ethanol production with new developments improving ethanol production efficiencies.

New enzyme technology that is currently under development can possibly raise the efficiency of these plants to 3 gallons per bushel of corn and the current development of high fermentable starch corn varieties may take production efficiency beyond 3 gallons per bushel in the future.

Fermentable Starch

Industry efforts are providing lab-scale fermentation results that reference the chemistry behind hybrid designations and grain analysis calibrations. During fermentation, high performance liquid chromatography measures the concentration of ethanol in the mash and provides crucial information on the quality of fermentation for a wide genetic base of corn. All starch for ethanol production is not the same. Fermentable starch for dry grind ethanol processing is a subset of total starch and different from extractable starch used for wet milling. Industry efforts have developed a calibration tool for grain analysis to measure fermentable starch. This aids the sourcing and utilization of corn that yields more ethanol.

Use of Natural Gas as Our Energy Source

Heat is defined in terms of British thermal units, or Btu’s, where one Btu is the amount of heat required to raise one pound of water one degree Fahrenheit. Our plant, a Delta-T designed 54 mmgy undenatured ethanol plant, will use approximately 34,000 Btu’s of natural gas to produce one gallon of undenatured ethanol. A gallon of ethanol will release about 76,100 Btu’s when combusted. The net energy gain that exists makes ethanol marketable as a liquid fuel where gas or solids cannot easily be consumed.

Natural gas is a relatively clean-burning fuel and presents comparatively few environmental emission issues under current federal and state regulations. However, the price of natural gas has risen significantly in recent years as a consequence of increasing demand and generally rising energy prices. As a consequence, our plant will be subject to the possibility of increasing energy costs in the future and, if supplies of natural gas become short, we may also be subject to interruptions in our supply.

Co-Products

We have entered into a memorandum of understanding with The Scoular Company (“Scoular”) which provides that Scoular and we will negotiate a definitive agreement under which Scoular will market 100% of the distillers grains produced by us at a price equal to Scoular’s resale price less a reasonable marketing fee.

Prices of distillers grains typically vary from year to year and within years depending on livestock numbers, supplies of distillers grains and the supplies and prices of alternative animal feeds in the relevant market. Due to the lack of ethanol production in the area of our plant sites, historical data for distillers grains prices are not readily available in our market. The following graph shows the prices of distillers grains at Lawrenceburg, Indiana, which is approximately 450 miles northeast of our plant sites.

DISTILLERS DRIED GRAINS PRICES—LAWRENCEBURG, INDIANA 2000-2007

(Dollars per Ton)

Distillers Dried Grains Prices—Lawrenceburg. IN

Source: U.S. Department of Agriculture, Feed Grains Database

By-Products

Our plant is expected to produce approximately 160,000 tons annually of raw carbon dioxide as a by-product of the ethanol production process. At this time, we do not intend to capture and market our carbon dioxide gas. We do intend to leave sufficient areas available in the footprint of the plant to capture carbon dioxide if it is feasible in the future.

Corn Feedstock Supplies

Because the cost of corn feedstocks for our plant will constitute approximately 68% of the total cost of operating our plant and producing ethanol and distillers grains, the success or failure of our business will greatly depend on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices and our ability to manage our corn purchasing strategy.

Cultivated corn production is a means of converting sunlight and carbon dioxide into useable sugars and starches that can be transported to human and animal consumers. The infrastructure that has developed around modern corn production has become a staple of our economy and social structure. The soils and climate of Alabama are conducive to the production of corn; thus we anticipate corn production in the region to continue into the future in large enough quantities to exceed the production demand for food and feed uses.

We anticipate that our dry mill ethanol production plant will need approximately 20.3 million bushels of corn per year. Although some of our corn feedstock requirements could be obtained from local markets in the effective truck radius of our plant, due to the relatively low corn production in the area of our plant we anticipate that most, if not all, of our corn requirements will be shipped to us by barge and rail from more distant markets in the midwest and plains states. If we purchase 30% of our corn requirements from the nearby area, the plant would consume corn supplies equivalent to approximately 28% of the historical four-year (2002-2006) average corn production in the 39 county area around our plant sites. Because we will compete for corn with other local users, including producers of poultry, cattle, hogs and other livestock, these competing demands are expected to consume most of the corn presently produced in the area of our plant.

Alabama, Tennessee and Mississippi are not among the top ten corn producing states in the U.S., and rank well behind the leading states to the north and west of our area. Alabama ranked 31st overall with 11.9 million bushels of production, or less than 1% of the total U.S. production in 2006. Tennessee was 18th with 62.5 million bushels and Mississippi 23rd with 35.8 million bushels of production. The following table gives corn production figures in the top ten producing states, Alabama, Tennessee, Mississippi and the U.S total in 2006:

STATE CORN PRODUCTION RANKINGS IN 2006

Rank	State	Production (bushels)	Percent of U.S. Total
1	Iowa	2,050,100,000	19.5%
2	Illinois	1,817,450,000	17.3%
3	Nebraska	1,178,000,000	11.2%
4	Minnesota	1,102,850,000	10.5%
5	Indiana	844,660,000	8.0%
6	Ohio	470,640,000	4.5%
7	Wisconsin	400,400,000	3.8%
8	Missouri	362,940,000	3.4%
9	Kansas	345,000,000	3.3%
10	South Dakota	312,340,000	3.0%
18	Tennessee	62,500,000	0.6%
23	Mississippi	35,750,000	0.3%
31	Alabama	11,880,000	0.1%
	U.S. Total	10,534,868,000	100.0%

Source: U.S. Department of Agriculture

On March 30, 2007, the U.S. Department of Agriculture announced that corn producers nationally are expected to plant 90.5 million acres of corn in 2007, 12.1 million acres more than in 2006. Prevailing higher prices for corn due to increased demand from the ethanol industry and export sales were the stimulus for the planned increase in corn acreage.

Although the area surrounding our Barton and Black Eagle plant sites produces some quantities of corn, local supplies are very tight within 50 miles of our proposed sites. The amount of corn available increases rapidly beyond 50 miles from our sites and, after feed use, there are approximately 36 million bushels of corn produced annually within 150 driving miles of the plant. This would provide an adequate amount of surplus corn for the plant. With the plant located adjacent to the Tennessee River and a Norfolk Southern rail line, we anticipate that a substantial amount of our corn supplies will be sourced by barge and rail at a lower delivered cost than local corn, depending on market prices and transportation costs.

The following table gives corn production figures for Alabama, Tennessee and Mississippi for the years from 2002 through 2006.

ALABAMA, TENNESSEE AND MISSISSIPPI CORN PRODUCTION—2002-2006

	2002	2003	2004	2005	2006
Alabama:
Acres planted	200,000	220,000	220,000	220,000	200,000
Acres harvested	180,000	190,000	195,000	200,000	165,000
Yield (bushels per acre)	88	122	123	119	72
Production (bushels)	15,840,000	23,180,000	23,985,000	23,800,000	11,880,000
Tennessee:
Acres planted	690,000	710,000	680,000	650,000	550,000
Acres harvested	610,000	620,000	615,000	595,000	500,000
Yield (bushels per acre)	107	131	140	130	125
Production (bushels)	65,270,000	81,220,000	86,100,000	77,350,000	62,500,000
Mississippi:
Acres planted	550,000	550,000	460,000	380,000	340,000
Acres harvested	530,000	530,000	440,000	365,000	325,000
Yield (bushels per acre)	120	135	136	129	110
Production (bushels)	63,600,000	71,550,000	59,840,000	47,085,000	35,750,000
Total Combined Production	144,710,000	175,950,000	169,925,000	148,235,000	110,130,000

Source: U.S. Department of Agriculture

Yields in this area tend to be below the U.S. average and to be slightly more volatile. Unusual yields, including disastrous yields (15% or more below trend) and abundant yields (15% or more above trend), tend to occur about once every five years. Overall a deviation from the five year trend is usually no more likely due to crop failures than bumper crops.

Although the availability of corn and transportation considerations such as barge and rail freight rates and fuel prices will greatly impact whether corn comes to us via rail or truck, we believe that the corn producing counties of Alabama, Tennessee and Mississippi within an 80-mile radius of our sites could be considered our local feedstock source area from which local supplies of  corn could be sent to us by truck. The following table gives corn production figures for that 39 county area of Alabama, Tennessee and Mississippi for the years from 2002 through 2006:

39 COUNTY AREA CORN PRODUCTION—2002-2006

County	2002	2003	2004	2005	2006
Alabama:
Colbert	790,000	1,253,000	1,271,000	1,472,000	1,030,000
Cullman	315,000	327,000	273,000	324,000	108,000
Fayette	218,000	229,000	213,000	218,000	115,000
Franklin	117,000	160,000	—	—	—
Lamar	129,000	146,000	—	50,000	—
Lauderdale	710,000	1,243,000	1,185,000	1,116,000	730,000
Lawrence	1,180,000	1,770,000	1,990,000	2,046,000	1,150,000
Limestone	600,000	1,243,000	1,425,000	1,136,000	610,000
Madison	1,270,000	1,565,000	1,800,000	1,773,000	790,000
Marion	—	—	286,000	200,000	195,000
Morgan	605,000	630,000	562,000	498,000	275,000
Walker	—	—	—	—	—
Winston	—	—	—	—	—
Total	5,934,000	8,566,000	9,005,000	8,833,000	5,003,000
Tennessee:
Chester	370,000	194,000	348,000	325,000	225,000
Decatur	215,000	320,000	235,000	235,000	275,000
Giles	810,000	950,000	1,440,000	1,300,000	970,000
Hardeman	605,000	750,000	860,000	550,000	440,000
Hardin	610,000	406,000	612,000	900,000	720,000
Henderson	945,000	954,000	1,160,000	1,100,000	950,000
Hickman	260,000	340,000	297,000	270,000	255,000
Lawrence	1,423,000	1,880,000	1,690,000	1,875,000	1,675,000
Lewis	—	—	—	—	—
Lincoln	870,000	1,210,000	1,170,000	1,195,000	735,000
Madison	1,285,000	1,600,000	1,787,000	1,200,000	700,000
Marshall	172,000	325,000	190,000	300,000	170,000
Maury	560,000	895,000	930,000	785,000	655,000
McNairy	575,000	750,000	845,000	850,000	535,000
Perry	186,000	210,000	190,000	185,000	105,000
Wayne	153,000	112,000	180,000	183,000	152,000
Total	9,039,000	10,896,000	11,934,000	11,253,000	8,562,000
Mississippi:
Alcorn	847,000	614,000	1,153,000	972,000	304,000
Benton	340,000	241,000	424,000	208,000	127,000
Itawamba	410,000	183,000	192,000	270,000	170,000
Lee	521,000	388,000	378,000	500,000	372,000
Monroe	1,350,000	1,422,000	1,638,000	1,110,000	1,113,000
Pontotoc	—	—	299,000	311,000	235,000
Prentiss	225,000	173,000	—	270,000	165,000
Tippah	400,000	446,000	423,000	397,000	215,000
Tishomingo	—	—	—	91,000	50,000
Union	363,000	278,000	268,000	287,000	270,000
Total	4,456,000	3,745,000	4,775,000	4,416,000	3,021,000
Total Combined Production	19,429,000	23,207,000	25,714,000	24,502,000	16,586,000

Source: U.S. Department of Agriculture

Just as the availability of quantities of corn will have a significant impact on our operations, the price that we will pay for those supplies will also greatly impact our operations. Corn prices can be considered on a national, regional and local market basis, and, depending on proximity to production, transportation costs, regional or local weather impacts and other factors, significant variations can occur among those markets from year to year and within any given year.

Corn prices are primarily dependent on world feedstuffs supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important being weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. The price of corn has fluctuated significantly in the past and can be expected to fluctuate significantly in the future. Because the market price of ethanol is not related to corn prices, ethanol producers are generally not able to compensate for increases in the cost of corn through adjustments in prices charged for their ethanol. Thus, our plant’s profitability may be negatively impacted during periods of high corn prices.

The current increase in demand for corn attributed to the rapid expansion of ethanol production has resulted in relatively high corn prices nationally. Assuming this demand does not decline over the next few years, corn prices may balance out at a level which may be above ten-year historical averages. This price will be highly dependent on the effect of increased acreage allocated to corn and increased production stimulated by the increased price levels. Thus, it is not possible to predict with assurance whether current high corn prices will remain high, continue to rise due to increasing demands for feedstock by the ethanol industry or decline as the market adjusts to new conditions.

The average price of corn in the Colbert County, Alabama area over the last eight years is $2.45 per bushel. However, during that period corn prices have shown substantial variability, both from year to year and within each year. Annual averages have ranged from a low of $1.61 per bushel in 2000 to a record high of $4.59 in June 2007. The following graph shows the variation of the price of corn in the Cherokee, Alabama area for the past eight years as reported by the U.S. Department of Agriculture.

COLBERT COUNTY, ALABAMA AREA CORN PRICES 2000-2007

(Dollars per Bushel)

Source: U.S. Department of Agriculture, Agricultural Marketing Service

Historically, the price paid to local farmers has been $.14 per bushel higher to $.14 per bushel lower than the futures price quoted on Chicago Board of Trade. This reflects the relatively low quantities of corn produced within this area and also the market discipline of current buyers as they purchase the corn. The cash corn prices in the Colbert County, Alabama area are historically $.23 to $.36 per bushel higher than they are in areas of Iowa, Minnesota and South Dakota where much of the new ethanol construction is taking place. This higher cash corn price means that the cost to produce ethanol in our location will be approximately $.09 to $.13 per gallon higher than other locations in states north and west of us where cash corn prices are lower.

Corn prices in the Colbert County, Alabama area over the last eight years have shown substantial variability. Prices tend to vary seasonally, with the lowest corn prices occurring at harvest and the highest prices occurring in the spring. Historically there has been a $0.49 per bushel difference between the September and March corn prices. The following table shows the variation in corn prices within each year and related averages in the area of our projected sites for the past eight years as reported by the U.S. Department of Agriculture.

ANNUAL CORN PRICE VARIATION FOR THE COLBERT COUNTY, ALABAMA AREA 2000-2007

	Annual Corn Price ($/Bushel)
Year	Minimum	Maximum	Average
2000	$1.61	$2.38	$2.03
2001	$1.69	$2.83	$2.02
2002	$1.88	$2.73	$2.24
2003	$1.94	$2.99	$2.43
2004	$1.73	$3.36	$2.54
2005	$1.69	$2.55	$2.02
2006	$2.03	$3.86	$2.49
2007*	$3.13	$4.59	$3.79
Combined Average	$1.96	$3.16	$2.45

*  Through August 2007

Source: U.S. Department of Agriculture, Agricultural Marketing Service

Through August 2007, the minimum, maximum and average prices for corn in the region surrounding our proposed plant sites were $3.13, $4.59 and $3.79, respectively.

However, high seasonal corn costs can be mitigated by sourcing by rail or barge, which would lower the plant’s total corn cost. During specific seasons of the year, changing price spreads may make it worthwhile to switch to rail delivery. The availability and costs of rail and barge vary throughout the year based on regional and national demand which may limit the plant’s ability to source corn using these transportation options.

New corn demand within a market can have varying impacts on the corn price. BBI International (“BBI”) and Cash Grain Bids, Inc. have evaluated the corn production and pricing for our plant and have concluded that the basis impact in cents per bushel for a 54 mmgy facility will be an average of $0.44 per bushel over the our 39-county trade area. This is based on a grain origination strategy that sources the majority of our plant’s feedstock requirements by rail from regions outside of the local area of our plant. Due to the relatively low volume of corn produced in our region, as compared to the demand of our plant, the basis impact will be greater nearer to our plant. Competition for corn supplies from existing ethanol plants and plants that may be constructed in the future in the vicinity of our plant could have the effect of raising corn prices.

We expect to establish some ongoing business relationships with local farmers and grain elevators to acquire local corn for our plant. We have no contracts, agreements or understandings with any corn producer in the area. Although we expect to procure corn from these sources, there can be no assurance that supplies of local corn can be obtained in significant quantities and on acceptable terms.

In addition, there is no assurance that local or regional shortages of corn will not develop, particularly with other ethanol plants competing for corn, or if an extended drought or other production problem should occur. Thus, there can be no assurance that we will be able to obtain adequate supplies of corn on acceptable terms. We expect to enter into supply agreements and to utilize hedging arrangements to protect our corn supplies and costs.

Risk Management

We have entered into a memorandum of understanding with The Scoular Company (“Scoular”) which provides that Scoular and we will negotiate definitive agreements under which Scoular will supply us with 100% of the corn we require to operate our plant, will market 100% of the distillers grains produced by us and will provide us with risk management services related to our procurement of corn and natural gas and sales of ethanol and distillers grains. We also expect to retain an ethanol marketing consultant or broker to assist us in marketing and selling our ethanol production in regional or national markets. We also expect to hire a product marketing company to manage the marketing of the ethanol that we produce.

We expect that Scoular and our ethanol marketing company will utilize forward contracting and hedging strategies, including strategies utilizing futures and option contracts, to manage our commodity risk exposure, to minimize the risk of adverse price movements in the markets and optimize finished product pricing on our behalf. Hedging is a means of protecting the price at which we buy corn and the price at which we will sell our products in the future. We may also negotiate longer-term supply or sale agreements intended to lock in favorable quantities, quality and pricing of supplies or product for us.

The effectiveness of hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts that we purchase as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur these costs and these costs may be significant.

Transportation and Delivery

Our plant will have facilities to receive corn by truck, barge and rail and to load ethanol and distillers grains onto trucks, rail cars and barges. We expect that a substantial majority of our corn requirements will be obtained in the regional market and will arrive by truck. We hope that most of our ethanol will be sold in the local market and will be shipped by truck. Ethanol sold in the regional or national market will likely be shipped by rail and barge. Distillers grains will be shipped by truck to the local and regional market and by rail to national markets.

Highway

Highway transportation is the most efficient and timely means of delivery from and to nearby markets. Both the Barton site and the Black Eagle site are well positioned for access to major highways. Highway 72 is within one mile of both sites and provides direct access to Decatur, Alabama and Memphis, Tennessee. The Natchez Trace Parkway that connects Nashville, Tennessee with Jackson, Mississippi is also within a few miles of both sites.

Railroad

Lower per mile freight rates make rail and barge considerably more cost effective than truck transportation to and from more distant markets. The Norfolk Southern Railway (“Norfolk Southern”) provides rail service to the Barton Riverfront Industrial Park and to the Black Eagle site.

The Norfolk Southern has an extensive rail network in the eastern portion of the United States, principally east of the Mississippi River and south of the Great Lakes and New England. It serves New York City, Buffalo, Detroit and Chicago on the north, serves all of the significant mid-Atlantic ports, covers markets on both sides of the Appalachian mountains and east of the Mississippi. It has a main line that extends west to Kansas City and trackage/haulage rights to Dallas and Des Moines, which could be important both for corn feedstock supplies and ethanol markets. Access to other east-west railroad lines, such as the Union Pacific and Burlington Northern Santa Fe, is available in Kansas City, St. Louis, Chicago, Memphis and Dallas.

The Norfolk Southern line that serves the Barton and Black Eagle sites connects directly with Birmingham to the south, Chattanooga to the east and Memphis to the west. Atlanta is the major market most easily accessed by the Norfolk Southern. Mobile and New Orleans are Gulf Coast ports within easy range from our plant.

As the ethanol and distillers grains markets expand, the Norfolk Southern is responding with the development and planned development of unit train facilities. Some ethanol plants have marketers who pool all of the ethanol supply and transportation costs gain an advantage from unit train cost savings. Based on recent conversations with ethanol marketing firms, we understand that ethanol plants that participate in pooled shipments are experiencing $0.01 - $0.02 per gallon greater net back on prices via cheaper rail rates. More ethanol unloading facilities are planned in the major markets and there are distillers grains markets that are capable of 30-70 car units of feed capacity. Our ability to capture unit train market opportunities may be limited by current Norfolk Southern delivery policies.

We have not entered into any written agreements with the Norfolk Southern, however, based on conversations with the Norfolk Southern we believe that they will enter into a written agreement with us for track access to our site, provide us with seven-day per week service and deliver up to 75 cars at a time. We expect that an agreement with the Norfolk Southern would provide for the hopper cars that we would require to transport corn to our plant and for the tanker cars to ship the ethanol we produce from our plant to regional and national markets. An agreement or agreements with the Norfolk Southern would also deal with shipping rates or the manner in which rates would be determined.

We have engaged Antioch International, Inc., a civil engineering firm based in Elkhorn, Nebraska which specializes in transportation engineering and consulting, to assist us with the engineering and design services necessary to install rail infrastructure for our plant. Those services would include discussions with Norfolk Southern with respect to the specific spur and switching infrastructure necessary for our plant, the design, engineering and construction of those elements and the service, cars and rates which we will require.

Barge

The Barton Riverfront Industrial Park and the Black Eagle site are both located on the southern bank of the Tennessee River. The Tennessee River is heavily utilized for barge traffic, and the waterway could serve as an inbound/outbound barge terminal for corn, ethanol and distillers grains. Barges from this location could move through northern Alabama as far as eastern Tennessee, or move to or from the Ohio River or Mississippi River, accessing markets on those rivers and even the Chicago market via the Illinois River. The Tennessee River also connects to the Tennessee-Tombigbee waterway near our a short distance west of our sites, which allows river barge traffic to move directly south to Mobile, Alabama where it connects to intracoastal waterways serving northwest Florida or west to New Orleans and Houston. The intracoastal system allows river barges to access these markets without entering the Gulf of Mexico, avoiding the need for deep water vessels and reloading cargoes. Transportation rates on the Tennessee River provide a competitive advantage versus reliance on rail or highway alone. We expect that utilizing some amount of barge transport will allow us to minimize overall transportation costs and provide access to some corn, ethanol and distillers grains markets otherwise not available. In general, the availability of water transport will provide us with added flexibility in selecting transportation alternatives and may have a positive impact on the profitability of our plant. The Black Eagle site is adjacent to an existing river port to which we would have access under our lease. There are river ports that we expect will be available for our use a short distance from the Barton site. We understand that the Barton Riverfront Industrial Park itself plans to evaluate the costs and benefits of opening a river terminal.

Storage

We expect to have storage capacity for at least 15 days’ supplies of corn for our plant and capacity to store at least 15 days’ production of ethanol and distillers grains. In the event transportation issues require us to store greater supplies of corn, ethanol or distillers grains to assure continuing plant operations, we would very likely install additional storage capacity.

Utilities

The production of ethanol is an energy intensive process that uses significant amounts of natural gas, electricity and water. Water supply and quality are also important considerations. Before we commence construction of our plant, we expect to enter into negotiations and very likely enter into agreements with suppliers of natural gas, electricity and water which can serve our site.

There can be no assurance that these utilities will be able to supply uninterruptible supplies of the natural gas, electricity and water that we need to operate our plant. If there is any interruption in our energy or water resources for any reason, such as insufficient supply, excess demand, delivery difficulties or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows and financial performance.

Natural Gas

Our plant will require a significant and uninterrupted supply of natural gas for its operations. Natural gas will be needed principally to fire our boiler to provide steam for our production process. Natural gas will be a critical resource for us and will be a significant component of our cost structure. Natural gas prices have risen significantly in the past and can be expected to continue to rise in the foreseeable future.

We expect that our natural gas needs will be supplied directly or indirectly by the Tennessee Gas Pipeline Company (“Tennessee Gas”), which is part of the El Paso Corporation, one of the largest natural gas distributors in the United States. Tennessee Gas has a 30-inch and two 36-inch pipelines in Colbert County which directly serve the Barton Riverfront Industrial Park. Alternatively, North Alabama Gas District (“North Alabama”) has 6-inch and 8-inch pipelines in the industrial park. North Alabama has pipelines adjacent to the Black Eagle site which connect to the Tennessee Gas lines. We will need to construct a new feeder pipeline to our plant and we expect our capital expense for this purpose will be approximately $500,000.

We expect to require approximately 5,400 cubic feet of natural gas per day or 1.9 million cubic feet per year. It is likely that we will enter into a long-term (1-3 years) to purchase natural gas from Tennessee Gas or North Alabama. We are currently engaged in negotiations with Tennessee Gas to supply us with our natural gas requirements but we do not yet have an agreement with any supplier.

Heat is defined in terms of British thermal units, or Btu’s, where one Btu is the amount of heat required to raise one pound of water one degree Fahrenheit. Delta-T’s guarantee for natural gas as the thermal heat source for a Delta-T designed 54 million gallon per year ethanol plant is 34,000 Btu’s per gallon of undenatured ethanol. A gallon of ethanol will release about 76,100 Btu’s when combusted. The net energy gain that exists makes ethanol marketable as a liquid fuel where gas or solids cannot easily be consumed.

The principal advantage of natural gas is its relatively clean burning character and the avoidance of the necessity to obtain and comply with the conditions of a major source air pollutant emission permit. The principal disadvantage of natural gas is its cost, which has been increasing significantly in recent years as a consequence of increasing demand and generally rising energy prices. Natural gas prices have also exhibited considerable volatility within calendar years, and from season to season. As a consequence, our plant will be subject to the likelihood of increasing energy costs in the future and, if supplies of natural gas become short, we may also be subject to interruptions in our supply. According to the U.S. Department of Energy, the annual average industrial price of natural gas in Alabama has increased from $3.65 in 1997 to $9.44 in 2006 as shown in the accompanying graph.

U.S. AND ALABAMA NATURAL GAS PRICES

(Dollars per Thousand Cubic Feet)

Natural Gas Prices

Source: U.S. Department of Energy

We have entered into an agreement with US Energy Services of Minneapolis, Minnesota (“US Energy”) to assist us in managing our natural gas energy supplies. US Energy will assess the energy needs of our plant, negotiate our gas supply agreements, and assist us with supply management, price risk management and plant site development.

Electricity

Electricity available to the Barton site and the Black Eagle site is generated by the Tennessee Valley Authority (“TVA”) in Colbert County and is supplied through Sheffield Utilities (“Sheffield”), the local TVA power provider. Based on engineering specifications, we anticipate that our plant will require approximately 142,000 kilowatt hours of electricity per day at peak demand or approximately 49.8 megawatt hours of electricity annually. To service our Barton site, a new on-site substation and access to a 13.6 minimum kV transmission line would be required. At the Black Eagle site, our plant would be supplied through an existing on-site substation, but upgrades in transmission lines would be required. We believe Sheffield will fund improvements to provide electricity at either site, but we currently have no agreement for the electrical service that we need.

We believe that the price at which we will be able to purchase electric services will be competitive with other high-use commercial rates. The price of electricity, like any commodity, could fluctuate and increase significantly as it has in the past.

We have entered into an agreement with US Energy to help manage our electric energy supplies and cost.

Water

We will require a significant supply of fresh water every day to maintain consistent plant operations. Our boiler and cooling tower are major areas of production that require fresh water. Creation of boiler makeup water generates a waste stream, as the contaminants from the raw water, such as dissolved minerals like calcium and magnesium, are removed via this waste stream. Making steam without first removing the solids would foul the boiler and cause it to fail. The makeup water requirements for the cooling tower are primarily a result of evaporation, just like the boiler, but nearer to ambient temperatures. As with the boiler, operating the cooling water system without treatment will cause it and the cooling heat exchangers through which the cooling water is circulated to foul.

Engineering specifications show our maximum plant water requirements will be approximately 642,000 gallons per day. An adequate supply of water is available from the Colbert County Water Authority for either of the Barton or Black Eagle sites.

Wastewater and Stormwater Treatment and Disposal

The water used in our plant process will be recycled to the extent feasible. The quantity of the water used and wastewater discharged is dependent upon the quality of the raw water. Wastewater consisting of reverse osmosis and cooling tower blowdown will be discharged at a rate of approximately 123,000 gallons per day, or 44,944,000 gallons per year, when our plant is operating at nameplate capacity.

We believe that we will be permitted to discharge our wastewater from the Barton site to a holding pond which we would construct on our site or from the Black Eagle site to existing holding ponds. We believe that discharge from the holding ponds will be permitted to flow into natural waterways. The Barton Riverfront Industrial Park has a centralized sanitary sewer system to serve the industrial park. The industrial park also has a stormwater detention facility available to serve our site. The Black Eagle site has access to county sewer systems, but the option of installing a septic system at that site is being studied. We have budgeted $500,000 for our wastewater and stormwater discharge facilities.

We have engaged Natural Resource Group, Inc. (“NRG”) of Minneapolis, Minnesota, an environmental engineering and consulting firm, to assist us with regard to wastewater issues.

Site Infrastructure and Improvements

We will need to make infrastructure improvements to the site we select in order to construct and operate the plant. Some of the improvements that we anticipate making are described below, however, the full extent of the improvements and the exact costs will not be known until we finalize our site selection, acquire or lease our site, complete our plant engineering design and commence site development.

Roadway Improvements

At both the Barton and Black Eagle sites, we will have access to U.S. Highway 72 within one mile of the site, and the Nachez Trace Parkway will also be accessible within a few miles. Access roads to the Barton Riverfront Industrial Park have been improved to 3,000 pound load capacity and access roads at the Black Eagle site have been designed for and used by heavy trucks from an existing limestone quarry. Accordingly, we do not expect significant external road improvement expenses at either site. Access and interior roads within both sites will need to be built at an estimated cost of approximately $1,100,000 at the Barton site and $2,700,000 at the Black Eagle site. Any other sites may require substantial expenditures to extend and upgrade roadways and local officials could expect us to contribute some or all of the funds required to make the necessary roadway improvements. Any decision by local officials with respect to roadway improvements may involve public hearings and an opportunity for local residents to object to and delay our siting process.

Rail Access

We expect that the Norfolk Southern Railway Company (the “Norfolk Southern”) will provide rail service to either the Barton site or the Black Eagle site. The Norfolk Southern line that services the sites has direct connections to Birmingham, Alabama, Memphis, Tennessee and Chattanooga, Tennessee where it intersects with other routes in the Norfolk Southern system and other rail lines.

As part of its infrastructure development plans, the Barton Riverfront Industrial Park is working with the Norfolk Southern on the rail additions that would allow rail access by us. To receive service, we will need approximately one mile of track to establish rail access to the plant from the Norfolk Southern line. We anticipate that our internal rail design would include a 75 car-length unit train grain delivery lateral track, a 25 car-length unit train ethanol pick-up lateral track, a 25 car-length distillers grains pick-up track, and a 25 car-length storage track with 25 car-lengths of working room behind the system. Our internal spurs would require approximately 40,000 linear feet of track and 8 internal and 2 mainline switches. These additions would include the sub-ballast groundwork for the spurs to our site and on our site as well as the spur construction itself. The estimated total cost of this rail infrastructure is approximately $8,500,000.

At the Black Eagle site, we are working with the Norfolk Southern on the rail improvements that would allow adequate service for our plant. An existing rail loop adjacent to the Black Eagle site is approximately 7,000 feet long and has direct connections to the Norfolk Southern main line. We believe that we will require additional storage track and switches to fully service our plant. We anticipate that our internal rail design would include a 75 car-length grain unit delivery track, a 25 car-length ethanol pick-up track, a 25 car-length distillers grains loading track, and a 25 car-length storage track. Our rail improvements would require less than 10,000 linear feet of track and a few internal switches to be added to the existing rail system. These additions would include the sub-ballast ground work and rail alongside existing tracks. The estimated total cost of these rail improvements is approximately $2,000,000.

We have not entered into any written agreements with the Norfolk Southern. However, based on conversations with the Norfolk Southern, we believe that they will enter into a written agreement with us for track access and operations at either the Barton site or the Black Eagle site, will deliver up to 75 cars at a time to our plant and will provide us with seven-day per week service.

We have engaged Antioch International, Inc., a civil engineering firm and transportation engineering consultant to assist us with the engineering and design services necessary to install rail infrastructure for our plant. Those services would include discussions with the Norfolk Southern with respect to the specific spur and switching infrastructure necessary for our plant and the design, engineering and construction of those elements.

Barge Access

At the Barton site, river ports for barge shipment would be reached by truck and would not require any additional on-site improvements. If the Barton Riverfront Industrial Park opens a river terminal, we would examine the possibility of direct loading barges from our site. The Black Eagle site is adjacent to an existing river port to which we would expect to have access under our lease. The terms and nature of our access remain to be determined.

Site Grading and Phase I Dirt Work

Topographical survey work has not been completed at either the Barton site or the Black Eagle site. Our EPC agreement will delegate responsibility for preparing the plans and specifications for site improvements and performing the work or selecting subcontractors for that purpose. We expect that our EPC contractor will be responsible for the site stability evaluation, grading and preparation under our EPC agreement. Our EPC contractor will prepare the plans and specifications for these improvements, assist us with pre-bid procedures and prepare bid documents. The identification of subcontractors may be our responsibility. We expect that our EPC contractor will also be responsible for construction management, including soil testing and compaction testing. We estimate the cost of site improvements (including Phase 1 work) at the Barton site to be $1,700,000 for the plant site and an additional $1,500,000 for the railroad subgrade. We estimate the cost of similar site improvements at the Black Eagle site will be $4,000,000.

Marketing

After we commence operations at our plant, we expect to sell all of the ethanol that we produce in regional or national markets. For this purpose, we expect to retain an ethanol marketing consultant or broker to assist us in marketing and selling the total production of our plant. We expect that an ethanol marketing agreement would require compensation to the consultant or broker in an amount of approximately one percent of the price of the ethanol. However, we have not yet identified or conducted any negotiations with potential ethanol marketing firms and we cannot presently predict the terms and cost of the marketing services we will require.

We have entered into a memorandum of understanding with Scoular which requires that Scoular and we will negotiate a definitive agreement providing that Scoular will market 100% of the distillers grains produced by us at a price equal to Scoular’s resale price less a reasonable marketing fee. Because livestock numbers are limited in Alabama, the local market may not support the sale of our distillers grains at desirable prices. Therefore, we expect that Scoular will market our production in regional, national and export markets.

Competition

Producers of Ethanol

We will encounter substantial competition in the market for our ethanol and distillers grains products and for the supplies of corn and energy we will require to operate our plant. We will be in direct competition with numerous other ethanol producers, many of which have greater resources than we do. The development of other ethanol plants, particularly those in close proximity to our plant, will increase the supply of ethanol and may result in lower local ethanol and distillers grains prices and higher costs for supplies of corn.

According to the Renewable Fuels Association, during the last 25 years, ethanol production capacity in the United States has grown from almost nothing to an estimated 6.8 billion gallons per year. The Renewable Fuels Association estimates that as of September 13, 2007, there were approximately 129 ethanol plants operating in the United States with another 85 plants under construction or expansion and many more planned or under consideration. A majority of the ethanol plants are located in the Midwest in the corn-producing states of Illinois, Iowa, Nebraska, Minnesota and South Dakota.

Nationally, the ethanol industry is likely to become more competitive given the substantial initial construction and expansion that is occurring in the industry. We must expect that additional ethanol producers will continue to enter the market if the demand for ethanol continues to increase. The largest ethanol producers include Archer Daniels Midland Company (“ADM”), POET, LLC, VeraSun Energy Corporation (“VeraSun”), US BioEnergy Corporation (“US BioEnergy”), Hawkeye Renewables, LLC, Aventine Renewable Energy, Inc.(“Aventine”), Global Ethanol/Midwest Grain Processors, Cargill, Inc. and Abengoa Bioenergy Corporation, with which we will compete in the national and regional ethanol markets. There is currently only one plant in operation within 175 miles of our proposed plant sites, Commonwealth Agri-Energy, LLC in Hopkinsville, Kentucky, with the capacity to produce 33 mmgy. There is one plant in Tennessee, approximately 200 miles from our plant sites with the capacity to produce 67 mmgy (under expansion to increase capacity to 105 mmgy). Another plant in Obion, Tennessee, approximately 120 miles from our sites, is under construction with a design capacity of 100 mmgy. There are no operating plants in Alabama. We are aware of proposed plants in Alabama, Mississippi, and Tennessee that are in the planning or financing stages which could have an aggregate capacity of over 300 mmgy. Competition for corn supplies from existing ethanol plants and plants that may be constructed in the future in the vicinity of our plant in Alabama could have the effect of raising corn prices significantly.

The presence of ADM and Cargill in the ethanol industry represents a significant challenge to independent producers such as us. The ethanol industry has been characterized by producers with plants ranging from low capacity to 50 mmgy in the localities or regions of their ownership, corn or other feedstock supplies and markets. ADM and Cargill are major international agribusiness corporations with the financial, sourcing and marketing resources to be formidable competitors in the industry, without geographical, funding or feedstock restraints. ADM has its headquarters and major ethanol and other operations in Decatur, Illinois, approximately 375 miles from our plant sites. ADM has announced plans to expand its ethanol capacity by 500 million gallons through the construction of two new dry corn milling facilities, which will be adjacent to certain of its (unspecified) existing ethanol plants. VeraSun, Aventine and US BioEnergy recently became publicly financed and traded corporations with the stated purpose to increase their size and presence in the ethanol market by both internal expansion and acquisition. Other companies are attempting to develop similar operations. We must expect that ADM, Cargill and other large public and private corporations will be significant competitors in the ethanol industry in the future.

The following table identifies U.S. ethanol producers and their production capacities as of September 13, 2007.

U.S. FUEL ETHANOL INDUSTRY PLANTS AND PRODUCTION CAPACITY
million gallons per year (mmgy)

Company	Location	Feedstock	Current Capacity (mmgy)		Under Construction / Expansions (mmgy)
Abengoa Bioenergy Corp.	York, NE	Corn/milo	55		—
“ ”	Colwich, KS	Corn/milo	25		—
“ ”	Portales, NM	Corn/milo	30		—
“ ”	Ravenna, NE	Corn/milo	88		—
Aberdeen Energy*	Mina, SD	Corn	—		100
Absolute Energy, LLC*	St. Ansgar, IA	Corn	—		100
ACE Ethanol, LLC	Stanley, WI	Corn	41		—
Adkins Energy, LLC*	Lena, IL	Corn	40		—
Advanced Bioenergy	Fairmont, NE	Corn	—		100
AGP*	Hastings, NE	Corn	52		—
Agri-Energy, LLC*	Luverne, MN	Corn	21		—
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5		—
Al-Corn Clean Fuel*	Claremont, MN	Corn	35		15
Amaizing Energy, LLC*	Denison, IA	Corn	40		—
Archer Daniels Midland	Decatur, IL	Corn	1,070	**	550	**
“ ”	Cedar Rapids, IA	Corn	—		—
“ ”	Clinton, IA	Corn	—		—
“ ”	Columbus, NE	Corn	—		—
“ ”	Marshall, MN	Corn	—		—
“ ”	Peoria, IL	Corn	—		—
“ ”	Wallhalla, ND	Corn/barley	—		—
Arkalon Energy, LLC	Liberal, KS	Corn	—		110
Aventine Renewable Energy, LLC	Pekin, IL	Corn	207	**	—
“ ”	Aurora, NE	Corn	—		—
Badger State Ethanol, LLC*	Monroe, WI	Corn	48		—
Big River Resources, LLC*	West Burlington, IA	Corn	52		—
BioFuel Energy—Pioneer Trail Energy, LLC	Wood River, NE	Corn	—		115
BioFuel Energy—Buffalo Lake Energy	Fairmont, MN	Corn	—		115
Blue Flint Ethanol	Underwood, ND	Corn	50		—
Bonanza Energy, LLC	Garden City, KS	Corn/milo	—		55
Bushmills Ethanol, Inc.*	Atwater, MN	Corn	40		—
Cardinal Ethanol	Harrisville, IN	Corn	—		100
Cargill, Inc.	Blair, NE	Corn	85		—
“ ”	Eddyville, IA	Corn	35		—
Cascade Grain	Clatskanie, OR	Corn	—		108
CassCo Amaizing Energy, LLC	Atlantic, IA	Corn	—		110
Castle Rock Renewable Fuels, LLC	Necedah, WI	Corn	—		50
Celunol	Jennings, LA	Sugar cane bagasse	—		1.5
Center Ethanol Company	Sauget, IL	Corn	—		54
Central Indiana Ethanol, LLC	Marion, IN	Corn	40		—
Central Illinois Energy, LLC	Canton, IL	Corn	—		37
Central MN Ethanol Coop*	Little Falls, MN	Corn	21.5		—
Chief Ethanol	Hastings, NE	Corn	62		—
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45		—
Cilion Ethanol	Keyes, CA	Corn	50		—
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	33		—
Corn, LP*	Goldfield, IA	Corn	50		—
Cornhusker Energy Lexington, LLC	Lexington, NE	Corn	40		—
Corn Plus, LLP*	Winnebago, MN	Corn	44		—
Coshocton Ethanol, LLC	Coshocton, OH	Corn	—		60
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50		—
DENCO, LLC*	Morris, MN	Corn	21.5		—
E Energy Adams, LLC	Adams, NE	Corn	—		50

E3 Biofuels	Mead, NE	Corn	24		—
E Caruso (Goodland Energy Center)	Goodland, KS	Corn	—		20
East Kansas Agri-Energy, LLC*	Garnett, KS	Corn	35		—
Elkhorn Valley Ethanol, LLC	Norfolk, NE	Corn	—		40
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5		—
Ethanol Grain Processors, LLC	Obion, TN	Corn	—		100
First United Ethanol, LLC (FUEL)	Mitchell Co., GA	Corn	—		100
Front Range Energy, LLC	Windsor, CO	Corn	40		—
Gateway Ethanol	Pratt, KS	Corn	—		55
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	50		50
Global Ethanol/Midwest Grain Processors	Lakota, IA	Corn	95		—
“ ”	Riga, MI	Corn	57		—
Golden Cheese Company of California*	Corona, CA	Cheese whey	5		—
Golden Grain Energy, LLC*	Mason City, IA	Corn	110		50
Golden Triangle Energy, LLC*	Craig, MO	Corn	20		—
Grand River Distribution	Cambria, WI	Corn	—		40
Grain Processing Corp.	Muscatine, IA	Corn	20		—
Granite Falls Energy, LLC*	Granite Falls, MN	Corn	52		—
Greater Ohio Ethanol, LLC	Lima, OH	Corn	—		54
Green Plains Renewable Energy	Shenandoah, IA	Corn	—		50
“ ”	Superior, IA	Corn	—		50
Hawkeye Renewables, LLC	Iowa Falls, IA	Corn	105		—
“ ”	Fairbank, IA	Corn	115		—
“ ”	Menlo, IA	Corn	—		100
“ ”	Shell Rock, IA	Corn	—		110
Heartland Corn Products*	Winthrop, MN	Corn	100		—
Heartland Grain Fuels, LP*	Aberdeen, SD	Corn	9		—
“ ”	Huron, SD	Corn	12		18
Heron Lake BioEnergy, LLC	Heron Lake, MN	Corn	—		50
Holt County Ethanol	O’Neill, NE	Corn	—		100
Husker Ag, LLC*	Plainview, NE	Corn	26.5		—
Idaho Ethanol Processing	Caldwell, ID	Potato Waste	4		—
Illinois River Energy, LLC	Rochelle, IL	Corn	50		—
Indiana Bio-Energy	Bluffton, IN	Corn	—		101
Iroquois Bio-Energy Company, LLC	Rensselaer, IN	Corn	40		—
KAAPA Ethanol, LLC*	Minden, NE	Corn	40		—
Kansas Ethanol, LLC	Lyons, KS	Corn	—		55
Land O’ Lakes*	Melrose, MN	Cheese whey	2.6		—
Levelland/Hockley County Ethanol, LLC	Levelland, TX	Corn	—		40
Lifeline Foods, LLC	St. Joseph, MO	Corn	—		40
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	48		—
Lincolnway Energy, LLC*	Nevada, IA	Corn	50		—
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	52		—
Marquis Energy, LLC	Hennepin, IL	Corn	—		100
Marysville Ethanol, LLC	Marysville, MI	Corn	—		50
Merrick & Company	Golden, CO	Waste beer	3		—
MGP Ingredients, Inc.	Pekin, IL	Corn/wheat starch	78	**	—
“ ”	Atchison, KS	Corn/wheat starch	—		—
Mid America Agri Products/Wheatland	Madrid, NE	Corn	—		44
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45		—
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	25		—
Minnesota Energy*	Buffalo Lake, MN	Corn	18		—
Missouri Valley Renewable Energy, LLC*	Meckling, SD	Corn	—		60
NEDAK Ethanol	Atkinson, NE	Corn	—		44
New Energy Corp.	South Bend, IN	Corn	102		—
North Country Ethanol, LLC*	Rosholt, SD	Corn	20		—
Northeast Biofuels	Volney, NY	Corn	—		114
Northwest Renewable, LLC	Longview, WA	Corn	—		55
Otter Tail Ag Enterprises	Fergus Falls, MN	Corn	—		57.5
Pacific Ethanol	Madera, CA	Corn	35		—

“ ”	Boardman, OR	Corn	—		35
“ ”	Burley, ID	Corn	—		50
“ ”	Stockton, CA	Corn	—		50
“ ”	Imperial, CA	Corn	—		50
Panda Ethanol	Hereford, TX	Corn/milo	—		115
Panhandle Energies of Dumas, LP	Dumas, TX	Corn/Grain Sorghum	—		30
Parallel Products	Louisville, KY	Beverage waste	5.4	**	—
“ ”	R. Cucamonga, CA	Beverage waste	—		—
Patriot Renewable Fuels, LLC	Annawan, IL	Corn	—		100
Penford Products	Cedar Rapids, IA	Corn	—		45
Permeate Refining	Hopkinton, IA	sugar & starches	1.5		—
Phoenix Biofuels	Goshen, CA	Corn	25		—
Pinal Energy, LLC	Maricopa, AZ	Corn	55		—
Pine Lake Corn Processors, LLC*	Steamboat Rock, IA	Corn	20		—
Plainview BioEnergy, LLC	Plainview, TX	Corn	—		100
Platinum Ethanol, LLC*	Arthur, IA	Corn	—		110
Plymouth Ethanol, LLC	Merrill, IA	Corn	—		50
POET, LLC	Sioux Falls, SD	Corn	1,100	**	375	**
“ ”	Alexandria, IN	Corn	—		—	#
“ ”	Ashton, IA	Corn	—		—
“ ”	Big Stone, SD	Corn	—		—
“ ”	Bingham Lake, MN	Corn	—		—
“ ”	Caro, MI	Corn	—		—
“ ”	Chancellor, SD	Corn	—		—
“ ”	Coon Rapids, IA	Corn	—		—
“ ”	Corning, IA	Corn	—		—
“ ”	Emmetsburg, IA	Corn	—		—
“ ”	Fostoria, OH	Corn	—		—	#
“ ”	Glenville, MN	Corn	—		—
“ ”	Gowrie, IA	Corn	—		—
“ ”	Groton, SD	Corn	—		—
“ ”	Hanlontown, IA	Corn	—		—
“ ”	Hudson, SD	Corn	—		—
“ ”	Jewell, IA	Corn	—		—
“ ”	Laddonia, MO	Corn	—		—
“ ”	Lake Crystal, MN	Corn	—		—
“ ”	Leipsic, OH	Corn	—		—	#
“ ”	Macon, MO	Corn	—		—	#
“ ”	Marion, OH	Corn	—		—
“ ”	Mitchell, SD	Corn	—		—
“ ”	North Manchester, IN	Corn	—		—	#
“ ”	Portland, IN	Corn	—		—
“ ”	Preston, MN	Corn	—		—
“ ”	Scotland, SD	Corn	—		—
Prairie Horizon Agri-Energy, LLC	Phillipsburg, KS	Corn	40		—
Quad-County Corn Processors*	Galva, IA	Corn	27		—
Red Trail Energy, LLC	Richardton, ND	Corn	50		—
Redfield Energy, LLC*	Redfield, SD	Corn	50		—
Reeve Agri-Energy	Garden City, KS	Corn/milo	12		—
Renew Energy	Jefferson Junction, WI	Corn	—		130
Renova Energy	Torrington, WY	Corn	5		—
“ ”	Hyaburn, ID	Corn	—		20
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	25		35
Siouxland Ethanol, LLC	Jackson, NE	Corn	50		—
Southwest Iowa Renewable Energy, LLC*	Council Bluffs, IA	Corn	—		110
Sterling Ethanol, LLC	Sterling, CO	Corn	42		—
Tate & Lyle	Loudon, TN	Corn	67		38
“ ”	Ft. Dodge, IA	Corn	—		105
The Andersons Albion Ethanol LLC	Albion, MI	Corn	55		—
The Andersons Clymers Ethanol LLC	Clymers, IN	Corn	110		—
The Andersons Marathon Ethanol, LLC	Greenville, OH	Corn	—		110

Tharaldson Ethanol	Casselton, ND	Corn	—		110
Trenton Agri Products, LLC	Trenton, NE	Corn	40		—
United Ethanol	Milton, WI	Corn	52		—
United WI Grain Producers, LLC*	Friesland, WI	Corn	49		—
US BioEnergy Corporation	Albert City, IA	Corn	300	**	400	**
“ ”	Woodbury, MI	Corn	—		—
“ ”	Hankinson, ND	Corn	—		—	#
“ ”	Central City, NE	Corn	—		—	#
“ ”	Ord, NE	Corn	—		—
“ ”	Dyersville, IA	Corn	—		—	#
“ ”	Janesville, MN	Corn	—		—	#
“ ”	Marion, SD	Corn	—		—
U.S. Energy Partners, LLC (White Energy)	Russell, KS	Milo/wheat starch	48		—
Utica Energy, LLC	Oshkosh, WI	Corn	48		—
VeraSun Energy Corporation	Aurora, SD	Corn	450	**	550	**
“ ”	Ft. Dodge, IA	Corn	—		—
“ ”	Charles City, IA	Corn	—		—
“ ”	Linden, IN	Corn	—		—
“ ”	Welcome, MN	Corn	—		—	#
“ ”	Hartely, IA	Corn	—		—	#
“ ”	Reynolds, IN	Corn	—		—	#
“ ”	Albion, NE	Corn	—		—	#
“ ”	Bloomingburg, OH	Corn	—		—	#
Western New York Energy, LLC	Shelby, NY	Corn	—		50
Western Plains Energy, LLC*	Campus, KS	Corn	45		—
Western Wisconsin Renewable Energy, LLC*	Boyceville, WI	Corn	40		—
White Energy	Hereford, TX	Corn/Milo	—		100
Wind Gap Farms	Baconton, GA	Brewery waste	0.4		—
Xethanol BioFuels, LLC	Blairstown, IA	Corn	5		35
Yuma Ethanol	Yuma, CO	Corn	—		40
Total Current Capacity (129)			6,843.4
Total Under Construction (76) or Expansion (9)					6,585.9
Total Capacity			13,429.3

*                     Locally owned

**               Combined plants

#                   Plants included in combined figures which are under construction.

Source:  Renewable Fuels Association, September 13, 2007

We may also compete in the future with ethanol that is produced or processed in certain countries in Central America and the Caribbean region, Brazil and other countries. Ethanol produced in the Central America and Caribbean countries is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative (“CBI”) and the Dominican Republic—Central America—United States Free Trade Agreement (“CAFTA”). Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. The International Trade Commission announced in December 2006 the 2007 CBI import quota of 351.8 million gallons of ethanol (seven percent of the previous year’s total U.S. ethanol production). Last year, legislation was introduced in the Senate that would limit the transshipment of ethanol through the CBI. It is possible that similar legislation will be introduced this year, however, there is no assurance or guarantee that any legislation will be introduced or adopted. Brazil is reported to be the world’s largest producer and exporter of ethanol and produces substantial quantities of ethanol from sugarcane. Although tariffs impede large imports of Brazilian ethanol into the United States, low production costs, other market factors or tariff reductions could make Brazilian ethanol a major competitive factor in the United States.

Producers of Alternative Fuel Additives

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by various ethanol and oil companies that have far greater resources than we do. New products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages over us and harm our business.

The development of ethers intended for use as oxygenates is also continuing. Ethers are composed of isobutylene (a product of the refining industry) and ethanol or methanol. The products are methyl tertiary butyl ether (“MTBE”) or ethyl tertiary butyl ether (“ETBE”). We expect to compete with producers of MTBE, a petrochemical derived from methanol, which costs less to produce than ethanol. MTBE has been commonly used as an oxygenate in fuels for compliance with the federal Clean Air Act, and is a major competitor of ethanol. Many major oil companies produce MTBE. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so. As discussed previously, however, MTBE has been linked to groundwater contamination at various locations in the United States and, as a result, twenty-five states have enacted legislation prohibiting the sale of gasoline containing certain levels of MTBE or are phasing out the use of MTBE entirely. In addition, the Energy Policy Act of 2005 generally prohibits the use of MTBE within 4 years of its enactment (other than in states submitting a notice to the Department of Energy Information Administration that the state authorizes the use of MTBE). States that authorize the use of MTBE may limit the beneficial impact of the Act on the ethanol industry.

ETBE’s advantages over ethanol as a fuel blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE’s low affinity for water allows it to be distributed through existing pipeline systems. This is not possible for ethanol, which must be shipped via transport trucks or rail cars. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend thereby reducing the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE.

Employees

Prior to completion of the plant construction and commencement of operations, we plan to hire a chief executive officer and a chief financial officer with overall responsibilities for the administration of our company. In addition, we intend to obtain the services of approximately 36 full-time employees. Approximately seven of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations. A general manager has not been hired, but we expect to fill that position by the beginning of construction. We may also consider engaging a management company to supervise our plant operations. At this time, we do not offer an employee benefits package.

Ethanol production involves a high degree of automation and is not labor intensive. It creates relatively well paid employment opportunities that require intensive training. The following table lists the positions which we expect will be required to operate our company and plant and the minimum number of individuals that we expect will be full-time personnel:

Number of
Position	Full-Time Personnel
Administrative/Management
General Manager	1
Plant Manager	1
Quality Control Manager	1
Controller	1
Commodity Manager	1
Administrative Assistant	2
Production Labor
Microbiologist	1
Lab Technician	2
Shift Team Leader	4
Shift Operator	10
Yard/Commodities Labor	6
Maintenance
Maintenance Manager	1
Maintenance Worker	2
Welder	1
Electrician	1
Instrument Technician	1
Total Employees	36

The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

We intend to enter into written confidentiality agreements with our officers and employees. Among other things, these agreements will require our officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

Our success will depend in part on our ability to attract and retain qualified personnel at competitive wage and benefit levels. We must hire qualified managers, accounting, human resources and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those wages budgeted for the operation of our plant. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.

Development Services Providers

Delta-T Corporation

We entered into a project development agreement with Delta-T Corporation (“Delta-T”) on July 28, 2006 to provide preliminary engineering, design, technical and related services for our ethanol plant project during the period prior to the availability of the equity and debt financing that we require to prepare the final design and commence construction of our plant. That project development agreement was amended on June 5, 2007. The amended agreement provides that Delta-T will supply process technology for our plant on a fixed fee basis. The process technology developed by Delta-T is used in numerous ethanol plants throughout the country.

Delta-T Corporation is an international process design firm that provides alcohol plants, systems and services to the fuel, beverage, industrial and pharmaceutical markets. It has worldwide experience in alcohol production, dehydration and purification projects. The company has worked with over 60 clients in Russia, India, Western and Eastern Europe, Africa, the Caribbean and South America. In the U.S., Delta-T has designed at least five ethanol plants that are currently operating and has another ten that are currently under construction.

We selected Delta-T as our process design company based on Delta-T’s production tested technology platforms and its availability to meet our scheduling desires. Delta-T’s technologies include molecular sieve dehydration, zero process wastewater discharge and efficient ethanol refining and purification systems.

Under our project development agreement with Delta-T, Delta-T is assisting us in making decisions regarding our plant site, developing plant specifications and configurations, projecting emissions data and environmental permits required and formulating operating procedures and projections.

Under the amended project development agreement, we will pay Delta-T $825,000 for its services, plus travel and related expenses. In addition, we will pay Delta-T $2,200,000 after we execute a license agreement with Delta-T covering the use of its process technology in our plant.

Panattoni Construction, Inc.

We have entered into a Preliminary Engineering Services and Exclusivity Agreement with Panattoni Construction, Inc. (“Panattoni”) of Denver, Colorado under which Panattoni will provide pre-construction and engineering and design services for our plant. Under the agreement, Panattoni will conduct engineering studies to be used as the basis to order long-lead time items for our plant and for site preparation. Panattoni will also develop a lump sum fixed price schedule for construction of our plant based on process design engineering provided by Delta-T. The services to be provided by Panattoni under this agreement are estimated not to exceed $993,000.

The agreement also obligates Panattoni and us to negotiate in good faith to agree to and sign an engineering, procurement and construction (“EPC”) agreement on or before December 31, 2007 which will provide for Panattoni to plan, design, engineer and construct our proposed plant. We expect that the EPC agreement will provide that Panattoni will design and build our plant as a 54 mmgy dry mill, natural gas-fired fuel ethanol plant using Delta-T technology for an estimated price of $101,000,000. We expect that the services to be provided by Panattoni under the EPC agreement will include the following:

•       Assist in completing evaluation of our plant location from an engineering perspective.

•       Prepare final engineering diagrams and drawings for our site, plant, utilities and process systems.

•       Assist us in obtaining permits for the construction of our plant.

•       Establish final project specifications, contract documents and contract pricing.

•       Place orders on our behalf for equipment, particularly equipment with lengthy order lead times.

•       Design and build our plant using Delta-T technology.

•       Assist in presenting information to potential lenders and sources of project development assistance.

•       Assist in locating appropriate management for our plant.

Our selection of Panattoni as our EPC contractor included consideration of Panattoni’s extensive experience in heavy commercial and industrial projects. We will expect Panattoni to work effectively with Delta-T’s process design and to integrate Delta-T’s process design with our overall plant design to create an operationally efficient facility. We expect that under the EPC agreement, Panattoni and Delta-T will guarantee the process throughput of the plant at its 54 mmgy nameplate capacity.

We will also call upon Panattoni to assist our plant’s management team in executing a successful startup of our plant. This will require a quality management system, stringent process safety management and operational training for our operating personnel. We will also require process safety management, chemist and laboratory procedure updates and employee training.

Antioch International, Inc.

We have engaged Antioch International, Inc., a civil engineering firm based in Elkhorn, Nebraska which specializes in transportation engineering and consulting, to assist us with the engineering and design services necessary to install rail infrastructure for our plant.

Our agreement with Antioch, effective November 2, 2006 and as supplemented on June 14, 2007, provides that Antioch’s services would include development of alternative track layouts, preliminary design work, final design of the track layout, assistance with bidding and negotiation of a rail construction contract and contract administration and inspection services. These services will include discussions with Norfolk Southern with respect to the specific spur and switching infrastructure necessary for our plant, the design, engineering and construction of those elements.

Antioch’s fee is structured as a mix of fixed, hourly and percentage rates which we estimate will total approximately $370,000.

Natural Resource Group, Inc.

We have agreements dated June 9, 2006, August 24, 2006 and November 3, 2006 with Natural Resource Group, Inc. of Minneapolis, Minnesota and Denver, Colorado (“NRG”) to assist us in connection with environmental matters arising in connection with the construction of our plant. NRG will provide strategic planning and technical consulting advice on environmental matters generally, including information and advice on permits required for our plant and its operations and the permitting process. NRG is providing significant assistance with respect to our application for an EPA air pollution control permit and will assist in developing a strategy for future air pollution control compliance. In addition to assisting with the drafting and review of our air permit application, NRG will monitor the progress of our application, and arrange meetings and work with agency personnel as necessary. NRG is also providing other environmental services including studies relating to water availability, soil conditions and an evaluation of site risks. NRG communicates with us and our team of consultants, particularly Delta-T and Panattoni, regarding procedural, technical, engineering and construction issues.

Under our agreements with NRG, we estimate that we will pay fees for its services in the amount of approximately $44,000, plus the cost of subcontractors for a portion of the work and reasonable travel costs.

U.S. Energy Services

U.S. Energy Services of Wayzata, Minnesota (“U.S. Energy”) was engaged effective April 24, 2007 to assist us in managing our energy availability and costs, particularly with respect to our natural gas and electricity requirements. U.S. Energy provides services to many companies in managing its natural gas and electricity requirements. U.S Energy will assess the energy needs of our plant, negotiate our gas and electricity supply agreements, and assist us with supply management, price risk management and plant site development from an energy usage standpoint.

Our agreement with U.S. Energy will expire 24 months after the completion of our plant and will be renewable on a yearly basis thereafter unless terminated by notice of either party. We will pay U.S. Energy a monthly retainer fee of $3,500, which will increase at a rate of 4% annually, and will reimburse travel costs. Additional fees would be payable if we request U.S. Energy to provide design and construction services for a gas distribution system on our site or to provide gas hedging services.

BBI International

BBI International (“BBI”) of Salida, Colorado has been engaged by us to assist with the preparation of a feasibility study and business plan, assist with negotiations with engineering, construction and operations management firms and other vendors, assist in locating debt financing sources and provide general financial consulting services for us. BBI is an international consulting firm that offers a variety of services to diverse public and private clients for proposed bioenergy and agricultural processing projects. It has prepared over 100 technical studies since 2000 and has been actively involved in all aspects of comprehensive ethanol project development for more than six years.

BBI publishes the Ethanol Producer Magazine and Biodiesel magazine. It also organizes and administers major industry and client—specific conferences, meeting and workshops, including the annual International Fuel Ethanol Workshop, the annual National Ethanol Conference on Policy and Marketing and the U.S. Department of Energy Ethanol Workshop Series.

For its services, we have agreed to pay BBI a retainer in the amount of $10,000 per month plus travel expenses and other approved expenses. The retainer may not exceed $120,000 without further agreement between us and BBI. In addition, we have agreed to pay BBI a success fee upon successful completion of the debt financing we require to build our plant equal to 1.5% of the total capitalized cost of our project.

Philip C. Foster

Effective January 1, 2007, we entered into an independent contractor agreement with Mr. Philip C. Foster to be our project manager. In addition to providing general construction management services for us, his duties include assisting us in negotiations with engineering, construction and operations management firms and other vendors.

Mr. Foster is an accomplished engineer and manager with over 26 years of experience in the petrochemical industry. He has worked for Monsanto and Solutia Inc. in Texas, Florida, and Alabama in various engineering and management positions, most recently as plant manager of the Solutia Decatur site. Mr. Foster received his BS in Mechanical Engineering from Tennessee Tech University and a MS in Engineering Management from the University of South Florida. In addition to his business accomplishments, Mr. Foster has been an active leader in the community and across the state. He has served on the Workforce Development committee through the local Chamber of Commerce, on the Process Technology Advisory Committee for Calhoun Community College, and as Co-Chair for the Local Transportation Committee in Decatur-Morgan County. Mr. Foster has also served at the state level as Co-Chair of the Chemistry Board for Manufacture Alabama. Mr. Foster, his wife, Ginger, and three children are all actively serving their community through their local church and schools.

The term of our agreement with Mr. Foster expires December 31, 2007, but will automatically extend for an additional twelve months unless terminated by either party. Mr. Foster is compensated $5,000 per month for his services and expenses. Over the two year period of the agreement, he may also be paid an aggregate additional $60,000 in cash and 30,000 Units for meeting certain milestones. Our agreement with Mr. Foster is terminable by either party on 20 working days’ notice.

The Scoular Company

We have entered into a memorandum of understanding with The Scoular Company (“Scoular”) which provides that Scoular and we will negotiate definitive agreements under which Scoular will supply us with 100% of the corn we require to operate our plant, will market 100% of the distillers grains produced by us and will provide us with risk management services related to our procurement of corn and natural gas and sales of ethanol and distillers grains. The memorandum of understanding contemplates that Scoular will obtain and sell to us all of our corn requirements and will be responsible for all transportation logistics to deliver corn to our plant. We will pay Scoular for the corn delivered plus a per bushel origination fee at a reasonable market rate. The memorandum of understanding provides that we and Scoular will purchase our distillers grains at a price equal to Scoular’s resale price less a reasonable marketing fee. We expect that Scoular’s fee for risk management services will be a specified amount per month.

Ethanol Marketing Company

As the ethanol industry develops and competition becomes a greater challenge, we believe that it is prudent to engage an ethanol marketing company to assure us that our production can be sold in a timely manner and at an attractive price for us. Thus, we expect to interview a number of experienced marketing firms to handle the marketing and sale of our production. The marketing company will assess short and long-term market forecasts, enter into contracts for sale on our behalf, seek to maximize our returns, recommend and execute product hedging strategies and handle transportation logistics and costs.

Some companies that we may consider to handle our ethanol marketing are also large agribusiness firms also engaged in ethanol production. Among them are Cargill, Inc., Murex NA, Ltd, Ethanol Products, Inc, RPMG, Inc., and Aventine Renewable Energy, Inc. Using an established firm in the market would provide us the advantage of market expertise in an increasingly competitive environment.

Ethanol marketing services are typically compensated on a price or percentage per unit basis.

Transportation Services Consultant

Prior to the commencement of operations of our plant, we may engage a transportation services consultant to assist us and Scoular in assuring adequate and consistent rail and highway transport for our corn requirements and ethanol and distillers grains shipments. These services would likely include railroad and highway infrastructure analysis, market analysis, corn and product movement analysis, logistics planning and negotiations with railroad and trucking companies regarding service levels, cars and rates. The cost for these services would most likely be based on a per hour or per day basis, plus out-of-pocket expenses.

Construction and Timetable for Completion of the Plant

Assuming this offering is successful and we are able to complete the debt portion of our financing, we estimate that the plant will be constructed approximately 17 months after we close on our debt financing, subject to permitting. This schedule further assumes that two months of detailed design will occur prior to closing and a 17-month construction schedule followed by two months of commissioning. This schedule also assumes that weather, interest rates and other factors beyond our control do not upset our timetable. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the plant in a timely fashion.

Environmental and Other Regulatory Matters

Under laws and regulations administered by the United States Environmental Protection Agency (“EPA”) and the Alabama Department of Environmental Management (“ADEM”), before we begin construction we will be required to perform certain studies, satisfy regulatory standards and obtain various environmental, construction and operating permits and authorizations, as discussed below. Even if we receive all ADEM environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than the ADEM’s environmental administrators. ADEM and EPA rules and regulations are subject to change, and any changes may result in greater regulatory burdens for us.

We anticipate that our EPC contractor, will be responsible for the construction permits and registrations and we will be required to obtain the necessary air, water and operating permits and authorizations. If permitting delays occur, construction of our plant may be delayed. If we are unable to obtain necessary permits or to comply with the requirements of such permits or any environmental regulations, we may not be able to construct or operate our proposed plant and our project may be delayed, relocated or terminated.

The following is a list of the principal federal and state actions and permits that are or may be required depending on the location of our plant site:

Before Ground Breaking

•       Construction Industrial Stormwater Notice of Intent

•       Construction Industrial Stormwater Pollution Prevention Plan

•       Local Zoning/Building Permits and Approvals

•       State Historical Society Research

•       Endangered Species Research

•       Basic Environmental Assessment

Before Construction of Permanent Structures

•       Air Emission Source Construction Permit

•       Health Risk Assessment

•       Above Ground Storage Tank General Permit Application

•       Odor Action Plan

•       Corps of Engineers Section 404 Permit relating to water discharge to ditch

Before Operation

•       Industrial Well Permit/Registration

•       Water Discharge Permit

•       Hydrostatic Testing Water Discharge Permit

•       Industrial Stormwater Notice of Intent

•       Industrial Stormwater Pollution Prevention Plan

•       Risk Management Plan

•       Spill Prevention Control and Countermeasure Plan

•       Public Water Supply Permit

•       Permit from the Alcohol and Tobacco Tax and Trade Bureau

•       County Health Department Septic System Permit

30 Days After Start-up

•       Conditionally Exempt Small Quantity Generator Qualifications

•       Tank Notification

180 Days After Start-up

•       Air Permit to Operate

Annually After Start-up

•       Annual Emission Report

•       Tier 2 Reporting

•       Form R Reporting

* Permit or procedure not applicable in Alabama

Regulatory Permits Generally

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits, which include an air construction permit, National Pollution Discharge Elimination System (“NPDES”) permit and associated Stormwater Pollution Prevention Plan and Notice of Intent, industrial stormwater permit, hydrostatic test water discharge permit, Spill Prevention, Control and Countermeasure (“SPCC”) plan, above ground storage tank permit, risk management plan, endangered species review, archaeological and historical/historical review, and alcohol, tobacco tax and trade bureau permit in order to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. We have engaged NRG to coordinate and assist us in obtaining the air permit and to advise us on general environmental compliance. We expect that our EPC contractor will assume responsibility for all necessary construction permits.

Of the permits described below, we must obtain the Air Emission Source Construction Permit and the Construction Storm Water Discharge Permit, above ground storage tank permit, any applicable zoning and building permits and approvals, endangered species, and archaeological and historical review prior to starting construction. The remaining permits will be required before or shortly after we can begin to operate the plant. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to the state requirements, the EPA has oversight authority and could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The state of Alabama and ADEM could also modify the requirements for obtaining a permit. This could have a material adverse impact on our operations, cash flows and financial performance.

Even if we receive all required permits from the state of Alabama, we are also subject to EPA regulations for which the state of Alabama has been delegated enforcement authority. In the event that the EPA is unsatisfied with enforcement of air emission rules and regulations, it has the authority to directly enforce the federal rules delegated to the state of Alabama. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the proposed plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to expend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.

Air Pollution Standards and Permits

There are a number of standards that may affect the construction and operation of the plant. Title V of the Clean Air Act, the EPA’s New Source Performance Standards that apply to the plant’s boilers, and the EPA’s Prevention of Significant Deterioration (“PSD”) regulations create stringent and complex requirements for obtaining the necessary permits.

The air emission permitting program of the EPA and ADEM is structured to process permits in a manner corresponding to the amount of emissions that could potentially be emitted by the facility. This results in two basic classifications: major source and minor source. A third class is created when the facility voluntarily accepts restrictions in its air permit to limit the amount of emissions that it could otherwise produce. This category is known as a synthetic minor.

The major source category is subject to the most rigorous analysis and the most stringent air pollution control requirements. A minor source permit is usually the simplest and quickest to obtain. A synthetic minor source is between the minor and major source classifications in both complexity and processing time but can rival the major source classification experience depending upon the type of facility be planned. For example, a permit for a coal-fired boiler at a synthetic minor plant is nearly as complex and time consuming to obtain as a major source.

We expect that our ethanol plant will be permitted as a natural gas operated facility with a nominal ethanol production capacity of 54 million gallons per year. At this size, our plant should be classified as a synthetic minor source emitter and will be given terms and conditions in its permit that will ensure that the facility does not emit at a level that will classify it as a major source. The Alabama statute provides that ADEM must act on a permit application within a reasonable time but does not provide a specific timeframe in which it must make a decision. The statute provides for public notice and comment on all air permit applications.

The permit review process will involve a technical analysis to ensure that the plant is capable of attaining all applicable emission limits. Permit terms and conditions will be compiled to guide the operations of our plant to ensure compliance and to specify required monitoring, recordkeeping and reporting to environmental regulatory agencies. A public notice will be issued with a draft permit for public review and comment and the opportunity for a public hearing will be offered. When the public notice and comment period ends, any public hearing has been held, and the ADEM has responded to any public comments that are submitted, it will then be free to issue the permit.

Any failure to comply with the requirements of applicable permits can result in a notice of violation and penalties which can include fines and even a requirement to cease plant operations until the violation is remedied.

Prevention of Significant Deterioration (PSD)

As stated above, we believe that all pollutants from the plant will be emitted at minor source levels, in which case the plant will not be subject to PSD requirements under the Clean Air Act. However, there is the risk that the EPA will consider us to be a major source of air emissions, making the plant subject to PSD requirements, which are more stringent and cumbersome than those for minor sources of air emissions. If the EPA considers the plant to be a major source of air emissions, we may be required to invest or spend considerable resources to comply with the PSD requirements.

National Pollution Discharge Elimination System Permit (Individual NPDES Permit)

We will use water to cool our closed circuit systems in the proposed plant. Although the water in the cooling system will be re-circulated to decrease plant water demands, a certain amount of water will be continuously replaced to make up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. Depending upon the water quality, up to 125,000 gallons of water per day will be discharged. This figure could increase to as much as 180,000 gallons of water per day depending upon the quality of the water available at the site. We expect to apply for an NPDES permit from the state of Alabama. Although we expect to receive the permit, we cannot assure that it will be granted. If this permit is not granted, then our plant may not be allowed to operate.

NRG has been engaged to assist us with obtaining the necessary water discharge permits. NRG’s services will include preparation of preliminary evaluations of our waste water discharge system, field investigations, follow-up waste management options screening and assistance with permit applications as well as other on-call services.

Storm Water Discharge Permit and Storm Water Pollution Prevention Plan

Before we can begin construction of our proposed ethanol plant, we must obtain an Industrial Construction Storm Water discharge permit from and file a Notice of Intent with the ADEM. This permit application must be filed 60 days before construction begins. In connection with this permit, we must have a Stormwater Pollution Prevention Plan in place that outlines various measures we plan to implement to prevent storm water pollution. The plan must be submitted to but does not need to be approved by the ADEM. We anticipate, but there can be no assurance, that we will be able to obtain a storm water discharge permit. We must also either file a separate application for an Industrial Operating Storm Water discharge permit or add the information to our individual NPDES permit application should we also file an individual NPDES permit application for process water discharge. The application for the Operating Storm Water discharge permit must be filed 60 days prior to the start of operations. We anticipate, but there can be no assurance, that we will be able to obtain a storm water discharge permit.

Spill Prevention, Control and Countermeasures Plan

Before we can begin operations, we must prepare and implement a Spill Prevention, Control and Countermeasure (“SPCC”) plan. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

Alcohol Fuel Producer’s Permit

Before we can begin operations, we must comply with applicable regulations of the federal Alcohol and Tobacco Tax and Trade Bureau which require that we apply for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond. There are other taxation requirements related to special occupational tax and a special stamp tax.

Risk Management Plan

Anhydrous ammonia will be used in our production process. Under the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. We must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before operations begin.

Endangered Species

As part of the application process for our air pollution construction permit, we will be subject to the federal and state threatened and endangered species requirements and will consult with both federal and state agencies to determine whether the project will impact state or federal threatened and endangered species. The state requirement comes from the Alabama Endangered Species Act and is implemented by the ADCNR through their regulatory procedures. The federal requirement is derived from the Endangered Species Act and is implemented by regulations and policies of the U.S. Fish and Wildlife Service.

The purpose of consulting with the federal and state agencies is to ensure the protection of threatened and endangered species. We expect to be able to fully comply with the threatened and endangered requirements without substantially altering the scope and operating characteristics of the plant. While we will work to fulfill the threatened and endangered species requirements in a manner that will not delay the project or significantly change its scope, it is possible that circumstances, unforeseen at this time, could cause delay in construction or modifications to the project plans, including the plant’s location.

We have received notification from the ADCNR that our project complies with the threatened and endangered requirements at both the federal and state level.

Nuisance

Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and dried distillers grains from the plant. These activities may subject us to nuisance, trespass or similar claims by employees, property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its by-products, our firebox combuster design is expected to include thermal oxidation for the plant. Nonetheless, any claims or increased costs to address complaints may have a material adverse effect on us and on our operations, cash flow and financial performance.

Costs of Environmental Compliance

Compliance with federal and state environmental laws and regulations, including permit application procedures, will result in significant costs to us.

The two regulations with the biggest impact are the Clean Air Act and the Clean Water Act. We will spend approximately $5,500,000 to design, construct and implement systems to prevent any hazardous material from escaping into the atmosphere and then venting any excess gases to a flare to be burned to destroy any potential emissions.

We will closely monitor all wastewater to assure that no contaminated water reaches any fresh water supplies.

We will also apply for and closely follow the Alabama storm water runoff requirement during and after construction of our plant to minimize any surface water runoff that could potentially contaminate state waters. The cost to install surface water control devices is estimated at $500,000.

The cost of complying with these regulations is included in our plant construction budget.

LEGAL PROCEEDINGS

In the ordinary course of our business, we may be named as a defendant in legal proceedings related to various matters, including worker’s compensation claims, tort claims and contractual disputes. In addition, the operation of the plant could give rise to litigation or administrative proceedings relating to nuisance, environmental matters and the like. Except as stated in below, we are currently involved in no legal proceedings and are not aware of any claims that could result in the commencement of legal proceedings. We intend to carry insurance that will provide protection against some types and amounts of claims that we might encounter.

MANAGEMENT

Our board of managers has the principal power and responsibility to govern our business and affairs. Our chief executive officer and other officers, who are elected or appointed by the board of managers, manage our operations. Subject to limited powers to approve amendments to our Operating Agreement proposed by our board of managers or to cause us to dissolve, our members have virtually no role in our management.

Our board of managers currently consists of seven managers. Commencing on the first business day following the breaking of escrow and completion of the sale of Units in this offering, our board will consist of not less than seven and not more than eleven managers. In order to preserve continuity of governance and harmonious transition from the initial board to an elected board, the initial board will designate from among themselves the managers to serve following the breaking of escrow. The terms of these designated managers will be staggered such that, beginning with the 2009 annual meeting of the members (or, if later, the first annual meeting after the six-month anniversary of plant start-up), our members will elect one-third (or as nearly as possible) of the members of the board of managers annually. This means that we will not conduct any board elections until 2009, at the earliest. Our members will elect these managers upon the affirmative vote of holders of a majority of the Units present, either in person or by proxy, and entitled to vote at a meeting of the members.

Our managers have other business commitments that will continue to require most of their time and attention. After this offering is completed, full-time management is hired and the plant is constructed and operating, we expect that the responsibilities of our managers for our operations will be reduced and their role will be limited to overall direction and policies. We expect that those responsibilities will require one or two days per month and that our managers will have adequate time for that purpose.

Board of Managers

The names, addresses, ages, positions with our company and terms of our managers are as follows:

Name and Address	Age	Position	Term Expires
Bartt R. McCormack	49	Manager, Chairman and President	2009
529 Little Dry Creek Road
Pulaksi, Tennessee 38478
Dennis L. Bragg	36	Manager and Vice President	2009
1180 Grimwood Road
Poney, Alabama 35759
Charles H. Robertson	64	Manager and Treasurer/Secretary	2009
2560 Grandaddy Road
Lawrenceburg, Tennessee 38464
Ronald G. Allred	42	Manager and Vice President	2009
8009 Hammond Circle		Accounting and Finance
Montgomery, Alabama 36116
Chris M. Crumbly	42	Manager and Vice President Site and	2009
512 Thoreau Spring Court		Utilities
Madison, Alabama 35758
Robert L. Motlow, II	56	Manager and Vice President	2009
62 Good Hollow Road		Commodities and Risk Management
Taft, Tennessee 38488
W. Danny Rochelle	47	Manager and Vice President	2009
5714 Easleys Bend Road		Investor/Member Relations
Nunnelly, Tennessee 37137

Bartt R. McCormack.   Mr. McCormack is the owner of Wales Station Farms, LLC, Buford Station Farms, Inc. and BSF Farm Maintenance, LLC, which are farming, trucking and construction operations, businesses in which he has been engaged since 1998. He is currently a member of the Tennessee Farm Bureau, American Soybean Association and the National Corn Growers Association. In 1977, after attending Martin Methodist College, he began farming corn, soybeans, wheat and a farrow-to-finish swine operation with McCormack Farms. In 1998 he established Buford Station Farms in Pulaski, Tennessee with his nephew Whit McCormack, farming 1,500 acres of corn and soybeans. Today they produce approximately 3,900 acres of corn and soybeans. He and his wife, Stacy, reside in Pulaski, Tennessee where he is an active member of the Odd Fellows Hall Church of Christ.

Dennis L. Bragg.   Mr. Bragg graduated in 1993 from Auburn University with a degree in Building Science. He currently serves as a director of the Madison County Cooperative, the Alabama Soybean and Corn Association and the Alabama Seed Association. He is also a committee member of Alabama Irrigation Initiative, a member of the National Corn Growers Association, Alabama Farmers Federation and former director of Southern Seed Association, and the Alabama Crop Improvement Association. Since 1994, he has owned and operated Bragg Farms in Toney, Alabama, presently a 7,000-acre cotton, corn, soybean and wheat operation. He is an active member of the Hazel Green United Methodist Church. He is married to the former Laurie Rucks of Palmerdale, Alabama and they have one son, Walker.

Charles H. Robertson.   Mr. Robertson has owned a farm operation producing corn, soybeans, cattle and chickens in Lawrence County, Tennessee since 1956. He attended the University of Tennessee and was the Young Farmer of the Year in 1966. While owning a dairy farm he owned and managed Agri-Center Inc. He was also the Territory Manager for Cargill-Nutrena Feeds from 1990-1993 and served as President of Lawrence County Farm Bureau from 1986-1990. Mr. Robertson is an active member of the Salem Church of Christ.

Ronald G. Allred.   Mr. Allred received a Bachelor of Science in Accounting at the University of South Alabama in June 1988, his Certified Public Accountant (CPA) designations in 1993, and his Chartered Financial Analyst (CFA) designations in 2003. Mr. Allred joined Alfa Insurance Companies in Montgomery, Alabama in 1994 and has been a Portfolio Manager for Alfa since 1999. He manages several investments for Alfa, including common stock portfolios and all of the company’s alternative investments. He has previously held positions as a Senior Auditor and an Investment Administrator during his career with the company. Prior to joining Alfa, Mr. Allred worked in audit positions for the First Florida Bank in Tampa, Florida, as well as the United Carolina Bank in Whiteville, North Carolina. Mr. Allred is a member of the American Institute of CPA’s (AICPA). He is married to Brigitte Allred and they have one son, Griffin. Mr. Allred and his family are members of Frazer United Methodist Church in Montgomery, Alabama.

Chris M. Crumbly.   Mr. Crumbly is a Senior Program Manager at Ball Aerospace & Technologies Corp. of Broomfield, Colorado. He joined Ball’s Huntsville, Alabama office in June 2007 after more than 18 years at NASA’s Marshall Space Flight Center. His most recent position at NASA was as Deputy of the Propulsion Systems Engineering and Integration office. This office is a part of the shuttle program and is charged with ensuring that the assembled space shuttle vehicle performs as designed once the components such as the orbiter, the external tank, and the solid rocket boosters are assembled. Mr. Crumbly is the Deputy Program Manager for Subcontracts on Ball’s pursuit of the Ares-1 Instrument Unit Avionics Contract. If successful, Crumbly will manage over $200 million in subcontracts. Mr. Crumbly received both this Masters and Bachelor degrees in Aerospace Engineering at Auburn University. He has served as an integration manager, project manager, and systems engineer in various program and project offices, including the International Space Station and as the NASA representative to the White House Office of Science and Technology Policy. Mr. Crumbly is married to the former Lynn Odom and they have two boys, Preston and Clayton. Mr. Crumbly and his family are members of Lindsey Lane Baptist Church in Athens, Alabama.

Robert L. Motlow, II.   Mr. Motlow began farming hogs, cattle, tobacco and corn in 1973. In 1979, he began full time producing, adding wheat to his commodities with Motlow Farms. Mr. Motlow purchased, along with Mr. Jimmy Carter, Scivally Grain Company, LLC, a granary located in Kirkland, Tennessee, and Scivally Enterprise, LLC, a trucking operation; both of which he has owned/managed since 1992. Soon after, his son Lee Motlow became full time with Motlow Farms, which is now producing 600 acres of corn, 700 acres of soybeans, 850 acres of cotton, 230 acres of hay and 200 head of beef cattle. Mr. Motlow resides in Molino, Tennessee and is a member of the Prosperity A.R.P. Church.

W. Danny Rochelle.   Since 1983, Mr. Rochelle has been a full-time farmer in Hickman County Tennessee, where he grows corn, soybeans, beef cattle, and timber. He serves as Vice-President of the Tennessee Farm Bureau Federation (“TFBF”) and is a director of the Columbia State Community College Foundation. He has served as a member of the Board of Directors of the TFBF since 1995, and a member of the Board of Directors of Tennessee Farmers Insurance Companies since 1991. He serves as a Director of the Tennessee Rural Health, a position he has held since 1991, and as a Director of Tennessee Livestock Producers since 1995. He serves as a member of the Long Range Planning Committee for the Tennessee Department of Transportation. He also serves as Chairman of the Hickman County Advisory Board for First Farmers & Merchants Bank and as a director for the Hickman County Farm Bureau. A graduate of the University of Tennessee at Martin with a BS degree in Agri-Business, he and his wife, Cheryl have two children. They are active members of the Nunnelly Church of Christ.

Committees of the Board of Managers

Our board of managers presently has an executive committee and an audit committee. We expect to appoint a compensation committee and a nominating committee before our plant commences operations.

Our executive committee exercises delegated responsibilities of the board of managers between regular meetings of the board of managers and as otherwise directed by the board. Bartt R. McCormack (Chairman), Dennis L. Bragg and Charles H. Robertson are serving as the initial members of our executive committee.

The audit committee will select our independent auditors, review the scope of audit and other services by the independent auditors, review the accounting principles and auditing practices and procedures to be used for our financial statements and review the results of those audits. Bartt R. McCormack (Chairman), Charles H. Robertson and Ronald G. Allred have been appointed to serve as the initial members of the audit committee.

The compensation committee, when organized, will make recommendations to the board of managers regarding compensation plans, approving transactions of certain officers and the granting of options to purchase Units.

The nominating committee will recommend nominees to our board of managers.

We may establish additional committees in the future in the discretion of the board of managers.

Compensation of Managers

Our President receives monthly compensation of $3,250 for attending meetings, carrying out the duties of his office, and for paying all office overhead expenses. Our Vice-President receives monthly compensation of $1,500 for attending meetings and carrying out the duties of his office. The remaining members of our board of managers receive monthly compensation of $1,000 for attending meetings and carrying out duties on our behalf. They have not received, and will not receive, any compensation for their services in connection with any offering of securities or any commissions based, directly or indirectly, upon the sale of the Units. Members of our board are also reimbursed for reasonable expenses incurred in carrying out their duties as managers, including mileage reimbursement for travel to duly held meetings.

On March 22, 2006, we granted options to our managers to purchase up to 25,000 Units each (for a total of 175,000 Units) at an exercise price of $1.00 per Unit. The grants were made during a period when we were conducting a private placement of 5,000,000 Units to members of our board of managers and additional investors at $1.00 per Unit. Because the exercise price was equal to the private placement offering price, the options were not deemed to have any immediate value. For accounting purposes, the weighted-average estimated fair value of the options at the date of grant has been determined to be $1.30 per Unit, or $32,500 per manager who received options. The options are exercisable beginning on the date on which the financing necessary to construct our plant is closed and will remain exercisable for five years after such date. The options are assignable, but will be subject to forfeiture if the original grantee does not continuously serve as a manager or officer up through closing on our project financing. Mr. Ron Allred immediately assigned his options to Alfa Mutual Insurance. The options will vest at closing on project financing and remain exercisable for a period of five years thereafter.

We may in the future issue additional Units or Units of another class, or additional options or warrants to purchase such Units, to our managers as compensation. We have not adopted any plan or policy for such compensation. We may compensate our managers for services provided in a capacity other than as a manager, provided that the disinterested managers on our board shall establish this compensation.

Summary Compensation Table

The following table sets forth information regarding compensation to each of our managers and executive officers during the fiscal year ended December 31, 2006.

Name and Position	Cash Compensation	Option Awards(1)	Total Compensation
Bartt R. McCormack	$26,000	$14,214	$40,214
Manager, Chairman and President
Dennis L. Bragg	$6,000	$14,214	$20,214
Manager and Vice President
Charles H. Robertson	$4,000	$14,214	$18,214
Manager and Treasurer/Secretary
Ronald G. Allred	$4,000	$14,214	$18,214
Manager and Vice President Accounting and Finance
Chris M. Crumbly	$4,000	$14,214	$18,214
Manager and Vice President Site and Utilities
Robert L. Motlow, II	$4,000	$14,214	$18,214
Manager and Vice President Commodities and Risk Management
W. Danny Rochelle	$4,000	$14,214	$18,214
Manager and Vice President Investor/Member Relations

(1)          The amounts represent the compensation expense for the options recognized pursuant to SFAS No. 123R for 2006. See Management’s Discussion and Analysis and Plan of Operation—Critical Accounting Policies” and Note 4 to our audited financial statements for the year ended December 31, 2006 for a discussion of our policy to account for equity-based compensation and the assumptions made by us in determining the SFAS 123R values of our option grants. Our managers and executive officers will not realize the estimated value of these options in cash until these options are exercisable and have been exercised and the underlying Units have been sold. For accounting purposes under SFAS 123R, the weighted-average estimated fair value of the options has been calculated to be $1.30 per Unit.

Executive Officers

Our executive officers are as follows:

Name	Age	Position
Bartt R. McCormack	49	Chairman and President
Dennis L. Bragg	36	Vice President
Charles H. Robertson	64	Treasurer/Secretary
Ronald G. Allred	42	Vice President, Accounting and Finance
Chris M. Crumbly	42	Vice President, Site and Utilities
Robert L. Motlow, II	56	Vice President, Commodities and Risk Management
W. Danny Rochelle	47	Vice President, Investor/Member Relations

See “Management—Board of Managers” above for biographical information regarding each of our executive officers who are also members of our board of managers.

Our project coordinator, Nash M. Davis, is the niece of Mr. Bartt McCormack. As part of her compensation, she will be issued 25,000 Units at financial closing of the project.

Chief Executive and Chief Financial Officers

We do not currently have a chief executive officer but expect to have an experienced person to serve in that capacity prior to the completion of construction and commencement of operations of our plant. Our chief executive officer would be responsible for the administration of our company and oversight of plant management. We also may hire a chief financial officer who to oversee our financial affairs, monitor the operation of our plant from a financial standpoint and be responsible for financial reports to our members and governmental authorities. We anticipate that the chief executive officer and chief financial officer will be employees of our company and will report directly to our board of managers.

Executive Compensation

See “Management—Board of Managers” above for information regarding the compensation of each of our executive officers who are also members of our board of managers.

Employment Agreements

We do not currently have any employment agreements but may enter into employment agreements with our chief executive officer and chief financial officer when they are hired.

Plant Management

Our board of managers and executive officers do not have the background and expertise to manage the day to day activities of the plant. The ethanol industry is currently growing at a rapid pace and the demand for good general managers with experience and profit-loss records are in short supply. We will need general management experience in all facets of ethanol production. Our chief executive officer will be principally responsible to attract the management personnel we require. This will include a plant manager who will be primarily responsible for the day-to-day operations of our plant. The general manager will begin employment before we complete construction of the plant. The balance of our employees will also be hired and trained before we commence operations of the plant. We may also consider engaging a management company to supervise our plant operations. We expect that Delta-T and our EPC contractor will provide training for operations personnel and on-site, start-up assistance as we commence operations.

Reimbursement of Expenses

All reasonable expenses incurred by managers, officers and employees in the performance of company business will be fully reimbursed upon presentation of receipts for expenses. This will not include mileage to attend regular or special board of managers meetings until after our equity and debt funding is available.

Conflicts of Interest

Conflicts of interest exist and may arise in the future because of the relationships between and among our officers, managers, their affiliates and us, and the fact that we may from time to time enter into transactions with our officers, managers and their affiliates. Conflicts of interest could cause our officers and managers to put their own personal interests ahead of ours. We cannot assure you that transactions we enter into with related parties will be on terms as favorable to us as those that could have been obtained in an arm’s-length transaction. Disputes may arise concerning transactions we enter into with related parties, and it is possible that our officers and managers may receive more favorable treatment than an unaffiliated third party would receive.

Although we intend to examine all conflicts that may arise from time to time, we cannot assure you that conflicts of interest will not harm our business or reduce the value of your Units. We currently have not established any formal procedures to evaluate or resolve any conflicts of interest.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Units as of the date of this prospectus by each person or entity known by us to be the beneficial owner of more than 4.7% of our issued and outstanding Units, each of our managers and executive officers, and all of our managers and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2) (3)	Percentage of Outstanding Units(2)
Bartt R. McCormack	25,000	0.5%
Dennis L. Bragg	45,000	0.9%
Charles H. Robertson(4)	25,000	0.5%
Ronald G. Allred	0	0.0%
Chris M. Crumbly(5)	35,000	0.7%
Robert L. Motlow, II	25,000	0.5%
W. Danny Rochelle(6)	235,000	4.7%
All managers and executive officers as a group	390,000	7.8%
Alabama Farmers Cooperative, Inc.	235,000	4.7%
P.O. Box 2227
Decatur, Alabama 36116
ALFA Mutual Fire Insurance Company(7)	235,000	4.7%
2108 East South Boulevard
Montgomery, Alabama 36116
ALFA Mutual Insurance Company(7)	235,000	4.7%
2108 East South Boulevard
Montgomery, Alabama 36116
TFBF Corporation(8)	235,000	4.7%
P.O. Box 313
Columbia, Tennessee 38402
Total	1,330,000	26.6%

(1)          Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the Units.

(2)          Units not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person.

(3)          Does not include 175,000 Units that may be purchased upon exercise of options which will become exercisable upon completion of the equity and debt financing required to finance the construction and commencement of operations of our plant.

(4)          The Units are owned by a revocable trust over which he exercises sole voting and investment control.

(5)          The Units are owned in joint tenancy with his spouse.

(6)          Includes 135,000 Units owned individually by his spouse.

(7)          ALFA Mutual Fire Insurance Company and ALFA Mutual Insurance Company are affiliated companies.

(8)          TFBF Corporation is an affiliate of the Tennessee Farm Bureau Federation.

INDEMNIFICATION

Our Operating Agreement contains an extensive indemnification provision that requires us to indemnify present and former managers and officers against liability and expenses incurred in connection with his or her capacity as a manager or officer or service at our request. We may not, however, provide indemnification in the event of payments to a present or former manager or officer where the judgments, claims or proceedings arise out of or are related to a willful failure to deal fairly with us in connection with a matter in which the manager or officer has a material conflict of interest, a knowing violation of criminal law, a transaction from which the manager or officer derived an improper personal benefit or willful misconduct. We have also obtained insurance on behalf of our managers and officers against liabilities and expenses arising in connection with our managers and officers acting in their official capacities.

With regard to indemnification for liabilities arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as set forth below, there have been no transactions during the past two years, and there are no proposed transactions, to which we were or are to be a party, in which any manager, executive officer, nominee to be a manager, holder of 5% or more of our outstanding Units or member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Some of the members of our board of managers own and operate farms that may sell corn to us on a regular basis when we commence operations. In addition, some of the members of our board of managers own shares in local cooperative elevators from which we expect to purchase corn and with which we expect to enter into corn purchase contracts on a regular basis. Robert L. Motlow, II, one of our managers, is 50% owner and President of Scivally Grain, LLC of Fayetteville, Tennessee, that operates a grain elevator from which we expect to purchase corn. Dennis L. Bragg is a member of the Alabama Farm Cooperative Company which also may sell corn to us. Bartt R. McCormack is also likely to sell corn to us. In addition, some members of our board of managers own and operate trucking firms, which may be used to transport corn, ethanol, distillers grains and possibly carbon dioxide. Furthermore, some of our managers are employed by firms that may be used to source corn and/or market our ethanol and co-products.

Our managers may be considered promoters with respect to our company. Each manager has purchased Units from us on the same terms as other members and has also received options for the purchase 25,000 Units at an exercise price of $1.00 per Unit. We do not consider any consultants or suppliers to us to be promoters.

DESCRIPTION OF UNITS AND OPERATING AGREEMENT

Our Certificate of Formation and Operating Agreement will govern how we conduct our business and affairs, and your rights as a member under Delaware law. This section only summarizes certain material provisions of our Certificate of Formation and Operating Agreement. We have attached our Certificate of Formation as Appendix A and our Operating Agreement as Appendix B to this prospectus and encourage you to read them carefully before deciding to invest. The following provisions of our Operating Agreement are summarized elsewhere in this prospectus:

•       For distributions, please see “Distribution Policy”;

•       For conflicts of interest, please see “Certain Relationships and Related Party Transactions”; and

•       For federal income tax issues, please see “Federal Income Tax Consequences of Owning Our Units.”

Authorized Capital

Under our Operating Agreement, we are authorized to issue up to 250,000,000 Units in consideration of capital contributions on terms and conditions authorized by the board of managers. We currently have 5,000,000 Units outstanding and capital contributions of $5,000,000, and we have granted options to our managers to purchase up to 25,000 Units each (for a total of 175,000 Units) at an exercise price of $1.00 per Unit. The options are assignable, but will be subject to forfeiture if the original grantee does not continuously serve as a manager or officer up through closing on our project financing. Mr. Ron Allred immediately assigned his options to Alfa Mutual Insurance. The options will vest at closing on project financing and remain exercisable for a period of five years thereafter. Ms. Davis will be issued 25,000 Units at financial close of the project and Mr. Phil Foster may be issued up to 30,000 Units for his services as our project manager.

All Units will be of the same class as the Units being offered by this prospectus, unless members holding a majority of the Units then outstanding authorize the board to establish one or more additional classes of Units in the future. Future classes or series may have rights and preferences senior or superior to, on par with, or junior to those of the Units being offered by this prospectus.

Units

Our Units represent an ownership interest in us. Upon purchasing Units, you must sign our Operating Agreement and become a member of our limited liability company. Subject to any preferential rights of any other class we may establish in the future, each member has the right to:

•       Share in our profits and losses ratably in proportion to Units held;

•       Receive distributions when declared by the board of managers ratably in proportion to Units held;

•       Participate in the distribution of our assets if we dissolve or liquidate our business;

•       Access and review certain information concerning our business and affairs; and

•       Vote on matters that require the consent of our members.

Restrictions on Transfer

Transfer of Units is restricted. All transfers must comply with our Operating Agreement. You cannot transfer your Units without the prior approval of the board of managers. Our board of managers has adopted a Unit Transfer Policy prohibiting sales of Units until 30 days after the proposed ethanol plant has met performance guarantees following completion of construction.

The board of managers will not approve a transfer unless the transfer complies with our Operating Agreement and certain tax regulations that are important to our maintaining our partnership tax status. To find out more about these restrictions, see “Federal Income Tax Consequences of Owning Our Units—Publicly Traded Partnership Rules” below. If any member transfers his, her or its Units in violation of our Operating Agreement or without the prior written consent of the board of managers, the transfer will be null and void and the parties engaged in the transfer must indemnify and hold us and our members harmless against all cost, liability and damage that arise from the transfer or attempted transfer. However, the member may pledge or otherwise encumber all or any portion of his, her or its Units, but any resulting transfer must comply with our Operating Agreement.

Even if the board of managers approves your transfer, the transfer is not effective until the following conditions, among others, are satisfied:

•       We receive reimbursement for all costs and expenses, if any, we reasonably incur in connection with the transfer, such as legal, filing and publication expenses;

•       The Units to be transferred are registered under the Securities Act and all applicable state securities laws or, in the opinion of our counsel, the transfer is exempt from all applicable registration requirements and will not violate any applicable securities laws;

•       The transfer will not cause us to be deemed an “investment company” under the Investment Company Act of 1940, in the opinion of our counsel;

•       The transfer will not cause us to be deemed a “publicly-traded partnership” under applicable tax laws, in the opinion of our counsel; and

•       We are provided with any other materials we deem necessary to complete the transfer, such as documents and instruments of conveyance, tax information and identification numbers.

We expect that our board of managers will routinely consent to transfers and admit the transferee as a member, if the transferor and transferee fully comply with our Operating Agreement and there are no adverse tax consequences to us from the transfer. If your transfer of Units is approved by the board of managers and becomes effective, then the transferee will be admitted as a new member of our company if he, she or it:

•       Agrees to be bound by our Operating Agreement;

•       Assumes your obligations under our Operating Agreement with respect to the transferred Units;

•       Pays or reimburses us for any legal, filing and publication expenses, if any, that we incur relating to admitting such individual or entity as a new member;

•       Delivers, upon our request, any evidence of the authority such person or entity has to become a member of our company; and

•       Delivers, upon our request, any other materials we deem necessary to complete the transfer, such as tax information and identification numbers.

We may prohibit a transferee from becoming a member for any reason or if he or she does not comply with our Operating Agreement. Any transferee that is not admitted as a member will be treated as an unadmitted assignee. An unadmitted assignee may not vote and may only receive distributions that we declare or that are available upon our dissolution or liquidation. An unadmitted assignee is not entitled to any information or accountings regarding our business and may not inspect or copy our books and records.

Economic Interests

Your economic interests are governed by the provisions in our Operating Agreement relating to capital contributions, capital accounts, profit and loss allocations, and distributions. Your economic interests will be subject to any preferential rights of any other class or series we may establish in the future.

Distributions

Unit holders are generally entitled to receive any distributions in proportion to the number of Units owned. For further discussion regarding our distribution policy, please see “Distribution Policy.” However, upon dissolution and liquidation, any property or proceeds from the sale of our property remaining after satisfying our debts is distributed in proportion to positive capital account balances. See “Dissolution and Liquidation” below.

Capital Accounts and Contributions

The purchase price you pay to us for the Units is a capital contribution, which we will credit to your capital account. You are not required to purchase any additional Units or make additional contributions to us. We will increase your capital account according to your share of our profits and other applicable items of income or gain specially allocated to you according to the special allocation rules described below. In addition, we will increase your capital account by any of our liabilities you assume, or that are secured by any property we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expense or loss specially allocated to you according to the special allocation rules described below. We will also decrease your capital account for the value of any property we distribute to you or for any of your liabilities we assume, or that are secured by property you have contributed to us.

Capital accounts also will be adjusted upward or downward if events occur that cause an adjustment to gross asset value in accordance with our Operating Agreement. These events include the issuance of additional Units, Unit redemptions, liquidation and other events where revaluation is required by or is consistent with Treasury regulations. Such adjustments are generally to be made only if necessary to reflect the relative economic interests of Unit holders. A capital account revaluation affects the economic entitlements of the Unit holders because liquidating distributions are made in accordance with positive capital account balances. For example, the terms of this offering provide that the economic interests of our seed capital investors (who paid $1.00 per Unit) will be equal on a per Unit basis to the economic interests of the new investors (who will pay $2.00 per Unit). Therefore, upon breaking escrow, we will revalue our assets for capital account purposes such that the capital accounts of our existing Unit holders will be booked up to an amount that is equal on a per Unit basis to the capital accounts of new investors. As a result of the revaluation and related adjustments, the interests of all Unit holders in our profits, losses and distributions will be unitary and in proportion to Units held. A revaluation also results in disproportionate allocations of tax items, as described in “Federal Income Tax Consequences of Owning Our Units—Section 704(c) Allocations and Reverse Section 704(c) Allocations.”

No interest will accrue on your capital contributions or account, and you have no right to withdraw or demand payment of any capital contribution you make to us. Unit holders who acquire Units from other Unit holders by purchase or inheritance will acquire the transferor’s capital account with respect to the Units acquired, without regard to the purchase price or value of the Units at the time of acquisition.

Allocation of Profits and Losses

Profits and losses that we recognize generally will be allocated to our Unit holders in proportion to their Units held. For this purpose, profits and losses generally means taxable income and loss, subject to various adjustments. Accordingly, profit and losses are different from both net income for GAAP purposes and taxable income. We will calculate our profits and losses on a fiscal year or other basis required under the tax laws.

The general rule for profit and loss allocations is subject to a number of exceptions referred to as special allocations. Most of the special allocations are required by the tax regulations. These regulatory allocations are expected to have limited applicability. For example, reallocations would occur if we have cumulative net losses that exceed capital contributions or if a loss allocation would cause a Unit holder to have a negative capital account when others have positive capital accounts. Regulatory allocations are not intended to have economic effect, and are reversed if possible at the earliest opportunity.

Transfers of Units; Additional Units

If Units are transferred during the fiscal year, the board of managers will designate a method and convention permitted by the tax code and the regulations to be used to take into account the interests of the transferor and transferee in making allocations with respect to the transferred Units in the year of transfer. See “Federal Income Tax Consequences of Owning Our Unit—Tax Consequences upon Disposition of Units” for a discussion of permitted methods and conventions and how they will be selected. The same concepts would apply in determining the distributive share of our profits and losses that are allocable to purchasers in the year in which additional Units are issued. If additional Units are issued, we and the persons acquiring the additional Units may agree on which of the permissible methods and conventions will be used. If none are specified, we will designate a permissible method and convention.

Dissolution and Liquidation

We will not dissolve or wind up our business unless:

•       Holders of a majority of our issued and outstanding Units then held by all members determine that we should dissolve, liquidate and wind up our business; or

•       A court orders us to dissolve, liquidate and wind up our business.

If we dissolve, we will continue only for purposes of winding up our business, liquidating our assets and satisfying outstanding claims and liabilities. We will appoint a liquidator who will oversee our winding up and dissolution, and distribute all of our assets as described below. The liquidator may be the board of managers or a committee of three or more managers appointed by the board. We must also indemnify the liquidator and any officer, director, agent or employee of the liquidator for expenses, including reasonable attorney’s fees, relating to the liquidation of our limited liability company, unless it is due to acts or omissions that are not in good faith or involve negligence, fraud, intentional misconduct, a knowing violation of law or a transaction from which the liquidator, its officers, directors, agent or employee derived an improper personal benefit.

If we dissolve, liquidate or wind up our business, we will distribute our assets in the following order and priority, each category to be satisfied in full before any distribution is made to the next:

•       First, to creditors to satisfy all of our debts and liabilities according to their respective priorities
(or make reasonable provisions for their payment); and

•       Second, the balance, if any, to the Capital Unit holders in accordance with the positive balances in their capital accounts after giving effect to all contributions, distributions and allocations for all periods.

If there are insufficient assets to make distributions to every Unit holder according to their capital accounts, then the assets will be distributed on a pro rata basis in proportion to each Unit holder’s capital account. Any Unit holder who has a deficit balance in his or her capital account need not contribute anything to us with respect to the deficit balance. The deficit will not be considered a debt owed to any other Unit holder, creditor, or us.

Unit holders can only seek repayment of their capital from us. If our assets are insufficient to return all capital contributed, Unit holders cannot look to our managers or other Unit holders for return of their capital. Unit holders have no right to demand or receive any of our property in lieu of cash.

Membership

Each member of our limited liability company must own a minimum of 2,500 Units, and must execute the signature page to our Operating Agreement. Any Unit holder who does not own such minimum number of Units or fails to execute the signature to our Operating Agreement will not be deemed a member and will be treated as an unadmitted assignee.

Members’ Consent and Meetings

We plan to hold annual meetings of the members, on dates to be determined by the board of managers, to transact business that comes before the meeting. Our chief executive officer or the board of managers may also call a special meeting of the members at any time to act on matters described in a notice of the meeting. Further, members who own at least 10% of our Units then held by all members may also demand that our secretary call a special meeting of the members to act on matters described in a notice to the members. All notices of meetings of the members must be given to each member at least 15 days, but no more than 60 days, prior to the date of the meeting. Members may vote at a meeting of the members either in person or by proxy. To transact business, members holding a majority of the issued and outstanding Units then held by all members must be present at a meeting, whether in person or by proxy. Unless provided otherwise, the affirmative vote of members holding a majority of our Units present and entitled to vote is generally required to constitute the act of the members.

Voting Rights

Voting power of the members is in proportion to Units held, and each Capital Unit entitles a member to one vote on matters submitted to a member vote. Members have the right to vote on the following matters:

•       The election or removal of managers;

•       The creation of a new classes or series of Units;

•       The sale, lease, exchange or other disposition of all or substantially all of our assets;

•       Our merger or consolidation with another entity;

•       Our voluntary dissolution;

•       Material changes to our business purpose;

•       Amending our Certificate of Formation or Operating Agreement; and

•       Any other matters that require members’ approval as specifically provided for under Delaware law.

Amendments to our Operating Agreement

We cannot amend our Operating Agreement without the approval of members holding a majority of our Units then held by all members. We cannot amend the amendment procedures of our Operating Agreement without the consent of all of our members. Any member holding 20% or more of the Units then held by all members may propose amendments to our Operating Agreement. If the board of managers approves the proposed amendment, then it must submit a verbatim statement of the proposed amendment to the members for approval. We can amend our Operating Agreement by written approval of the members, or at a meeting of the members. However, an amendment will not be effective without the consent of each Unit holder adversely affected if the amendment modifies the limited liability of the Unit holder or alters the Unit holder’s voting rights or interest in our profits, losses, other items or distributions (unless it is pursuant to the designation of additional classes or series of Units and changes in the number of authorized Units of any class or series).

Right to Information

We will keep the books and records of our business at our principal office. We will maintain all of our books and records according to generally accepted accounting principles. Our financial reports will be prepared using the accrual method, where income and expenses are matched to the period in which they occur. Members have the right to inspect and copy our books and records during normal business hours, for proper purposes, subject to our right to restrict access to such information based on confidentiality and competition considerations.

Liability of Members; Further Calls or Assessments

If you purchase Units, you will not be personally liable for any of our debts, obligations, or liabilities solely by reason of being a member. In addition, members are not liable for further calls or assessments.

No Pre-Emptive Rights

Members have no preemptive rights to purchase any Units or other securities we may offer in the future.

No Cumulative Voting Rights

Members do not have any cumulative voting rights. Accordingly, members who own a majority of our outstanding Units will have the ability to control nearly all aspects of our business.

No Dissenters’ Rights

Our managers cannot merge, consolidate, exchange, lease or otherwise dispose of all or substantially all of our assets or materially change our business purpose without the approval of members holding a majority of our Units then held by all members. However, if members owning a majority of our Units then held by all members approve the transaction, members objecting to the transaction do not have dissenters’ rights. This means that if we were to merge, consolidate, exchange or otherwise dispose of all or substantially all of our assets, you will not have the right to seek appraisal or payment of the fair value of your Units if you disagree with the transaction and could be forced to hold a substantially changed investment.

Termination of Membership; Separable Voting and Economic Interests

Although the board of managers manages our business and affairs, you have the right to vote on certain matters, such as amending our Operating Agreement or dissolving our company. You have these rights if you have been admitted and continue to be a member of our company. A member may not be expelled, but your membership in our company may terminate if you:

•       Fail to comply with the Operating Agreement;

•       Voluntarily withdraw from our company; or

•       Assign all of your Units to another individual or entity.

If your membership terminates for any reason and you have not transferred your entire interest, then you will lose all of your voting rights and your right to access information concerning our business, and will be treated as an unadmitted assignee. In addition, if you are an individual, you will cease to be a member upon your death. If you are a corporation, trust, limited liability company or partnership, you will no longer to be a member at the time you cease to exist (and the transferee will not be a member unless admitted by the board of managers pursuant to the Operating Agreement). Accordingly, you can be a holder of our Units, but not a member. A Unit holder that is not a member will have the same rights as an unadmitted assignee. No member whose membership in the company terminates, nor any transferee of such member, shall have any right to demand or receive a return of such terminated member’s capital contributions, to require the purchase or redemption of the Units owned by such terminated member, or to receive the fair value of the Units or capital contributions of such terminated member.

Management

The board of managers manage our business and affairs. The officers appointed by the board of managers manage our day-to-day operations.

Board of Managers

Currently, our initial board of managers consists of seven managers. The initial board of managers must consist of not less than five nor more than eleven managers, as determined by our initial board of managers. Additional managers may be designated for vacant seats by the initial board of managers, and an initial manager may be removed for cause by two-thirds of the remaining managers.

Following the breaking of escrow and completion of the sale of Units in this offering, the number of managers shall be determined by the board of managers, provided that the number of managers will not be less than seven nor more than eleven. In order to preserve continuity of governance and harmonious transition from the initial board to an elected board, the initial board will designate from among themselves the managers to serve following the breaking of escrow. Designated managers may be removed for cause by two-thirds of the remaining designated managers. The terms of these designated managers will be staggered such that, beginning with the 2009 annual meeting of the members (or, if later, the first annual meeting after the six-month anniversary of plant start-up), our members will elect one-third (or as nearly as possible) of the members of the board of managers annually. This means that we will not conduct any board elections until 2009 at the earliest. Our members will elect these managers upon the affirmative vote of holders of a majority of the Units present, either in person or by proxy, and entitled to vote at a meeting of the members. Following the election of a manager, the manager may be removed at any time upon the affirmative vote of holders of a majority of the Units entitled to vote. Each elected manager serves until his or her successor is duly elected and qualified, or until the manager’s death, resignation or removal. If a vacancy occurs, then the elected managers will appoint a new manager to fill the vacancy until the next annual or special meeting of the members. At the members meeting, the members will elect a manager to serve the remaining term of the vacant seat.

Meetings and Acts of the Board of Managers

The board of managers must hold regular meetings from time to time, as it determines to be appropriate. The chief executive officer or three or more managers may call a special meeting at any time. Written notice of a meeting must be given to all managers at least three days before the date of the meeting. Any manager who attends a meeting is deemed to have waived any right to notice, unless the manager attends the meeting for the express purpose of objecting to the meeting. Managers can participate in a meeting in person, by phone, video conference or any similar means of communication if all the persons participating can hear one another. To transact business, a majority of the voting power of the managers in office must be present at a meeting.

Each manager has one vote. Generally, to constitute an action of the board of managers, the affirmative vote of a majority of the voting power of the managers present at a meeting is required. However, there are certain items that require the consent of two-thirds of the voting power of the managers present at a meeting. These include, among other things, approval of the plans and specifications of the ethanol plant, debt financing matters relating to the construction and start-up of the ethanol plant, our annual operating and capital budget, an investment or transaction not in the ordinary course of business that exceeds $100,000 which is not part of the current operating or capital budget, the acceptance of additional capital contributions and the issuance of options and warrants and the admission of new members.

Except for matters that require the approval of our members, the board of managers has the authority to engage in all acts and transactions permitted by law that are necessary or incidental to accomplishing our purpose. Our managers are not our agents and cannot individually act on our behalf. Our managers only have authority when they act as a group. The board of managers may act collectively through meetings, committees it establishes or officers of the board of managers and officers to whom it has delegated authority. The board of managers may delegate its duties and powers to any committee consisting of one or more persons that may, but need not be managers, provided that a majority of the members of each committee must be a manager or member of our limited liability company.

Each manager must devote enough time to us to manage our affairs and operations, but is free to serve any other person or entity in any capacity, and may engage in activities that compete with our business.

Contracts with Managers or their Affiliates

Our Operating Agreement provides that contracts or transactions we enter into with our managers or their affiliates are not void or voidable solely because the manager or affiliate has a material financial interest in the contract or transaction, or solely because the interested manager is present at or participates in the meeting of our board of managers at which the contract or transaction is approved, if the material facts as to the contract or transaction and as to the manager’s or managers’ material financial interest are fully disclosed or known to the board of managers, and the board determines that the terms of the contract or transaction are commercially reasonable and no less favorable to us than could be obtained from an unaffiliated third party and authorizes, approves or ratifies the contract or transaction in good faith by a majority vote, but the interested manager or managers are not counted in determining the presence of a quorum and must not vote. With respect to contracts or transactions we enter into with our managers or their affiliates involving the sale or delivery of corn, the contract or transaction is not void or voidable solely for this reason, or solely because the interested manager is present at or participates in the meeting at which the contract or transaction is approved, if the terms of the contract or transaction are or were commercially reasonable and no less favorable to us than could be or could have been obtained from an unaffiliated third party, even though contract or transaction is not approved or ratified by the disinterested managers.

Officers

Our officers consist of the officers of the board of managers and such other officers appointed by the board of managers. The officers of the board of managers must be managers. The board of managers may also appoint such other officers and assistant officers as it deems necessary or advisable.

Prior to the start-up of our planned operations, the board of managers will select and employ a chief executive officer or general manager and other officers who will be responsible for the day-to-day administrative and operational aspects of our company. These officers shall have the powers and authorities designated by the board of managers.

Limitation of Liability and Indemnification

Under Delaware law and our Operating Agreement, no manager or officer is liable for any of our debts, obligations or liabilities merely because he or she is a member, manager or officer. Our Operating Agreement provides that no manager or officer is liable to us or our members for monetary damages for breaches of fiduciary duties unless they involve (a) a breach of the manager’s duty of loyalty to us or our members; (b) acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of law; (c) illegal distributions; or (d) a transaction from which the manager derived an improper personal benefit. This could limit our and our members’ ability to bring an action against a manager or officer for monetary damages arising out of a breach of that manager’s or officer’s fiduciary duties.

In addition, our Operating Agreement generally requires us to indemnify each present and former manager or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding if the manager or officer was a party to the proceeding in the capacity of a manager or officer, unless the proceedings arise out of or are related to matters for which a manager or officer is personally liable under the prior paragraph. With regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is unenforceable.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

This section of the prospectus describes the material federal income tax considerations and consequences of your participation in Tennessee Valley Agri-Energy, LLC. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in Tennessee Valley Agri-Energy, LLC may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Tennessee Valley Agri-Energy, LLC. Although we will furnish Unit holders with information regarding Tennessee Valley Agri-Energy, LLC that is required for income tax purposes, each Unit holder will be responsible for preparing and filing his or her own tax returns.

Legal Opinion

Lindquist & Vennum PLLP, Minneapolis, MN, our legal counsel, has prepared the following tax summary. Counsel has advised us that in its opinion, the tax disclosure that follows sets forth the material Federal income tax consequences to individual citizens and residents of the United States of acquiring, holding, and disposing of Units. Except as specifically noted, this summary has limited applicability to corporations, tax-exempt organizations (including pension or profit sharing trusts and individual retirement plans), trusts, estates, foreign taxpayers or nonresident aliens, and persons who are employed by us.

The following summary of the tax aspects is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”) and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. That uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect our company and a Unit holder’s investment in our company. Additionally, the interpretation of existing laws and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, a challenge likely would result in adjustment of a Unit holder’s individual return. The tax opinion contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Lindquist & Vennum PLLP, regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the IRS. This opinion is in no way binding on the IRS or on any court of law.

In the opinion attached as Exhibit 8.1 to the registration statement, our tax counsel has also confirmed as correct its opinion to us that the statements and legal conclusions contained in this section set forth the material federal income tax consequences of owning our Units as a result of our partnership tax classification. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be classified as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding the federal income tax consequences of owning our Units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section, including its general limitation to Unit holders who are individuals unless otherwise stated. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the IRS. No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the IRS or any court of law. The IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel will not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “Federal Income Tax Consequences of Owning our Units—Interest on Underpayment of Taxes; Accuracy—Related Penalties; Negligence Penalties” below.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be constructed as a substitute for careful tax planning.

Partnership Tax Classification

Our tax counsel, Lindquist & Vennum PLLP, has opined that if we do not elect to be taxed as a corporation we will be classified as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the Unit holders will pay tax on their shares of our net income. Under Treasury Regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be classified as a partnership unless the entity is considered a publicly traded partnership or the entity affirmatively elects to be taxed as a corporation.

We have advised our tax counsel that we have not elected and will not elect to be taxed as a corporation, and that we will comply with the rules and procedures necessary to avoid being considered a publicly traded partnership. See “Market for Units; Restrictions on Transfer” and “Federal Income Tax Considerations—Publicly Traded Partnership Rules.”

We cannot assure you, however, that we will be able to maintain our partnership tax classification. For example, there might be changes in the law or our company that would cause us to be reclassified as a corporation. In that case, we would be taxed on our net income at corporate rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to our Unit holders. Distributions would be treated as ordinary dividend income to our Unit holders (subject to rates of 5% or 15% through 2010 for individuals, and up to 35% after 2010) to the extent of our earnings and profits. Payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will have less cash to distribute to our Unit holders which could reduce the value of your Units.

Publicly Traded Partnership Rules

A “publicly traded partnership” as defined in Section 7704 of the Internal Revenue Code is classified as a “C corporation” for federal tax purposes (subject to exceptions that will not apply to us). The term “partnership” also includes a limited liability company classified as a partnership for federal tax purposes, such as us. We will seek to avoid being a “publicly traded partnership” by restricting transfers of Units in the manner described below.

A partnership is a publicly traded partnership if its interests are:

•       Traded on an established securities market; or

•       Readily tradable on a secondary market (or its substantial equivalent).

Under the Treasury Regulations, an “established securities market” includes national, regional and local exchanges, foreign exchanges that satisfy regulatory requirements, and interdealer quotation systems that regularly disseminate firm buy and sell quotations. We do not intend to list the Units on the New York Stock Exchange, The NASDAQ Stock Market™, or on any other exchange or system which would be classified as an established securities market.

In determining whether interests are “readily tradable on a secondary market or its substantial equivalent,” the Treasury Regulations provide that interests in a partnership are so tradable if, taking into account all of the facts and circumstances, interest holders are able to buy, sell or exchange their interests in a manner that is economically comparable to trading on an established securities market, or under any of the following four circumstances:

•       The Units are regularly quoted by a broker, dealer or other market maker;

•       There are regular quotes from any person who stands ready to buy or sell at a quoted price;

•       There are regular and ongoing opportunities for an interest holder to sell or exchange interests through a public means of obtaining offers or information of offers to buy, sell or exchange; or

•       The opportunity exists for prospective buyers and sellers to transact in a time frame and with the regularity and continuity comparable to the three circumstances described above.

However, interests will not be treated as readily tradable on a secondary market or its substantial equivalent under any of these four circumstances unless the partnership participates in the establishment of the market or the inclusion of its interests in the market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner, admitting the transferee as a partner or otherwise recognizing the rights of a transferee. We do not intend to participate in the establishment of any market that would qualify under any of the four circumstances listed above or the inclusion of any of the interests on such a market. Moreover, we do not intend to recognize transfers of Units or other interests made under any of those four circumstances.

Treasury Regulations provide a safe harbor which shelters interests from being deemed readily tradable on a secondary market or its substantial equivalent under the general “facts and circumstances” test when there is a “lack of actual trading” of the interests. We intend to allow only those transfers of interests during any taxable year that permit us to qualify under this “lack of actual trading” safe harbor. This safe harbor applies where the sum of the interests in capital or profits transferred during the tax year of the partnership does not exceed 2% of the total interests in capital or profits. For purposes of testing compliance with this safe harbor, the following types of transfers, which are explained below, are ignored:

•       “Private” transfers;

•       Transfers pursuant to a “qualified redemption or repurchase agreement”; and

•       Transfers through a “qualified matching service”.

A private transfer includes:

•       Transfers in which the basis of the interest is determined by reference to the transferor’s basis, such as a gift, or is determined under Section 732 of the Internal Revenue Code;

•       Transfers at death, including transfers from an estate or testamentary trust;

•       Transfers between members of a family, as defined in Section 267(c)(4) of the Internal Revenue Code;

•       Transfers involving the issuance of interests by the partnership in exchange for cash, property or services;

•       Transfers involving distributions from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an individual retirement plan;

•       “Block” transfers, which are defined as transfers by a Unit holder and any related person as defined in Sections 267(b) and 707(b)(1) of the Internal Revenue Code in one or more transactions during any 30 calendar-day period, of interests which in the aggregate represent more than 2% of the total interests in partnership capital or profits;

•       Transfers pursuant to a plan of redemption or repurchase maintained by the partnership by which the partners may tender their interests for purchase by the partnership, another partner, or a person related to a partner, but only where either the right to purchase is exercisable only upon the partner’s death, disability, retirement, or termination from active service, or the plan is “closed end” so that the partnership does not issue any interests after the initial offering and no partner or person related to a partner provides contemporaneous opportunities to acquire interests in similar or related partnerships which represent substantially identical investments;

•       Transfers by one or more partners of interests representing more than 50% of the total interests in the capital and profits in one transaction or series of related transactions; and

•       Transfers not recognized by the partnership.

Transfers are pursuant to a qualified redemption or repurchase agreement only if:

•       The agreement provides that a transfer cannot occur until at least 60 days after the partnership receives written notice of the partner’s intent to exercise the redemption or repurchase right;

•       The agreement provides that the purchase price not be established until at least 60 days after receipt of notification or that the purchase price not be established more than four times during the entity’s tax year; and

•       The sum of the interests in capital or profits transferred during the entity’s taxable year, not including private transfers, does not exceed 10% of the total interests in capital or profits.

Transfers are through a qualified matching service only if:

•       The matching service consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match prospective buyers and sellers of interests;

•       Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•       The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which date must be confirmable by maintenance of contemporaneous records;

•       The closing of a sale effected through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•       The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price, or quotes that express an interest in acquiring an interest without an accompanying price, and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•       The seller’s information is removed within 120 days of its listing and is not re-entered into the system for at least 60 days after its deletion; and

•       The sum of the interests in capital or profits transferred during the entity’s tax year, not including private transfers, cannot exceed 10% of the total interests in capital or profits.

Business Purpose and Pre-tax Profit Potential

Although there are some judicial decisions to the contrary, the position of the IRS and most courts is that to be entitled to tax benefits, such as the small ethanol producer credit that is discussed below, an investor must demonstrate that there is a business purpose for the investment and a reasonable expectation of a profit on the investment apart from any tax benefits. We believe that our financial forecasts are based on reasonable assumptions as to future profitability and that an expectation of profitability does not depend on our Unit holders receiving tax benefits such as the small ethanol producer credit. Investors are encouraged to thoroughly review the financial discussion in this prospectus and to form their own judgment as to whether they have a reasonable expectation of a profit from this investment apart from any tax benefits.

Treatment of Our Operations; Pass-Through of Taxable Income; Taxable Year

We will pay no federal income tax. Instead, all Unit holders will be required to report on their income tax return their allocable share of our income, gains, losses, deductions and credits without regard to whether corresponding cash distributions are received.

Because we will be treated as a separate entity for tax purposes, we will have our own taxable year which may be separate from the taxable years of our Unit holders. A limited liability company that is classified as a partnership for federal income tax purposes must normally adopt a taxable year that is the same as one of the following:

•       The tax year of the majority of its Unit holders who own an aggregate of more than 50% of the limited liability company’s profits and capital;

•       The tax year of all the principal Unit holders if there is no tax year of the majority of the Unit holders; or

•       If neither of the above tax years applies, the tax year that results in the least aggregate deferral of income to the Unit holders.

Our required taxable year currently is December 31, and we do not expect our required taxable year to change because the holders of a majority of our Units following the offering are likely to be individuals or entities that are calendar year taxpayers.

Tax Consequences to Our Unit Holders

As a Unit holder, for your taxable year with which or within which our taxable year ends, you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a Unit holder reporting on a calendar year basis will include his or her share of our 2007 taxable income or loss on his or her 2007 income tax return. A Unit holder with a June 30 fiscal year will report his share of our 2007 taxable income or loss on his income tax return for the fiscal year ending June 30, 2008. We will provide each Unit holder with an annual Schedule K-1 indicating the holder’s share of our income, loss and separately stated components.

Tax Treatment of Expenditures Prior to Operations

We do not expect to generate operating revenues until approximately 17 months after commencing construction. We will make substantial expenditures during that period, but deduction of expenditures attributable to our formation, offering, construction and startup should not be a material consideration in investing in Units because the deductibility of such expenditures for tax purposes is significantly restricted. For example, offering expenses are neither deductible nor amortizable, organization expenses must be capitalized and may be amortized, costs to obtain financing must be capitalized for amortization over the term of the financing, construction costs and construction period interest expense must be capitalized into the depreciable cost of the property being constructed, and many routine expenses that are incurred before commencing operations must be capitalized as start-up costs that may be amortized.

Section 704(c) Allocations and Reverse Section 704(c) Allocations

Section 3.7 of our Operating Agreement requires allocations of taxable income that are referred to as Section 704(c) allocations and reverse Section 704(c) allocations. These allocations reduce or eliminate the disparity between a member’s tax basis in its LLC interest and its capital account. These allocations are made solely for tax purposes and they will differ from a member’s share of profits or losses for capital account maintenance purposes. Section 704(c) allocations are made when a member contributes property having a tax basis that is different from the property’s fair market value as agreed to by us and the contributing member. Reverse Section 704(c) allocations are made when the gross asset values of our assets are adjusted in accordance with our Operating Agreement. This occurs upon issuance of additional Units, Unit redemptions, liquidation and other events for which revaluation is required by or is consistent with Treasury regulations.

For example, we have previously sold Units to seed capital investors at $1.00 per Unit. Under the terms of this offering, we will adjust gross asset values, and the capital accounts of those investors will be “booked-up” to $2.00 per Unit at escrow closing in order to reflect the fact that their economic interests are comparable to the $2.00 per Unit investors. An early investor who contributed $1.00 per Unit would be allocated $1.00 per Unit of reverse Section 704(c) allocations in the form of additional taxable income that would eliminate the $1.00 per Unit disparity between the investor’s initial tax basis and the investor’s revalued capital account of $2.00 per Unit.

The timing of the Section 704(c) reverse allocation resulting from the “book-up” of the seed capital investors depends on the method we elect, the assets that are revalued, and whether they are depreciable or amortizable. Our Operating Agreement generally gives us the right to select among the methods allowed under the Section 704(c) regulations. However, under the terms of this offering, we will elect the “traditional” method with respect to the revaluation that will occur at escrow closing, and we will treat the disparity between value and basis as attributable to non-amortizable intangible assets. This will cause the reverse Section 704(c) allocations to be made to the seed capital investors in the form of a disproportionately higher allocation of taxable gain on a liquidating sale. To illustrate, ignoring allocations for the period prior to escrow closing, a seed capital investor who contributed $1.00 per Unit would be allocated $1.00 per Unit of reverse Section 704(c) allocations in the form of additional taxable gain on a liquidating sale that will reduce or eliminate the $1.00 per Unit disparity between his or her initial $1.00 tax basis and the adjusted capital account of $2.00 per Unit. The tax deductions of the new investors will be roughly one cent per Unit lower under the traditional method than would be available to them each year under alternative methods.

Tax Treatment of Distributions

Distributions made by us to a Unit holder will not be taxable to the Unit holder for federal income tax purposes as long as distributions do not exceed the Unit holder’s basis in the Unit holder’s Units immediately before the distribution. Cash distributions in excess of Unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the Units under the rules described below for Unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, investors’ initial basis in the Units investors purchase will be equal to the sum of the amount of money investors paid for investors’ Units. Here, an investor’s initial basis in each Unit purchased will be $2.00.

An investor’s initial basis in the Units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s Units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional Units are not distributed to investors.

The basis of an investor’s Units will be decreased, but not below zero, by:

•       The amount of any cash we distribute to the investors;

•       The basis of any other property distributed to the investor;

•       The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•       Any reduction in the investor’s share of certain items of company debt.

The Unit basis calculations are complex. A member is only required to compute Unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•       The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•       Upon the liquidation or disposition of a member’s interest; or

•       Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a Unit or our liquidation, exact computations usually are not necessary. For example, a Unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive Unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the Units.

Small Ethanol Producer Credit

Section 40 of the Internal Revenue Code allows a credit against tax for alcohol used as a fuel. The alcohol fuels credit has three components, one of which is the small ethanol producer credit (the “ethanol credit”) that is provided in Section 40(a)(3). The ethanol credit is an income tax credit of 10 cents per gallon for up to 15 million gallons of annual ethanol production by an eligible small ethanol producer. An eligible producer is one with production capacity of 60 million gallons or less. The capacity limitation was increased from 30 million to 60 million gallons in the Energy Tax Incentives Act of 2005. If the producer is a pass-through entity, such as a limited liability company, the credits are passed through to the Unit holders in proportion to their percentage interest in production revenues, which in our case will be in proportion to Units held. The 15 million gallon limitation and the 60 million gallon capacity limitation are applied at both the entity level and at the Unit holder level. Our anticipated capacity is 54 million gallons annually, which means that we expect to be an eligible small ethanol producer. However, if our production capacity exceeds 60 million gallons annually, for example, because of expansion, no ethanol credits would be available for pass-through to Unit holders. Commonly owned ethanol producers may be required to aggregate their production and capacity for purposes the tests, for example, if more than 50% of two producing entities are owned by the same five or fewer owners. The production and capacity limitations also apply at the Unit holder level, so a Unit holder with substantial investments in other ethanol facilities might exceed one or both limitations and be denied some or all of the credit. This would not affect the pass-through of the credit to other Unit holders. If a member is allocated credits from other ethanol investments, the member’s share of our capacity would be aggregated with the member’s share of capacity in other ethanol producers in determining whether the 60 million gallon capacity limitation is exceeded for such other investments.

The ethanol credit is a nonrefundable credit, meaning that it has the potential to reduce a Unit holder’s tax liability, but cannot generate a refund. As discussed above, a Unit holder’s credit may be limited by the passive activity loss and credit limitations. The portion of a Unit holder’s share of our ethanol credits that is not disallowed by the passive credit rules is subject to further limitations that are applicable to those tax credits that are part of the “General Business Credit.” This limitation is referred to as the “Section 38(c) limitation.” This limitation is complex. The Section 38(c) limitation allows most nonrefundable credits to reduce regular tax, but not the alternative minimum tax. However, the ethanol credit receives more favorable treatment because Section 38(c)(4) of the Internal Revenue Code allows the ethanol credit to reduce both regular tax and alternative minimum tax, but not below 25% of the amount by which the regular income tax exceeds $25,000. More specifically, assuming that the taxpayer’s only credit is the ethanol credit, the taxpayer’s general business credit will be limited to the excess of (1) net income tax liability for the year (regular tax plus alternative minimum tax, less certain credits other than credits included in the general business credit), over (2) the greater of (a) the tentative minimum tax (zero in the case of the ethanol credit), or (b) the product of 25% times net regular tax liability as reduced by certain credits. For example, if the Unit holder’s regular tax liability (reduced by certain credits) is more than $25,000, the ethanol credit will shelter $25,000 plus 75% of any excess. Section 40(f) of the Internal Revenue Code allows a taxpayer to elect not to have the ethanol credit apply. Although the law is unclear, the IRS indicates in its instructions for the partnership tax return that the election is a partnership level election, and we do not expect to elect out of the credit.

The portion of the general business credit that is disallowed by the Section 38(c) limitation may be carried back one year and, if not fully used in the carryback year, may be carried forward to each of the next 20 years until fully used, unless the ethanol credit expires, in which a special carryforward limitation is described below. The amount of unused credit which can be used in a particular carryback year cannot be more than: (1) the amount by which the Section 38(c) limitation for the carryback year exceeds (2) the taxpayer’s carryforward and current year business credit for that year. The amount of unused credit which can be used in a particular carryforward year cannot be more than: (1) the amount by which the Section 38(c) limitation for the carryforward year exceeds (2) the sum of the amounts which are carried forward to the carryforward year and are attributable to years preceding the unused credit year. Special ordering rules determine which credits are deemed to be utilized if limitations prevent full utilization. Also, several credits, including the ethanol credit, are allowed to reduce alternative minimum tax, and must therefore be calculated separately from credits that are not specially treated. Finally, any credit that cannot be used within the carryforward period is allowed as a tax deduction in the first tax year following the end of the carryover period.

Section 40(e) of the Internal Revenue Code provides that the ethanol credit is scheduled to expire for sales after December 31, 2010. If the ethanol credit expires, a special carryover limitation applies. The carryover period for unused ethanol credits is limited to taxpayer’s three taxable years beginning with the taxable year in which the first day following the expiration date occurs. Internal Revenue Code Section 40(e)(2). For example, if the current ethanol credit expiration date is not extended, the first day following the expiration date is January 1, 2011. A calendar year taxpayer would be able to carry any unused credits to calendar years 2011, 2012 and 2013 to be used subject to the limitations that were described above. A taxpayer with a June 30 fiscal year would be able to use any unused credits in fiscal years ending June 30, 2011, June 30, 2012 and June 30, 2013, subject to the limitations that were described above. In addition to the “sunset” provision, the Section 40(e) has a “blackout” provision that eliminates the ethanol credit for any period prior to expiration of the credit during which the excise tax rates in Section 4081 of the Internal Revenue Code (rates for gasoline, aviation gasoline, diesel fuel and kerosene, and aviation kerosene) are 4.3 cents per gallon. Rates for aviation gasoline and aviation kerosene dropped to 4.3 cents on September 30, 2007 but legislation is pending in Congress that would reinstate rates substantially above 4.3 cents. Industry experts consider the possibility of an ethanol credit blackout to be remote because of the prohibitive cost to the government of reducing the tax on gasoline or diesel fuel to 4.3 cents and, even if the pending legislation is not enacted, the rates on aviation fuel are not believed to be applicable to the ethanol credit blackout despite somewhat ambiguous language in the Internal Revenue Code.

The benefit of the small ethanol producer credit is somewhat reduced by Section 87 of the Internal Revenue Code, which requires the taxpayer to add the amount of the credit to the taxpayer’s regular taxable income. However, the Section 87 income add-back is excluded in computing the alternative minimum tax. The Section 87 add-back is solely for income tax purposes. The add-back does not result in additional cash for the Company, and therefore does not increase the Unit holder’s capital account, nor does it create any entitlement in the Unit holders to a current or future cash distribution.

Qualified Production Activities Deduction

Section 199 to the Internal Revenue Code creates a special deduction for both regular tax and alternative minimum tax purposes that is based on a specified percentage of qualified production activity income (“QPAI”). QPAI is a net income concept that should include gross income from the production of ethanol reduced by cost of production and other direct and indirect costs that are properly allocable to production activities. The specified percentage is 6% for taxable years beginning in 2007, 2008 and 2009, and 9% thereafter. The deduction will pass through to the Unit holders. The deduction cannot exceed the Unit holder’s taxable income and it is limited to 50% of wages attributable to the qualified production activity. It also may be limited by passive activity loss rules, carrybacks and carryovers. IRS Form 8903 is used by taxpayers to claim the deduction. To illustrate, assume that a Unit holder’s share of our ordinary business income for is $2,100 per year, of which $2,000 is QPAI. A calendar year Unit holder’s QPAI deduction for 2009 would be $120, and $180 per year thereafter, all of which are subject to the limitations mentioned above. The Section 199 deduction is solely for income tax purposes. It does not result in an expenditure of cash by us nor the disposition of any of our assets. Therefore, the Section 199 deduction does not decrease the Unit holder’s capital account, nor does it reduce any entitlement of the Unit holders to a current or future cash distribution.

Deductibility of Losses; At-Risk Passive Loss Limitations

A Unit holder may deduct losses allocated to the Unit holder, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

•       Basis.   An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s Units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of the company’s losses exceed the investor’s basis in the investor’s Units at the end of any taxable year, the excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s Units exceeds zero.

•       At-Risk Rules.   Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•       Passive Loss Rules.   Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S Corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a Unit holder’s entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For Unit holders who borrow to purchase their Units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a Unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that Unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the Unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, the income may generally be offset by the investor’s net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if that tax exceeds the individual’s regular income tax. Alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. In addition, if we adopt accelerated methods of depreciation, it is possible that taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to Unit holders. No decision has been made on accelerated depreciation. Accordingly, each prospective investor should consult with his or her tax advisor regarding the impact of an investment in us on the calculation of the investor’s alternative minimum tax, as well as on the investor’s overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes is determined in accordance with our Operating Agreement. Under Section 704(b) of the Internal Revenue Code, however, the IRS will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “Partner’s interest in the partnership.” If the allocation or portion thereof contained in our Operating Agreement does not meet either test, the IRS may reallocate these items in accordance with its determination of each member’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Operating Agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New Unit holders will be allocated a proportionate share of income or loss for the year in which they became Unit holders. The Operating Agreement permits our managers to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a Unit holder. In addition, the Operating Agreement provides that upon the transfer of all or a portion of a Unit holder’s Units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred Units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our Units equal to the difference between the amount realized and the Unit holder’s basis in the Units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s Units that exceeds the proceeds of sale.

Gain or loss recognized by a Unit holder on the sale or exchange of a Unit held for more than one year will be taxed as long-term capital gain or loss except that a portion of this gain or loss will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751. The ordinary income portion depends on the amount of gain that is attributable to depreciation recapture, other “unrealized receivables,” inventory, or various other types of property whose sale would give rise to ordinary income. We will adopt conventions to assist those members that sell Units in apportioning the gain among the various categories.

The Internal Revenue Code requires that profits and loss allocations with respect to Units that are transferred during the fiscal year must take into account the varying interests of the transferor and transferee during the year. Related regulations recognize several methods, including an interim closing of the books or the daily proration method. The interim closing of the books method allocates profits and losses through the transfer date to the transferor and after the transfer date to the transferee. The proration method is essentially a rule of administrative convenience that allocates our annual income between the transferor and transferee based on the portion of the year that has elapsed prior to the transfer, or under any other method that is reasonable. Although the rules on other reasonable methods and the use of conventions are not well defined, partnerships and limited liability companies with numerous transfers typically adopt reasonable methods and conventions to reduce the accounting burdens associated with Unit transfers. We have the authority to specify the method to be used.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each Unit holder in the Unit holder’s Units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in Unit values and cost recovery deductions will cause the value of a Unit to differ materially from the Unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires Units either by purchase or upon the death of a Unit holder to adjust his share of the inside basis to fair market value as reflected by the Unit price in the case of a purchase or the estate tax value of the Unit in the case of an acquisition upon death of a Unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

A Section 754 election is beneficial to the transferee when the transferee’s outside basis is greater than the transferee’s proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine the transferee’s cost recovery deductions and the transferee’s gain or loss on disposition of property by reference to the transferee’s higher outside basis. The Section 754 election will be detrimental to the transferee if the transferee’s outside basis is less than the transferee’s proportionate share of inside basis.

If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustment on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest of the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

Our Operating Agreement provides our managers with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of Units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the IRS consents to its revocation.

Acquisition, Liquidation or Other Extraordinary Transactions

As a limited liability company, we have the legal power to participate in a variety of extraordinary transactions such as incorporating, going public, being acquired by purchase or merger, and liquidating. Those transactions may be fully taxable, partially taxable or tax-free to you, depending on their form, substance and terms, including the consideration you receive. Also, our partnership tax status will preclude some types of tax-free acquisition transactions that are limited to corporate participants, for example, a tax-free reorganization in exchange for stock of a publicly traded corporation. An analysis of these potential transactions and their tax consequences is beyond the scope of this discussion.

Upon dissolution, your Units may be liquidated by one or more distributions of cash or other property that remains after our obligations we paid. If your liquidating distribution is entirely in cash, you will recognize gain or loss determined in the same manner as if you had sold your Units, with basis as adjusted for your share of our liquidating gains and losses, if any. See “Tax Consequences of Disposition of Units.” No gain or loss will be recognized to you to the extent we distribute your share of our property in-kind to you. However, since our primary assets are expected to be the ethanol plant and related intangible assets such as goodwill and going concern value, it is unlikely that we will make an in-kind liquidating distribution.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a Unit to notify the company in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and, if known, of the transferee, and the exchange date. Currently, the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Unit Holders

We will annually provide each Unit holder with a Schedule K-1 (or an authorized substitute). Each Unit holder’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each Unit holder must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

Unified audit rules require the tax treatment of all partnership items to be determined at the entity level, rather than the member level. Since we will be taxed as a partnership, these rules are applicable to us and our Unit holders. These rules allow the IRS to challenge our tax reporting by conducting a single administrative proceeding to resolve the issue with respect to all Unit holders. However, the IRS must still assess any resulting deficiency against each taxpayer who was a Unit holder. Any Unit holder can request an administrative adjustment or a refund for the Unit holder’s own separate tax liability, and may participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement.

IRS rules establish the “Tax Matters Partner” as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a “member-manager,” which is defined as a member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this will be a member of the board of managers who also is a member of our company.

The IRS is required to give notice of administrative proceedings and adjustment to all members, with special rules for partnerships with more than 100 partners. After the IRS makes an administrative adjustment, the Tax Matters Partner (and, in limited circumstances, other partners) may file a petition for readjustment of partnership items in the U.S. Tax Court, the U.S. district court in which the partnership’s principal place of business is located, or the U.S. Claims Court.

Elective Procedures for Large Partnerships

The Internal Revenue Code allows partnerships that have more than 100 partners to elect streamlined procedures for income tax reporting and IRS audits. If the election is made, IRS audit adjustments will flow through to the Unit holders for the year in which the adjustment takes effect. However, to avoid the burden of amending Unit holder returns, the entity may elect to pay the tax on the net adjustments at the highest tax bracket. Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. The entity is liable for any resulting interest and penalties. If the election is made, a Unit holder cannot report any partnership items inconsistently with the partnership return, even if the IRS is notified. The IRS must notify the entity of any partnership adjustment, but it is not required to give notice to individual Unit holders. An IRS adjustment may be challenged in the U.S. Tax Court, the U.S. district court in which the entity’s principal place of business is located, or the U.S. Claims Court. However, only the partnership, and not the partners individually, can petition for a readjustment of partnership items. We will review the large partnership procedures with our tax advisors to determine whether it appears advantageous to elect to be subject to the new procedures.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, that may cause the investor to underpay the investor’s taxes. If it is determined that the investor underpaid the investor’s taxes for any taxable year, the investor must pay the amount of taxes the investor underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed the investor’s income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if the underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

Qualified Retirement Plans (Including IRAs)

Special tax considerations apply to tax-exempt entities such as pension or profit sharing plans and individual retirement accounts (“IRA’s”), which invest in our Units. Specifically, such otherwise tax-exempt entities are subject to income tax on their unrelated business taxable income (“UBTI”) as determined under Internal Revenue Code Sections 511 to 514, including their share of taxable income from a partnership (or an LLC such as us) that carries on a trade or business.

The tax on the UBTI of a retirement plan is imposed at the rates attributable to trusts, which begin at 15% and increase to a maximum 35% above $10,450 of taxable income. Under Code Section 6012(b)(6), a trustee of an IRA that is subject to the tax on UBTI must file a federal income tax return on Form 990-T for each taxable year that the IRA’s share of our taxable income is more than $1,000 (assuming no other UBTI activities). Withdrawals from retirement plans, including withdrawals of previously taxed earnings, are taxable to the recipient at the time of distribution, and may be subject to an excise tax if withdrawn before age 59½. Harsh sanctions are imposed on “prohibited transactions,” including direct and indirect sales of property and furnishing of goods between a plan and the beneficiaries, their related parties, and plan fiduciaries. Internal Revenue Code Sections 408(e)(2)(A) and 4975. In the case of an IRA, even if a prohibited transaction involves only a portion of the IRA’s assets, all of the IRA’s assets are treated as having been withdrawn in a taxable transaction.

Accordingly, an IRA or other tax-exempt plan should consult with its own tax adviser with respect to the UBTI consequences of an investment in our Units. This does not necessarily mean that an investment in our Units would be inappropriate, but rather that the potential for income tax on UBTI, prohibited transaction sanctions and tax return preparation costs should be considered in evaluating the investment.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. Unit holders usually are subject to tax in their state of residence as well as in other states, if any, in which the entity does business, provided their share of income exceeds applicable minimum filing requirements. Some states require the limited liability company to withhold taxes on nonresident members, in which case the member may be required to file in that state or may choose to file to recover withheld taxes. Other states, however, allow “composite reporting” by limited liability companies on behalf of nonresident members. This means that the entity pays income taxes to those states on behalf of nonresident individual members and they are relieved of the reporting responsibility in those states. Accordingly, the number of states in which Unit holders must file depends in part on how and where the company markets its output, and whether composite reporting is used. An individual’s state of residence usually will allow a tax credit for state income taxes paid to another state by the member or by the entity for the benefit of the member. Investors are urged to consult their own tax advisors on this matter.

Self-Employment Tax

The Internal Revenue Code and Treasury Regulations provide that general partners who are individuals are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the Internal Revenue Code nor the Treasury Regulations address the treatment of limited liability company Unit holders for self-employment tax purposes. Proposed Regulations, however, were issued in 1997 that impose the self-employment tax on limited liability company Unit holders only if they have personal liability for the company’s obligations, have authority to contract on behalf of the company, or participate in the company’s business for more than 500 hours each year. Few, if any, of our Unit holders would be subject to self-employment tax under this test unless they are employed by us. The status of the

Proposed Regulations is uncertain because they were subject to a Congressional moratorium that ended in 1998, and the IRS has not taken steps to finalize them.

Unit Holders Employed by Us

Unit holders who are employed by us are likely to be treated as partners for federal income tax purposes which may result in less favorable tax treatment than our other employees. For example, salaries of those Unit holders would be reported as guaranteed payments on their Schedule K-1, possibly subject to self employment tax, and certain fringe benefits may be treated less favorably for tax purposes than fringe benefits paid to employees who are not Unit holders.

PLAN OF DISTRIBUTION

General Terms of the Offering

We are offering a minimum of 15,000,000 Units and a maximum of 40,000,000 Units at a purchase price of $2.00 per Unit. The minimum gross proceeds to us in the offering will be $30,000,000 and the maximum gross proceeds will be $80,000,000. Investors must purchase a minimum of 10,000 Units ($20,000) to participate in the offering. Investors may purchase additional Units in increments of 2,500 Units ($5,000). The offering price for the Units was determined by our board of managers arbitrarily and was not based on customary valuation procedures.

Our officers and managers will sell the Units directly to investors without the assistance of an underwriter. We will not pay commissions to our officers or managers for any sales of Units in this offering. Our managers, officers, affiliates and business partners may purchase Units in this offering.

Subscriptions by investors will require a cash payment equal to at least 10% of the total subscription amount together with a promissory note for the balance. Investors will also be required to sign a subscription agreement and a signature page to our Operating Agreement. The signature page to our Operating Agreement will document the investor’s agreement to be bound by that agreement. All subscriptions are subject to approval by our board of managers and acceptance by us, and we reserve the right to reject any subscription in whole or in part for any reason in our sole discretion.

The offering will close upon the earlier to occur of (1) our acceptance of subscriptions for Units for the maximum offering amount of $80,000,000, or (2) [one year and nine months from the effective date of the registration statement]. We may also close the offering any time after we have received subscriptions for the $30,000,000 minimum offering amount if we determine that the offering proceeds, together with anticipated debt financing and funds received or receivable from our previous equity offering, grants and other resources, are sufficient to capitalize our project.

Subscriptions will be held in escrow until we have (a) received $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, (b) received written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offering, grants and other resources, we determine would be sufficient to construct our ethanol plant and commence start-up operations with a reasonable amount of working capital, and (c) executed a definitive EPC agreement with a construction contractor to plan, design, engineer and construct our proposed plant. If these conditions are not satisfied on or prior to [one year and nine months from the effective date of the registration statement], or if we decide to abandon the offering at any time, the escrow agent will return the subscriptions to investors, with interest on the cash payments held in escrow.

At any time after we have received at least $30,000,000 in subscriptions from investors, even if we have not yet satisfied the debt financing and EPC agreement conditions to release the subscription funds from escrow, we may require investors to pay the balance of their subscriptions represented by promissory notes into the escrow account. However, we will not release any funds from escrow to us until all of the release conditions have been satisfied.

At any time that we do satisfy the conditions to release the subscriptions from escrow, we may require payment on the promissory notes, release the subscriptions from escrow, complete our debt financing and commence construction of the plant. However, even if we satisfy the conditions for the release of subscriptions from escrow and close the escrow, we may elect to continue this offering with the intent to raise additional funds, up to the $80,000,000 maximum amount of the offering, and thereby reduce the amount of debt financing required for our project. In that case, we may require new subscriptions to be paid entirely in cash and directly to us. In no event, however, will the offering continue after [one year and nine months from the effective date of the registration statement].

We reserve the right to modify or terminate the offering at any time, to waive conditions to the purchase of Units, and to reject subscriptions for Units in whole or in part for any reason in our sole discretion. If we decide to abandon the project for any reason before release of the subscriptions from escrow, we will terminate the offering and the escrow agent will promptly return all subscriptions received. If we abandon the project after release of the subscriptions from escrow, we will liquidate in accordance with the provisions of our Operating Agreement.

After the offering, we will have 20,000,000 Units issued and outstanding if we sell the minimum number of Units offered and 45,000,000 Units issued and outstanding if we sell the maximum number of Units offered. These figures include 5,000,000 Units issued at a purchase price of $1.00 per Unit in our previous seed capital financing.

Our managers and officers and their affiliates may purchase Units in this offering. In addition, it is possible that some of our consultants, contractors and business partners, or their affiliates, may invest in this offering. We may also sell Units to institutional investors. Units purchased by these investors may be sold for the purpose of satisfying the conditions to the release of subscriptions from escrow or otherwise to maximize the funds available to capitalize our project. Units acquired by these purchasers will be subject to the same terms, including restrictions on transfer, that apply to Units held by other Unit holders under our Operating Agreement. However, these purchasers, individually or jointly, may acquire enough Units to influence the manner in which we are managed, which could result in policies and decisions which are more beneficial to them than to our other Unit holders.

Changes in the material terms of this offering after the effectiveness of the registration statement for this offering which we have filed with the SEC will require us to terminate the offering or to give investors an opportunity to request the return of their subscriptions or to confirm their subscriptions after notice of the change. Material changes may include the following: (1) an extension of the offering beyond [one year and nine months from the effective date of this registration statement]; (2) a change in the offering price for the Units; (3) a change in the conditions required to be satisfied before subscriptions held in escrow can be released; and (4) we propose to use the offering proceeds for a purpose other than the construction and start-up of an ethanol plant.

We estimate that we will incur offering expenses of approximately $500,000 in connection with this offering.

State Regulation and Suitability

We plan to register this offering with state securities regulatory authorities in a limited number of states. We may also offer and sell the Units in other states in reliance on exemptions from registration which may be available under the laws of those other states. In certain states we or certain of our officers and managers may be required to register or otherwise qualify to sell Units in those states.

The Units are speculative, are subject to significant restrictions on transfer and involve a high degree of risk. Accordingly, the Units are suitable only as a long-term investment for persons who can afford to lose their entire investment. As a consequence, some states may require us to impose suitability standards applicable to investors from those states who wish to subscribe for Units in this offering. Such suitability standards may be in the form of recommendations or may be mandatory requirements. If the suitability standards are mandatory, we will require investors to execute a representation or supply evidence of compliance with the applicable standards. We reserve the right to reject any subscription for any reason, including if we determine that the Units are not a suitable investment for a particular investor.

Subscription Procedures

In order to purchase Units, investors must: (1) complete and sign the subscription agreement (included as part of Appendix C to this prospectus); (2) prepare a check payable to “First Farmers & Merchants Bank—TVAE Escrow” in the amount of not less than 10% of the total purchase price for the Units for which the subscription is made, (3) sign a full recourse promissory note (included as part of Appendix C to this prospectus) for the remaining balance of the total purchase price; (4) sign a copy of the signature page of our Operating Agreement (included as part of Appendix C to this prospectus);and (5) mail or deliver items (1) through (4) to us at 540 Little Dry Creek Road, Pulaski, Tennessee 38478. These documents and the cash portion of the subscription will be deposited in escrow with our escrow agent for the offering, First Farmers & Merchants Bank of Columbia, Tennessee, subject to release to us or return to investors in accordance with the terms of an escrow agreement between us and the escrow agent.

At any time after we have received subscriptions in cash and promissory notes for the $30,000,000 minimum amount of the offering, we may, by written notice to our investors, require that the balance of the subscriptions payable under the promissory notes be paid. These payments will be due within 30 days. Funds paid in satisfaction of the promissory notes will be paid into our escrow account where they will be held until we satisfy the conditions for releasing the subscriptions from escrow, the subscriptions are released to us and the escrow is closed. If we have received sufficient subscriptions to request payment of the promissory notes but have elected to continue the offering, we may require investors to pay the full purchase price for Units at the time of subscription.

Investors may not revoke their subscriptions, but each subscription is subject to our acceptance or rejection. Our decision to accept or reject subscriptions will be made at the time subscriptions are released from escrow and thereafter as subscriptions are received. Thus, we will not consider acceptance or rejection of subscriptions until after we have received subscriptions from investors totaling at least $30,000,000. Subscriptions will be accepted only when we countersign the related subscription agreements. Copies of countersigned signature pages will be returned to investors promptly after acceptance. Accepted subscriptions will become the property of our company. Rejected subscriptions, including the cash payment, the subscription agreement, promissory note, signature page to our Operating Agreement and related documents will be returned to investors promptly after rejection, together with any interest earned on cash in escrow.

Subscription Agreement

Our subscription agreement, when signed and delivered by an investor to our escrow agent or us, will be an irrevocable offer by the investor to purchase Units in the amount provided in the agreement. In the subscription agreement, each investor will be required to make representations to us that the investor has received a copy of this prospectus, and the appendices and any supplements to this prospectus; that the investor understands the risks associated with an investment in the Units; that the investor is purchasing Units for the purpose of investment and not for resale; that the investor is aware that the Units are subject to significant restrictions on transfer; that the investor has no agreement or arrangement to sell or otherwise transfer or dispose of the Units or any interest in the Units to any other person; that the investor has been encouraged to rely upon the advice of the investor’s legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to an investment in our Units; and that an investment in the Units is suitable for the investor. In addition, the subscription agreement contains a statement that the investor agrees to be bound by our Operating Agreement. The subscription agreement also requires information about the registration of the investor’s Units, the nature of the investor’s ownership, the investor’s residence, and the investor’s taxpayer identification or social security number. Subscription agreements are subject to approval and acceptance by us, and we reserve the right to reject any subscription in whole or in part for any reason in our sole discretion. Investors should review the representations and other provisions of the subscription agreement carefully before signing it.

Promissory Note

Investors who subscribe for Units and deposit less than the total purchase price for the Units purchased with the escrow agent or us will be required to provide a promissory note for the balance of the purchase price. The cash deposit of each investor must be at least 10% of the total purchase price of the Units purchased. Thus, the promissory note will represent a maximum of 90% of the purchase price of the Units purchased. When we have received subscriptions for the $30,000,000 minimum amount of this offering, at any time thereafter we may, by written notice to our investors, require that the balance of the subscription payable under the promissory note be paid in full. The promissory notes will be due and payable within 30 days after notice requesting the payment. We will deposit the funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow. If we choose to continue the offering and seek additional subscriptions, we may elect to defer our request for payment until we decide to close the offering.

If payment is not made when due on a promissory note, the unpaid amount will accrue interest at a rate of 12% per year. The promissory note also provides that a delinquent subscriber will reimburse us for any expenses we incur to collect the outstanding balance. We intend to pursue any subscriber who defaults on a promissory note for payment of the amount due by any legal means, including, but not limited to, seeking legal remedies such as a judgment against the subscriber for the full amount of the payment in default, interest and related expenses, including but not limited to attorneys’ fees and other expenses of collection, and will also have the right to seek damages for any harm suffered by us as a consequence of the subscriber’s default. Alternatively, we may retain the initial cash payment, up to 10% of the total subscription amount, made by the subscriber as liquidated damages for cancellation of the subscription agreement and promissory note. Investors should review carefully the form of promissory note included as part of Appendix C to this prospectus for a full understanding of its terms.

Signature Page to Operating Agreement

By signing the signature page to our Operating Agreement, each investor will agree to be bound by the Operating Agreement as a member of Tennessee Valley Agri-Energy, LLC and as a holder of our Units. Although the signature page will be separate from the Agreement itself for convenience of completing subscriptions, investors are encouraged to read carefully and thoroughly the full text of the Operating Agreement which is included as Appendix B to this prospectus.

Escrow of Subscriptions

Until the conditions to release subscription proceeds from escrow have been satisfied, all subscriptions for Units will be deposited in an interest-bearing escrow account that we have established with First Farmers & Merchants Bank of Columbia, Tennessee, as escrow agent, under an escrow agreement between the bank and us. The items deposited with the escrow agent will include the original subscription agreement, cash payment, promissory note, executed signature page to our Operating Agreement and identity information submitted by each investor. If payment is made on promissory notes prior to release of subscriptions from escrow, those payments will also be made into the escrow. The escrow agent will not release the subscription documents and proceeds from the escrow account to us until specific conditions of release are satisfied. Those conditions are: (a) the subscription proceeds, including initial cash payments and cash payments on promissory notes, in the escrow account must equal or exceed the minimum offering amount of $30,000,000, exclusive of interest; (b) we must have received written commitments to provide senior and subordinated debt which, combined with the subscription proceeds and funds received or receivable from our previous equity offering, grants and other resources, we determine would be sufficient to construct our ethanol plant and commence start-up operations with a reasonable amount of working capital, and (c) we must have executed a definitive EPC agreement with a construction contractor to plan, design, engineer and construct our proposed plant. If these conditions of release are not satisfied on or prior to [one year and nine months from the effective date of this registration statement] or if we decide to abandon the offering at any time prior to release of subscriptions from the escrow, the escrow agent will promptly return all subscriptions to investors, together with nominal interest on the cash amount of the subscriptions deposited with the escrow agent.

The escrow agent will invest the escrowed funds in short-term bank certificates of deposit, short-term U.S. government securities, money market funds, repurchase agreements or other instruments intended to protect the principal amount of the escrowed funds. In addition to fees payable by us to the escrow agent for its services, the escrow agent will receive compensation of 0.15%. This compensation, together with reimbursement for expenses and reasonable compensation for any extraordinary services, will be paid by us and not from the escrowed subscription proceeds or from investment earnings on the escrowed funds.

First Farmers & Merchants Bank is acting solely as the escrow agent for our offering of Units and has not reviewed this prospectus, recommended the Units or acted in any other capacity in this offering.

Advertising, Sales and other Promotional Materials

In addition to this prospectus, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include a summary term sheet for the offering, sales brochures, question and answer sheets, invitations to meetings for prospective investors, presentations for investor meetings, news articles, public advertisements and audio-visual materials, in each case only as authorized by us. Although these materials will not contain information in conflict with the information provided by this prospectus and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, these materials will not give a complete understanding of this offering, our company or the Units and are not to be considered part of this prospectus or of the registration statement filed with the SEC for this offering. This offering is made only by means of this prospectus and prospective investors must read and rely on the information provided in this prospectus in connection with their decision to invest in the Units.

Registration of Units

No certificates will be issued to represent the Units. We will register the Units issued to investors in our Unit ledger with the name and address of the Unit holder, the number of Units purchased and the total capital contributions of the holder made in respect of the Units owned. The amount of each Unit holder’s capital contribution will be credited to the holder’s capital account in accordance with our Operating Agreement.

Reporting Obligations of Owners of Units

Any investor who may be deemed to be the beneficial owner of 5% or more of our issued and outstanding Units may be required to file reports with the SEC under Section 13 and Section 16 of the

Securities Exchange Act of 1934, as amended. Any investor who may become a beneficial owner of 5% or more of our outstanding Units should consult legal counsel to determine what reporting obligations may be applicable.

LEGAL MATTERS

Lindquist & Vennum PLLP, Minneapolis, Minnesota, is providing us with legal opinions with respect to the validity of the Units being offered and with respect to certain tax matters.

EXPERTS

Boulay, Heutmaker, Zibell & Co. P.L.L.P., independent registered public accountants, have audited our financial statements as of December 31, 2006 and for the period from our inception (June 15, 2005) to December 31, 2006 as set forth in their report appearing in this prospectus. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the report from Boulay, Heutmaker, Zibell & Co. P.L.L.P., given on their authority as experts in accounting and auditing.

TRANSFER AGENT

We will serve as the transfer agent and registrar for our Units.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the SEC with respect to the offer and sale of the Units. This prospectus, which has been filed as a part of the registration statement, does not contain all of the information contained in the registration statement or in the exhibits to the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those contracts, agreements or documents and are not necessarily complete. Reference is made to each exhibit for a more complete description of the matters involved and the statements made in this prospectus are qualified entirely by the reference to the exhibits. The registration statement and the exhibits thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at 100 F Street, N.E., Washington, D.C., 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

Upon the effectiveness of our registration statement and for at least twelve months thereafter, we will be required to file periodic reports with the SEC pursuant to Section 15 of the Securities Exchange Act of 1934. Our filings are currently eligible to be made pursuant to Regulation S-B for small business filers. Accordingly, our quarterly reports will be made on Form 10-QSB and our annual reports will be made on Form 10-KSB. We will also file current reports on Form 8-K. These obligations may be suspended if we have fewer than 300 Unit holders. Except for our duty to provide audited annual financial statements to our members upon request pursuant to our Operating Agreement, we are not required to provide an annual report to security holders. However, filings we make with the SEC will be available to the public for inspection and copying at the SEC’s public reference facility and at its web site or can be obtained by calling the SEC at 1-800-SEC-0330.

[The Remainder of this Page is Intentionally Left Blank.]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Managers
Tennessee Valley Agri-Energy, LLC
Pulaski, Tennessee

We have audited the accompanying balance sheet of Tennessee Valley Agri-Energy, LLC (a development stage company), as of December 31, 2006, and the related statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2006 and for the period from inception (June 15, 2005) to December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tennessee Valley Agri-Energy, LLC, (a development stage company) as of December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006 and for the period from inception (June 15, 2005) to December 31, 2006 and 2005, in conformity with U.S. generally accepted accounting principles.

/s/ BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
Certified Public Accountants
Minneapolis, Minnesota
August 6, 2007

TENNESSEE VALLEY AGRI-ENERGY, LLC

(A Development Stage Company)

Balance Sheet

December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$674,682
Certificates of deposit	4,103,053
Interest income receivable	3,541
Prepaid expenses	6,537
Total current assets	4,787,813
Equipment
Office equipment	3,123
Less accumulated depreciation	(412)
Net equipment	2,711
Other Assets
Deferred offering costs	4,781
Land option	250
Total other assets	5,031
Total Assets	$4,795,555

December 31, 2006
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$19,013
Accrued compensation	13,562
Total current liabilities	32,575
Commitments
Members’ Equity
Member contributions related to capital contributions, 5,000,000 units outstanding	4,969,712
Additional paid in capital	99,500
Deficit accumulated during development stage	(306,232)
Total members’ equity	4,762,980
Total Liabilities and Members’ Equity	$4,795,555

Notes to Financial Statements are an integral part of this Statement.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Statement of Operations

	Year Ended December 31, 2006	From Inception (June 15, 2005) to December 31, 2005	From Inception (June 15, 2005) to December 31, 2006
Revenues	$—	$—	$—
Operating Expenses
Professional fees	190,602	40,500	231,102
General and administrative	211,652	—	211,652
Total	402,254	40,500	442,754
Operating Loss	(402,254)	(40,500)	(442,754)
Other Income
Interest income	136,522	—	136,522
Net Loss	$(265,732)	$(40,500)	$(306,232)
Weighted Average Units Outstanding	2,912,088	—	1,879,433
Net Loss Per Unit	$(0.09)	$—	$(0.16)

Notes to Financial Statements are an integral part of this Statement.

TENNESSEE VALLEY AGRI-ENERGY, LLC

(A Development Stage Company)

Statement of Changes in Members’ Equity

		Additional	Deficit Accumulated
	Member	Paid in	During
	Contributions	Capital	Development Stage
Balance—Inception, June 15, 2005	$—	$—	$—
Net Loss	—	—	(40,500)
Balance—December 31, 2005	—	—	(40,500)
Capital contributions—5,000,000 units, $1.00 per unit, June 2006	5,000,000	—	—
Cost of raising capital	(30,288)	—	—
Stock-based compensation	—	99,500	—
Net loss	—	—	(265,732)
Balance—December 31, 2006	$4,969,712	$99,500	$(306,232)

Notes to Financial Statements are an integral part of this Statement.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Statement of Cash Flows

		From Inception	From Inception
	Year Ended	(June 15, 2005) to	(June 15, 2005) to
	December 31, 2006	December 31, 2005	December 31, 2006
Cash Flows from Operating Activities
Net loss	$(265,732)	$(40,500)	$(306,232)
Adjustments to reconcile net loss to net cash from operations
Depreciation	412	—	412
Stock-based compensation	99,500	—	99,500
Change in assets and liabilities
Interest income receivable	(3,541)	—	(3,541)
Prepaid expenses	(4,037)	(2,500)	(6,537)
Accounts payable	16,924	1,021	17,945
Accrued compensation	13,562	—	13,562
Net cash used in operating activities	(142,912)	(41,979)	(184,891)
Cash Flows from Investing Activities
Capital expenditures	(3,123)	—	(3,123)
Certificates of deposit	(4,103,053)	—	(4,103,053)
Payment for land option	(250)	—	(250)
Net cash used in investing activities	(4,106,426)	—	(4,106,426)
Cash Flows from Financing Activities
Advances from related parties	—	43,500	43,500
Payments to related parties	(43,500)	—	(43,500)
Member contributions received	5,000,000	—	5,000,000
Payments for cost of raising capital	(30,288)	—	(30,288)
Payments for deferred offering costs	(3,713)	—	(3,713)
Net cash provided by financing activities	4,922,499	43,500	4,965,999
Net Increase in Cash	673,161	1,521	674,682
Cash and Cash Equivalents—Beginning of Period	1,521	—	—
Cash and Cash Equivalents—End of Period	$674,682	$1,521	$674,682
Supplemental Disclosure of Noncash Financing Activities
Deferred offering costs included in accounts payable	$1,068	$—	$1,068

Notes to Financial Statements are an integral part of this Statement.

TENNESSEE VALLEY AGRI-ENERGY, LLC

(A Development Stage Company)

Notes to Financial Statements

December 31, 2006

1.                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Tennessee Valley Agri-Energy, LLC, (a Delaware Limited Liability Company) was organized with the intentions of developing, owning and operating a 54 million gallon gas-fired dry mill corn-processing ethanol plant near Cherokee, Alabama. Construction is anticipated to begin in the fall of 2007 with expected completion in the third quarter of 2009 and is anticipated to cost approximately $130,000,000. As of December 31, 2006, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.

Fiscal Reporting Period

The Company has adopted a fiscal year ending December 31 for reporting financial operations.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Significant estimates include stock-based compensation and the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates the fair value. The Company maintains its accounts primarily at two financial institutions. At times throughout the year, the Company’s cash and cash equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Equipment

Equipment is stated at the lower of cost or estimated fair value. Depreciation is provided over an estimated life by use of the straight line method. Maintenance and repairs will be expensed as incurred; major improvements and betterments will be capitalized.

The Company has incurred substantial consulting, permitting, and other pre-construction services related to building its plant facilities. Due to the substantial current uncertainties regarding the Company’s ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these pre-construction costs as incurred.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

Deferred Offering Costs

The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.

Land Options

The Company capitalizes the consideration given for land options purchased if the option deposit will be applied against the total purchase price of the land. If the land option is not exercised and is allowed to expire, the option deposit will be expensed. The option deposit is expensed if the option deposit is not applied against the purchase price of the land.

Income Taxes

Tennessee Valley Agri-Energy, LLC is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes. Instead its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

Fair Value of Financial Instruments

The carrying value of cash, interest income receivable and payables approximate their fair value.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS NO. 157) to increase consistency and comparability in fair value measurements by defining fair value, establishing a framework for measuring fair value in generally accepted accounting principles, and expanding disclosures about fair value measurements. SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement and is effective for the fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 157 will have on its results of operations and financial condition.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS No. 159) which included an amendment of FASB Statement 115. This Statement provides companies with an option to report selected financial assets and liabilities at fair value. This Statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 159 will have on its results of operations and financial condition.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (“SFAS No. 123R”), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In 2005, the SEC issued SAB No. 107, (“SAB 107”) which

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards.

Organizational and Start Up Costs

The Company expenses all organizational and start up costs as incurred.

2.                 MEMBERS’ EQUITY

The Company was informally formed on June 15, 2005. Formal filing as an LLC occurred January 18, 2006 to have a perpetual life. In June 2006, the Company raised $5,000,000 through a private placement memorandum from 117 members in exchange for 5,000,000 units.

The Company is preparing Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The offering will be for a minimum of 15,000,000 and up to 40,000,000 membership units for sale at $2.00 per unit. The minimum purchase requirement is 10,000 units for a minimum investment of $20,000. The Company has one class of membership units with each unit representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions. Subscriptions will be held in escrow until the Company has (a) received $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, (b) received written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from its previous equity offering, grants and other resources, are determined by the Company to be sufficient to construct the ethanol plant and commence start-up operations with a reasonable amount of working capital, and (c) executed a definitive engineering, procurement and construction (“EPC”) agreement with a construction contractor to plan, design, engineer and construct the proposed plant. If the Company has received $30,000,000 or more in subscriptions by the closing of the offering, it will have one year and nine months from the effective date of the registration statement to satisfy the debt financing and EPC agreement conditions of the escrow.

Income and losses are allocated to all members based upon their respective percentage of units held.

3.                 CERTIFICATES OF DEPOSIT

The Company has funds invested in certificates of deposit, each of which is approximately $100,000. The certificates mature in six months, June 30, 2007, are renewable and have an interest rate of 5.250%.

4.                 STOCK BASED COMPENSATION

The Company issued options to members of the board of managers, for providing services to facilitate the construction and planned future operations of the plant. The options will be exercisable at any time from and after the date on which the company reaches financial close, when the Company obtains the debt and equity financing necessary to commence construction,  and will continue for a period of five years following such date, after which all such rights shall terminate.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

The following table presents the weighted average assumptions used to estimate the fair values of the options granted to members of the board of managers in the periods presented, using the BSM option-pricing formula: The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected life of options granted is determined using the “short cut” method allowed by SAB 107. Since the company is not a public entity, no historical data on volatility of the Company’s membership units exist. The expected volatility used by the Company is based on similar entities. In evaluating similiarity, factors such as industry, stage of life cycle, size and financial leverage were considered.

	December 31, 2006	Period from Inception (June 15, 2005) to December 31, 2006
Risk-free interest rate	2.17%	2.17%
Expected volatility	45%	45%
Expected life (in years)	6	6
Dividend yield	—	—
Weighted-average estimated fair value of options granted during the period	$1.30	$1.30

The following table summarizes the activity for outstanding members of the board of managers options:

	Options Outstanding
	Number of options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (1)
Balance at January 18, 2006	—	—
Granted	175,000	$1.00
Exercised	—	—
Canceled/forfeited/expired	—	—
Balance at December 31, 2006	175,000	$1.00	6	$175,000
Vested and exercisable as of December 31, 2006	—	—		—
Vested and expected to vest as of December 31, 2006	175,000	$1.00	6	$175,000

(1)          The aggregate intrinsic value is calculated as approximately the difference between the weighted average exercise price of the underlying awards and the Company’s estimated current fair market value of $2.00 at December 31, 2006.

The Company recognized stock-based compensation expense of $99,500 during the year ending December 31, 2006 and for the period from inception (June 15, 2005) to December 31, 2006. As of December 31, 2006, approximately $128,000 of total unrecognized compensation cost related to stock options is expected to be recognized within the next year. The grant date fair value of membership units granted during the year ended December 31, 2006 was approximately $1.30. To the extent the forfeiture

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

rate is different than we have anticipated, stock-based compensation related to these awards will be different from our expectations.

5.   INCOME TAXES

The differences between financial statement basis and tax basis of assets are as follows:

	December 31,	December 31,
	2006	2005
Financial statement basis of total assets	$4,795,555	$1,521
Start up and organizational costs expensed for financial reporting purposes	442,754	40,500
Taxable income tax basis of total assets	$5,238,309	$42,021

There were no differences between the financial statement basis and tax basis of the Company’s liabilities.

6.   COMMITMENTS

Project Development Agreement

In July 2006, the Company entered into a project development agreement with an unrelated party to provide professional, business and technical information, design engineering and related services for the development and construction of the plant for a fee of approximately $75,000 plus all reasonable travel related expenses. The agreement shall continue for a period of five years unless terminated earlier. As of December 31, 2006, the Company incurred $52,500 related to this agreement with the remaining $22,500 due when the air permits are submitted to the State of Alabama. This agreement was amended in June 2007, to include a pre-construction engineering package and to provide support to the construction partner that the Company selects. The fee for the amended agreement will be approximately $825,000 which includes the $75,000 from the original agreement. In addition, the agreement includes a payment of $2,200,000 after an executed license agreement covering the process technology in the plant is signed.

In June 2007, the Company entered into a preliminary engineering services and exclusivity agreement with an unrelated party to provide pre-construction engineering and design services to include the development of a lump sum fixed price and schedule for the performance engineering, procurement and construction, start-up and testing (referred to as the “EPC Agreement) of the plant based on the pre-construction engineering package provided by the above agreement. The Company has agreed to a fee of approximately $993,000 for these services.

Consulting

In April 2006, the Company entered into a verbal related party agreement with a relative of one of the members for services of project coordinator; compensation will be in the form of 25,000 units in the Company which will be issued at financial closing of the project. As of December 31, 2006 approximately $10,000 was recognized for services performed on this agreement. An official contract was signed in August 2007.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

The Company entered into an agreement with an unrelated party in October 2005, to develop a feasibility study as well as provide extended project management. Services included under the agreement include site evaluation; permit analysis; ethanol and co-products market analysis; project statistics; and financial analysis. The fee for these services is $10,000 per month up to $120,000 for the project development services. If the project successfully reaches financial closing the agreement calls for the Company to pay a fee of 1.5% of the total capitalized cost of the project of approximately $2,000,000. As of December 31, 2006, the Company incurred $120,000 for project development and project financing activities along with reimbursable expenses of approximately $10,100, for total costs incurred of approximately $130,100 related to this agreement.

In August and November 2006, the Company signed agreements with an unrelated party to assist the Company in obtaining the necessary air and water discharge permits. The Company will pay for these services on an hourly basis plus expenses. The Company estimates the total cost for these services to be approximately $44,000. As of December 31, 2006 approximately $16,900 was incurred related to this agreement.

In November 2006 and supplemented in June 2007, the Company entered into an agreement with an unrelated party for rail design and surveying. The fees for these services are billed on a mixed hourly and fixed fee basis. As of December 31, 2006 approximately $10,800 was incurred related to this agreement. The Company estimates the fees to total approximately $370,000.

Effective January 2007, the Company entered into an agreement with an unrelated party for project manager services. Services include, but are not limited to public relations, on-site development issues, timely completion of the project and obtaining financing commitments for the Company. Terms of the agreement include a salary of $5,000 per month with bonus’ of up to $60,000 and stock incentives that, if all milestones are met in 2007 and 2008. The agreement calls for milestones to be met on a timely basis and units to be awarded semi-annually in July (5,000 units) and December (10,000 units) in the years 2007 and 2008. If a milestone is not met per the schedule depicted in the agreement then stock ownership will be forfeited. The agreement commenced on December 21, 2006 and will remain effective until December 31, 2007. The agreement will automatically extend to December 31, 2008 unless written notice is given 20 days prior to the renewal date by either the Company or the contractor. As of December 31, 2006 approximately $4,000 was incurred related to this agreement.

In April 2007, the Company entered into an agreement with an unrelated party for consulting and energy management services for supplies of natural gas and electricity. The fee for these services is $3,500 per month and will increase 4% per year thereafter. The agreement commences on April 1, 2007 and continues for twenty four months after the plant’s completion date and will continue on a year by year basis until terminated by either party upon sixty days written notice.

In May 2007, the Company entered into an agreement with an unrelated party for geotechnical investigation and environmental consulting services. The fees for these services are estimated to be approximately $21,000. The agreement may be terminated by either party seven days after written notice is given.

In May 2007, the Company entered into an agreement with an unrelated party for survey services. The fees for these services are estimated to be approximately $17,000. The agreement may be terminated by either party ten days after written notice is given.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

In May 2007, the Company entered into a Memorandum of Understanding with an unrelated party which provides the Company will negotiate definitive agreements under which the Company will purchase 100% of the corn required to operate the plant from the party, the party will market 100% of the distiller grains produced by the Company, and the party will provide the Company with risk management services related to procurement of corn and natural gas and sales of ethanol and distillers grains. Fees will be determined during negotiations of definitive agreements. The party has exclusive negotiating rights with respect to providing the above services to the Company through June 1, 2009.

Land Options

In November 2006, the Company entered into an option with an unrelated party to purchase approximately 60 acres of land in Colbert County, Alabama for $15,000 per acre. The Company paid $250 for the option which will be applied against the purchase price if the option is exercised. The initial option period will continue to May 13, 2007. In May 2007, the Company renewed the option through August 13, 2007.

In June 2007, the Company entered into an option with an unrelated party to purchase approximately 4 acres of land in Colbert County, Alabama for $8,000 per acre and $7,500 for improvements on the property. The Company paid $500 towards the purchase price for the option which expires November 30, 2007.

In June 2007, the Company entered into three options with three different unrelated parties for approximately 100 acres of land in Colbert County, Alabama for $8,000 per acre and approximately $178,000 for improvements to the land made by the owners. The Company paid $500 each, totaling $1,500, for the options, which will be applied against the purchase prices if the options are exercised. All of the options expire on November 30, 2007 and have options to extend through May 1, 2008 for an additional fee of $5,000 each.

TENNESSEE VALLEY AGRI-ENERGY, LLC

(A Development Stage Company)

Balance Sheet

June 30,
2007
(Unaudited)
ASSETS
Current Assets
Cash and equivalents	$332,657
Certificates of deposit	3,684,848
Interest income receivable	2,672
Prepaid expenses	13,897
Total current assets	4,034,074
Equipment
Office equipment	3,123
Construction in progress	525,000
Less accumulated depreciation	(722)
Net equipment	527,401
Other Assets
Deferred offering costs	150,541
Land options	2,000
Total other assets	152,541
Total Assets	$4,714,016
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$169,350
Accrued compensation	59,519
Total current liabilities	228,869
Commitments
Members' Equity
Member contributions related to capital contributions, 5,000,000 units outstanding	4,969,713
Additional paid in capital	163,000
Deficit accumulated during development stage	(647,566)
Total members' equity	4,485,147
Total Liabilities and Members' Equity	$4,714,016

Condensed Notes to Unaudited Financial Statements are an integral part of this Statement.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Statement of Operations

	Three Months	Three Months
	Ended	Ended
	June 30, 2007	June 30, 2006
	(Unaudited)	(Unaudited)
Revenues	$—	$—
Operating Expenses
Professional fees	172,935	132,136
General and administrative	160,265	18,636
Total	333,200	150,772
Operating Loss	(333,200)	(150,772)
Other Income
Interest income	58,995	—
Net Loss	$(274,205)	$(150,772)
Weighted Average Units Outstanding	5,000,000	2,258,065
Net Loss Per Unit	$(0.05)	$(0.07)

Condensed Notes to Unaudited Financial Statements are an integral part of this Statement

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Statement of Operations

	Six Months	Six Months	From Inception
	Ended	Ended	(June 15, 2005) to
	June 30, 2007	June 30, 2006	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$—	$—	$—
Operating Expenses
Professional fees	205,702	132,136	436,804
General and administrative	255,174	18,636	466,825
Total	460,876	150,772	903,629
Operating Loss	(460,876)	(150,772)	(903,629)
Other Income
Interest income	119,540	—	256,063
Net Loss	$(341,336)	$(150,772)	$(647,566)
Weighted Average Units Outstanding	5,000,000	921,053	2,637,584
Net Loss Per Unit	$(0.07)	$(0.16)	$(0.25)

Condensed Notes to Unaudited Financial Statements are an integral part of this Statement

TENNESSEE VALLEY AGRI-ENERGY, LLC

(A Development Stage Company)

Statement of Cash Flows

	Six Months	Six Months	From Inception
	Ended	Ended	(June 15, 2005) to
	June 30, 2007	June 30, 2006	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(341,336)	$(150,772)	$(647,566)
Adjustments to reconcile net loss to net cash from operations
Depreciation	310	—	722
Stock-based compensation	63,500	—	163,000
Change in assets and liabilities
Interest income receivable	869	—	(2,672)
Prepaid expenses	(7,359)	—	(13,897)
Accounts payable	106,349	—	125,362
Accrued compensation	45,959		59,519
Net cash used in operating activities	(131,708)	(150,772)	(315,532)
Cash Flows from Investing Activities
Capital expenditures	—	—	(3,123)
Construction in progress	(525,000)	—	(525,000)
Certificates of deposit	418,205	(4,000,000)	(3,684,848)
Payment for land options	(1,750)	—	(2,000)
Net cash used in investing activities	(108,545)	(4,000,000)	(4,214,971)
Cash Flows from Financing Activities
Advances from related parties	—	—	43,500
Payments to related parties	—	—	(43,500)
Member contributions received	—	5,000,000	5,000,000
Payments for cost of raising capital	—	—	(30,288)
Payments for deferred offering costs	(101,772)	—	(106,552)
Net cash provided by (used in) financing activities	(101,772)	5,000,000	4,863,160
Net Increase (Decrease) in Cash	(342,025)	849,228	332,657
Cash and Cash Equivalents - Beginning of Period	674,682	1,521	—
Cash and Cash Equivalents - End of Period	$332,657	$850,749	$332,657
Supplemental Disclosure of Noncash Financing Activities
Deferred offering costs included in accounts payable	$43,988	$—	$43,988

Condensed Notes to Unaudited Financial Statements are an integral part of this Statement.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Condensed Notes to Financial Statements

June 30, 2007 (Unaudited)

1.                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as permitted by such rules and regulations.  These financial statements and related notes should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2006, contained elsewhere in this offering on Form SB-2.

In the opinion of management, the interim condensed financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for fair presentation of the Company’s financial position as of June 30, 2007 and the results of operations and cash flows for all periods present.

Nature of Business

Tennessee Valley Agri-Energy, LLC, (a Delaware Limited Liability Company) was organized with the intentions of developing, owning and operating a 54 million gallon gas-fired dry mill corn-processing ethanol plant in Colbert County, Alabama. Two sites are currently being reviewed, a site near Cherokee and a site near Tuscumbia. Construction is anticipated to begin in early 2008 with expected completion in the third quarter of 2009 and is anticipated to cost approximately $130,000,000 for the Cherokee site or $126,000,000 for the Tuscumbia site. As of June 30, 2007, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Significant estimates include stock-based compensation and the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below.  It is at least reasonably possible that these estimates may change in the near term.

Cash and Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates the fair value. The Company maintains its accounts primarily at two financial institutions.  At times throughout the year, the Company’s cash and cash equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Condensed Notes to Financial Statements (Continued)

June 30, 2007 (Unaudited)

Equipment

Equipment is stated at the lower of cost or estimated fair value. Depreciation is provided over an estimated life by use of the straight line method. Maintenance and repairs will be expensed as incurred; major improvements and betterments will be capitalized.

The Company has incurred substantial consulting, permitting, and other pre-construction services related to building its plant facilities. Due to the substantial current uncertainties regarding the Company’s ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these pre-construction costs as incurred.

Deferred Offering Costs

The Company defers the costs incurred to raise equity financing until that financing occurs.  At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.

Income Taxes

Tennessee Valley Agri-Energy, LLC is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes.  Instead its earnings and losses are included in the income tax returns of its members.  Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

Fair Value of Financial Instruments

The carrying value of cash, interest income receivable and accounts payable approximate their fair value.

2.                 MEMBERS’ EQUITY

The Company was informally formed on June 15, 2005. Formal filing as an LLC occurred January 18, 2006 to have a perpetual life.  In June 2006, the Company raised $5,000,000 through a private placement memorandum from 117 members in exchange for 5,000,000 units.

The Company filed Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The offering was for a minimum of 15,000,000 and up to 40,000,000 membership units for sale at $2.00 per unit. The minimum purchase requirement was 10,000 units for a minimum investment of $20,000.  The Company has one class of membership units with each unit representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions. Investments will be held in escrow until the earliest of the receipt of $30,000,000 or more in cash proceeds and a written debt financing commitment for an amount ranging from approximately $41,000,000 to $95,000,000, one year and nine months from the effective date of the registration statement or termination of the offering.

Income and losses are allocated to all members based upon their respective percentage of units held.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Condensed Notes to Financial Statements (Continued)

June 30, 2007 (Unaudited)

3.                 CERTIFICATES OF DEPOSIT

The Company has funds invested in certificates of deposit, each of which is approximately $100,000. The certificates mature on December 24, 2007, are renewable and have an interest rate of either 5.250 or 5.350 percent.

4.                 COMMITMENTS

Project Development Agreement

In July 2006, the Company entered into a project development agreement with an unrelated party to provide professional, business and technical information, design engineering and related services for the development and construction of the plant for a fee of approximately $75,000 plus all reasonable travel related expenses. The agreement shall continue for a period of five years unless terminated earlier. As of December 31, 2006, the Company incurred $52,500 related to this agreement with the remaining $22,500 due when the air permits are submitted to the State of Alabama. This agreement was amended in June 2007, to include a pre-construction engineering package, which includes system design and technical specifications, equipment data sheets, process equipment and general arrangement drawings, and to provide support to the construction partner that the Company selects. The fee for the amended agreement will be approximately $825,000 which includes the $75,000 from the original agreement. In addition, the agreement includes a payment of $2,200,000 after an executed license agreement covering the process technology in the plant is signed. As of June 30, 2007, approximately $600,000 has been incurred under this agreement.

In June 2007, the Company entered into a preliminary engineering services and exclusivity agreement with an unrelated party to provide pre-construction engineering and design services to include the development of a lump sum fixed price and schedule for the performance engineering, procurement and construction, start-up and testing (referred to as the “EPC Agreement) of the plant based on the pre-construction engineering package provided by the above agreement. The Company has agreed to a fee of approximately $993,000 for these services. As of June 30, 2007, approximately $99,300 has been incurred under this agreement all of which is included in accounts payable.

Consulting

In April 2007, the Company entered into an agreement with an unrelated party for consulting and energy management services for supplies of natural gas and electricity. The fee for these services is $3,500 per month and will increase 4% per year thereafter. The agreement commences on May 1, 2007 and continues for twenty four months after the plant’s completion date and will continue on a year by year basis until terminated by either party upon sixty days written notice.

In May 2007, the Company entered into a Memorandum of Understanding with an unrelated party which provides that the Company will negotiate definitive agreements, under which the Company will purchase 100% of the corn required to operate the plant from the party.  The party will market 100% of the distiller grains produced by the Company, and the party will provide the Company with risk management services related to procurement of corn and natural gas and sales of ethanol and distillers grains. Fees will be determined during negotiations of definitive agreements. The party has exclusive negotiating rights with respect to providing the above services to the Company through June 1, 2009.

TENNESSEE VALLEY AGRI-ENERGY, LLC
(A Development Stage Company)

Condensed Notes to Financial Statements (Continued)

June 30, 2007 (Unaudited)

Land Options

In November 2006, the Company entered into an option with an unrelated party to purchase approximately 60 acres of land in Colbert County, Alabama for $15,000 per acre.  The Company paid $250 for the option which will be applied against the purchase price if the option is exercised.  The initial option period was to expire on May 13, 2007.  In May of 2007, the company renewed the option through August 15, 2007. In August 2007, the Company amended the renewal agreement to continue through February 7, 2008.

In June 2007, the Company entered into an option with an unrelated party to purchase approximately 4 acres of land in Colbert County, Alabama for $8,000 per acre and $7,500 for improvements on the property.  The Company paid $500 towards the purchase price for the option which expires November 30, 2007.

In June and July 2007, the Company entered into three options with three different unrelated parties for approximately 100 acres of land in Colbert County, Alabama for $8,000 per acre and approximately $178,000 for improvements to the land made by the owners. The Company paid $500 each, totaling $1,500, for the options, which will be applied against the purchase prices if the options are exercised. All of the options expire on November 30, 2007 and have options to extend through May 1, 2008 for an additional fee of $5,000 each.

In September 2007, the Company signed a letter of intent to commence work to finalize the terms and conditions a lease for 135 acres of land in Colbert County.  The lease will allow the Company to develop, construct and operate the ethanol facility and use the leased property for such other uses permitted by the landlord.  The lease is suggested to be a term of 22.5 years with eight renewal options for ten years each with lease payments escalating over the period.  The Company has a right to terminate the lease during the first year, development phase.

INDEX TO APPENDICES

APPENDIX A	Certificate of Formation of Tennessee Valley Agri-Energy, LLC
APPENDIX B	Operating Agreement of Tennessee Valley Agri-Energy, LLC
APPENDIX C	Subscription Package

(This page is intentionally left blank.)

APPENDIX A

CERTIFICATE OF FORMATION

OF

TENNESSEE VALLEY AGRI-ENERGY, LLC

(This page is intentionally left blank.)

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:48 AM 01/18/2006
FILED 09:48 AM 01/18/2006
SRV 060045821—4096040 FILE

CERTIFICATE OF FORMATION
OF
TENNESSEE VALLEY AGRI-ENERGY, LLC

FIRST:	The name of the limited liability company is Tennessee Valley Agri-Energy, LLC.
SECOND:

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:

NOTICE OF LIMITATION ON LIABILITIES OF A SERIES AS REFERENCED IN SECTION 18-215 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT (as amended and any successor statute thereto): The limited liability company agreement of the member or members of this limited liability company may establish or provide for the establishment of designated series of members, managers or limited liability company interests having separate rights, powers or duties with respect to specified property or obligations, may provide that any such series may have a separate business purpose or investment objective, and may further provide that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the limited liability company generally, or any other series thereof, and, unless otherwise provided in the limited liability company agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of Tennessee Valley Agri-Energy, LLC this 17th day of January, 2006.

/s/ MICHAEL L. WEAVER
Michael L. Weaver
4200 IDS Center
80 S. Eighth Street
Minneapolis, MN 55402-2274

A-1

(This page is intentionally left blank.)

APPENDIX B

OPERATING AGREEMENT

OF

TENNESSEE VALLEY AGRI-ENERGY, LLC

(This page is intentionally left blank.)

TENNESSEE VALLEY AGRI-ENERGY, LLC

A Delaware Limited Liability Company

OPERATING AGREEMENT

(Contains Restrictions On
Transfer Of Interests)

Effective Date: April 19, 2006

OPERATING AGREEMENT
OF
TENNESSEE VALLEY AGRI-ENERGY, LLC

TABLE OF CONTENTS

SECTION 1:	THE LIMITED LIABILITY COMPANY	B-1
1.1	Formation and Agreement	B-1
1.2	Name	B-1
1.3	Purpose; Powers	B-1
1.4	Principal Place of Business	B-1
1.5	Term	B-1
1.6	Filings; Agent for Service of Process	B-2
1.7	Title to Property	B-2
1.8	Payments of Individual Obligations	B-2
1.9	Independent Activities	B-2
1.10	Member Authority	B-3
1.11	Access to and Confidentiality of Information	B-3
1.12	Limited Liability	B-4
1.13	Definitions	B-4
SECTION 2:	CAPITAL AND INTERESTS	B-9
2.1	Members	B-9
2.2	Authorized Capital Units; Designation of Classes of Units	B-9
2.3	Capital Contributions; Issuance of Units	B-10
2.4	Capital Accounts	B-10
SECTION 3:	ALLOCATIONS	B-11
3.1	Profits	B-11
3.2	Losses	B-11
3.3	Special Allocations	B-11
3.4	Curative Allocations	B-13
3.5	Loss Limitation	B-13
3.6	Other Allocation Rules	B-14
3.7	Tax Allocations: Code Section 704(c)	B-14
SECTION 4:	DISTRIBUTIONS	B-15
4.1	Net Cash Flow	B-15
4.2	Amounts Withheld	B-15
4.3	Limitations on Distributions	B-15
SECTION 5:	MANAGEMENT AND OPERATIONS	B-15
5.1	Management by Board of Managers	B-15
5.2	Actions by Managers; Committees; Reliance on Authority	B-17
5.3	The Board of Managers	B-18
5.4	Duties and Obligations of Managers	B-20
5.5	Officers	B-21
5.6	Limitation of Liability; Indemnification of Managers and Officers	B-22
5.7	Member Compensation; Expenses; Loans	B-23
5.8	Contracts with Managers or their Affiliates	B-23

SECTION 6:	MEMBERS	B-24
6.1	Members; Rights and Powers Generally	B-24
6.2	Membership Requirements and Member Voting	B-24
6.3	Member Meetings	B-25
6.4	Termination of Membership	B-26
6.5	Continuation of the Company	B-26
6.6	No Obligation to Purchase Member’s Interest	B-26
6.7	Waiver of Dissenters’ Rights	B-27
SECTION 7:	UNIT CERTIFICATES	B-27
7.1	Certificates for Units	B-27
7.2	Transfer of Certificates	B-27
7.3	Loss or Destruction of Certificates	B-27
7.4	Certificate Regulations	B-27
7.5	Legends	B-27
SECTION 8:	ACCOUNTING, BOOKS AND RECORDS	B-28
8.1	Accounting, Books and Records	B-28
8.2	Reports	B-29
8.3	Tax Matters	B-29
8.4	Delivery to Members and Inspection	B-30
SECTION 9:	AMENDMENTS	B-30
9.1	Amendments	B-30
SECTION 10:	TRANSFERS	B-31
10.1	Restrictions on Transfers	B-31
10.2	Permitted Transfers	B-31
10.3	Conditions to Permitted Transfers	B-31
10.4	Prohibited Transfers	B-32
10.5	Rights of Unadmitted Assignees	B-33
10.6	Admission of Transferees as Members	B-33
10.7	Representations Regarding Transfers; Legend	B-33
10.8	Distributions and Allocations in Respect of Transferred Units	B-34
SECTION 11:	[INTENTIONALLY OMITTED]	B-34
SECTION 12:	DISSOLUTION AND WINDING UP	B-34
12.1	Dissolution Events	B-34
12.2	Winding Up	B-35
12.3	Compliance With Certain Requirements of Regulations; Deficit Capital Accounts	B-35
12.4	Deemed Distribution and Recontribution	B-35
12.5	Rights of Unit Holders	B-36
12.6	Notice of Dissolution/Termination	B-36
12.7	Allocations During Period of Liquidation	B-36
12.8	Character of Liquidating Distributions	B-36
12.9	The Liquidator	B-36
12.10	Form of Liquidating Distributions	B-37
SECTION 13:	DISPUTE RESOLUTION	B-37

ii

SECTION 14:	MISCELLANEOUS	B-37
14.1	Notices	B-37
14.2	Binding Effect	B-38
14.3	Construction	B-38
14.4	Time	B-38
14.5	Headings	B-38
14.6	Severability	B-38
14.7	Incorporation by Reference	B-38
14.8	Variation of Terms	B-38
14.9	Governing Law	B-38
14.10	Waiver of Jury Trial	B-39
14.11	Counterpart Execution	B-39
14.12	Specific Performance	B-39

iii

OPERATING AGREEMENT
OF
TENNESSEE VALLEY AGRI-ENERGY, LLC

THIS OPERATING AGREEMENT is hereby adopted and entered into effective as of the Effective Date (as defined below), by the Members (as defined below), pursuant to the provisions of the Act (as defined below), on the terms and conditions set forth herein.

SECTION 1
THE LIMITED LIABILITY COMPANY

1.1                       Formation and Agreement.

The Members have caused the Company to be formed as a Delaware limited liability company pursuant to the provisions of the Act. The Members hereby agree that this Agreement, sometimes referred to herein or in other documents as an operating agreement, constitutes a “limited liability company agreement” within the meaning of section 18-101 (7) of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement, to the extent permitted by the Act, shall control.

1.2                       Name.

The name of the Company shall be Tennessee Valley Agri-Energy, LLC, and all business of the Company shall be conducted in such name. The Board shall have the authority without member approval to change the name of the Company or to cause the Company to conduct business under another name or names, from time to time in accordance with the Act.

1.3                       Purpose; Powers.

(a)        The business and purpose of the Company is (i) to engage in the development, financing, investment into, construction, ownership and operation of bio-energy facilities including ethanol refinery facilities, (ii) to pool, handle, deal, market, manufacture, process, or otherwise change the form or marketability of products of its Members and others, including crops, livestock, and other agricultural products, (iii) to conduct any business and investment activity in which a limited liability company organized under the Act may lawfully be engaged, and (iv) to perform and conduct any and all activities necessary, related or incidental to the foregoing.

(b)        The Company shall possess and may exercise all the powers and privileges granted to the Company by the Act or by any other law, subject to any limitations provided in the Certificate or in this Agreement.

1.4                       Principal Place of Business.

The principal place of business of the Company shall be as set forth in the Certificate, or at such other place(s) within or without the State of Delaware as the Board may determine.

1.5                       Term.

The term of the Company began on the date the Certificate were originally filed with the Secretary of State of the State of Delaware, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 12 hereof.

1.6                       Filings; Agent for Service of Process.

(a)        The Company’s organizer has caused the Certificate to be filed with the Secretary of State of the State of Delaware, in accordance with the provisions of the Act. The Company shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware. The Board shall cause amendments to the Certificate to be filed whenever required by the Act.

(b)        The Board shall cause the Company to make such filings and take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

(c)        The name and address of the agent for service of process on the Company resident in the State of Delaware shall be as set forth in the Certificate or any successor as appointed by the Board, and the Board is hereby authorized to change the Company’s registered office or registered agent, or both, and to make any other changes to the Certificate permitted by the Act, from time to time without Member vote or approval.

(d)        In connection with the dissolution and completion of the winding up of the Company, the Board shall cause to be executed and filed a notice of dissolution and articles of termination whenever required by the Act, and make similar filings under the laws of any other jurisdictions in which the Board deems such filings necessary or advisable.

1.7                       Title to Property.

All Property owned by the Company shall be owned by the Company as an entity and no Unit Holder or Manager shall have any ownership interest in such Property in its individual name. Each Unit Holder’s interest in the Company shall be personal property for all purposes. The Company shall hold title to all of its Property in the name of the Company and not in the name of any Unit Holder or Manager.

1.8                       Payments of Individual Obligations.

The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Unit Holder or Manager.

1.9                       Independent Activities.

(a)        Each Manager shall be required to devote only such time to the affairs of the Company as may be necessary to manage the business and affairs of the Company in accordance with Section 5 hereof, and shall be free to serve any other Person or enterprise in any capacity that the Manager may deem appropriate in his or her discretion.

(b)        Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Unit Holder, Manager or its Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Unit Holder or Manager, or (ii) require any Unit Holder or Manager to permit the Company or any other Unit Holder or Manager or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Unit Holder, each Unit Holder hereby waives, relinquishes, and renounces any such right or claim of participation.

1.10                Member Authority.

Each Member represents and warrants to the Company and to the other Members that:

(a)        the Member, if not an individual, is duly organized, validly existing and in good standing under the laws of its state of organization and is duly qualified and in good standing as a foreign organization in the jurisdiction of its principal place of business if not organized therein;

(b)        the Member, if not an individual, has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary or appropriate for the due authorization, execution, delivery and performance of this Agreement by that Member have been taken;

(c)        the Member has duly executed and delivered this Agreement; and

(d)        the Member’s authorization, execution, delivery and performance of this Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

1.11                Access to and Confidentiality of Information.

(a)        In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which the Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated, which conditions include but are not limited to such reasonable standards governing what information and documents are to be furnished at what time and location and at whose expense as may be set forth herein or otherwise established by the Board. However, without limiting the foregoing, the Members agree that the Board may from time to time determine, due to contractual obligations, business concerns or other considerations, that certain Confidential Information should be kept confidential and not provided to some or all of the Members or that it is not just or reasonable for some or all of the Members or their assignees or representatives to examine or copy any such information.

(b)        Each Member acknowledges that from time to time the Member may receive Confidential Information from or regarding the Company, the release of which may be damaging to the Company or Persons with whom it does business. Each Member agrees to hold in strict confidence any Confidential Information it receives regarding the Company that is identified as being confidential (and if such information is provided in writing, is so marked) and may not disclose such information to any Person, except for disclosures (i) to another Member having the right to such information, (ii) compelled by law, provided the Member must promptly notify an officer of the Board of any request or demand for such information, to the extent reasonably possible, (iii) to advisors or representatives of the Member, or to Persons (and their advisors or representatives) seeking to acquire all or any portion of the Member’s Interest through a Transfer in accordance with this Agreement, but only if in each case such Person has agreed to be bound by the provisions of this Section 1.11(b), or (iv) of information that the Member has also received from a source independent of the Company that the Member reasonably believes has the legal right to disclose such information to the Member. Each Member acknowledges that a breach of the provisions of this Section 1.11(b) may cause the Company irreparable harm and injury for which monetary damages are inadequate or difficult to calculate or both. Accordingly, each Member specifically agrees that the Company shall be entitled to injunctive relief to enforce the provisions of this Section 1.11(b), that such relief may be granted without the necessity of proving actual damages, and that such injunctive or equitable relief shall be in addition to, not in lieu of, the right to recover monetary damages for any breach of this Section 1.11(b) by the Member. The obligations referred to in this Section 1.11(b) shall survive the termination of a Member’s membership in the Company.

1.12                Limited Liability.

Except as otherwise expressly agreed to under a separate written agreement, the debts, liabilities and obligations of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Unit Holder or Manager of the Company shall be personally liable for the acts, debts, obligations or liabilities of the Company merely on account of that status. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Members, Unit Holders or Managers for any debt, obligation or liability of the Company.

1.13                Definitions.

Capitalized words and phrases used in this Agreement have the following meanings:

“Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18 of the Delaware laws, as may be amended from time to time.

“Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)         Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(ii)       Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Affiliate” of, or a Person “Affiliated” with, a specified Person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Agreement” means this Operating Agreement, as amended, modified, supplemented or restated from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Assignee” means a transferee of Units who is not admitted as a Member pursuant to Section 10.6 hereof.

“Board” means collectively the persons who are named as Managers of the Company in or designated or elected as Managers pursuant to this Agreement. “Manager” or “Managers” means any such person or persons.

“Capital Account” means the capital account maintained for each Unit Holder in accordance with Section 2.4 hereof.

“Capital Contribution” means a contribution made to the Company with respect to any Unit in a form allowed as valid consideration for Interests under the Act. With respect to any Unit Holder, the amount of Capital Contributions shall be the sum of (i) the money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to the Units held by such Unit Holder, plus (ii) in the case of valid consideration for Units other than money or other Property, for example, services rendered or to be rendered to or on behalf of the Company, the amount, if any, specified in this Agreement or in any written agreement between the Company and the contributor with respect to such Units.

“CEO” means the Chief Executive Officer of the Company, including any interim CEO, as appointed by the Board.

“Certificate” means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act for the purpose of forming the Company, as amended, modified, supplemented or restated from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company” means the limited liability company formed pursuant to the filing of the with the Secretary of State of the State of Delaware and the limited liability company continuing the business of this Company in the event of dissolution of the Company as herein provided.

“Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Confidential Information” means any information or compilation of information possessed by the Company that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means, including but not limited to: (a) any information not generally known or readily ascertainable in the industry of the Company, regarding the Company’s products, pricing of products, research, marketing, business systems, and processing techniques etc.; (b) financial information concerning the Company and customers of the Company, including but not limited to, customer lists, information concerning accounts receivable of the customers of the Company; (c) quantity and types of products purchased by the Company and customers of the Company; and (d) any information that the Company may from time to time designate as “Confidential” which is not generally known in the Company’s industry.

“Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable, and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v) above; provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Dissolution Event” has the meaning set forth in Section 12.1 hereof.

“Effective Date” means April 19, 2006.

“Escrow Closing” means when the Company breaks escrow and completes the sale of capital units pursuant to the terms and conditions of its primary capital unit offering in an amount which, when taken together with all other equity commitments received by the Company, will enable the Company to obtain the debt financing necessary to construct the Company’s proposed ethanol plant and provide a reasonable amount of working capital at plant start-up, as determined by the Company’s Board of Managers.

“Fiscal Year” means, subject to a change in Fiscal Year pursuant to Section 8.1(b), the fiscal year of the Company, which shall be the Company’s taxable year as determined under Regulations, Section 1.441-1 or Section 1.441-2 and the Regulations under Section 706 of the Code or, if the context requires, any portion of a fiscal year for which an allocation of Profits, Losses or other allocation items or a distribution is to be made; provided that the Board may designate a different fiscal year for GAAP reporting purposes but that designation shall not affect the taxable year of the Company or the provisions of this Agreement relating to Capital Accounts, allocations of Profits, Losses or other allocation items, or Distributions.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)         The initial Gross Asset Value of any asset contributed by a Unit Holder to the Company shall be the gross fair market value of such asset, as specified in this Agreement or in any written agreement between the Company and the contributor with respect to the issuance of Units;

(ii)       The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as determined by the Board as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Unit Holder in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Unit Holder of more than a de minimis amount of Company property as consideration for an interest in the Company; (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (D) such other times as the Regulations may permit; provided that an adjustment described in clauses (A), (B) or (D) of this subparagraph shall be made only if such adjustment is necessary to reflect the relative economic interests of the Unit Holders in the Company.

(iii)      The Gross Asset Value of any item of Company assets distributed to any Unit Holder shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Board; and

(iv)       The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Interest” means, collectively, a Unit Holder’s share of the “Profits” and “Losses” of the Company, a Unit Holder’s right to receive distributions of the Company’s assets, and, with respect to a Member, any right of the Member to vote on or participate in the management of the Company and to information concerning the business and affairs of the Company as provided for in this Agreement. An Interest is quantified by the unit of measurement referred to herein as a “Unit” (as defined below).

“Issuance Items” has the meaning set forth in Section 3.3(h) hereof.

“Liquidation Period” has the meaning set forth in Section 12.7 hereof.

“Liquidator” has the meaning set forth in Section 12.9(a) hereof.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

“Majority in Interest” of the Members or any class(es) or series thereof means Members holding more than fifty percent (50%) of the Units then held by all Members, or of the Units of the specified class(es) or series of Units then held by all Members.

“Member” means any Person who is described in and meets the membership requirements established in Sections 6.1 and 6.2(a) hereof and who has not ceased to be a Member pursuant to the terms of this Agreement. “Members” means all such Persons.

“Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, obligations and liabilities, capital improvements, replacements, and contingencies, all as reasonably determined by the Board. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

“Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Permitted Transfer” has the meaning set forth in Section 10.2 hereof.

“Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“Profits” and “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)         Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(ii)       Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(iii)      In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(iv)       Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(v)        In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(vi)       To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii)     Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof, the amount, if any, included in the Company’s taxable income pursuant to Section 87 of the Code (the income add-back in the amount of the small ethanol producer credit), and the partner level deduction pursuant to Section 199 of the Code (relating to domestic production activities) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

“Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Section 1.709-2(b) of the Regulations.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition, whether by operation of law (e.g., pursuant to a merger) or otherwise, and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

“Unit” means the unit of measurement into which an Interest is divided for purposes of those provisions of this Agreement that require quantification of the rights, preferences and obligations represented by an Interest, as authorized and designated in Section 2.2 and issued pursuant to Section 2.3 hereof.

“Unit Holder” means a Person who owns Units, regardless of whether such Person is a Member. “Unit Holders” means all Unit Holders. Unit Holders may be designated with respect to specific types or classes of Units held.

“Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

“Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

“Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2
CAPITAL AND INTERESTS

2.1                       Members.

The Members of the Company are those Persons described in Sections 6.1 and 6.2(a) hereof, who have not ceased to be Members.

2.2                       Authorized Capital Units; Designation of Classes of Units.

(a)        The Company is authorized to issue 250,000,000 Units. Units shall be issued only in accordance with Section 2.3. The relative rights of Units are established herein and, in general, Units shall participate in the growth and appreciation in value of the Company as well as the risk of a decline in the value of the Company. Subject to Section 2.2(b), the authorized Units shall be of one class, without series, and shall represent ordinary Interests in the Company entitled to vote as and to the extent provided in this Agreement.

(b)        Authority is hereby vested in the Board of Managers, upon the consent or approval of a Majority in Interest of the Members or, if more than one class of Units is then outstanding, upon the consent or approval of a Majority in Interest of the Members holding Units in each such class voting separately by class (unless class voting on such matters was expressly denied in the creation of the class, in which case Members holding Units of such class would not be entitled to vote separately by class on such matter), to establish and authorize one or more than one additional classes or series of Units, to set forth the designation and number of authorized Units of any such additional class or series, to fix the relative rights and preferences of any such additional class or series, including but not limited to the voting powers, full or limited or none, and relative economic and other rights, preferences and/or limitations thereof, any or all of which rights and preferences may be senior or superior to, on par with, or junior to those of the authorized Units already issued or any other such additional class or series. When the Company desires to issue any Units of any class or series which shall not previously have been so authorized and designated, any and all rights and preferences of such additional class or series as established by the Board of Managers upon the consent or approval of a Majority in Interest of the Members shall be set forth in an exhibit that shall be attached hereto and made a part hereof. When the rights and preferences if any of any such additional class or series have been established by the Board of Managers and set forth in an exhibit hereto, the setting forth of such rights and preferences shall have the effect of amending the applicable provisions of this Agreement and such rights and preferences may thereafter only be amended pursuant to the applicable provisions of this Agreement.

(c)        The Board of Managers shall have the authority and power to establish, authorize the issuance of, and grant rights, warrants, and options entitling the holders thereof to purchase from the Company Units of any class or series authorized hereunder, or bonds, notes, debentures, or other obligations convertible into Units of any class or series authorized hereunder, subject to all qualifications, requirements or conditions of holding such class or series established by or pursuant to this Agreement.

2.3                       Capital Contributions; Issuance of Units.

(a)        No Member shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than the unpaid portion of such Member’s written agreement to make Capital Contributions, and no Units shall be subject to any mandatory assessment, requests or demands for capital.

(b)        Units may only be issued in consideration of Capital Contributions. The Board may accept Capital Contributions from Members or persons seeking to become Members, may authorize the Company to enter into a written subscription agreement with such Member or persons seeking to become Members to make Capital Contributions for the purchase of Units, and may cause the Company to issue additional Units to such persons in consideration of Capital Contributions to the Company. Capital Contributions and the issuance of additional Units shall be made at such times and upon such terms and conditions as are authorized by this Agreement and as the Board and the person acquiring the Units may agree. The Board shall have authority to subdivide or combine the outstanding Units or declare a dividend payable in Units.

(c)        Upon acceptance of Capital Contributions and the issuance of additional Units, the Board shall cause the books and records of the Company to be adjusted appropriately.

(d)        The Members shall have no preemptive rights to make additional Capital Contributions.

(e)        The terms of any Units authorized by Section 2.2(a) that are issued in connection with services may provide that such Units shall be or may become substantially vested profits interests within the meaning of Revenue Procedures 93-27 and 2001-43, and may provide that such Units are intended to constitute “safe harbor partnership interests” within the meaning of Internal Revenue Service Notice 2005-43 if the Units are issued after the revenue procedure described in the notice is published. The Company and all Unit Holders (including the recipients of such Units), each intending to be legally bound, agree that: (i) the Company may elect the safe harbor, (ii) each shall comply with all safe harbor requirements with respect to all partnership interests transferred while the election remains effective, including reporting in a manner consistent with the safe harbor on their respective income tax returns, and (iii) no issuance or transfer of any Unit shall be effective unless the Person acquiring the Unit agrees to be legally bound by the safe harbor election and such related conditions as the Board of Managers may impose. The safe harbor is subject to change, and the Board of Managers shall have the authority, without any further action by the Unit Holders, to amend this Agreement as may be necessary to implement the stated intent, and shall have the sole discretion and authority to act on behalf of the Company and the Unit Holders to terminate the safe harbor election.

2.4                       Capital Accounts.

A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)        To each Unit Holder’s Capital Account there shall be credited (A) such Unit Holder’s Capital Contributions, (B) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 hereof, and (C) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Unit Holder related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Unit Holder until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2);

(b)        To each Unit Holder’s Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (B) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 hereof, and (C) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)        In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)        In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to allocation of Profits and Loss, nonliquidating distributions, liquidating distributions, and the maintenance of Capital Accounts, including and subject to Section 12.3 hereof, are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 12 hereof upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3
ALLOCATIONS

3.1                       Profits.

After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, and except as otherwise provided in Section 3.5 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders ratably in proportion to Units held.

3.2                       Losses.

After giving effect to the special allocations in Section 3.3 and 3.4 hereof, and except as otherwise provided in Section 3.5 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders ratably in proportion to Units held.

3.3                       Special Allocations.

The following special allocations shall be made in the following order:

(a)        Minimum Gain Chargeback.   Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)        Unit Holder Minimum Gain Chargeback.   Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

(c)        Qualified Income Offset.   In the event any Unit Holder unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Unit Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Unit Holder as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Unit Holder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in this Agreement.

(d)        Gross Income Allocation.   In the event any Unit Holder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Unit Holder is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unit Holder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Unit Holder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e)        Nonrecourse Deductions.   Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holders in proportion to Units owned.

(f)         Unit Holder Nonrecourse Deductions.   Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)        Section 754 Adjustments.   To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)        Allocations Relating to Taxable Issuance of Units.   Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

(i)         Syndication Expenses.   Syndication Expenses for any Fiscal Year shall be specially allocated to the Unit Holders in proportion to their Units, provided that, if Units are issued pursuant to Section 2.3 hereof during the Fiscal Year, all Syndication Expenses shall be divided among the Unit Holders from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the Board shall determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the Board may allocate other items of income, gain, deduction, or loss so as to achieve the same effect on the Capital Accounts of the Unit Holders.

(j)         Equalization of Certain Profits or Loss Allocations.   Immediately following Escrow Closing, and subject to Section 3.3(i) hereof, items of income, loss and deduction shall be specially allocated to the extent possible among the Units until the cumulative Profits or Losses allocated to each Unit since the Company’s formation is equal.

3.4                       Curative Allocations.

The allocations set forth in Sections 3.3(a) through (g) and 3.5 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of this Agreement.

3.5                       Loss Limitation.

Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis among the Units and Losses not allowable to any given Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holders’ Capital Accounts, so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations. If this Section 3.5 causes Losses to be allocated in disproportion to Units, the effect of such allocation shall be reversed at the earliest opportunity by specially allocating Net Profits to the Unit Holders to whom such Losses were allocated, the most recently allocated Losses to be reversed first.

3.6                       Other Allocation Rules.

(a)        For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

(b)        Generally, all Profits and Losses allocated to the Unit Holders or the Holders of specified Units or a specified class thereof shall be allocated among them in proportion to the Units or specified Units or class thereof, respectively, held by each. In the event Units are issued pursuant to Section 2.3 hereof during a Fiscal Year, the Profits (or Losses) allocated to the Unit Holders for each such Fiscal Year shall be allocated among the Unit Holders in proportion to the number of Units each holds from time to time during such Fiscal Year in accordance with Code Section 706, using any convention permitted by law and selected by the Board.

(c)        The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

(d)        Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the Capital Accounts.

To the extent permitted by Regulations Section 1.704-2(h)(3), the Unit Holders shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

3.7                       Tax Allocations: Code Section 704(c).

(a)        In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

(b)        In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

(c)        Allocations pursuant to Section 3.7 shall be made as required or permitted by Regulations Section 1.704-3 pursuant to such method or methods provided therein as the Company shall elect in accordance with Section 8.3. Allocations under this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits or Losses or distributions under any provision of this Agreement.

SECTION 4
DISTRIBUTIONS

4.1                       Net Cash Flow.

Except as otherwise provided in Section 12 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders ratably in proportion to the Units held.

4.2                       Amounts Withheld.

All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3                       Limitations on Distributions.

(a)        The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 12 hereof.

(b)        A Unit Holder may not receive a distribution from the Company to the extent that, after giving effect to the distribution, all liabilities of the Company, other than liability to Unit Holders on account of their Capital Contributions, would exceed the Gross Asset Value of the Company’s assets or the distribution would otherwise be prohibited by Section 322B.54 of the Act.

SECTION 5
MANAGEMENT AND OPERATIONS

5.1                       Management by Board of Managers.

(a)        Except those matters for which consent or approval of the Members is required by this Agreement or any nonwaivable provisions of the Act, and subject to the provisions of Section 5.1(d) hereof, the powers and privileges of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board and not by the Members. No Member, other than a Member acting in his or her capacity as an officer of the Company, has the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board. Without limiting the foregoing authority of the Board to manage the business and affairs of the Company or the actions the Board may take in exercising the powers and privileges of the Company, the Board shall have the right to make the following decisions and take or authorize the following actions:

(i)         Acquire by purchase, lease, or otherwise any real or personal property;

(ii)       Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, or lease any real estate and any personal property;

(iii)      Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business or affairs of the Company, including executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement;

(iv)       Borrow money and issue evidences of indebtedness, and secure the same by mortgage, pledge, or other lien on any or all of the Company’s assets;

(v)        Execute any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company’s assets;

(vi)       Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(vii)     Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(viii)    Hire or contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as consultants, lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(ix)       Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Manager liability), as may be lawfully carried on or performed by a limited liability company under the laws of each jurisdiction in which the Company is then formed or qualified;

(x)        Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(xi)       Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or any Manager in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

(xii)     Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign business entities, including corporations, associations, general or limited partnerships or other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(xiii)    Subject to Section 2 hereof, designate classes or series of Units, agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Units in consideration of such Capital Contribution; and

(xiv)     Indemnify a Member or Manager or officer or former Member or Manager or officer, and make any other indemnification that is authorized by this Agreement in accordance with the Act.

The Board may adopt such policies, rules, and regulations and may take such actions as it shall deem advisable in furtherance of the purposes of the Company, provided that the Board shall not act in a manner contrary to this Agreement.

(b)        No later than sixty (60) days prior to the beginning of each Fiscal Year, the Board shall adopt an Annual Operating Budget and Annual Capital Budget covering the Fiscal Year commencing in sixty (60) days. The Annual Operating Budget shall include projected operating revenues, expenses and working capital reserves for the Fiscal Year, and the Annual Capital Budget shall include projected capital expenditures and investments for the Fiscal Year. The Budgets may but shall not be required to be incorporated into a business plan for the Fiscal Year containing such other information, plans and strategies as the Board deems advisable. The Board may amend the Company’s Annual Operating Budget or Annual Capital Budget at any time.

(c)        Notwithstanding any other provision of this Agreement (including without limitation Section 5.1(a)), the Board may not take or approve the following actions, agreements, instruments or items without the affirmative vote of at least two-thirds of the voting power of the Managers in office:

(i)         The plans and specifications of the Company’s proposed ethanol plant and the contract to design and construct the proposed ethanol plant;

(ii)       The amount and terms of the debt financing and all documents and agreements entered into in connection therewith to construct and finance the start-up costs of the proposed ethanol plant;

(iii)      The Annual Operating and Capital Budgets for each Fiscal Year;

(iv)       Any contract, obligation, liability, disbursement or lawsuit settlement outside of the ordinary course of business in excess of $100,000 which is not part of the then current Fiscal Year’s approved Annual Operating or Capital Budget (provided that necessary expenditures to meet operational emergencies at the proposed ethanol plant may be incurred prior to such approval if immediate action is required for the safety or operation of the proposed ethanol plant);

(v)        Any investment in excess of $100,000 which is not part of the then current Fiscal Year’s approved Annual Capital Budget;

(vi)       The acceptance of additional Capital Contributions, the issuance of additional Units, or the issuance of options or warrants to purchase Units;

(vii)     The determination of the Gross Asset Values of the Company Property;

(viii)    The admission of new Members and the terms of such admission;

(ix)       The sufficiency of any legal opinion required under Section 10 of this Agreement or the waiver of any such legal opinion;

(x)        Any tax elections under Section 8.3(a) of this Agreement;

(xi)       Any amendment to the Certificate or this Agreement; or

(xii)     Any action or item described in Section 5.1(d).

(d)        Notwithstanding any other provision of this Agreement (including without limitation Section 5.1(a)), the Board shall not have authority to approve, authorize or take any of the following actions with respect to the Company without the approval or consent of a Majority in Interest of the Members, voting separately by class if more than one class of Units is then outstanding (unless a class expressly precludes class voting on such matters, in which case Members holding Units in the class would not be entitled to vote separately by class) : (i) sell, lease, exchange or otherwise dispose of all or substantially all of the assets of the Company; (ii) merge or consolidate the Company with another Person; (iii) materially change the business purpose of the Company; or (iv) voluntarily dissolve the Company.

5.2                       Actions by Managers; Committees; Reliance on Authority.

(a)        In managing the business and affairs of the Company and in exercising the powers and privileges of the Company, Managers shall act on behalf of the Company only (i) collectively through meetings of the Board held and conducted pursuant to the provisions of this Agreement or by written action taken pursuant to the provisions of this Agreement, (ii) through committees established pursuant to

Section 5.2(b), and (iii) through officers of the Company to whom authority and duties have been delegated pursuant to the provisions of this Agreement. No Manager, other than a Manager acting in his or her capacity as an officer of the Company, has the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board.

(b)        The Board, by resolution approved by the affirmative vote of a majority of the Managers then holding office, may from time to time establish one or more committees, each of which shall be comprised of one or more natural persons who may but need not be Managers or Members, provided that a majority of committee members on each committee must be a Manager or Member. Any such committee shall have and may exercise only such authority and duties to the extent provided by the Board in such resolution, subject at all times to the limitations set forth in the Act, this Agreement and to the direction and control of the Board. Unless otherwise provided by the Board, the presence of a majority of the members of any such committee shall constitute a quorum for the transaction of business at a meeting of the committee, and the committee shall act by the affirmative vote of a majority of committee members present at a duly held meeting. In other matters of procedure the provisions of this Agreement shall apply to committees and the members thereof to the same extent they apply to the Board and Managers, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board. The Board may dissolve any committee at any time.

(c)        Any Person dealing with the Company, other than a Member or a Manager or an Affiliate of a Member or Manager, may rely on the authority of any officer of the Board or any officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether the action is actually taken in accordance with the provisions of this Agreement, unless the Person dealing with the Company has actual knowledge that the officer lacks authority to act or the Act establishes that the officer lacks authority to act.

5.3                       The Board of Managers.

(a)        Number, Qualification and Term of Office.

(i)         Initial Board of Managers.   Managers shall be elected or appointed by the Members at the times, in the manner and for the terms as prescribed by this Agreement. The initial Managers of the Company comprising the initial Board, who shall serve for such terms and in such manner as prescribed by this Agreement, are the following persons:

Bartt R. McCormack	John T. Curry
Dennis L. Bragg	William Danny Rochelle
Charles H. Robertson	Chris Crumbly

and such other eligible natural persons designated as an initial Manager by the initial Board. The number of initial Managers serving the Company shall be established by the initial Board, provided that the number of initial Managers shall not be less than five (5) nor more than eleven (11).

(ii)       Board of Managers following Escrow Closing.   Commencing on the next business day following Escrow Closing, and thereafter, the number of Managers serving the Company on the Board of Managers shall be established by the Board, provided that the number of Managers shall not be less than seven (7) nor more than eleven (11), and provided further that no resolution of the Board on number of Managers may shorten the term of a Manager previously elected.

(iii)      Election of Managers; Terms.   Beginning at the first annual meeting of the Members to be held after the later of December 31, 2008 or the six-month anniversary of the start-up of the

Company’s proposed ethanol plant (the “2009 Annual Meeting”), Managers shall be elected by the Members in such manner and for such terms as prescribed by this Agreement. Except as otherwise provided herein, all Managers elected by the Members shall serve three-year terms and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. In order to preserve continuity of governance and the harmonious transition of the initial Board of Managers to the elected Board of Managers, the initial Board shall designate from among its members (or all of its members) the Managers to serve on the Board commencing on the next business following Escrow Closing until their successors are duly elected and qualified by the Members pursuant to this Section 5.3(a)(iii). The terms of the Managers so designated shall be staggered such that one-third of such Managers (or as nearly as possible) shall be elected annually by the Members beginning at the 2009 Annual Meeting and continuing each year thereafter. The Board shall adopt nomination, reporting and other election procedures in advance of the 2009 Annual Meeting to achieve the desired staggered effect and election matters prescribed by this Agreement.

(iv)       [reserved]

(v)        Qualification.   The initial Managers of the Company may but need not be Members. Following Escrow Closing, all Managers must be Members or elected or appointed representatives of Members that are not natural persons, and a majority of the Managers of the Company must be involved in production agriculture. For purposes of this Agreement, involved in production agriculture includes farmers and farmer associations of any agricultural product, and farm credit associations, farm bureau associations, elevators, dealers, and other persons who provide goods or services to production agriculture (whether such services are provided on a cooperative plan or otherwise).

(b)        Resignation.   Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified then at the time of its receipt by the President or the Secretary of the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(c)        Removal.   An initial Manager or a Manager designated to serve following Escrow Closing pursuant to Section 5.3(a)(iii) above may be replaced or removed for cause by the affirmative vote of two-thirds of the remaining initial or designated Managers, as the case may be. Following the election of a Manager, the Manager may be removed for any reason by the Members in such manner as prescribed by this Agreement. The notice of the meeting shall state that such removal will be discussed and acted upon at the meeting, and must also be provided to the Manager in question at least ten (10) days in advance of such meeting. The Manager in question has a right to be heard at such meeting.

(d)        Vacancies.   Any vacancy occurring on the Board (whether by reason of an increase in the number of Managers or by reason of a vacancy in an existing Manager seat) may be filled by appointment through an affirmative vote of a majority of the remaining Managers subject to election by the Members, though less than a quorum. A Manager appointed by the Board to fill a vacancy at any time after the 2009 Annual Meeting shall serve until the next annual meeting of the Members (or special meeting held for the purpose of electing Managers), at which time the Members shall elect a new Manager to serve for the remainder of the original term of the vacated position.

(e)        Meetings.   Regular meetings of the Board shall be held from time to time as determined by the Board. Special meetings of the Board shall be held upon the call of the President or three (3) or more Managers. Board meetings shall be held at the principal office of the Company or at such other place, either within or without the State of Delaware, as shall be designated by the person calling the meeting and stated in the notice of the meeting or a duly executed waiver of notice thereof. Managers may participate in a Board meeting by means of video or audio conferencing or similar communications equipment whereby all Managers participating in the meeting can hear each other.

(f)         Notice.   Oral or written notice of each meeting of the Board, stating the place, day and hour of the meeting, shall be given to each Manager at least 3 days before the day on which the meeting is to be held. The notice or waiver of notice of any special or regular meeting of the Board does not need to specify the business to be transacted or the purpose of the meeting.

(g)        Waiver.   Whenever any notice is required to be given to a Manager under the provisions of this Agreement, a waiver thereof in writing signed by the Manager, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Manager at any meeting of the Board shall constitute waiver of notice of such meeting by the Manager, except where the Manager attends a meeting for the express purpose of stating his objection to the transaction of any business because the meeting is not lawfully called or convened.

(h)        Quorum.   A majority of the Managers in office shall constitute a quorum necessary for the transaction of business at any regular or special meeting of the Board, provided that the foregoing quorum requirement shall not eliminate or reduce a quantum of consent required by this Agreement that is greater than a majority of the Managers in office (e.g., Section 5.1(c)). If less than a quorum is present, those Managers present may adjourn the meeting from time to time until a quorum shall be present.

(i)         Voting and Act of the Board.   Each Manager shall have one vote. The Board shall take action by the affirmative vote of a majority of the Managers present at a duly held meeting at which a quorum is present.

(j)         Action Without a Meeting.   Any action required or permitted to be taken at a meeting of the Board may be taken by written action signed by all of the Managers comprising the Board.

(k)        Absentee Managers.   A Manager of the Company may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Manager is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Manager has consented or objected.

(l)         Compensation.   The Board may fix the compensation, if any, of Managers. Managers shall also be entitled to reimbursement for actual expenses incurred in attending meetings of the Board or other business of the Company.

5.4                       Duties and Obligations of Managers.

(a)        Duties.   The Board shall cause the Company to conduct its business and operations separate and apart from that of any Member, Manager or any of its Affiliates. The Board shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Manager shall have the duty to discharge the foregoing duties in good faith, in a manner the Manager reasonably believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. No Manager shall be under any other duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

(b)        Employment of Chief Executive Officer.   At a reasonable time prior to estimated start-up date of the Company’s operations, the Board shall select, employ, and fix the compensation of a CEO of the Company. The CEO position shall be an officer of the Company. The CEO shall perform the functions of and may also carry the title of Chief Manager of the Company. The CEO may be a member of the Board. The CEO shall have responsibility for all administrative and operational aspects of the Company and shall have responsibility for hiring and supervising all employees, as determined and established by the Board, and shall perform such other duties that may be assigned by the Board.

(c)        Bonds and Insurance.   The Board may require all officers, agents and employees charged by this Company with responsibility for the custody of any of its funds or property to give bonds. Bonds shall be furnished by a responsible bonding company and approved by the Board, and the cost shall be paid by the Company. The Board shall cause the Company to provide for insurance of the property of the Company, or property which may be in the possession of the Company and not otherwise adequately insured by the owner of the property. In addition, the Board shall cause the Company to provide for insurance covering liability of the Company to all employees and the public, in such commercially reasonable amounts as is customary for businesses similar to the Company.

5.5                       Officers.

(a)        Number; Qualification; Election.   Officers must be natural persons, and shall be elected or appointed by the Board on an annual basis. The officers of the Company shall consist of the officers of the Board and such other officers of the Company appointed by the Board. The officers of the Board shall consist of a President, a Vice President, a Secretary and a Treasurer. The President and Vice President of the Board may also be referred to as Chairman and Vice Chairman, respectively. Unless and until the Company hires a CEO, the President of the Company shall perform the functions of and shall also carry the title of Chief Executive Officer of the Company. The Secretary and Treasurer position may be held by the same person. The officers of the Board must be Managers. The Board may also appoint such other officers and assistant officers of the Company as provided for herein or as it may deem necessary or advisable. Such other officers and assistant officers may but are not required to be members of the Board. Except as otherwise provided in this Agreement, the Board shall fix the powers, duties, and compensation of all officers of the Company.

(b)        Term of Office.   An officer of the Board shall hold office for a term of one year and until a successor shall have been duly elected or appointed, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided. Any other officer of the Company including the CEO shall hold office at the pleasure of the Board and may be removed at any time with or without cause, subject to any contract rights which then may be in existence.

(c)        Removal and Vacancies.   Any officer elected or appointed by the Board may be removed, with or without cause, at any time by a resolution of the Board. Any vacancy in an office of the Company shall be filled by a resolution of the Board. An Officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

(d)        President.   Unless provided otherwise by a resolution adopted by the Board, the President shall preside at meetings of the Members and Board; shall see that all orders and resolutions of the Board are carried into effect; may execute all documents, agreements, and instruments on behalf of the Company; may maintain records of and certify proceedings of the Board and Members; and shall perform such other duties as may from time to time be prescribed by the Board.

(e)        Vice President.   The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the

Board or the President may from time to time prescribe. The Board may designate more than one Vice President, in which case the Vice President shall be designated as to denote which is most senior in office.

(f)         Treasurer.   Unless the Board establishes a separate officer position for the Chief Financial Officer of the Company, the Treasurer shall be the Chief Financial Officer of the Company and: shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Board, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Board, shall render to the CEO and the Board, whenever requested, an account of all such Officer’s transactions as Treasurer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Board or the President from time to time.

(g)        Secretary.   The Secretary shall attend all meetings of the Board and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Board and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Board or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Board, and shall also perform such other duties and have such other powers as the President or the Board may prescribe from time to time.

(h)        Delegation.   Unless prohibited by a resolution of the Board, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of such person’s management position to other persons. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

(i)         Compensation.   Officers shall receive such compensation as may be determined from time to time by resolution of the Board.

5.6                       Limitation of Liability; Indemnification of Managers and Officers.

(a)        No Manager or officer of the Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Manager or officer; provided that this provision shall not eliminate or limit the liability of a Manager or officer to the extent provided by applicable law (i) for a breach of the Manager’s duty of loyalty to the Company or its Members; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of law; (iii) for illegal distributions in violation of the Act; or (iv) for a transaction from which the Manager derived an improper personal benefit. It is the intention of the Members to limit or eliminate the personal liability of Managers to the greatest extent permitted under Delaware law. If amendments to Delaware Statutes are passed after this provision becomes effective which authorize limited liability companies to act to further limit or eliminate the personal liability of Managers of a limited liability company, then the liability of Managers shall be limited or eliminated to the greatest extent permitted by Delaware Statutes, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Manager for or with respect to any acts or omissions of such Manager occurring prior to such amendment or repeal.

(b)        The Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, defend, save harmless, and pay all judgments and claims against, and reasonable expenses of, each present and former Manager or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding if the Manager or officer (or former Manager or officer) was a party to the proceeding in the capacity of a Manager or officer of the Company (which reasonable expenses including reasonable attorneys’ fees may be paid as incurred). Notwithstanding the foregoing provisions, the Company shall not indemnify, defend, save harmless, or pay all judgments and claims against, and reasonable expenses of, a Manager or officer (or former Manager or officer) under this provision where such judgments and claims or proceedings arise out of or are related to matters for which a Manager or officer (or former Manager or officer) is personally liable under Section 5.6(a) hereof.

(c)        The Company may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability or expense asserted against or incurred by such person in or arising from that capacity, whether or not the Company would be required or permitted to indemnify the person against the liability.

5.7                       Member Compensation; Expenses; Loans

(a)        Except as otherwise provided in a written agreement approved by the Board, no Member shall receive any salary, fee, or draw for services rendered to or on behalf of the Company. Except as otherwise approved by or pursuant to a policy approved by the Board, no Member shall be reimbursed for any expenses incurred by such Member on behalf of the Company.

(b)        Any Member or Affiliate may, with the consent of the Board, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Board for loans to its most creditworthy commercial borrowers, plus up to four percent (4%) per annum as agreed upon by the Board and the Member, and on such other terms and conditions no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

5.8                       Contracts with Managers or their Affiliates.

(a)        No contract or transaction between the Company and a Manager or its Affiliate or between the Company and any other entity in which a Manager or its Affiliate has a material financial interest shall be void or voidable or require the Manager to account to the Company and hold as trustee for it any profit or benefit derived therefrom solely for this reason, or solely because the Manager is present at or participates in the Board meeting at which the contract or transaction is authorized, if (i) the material facts as to the contract or transaction and as to the Manager’s or Managers’ material financial interest are fully disclosed or known to the Board, and (ii) the Board determines that the terms of the contract or transaction are commercially reasonable and no less favorable to the Company than could be obtained from an unaffiliated third party and authorizes, approves or ratifies the contract or transaction in good faith by a majority vote, but the interested Manager or Managers are not counted in determining the presence of a quorum (a majority of the disinterested Managers shall constitute a quorum for purposes of such vote ) and the interested Manager or Managers may not vote.

(b)        No contract or transaction involving the sale or delivery of corn or the purchase of distillers grains between the Company and a Manager or its Affiliate or between the Company and any other entity in which a Manager or its Affiliate has a material financial interest shall be void or voidable or require the Manager to account to the Company and hold as trustee for it any profit or benefit derived therefrom solely for this reason, or solely because the Manager is present at or participates in the Board meeting at which or pursuant to which the contract or transaction is authorized or approved, notwithstanding the fact that the standard of Section 5.8(a) was not met, provided that the terms of the contract or transaction are or were commercially reasonable and no less favorable to the Company than could be or could have been obtained from an unaffiliated third party on an arms length transaction, and provided further that this exception to 5.8 (a) shall not apply to corn or distillers grains transactions that a value in excess of $100,000.

SECTION 6
MEMBERS

6.1                       Members; Rights and Powers Generally.

(a)        As of the Effective Date, the Members of the Company are the Persons, if any, who were members of the Company immediately prior to the Effective Date as shown on the books and records of the Company. The Board shall cause the books and records of the Company to be amended from time to time as Transfers occur or as additional Units are issued and additional Members are admitted to the Company in accordance with this Agreement.

(b)        Additional persons may, upon the approval of the Board, become Members of the Company: (i) by submitting a completed subscription agreement to subscribe for Units in the Company upon the terms and conditions as may be set forth in the subscription agreement, which shall include a representation and warranty that the representations and warranties required of all Members in this Agreement are true and correct with respect to such Person, and the acceptance thereof by the Company, (ii) by meeting any and all requirements of membership established in or pursuant to this Agreement, (iii) by submitting an executed counterpart signature agreeing to be bound by this Agreement, (iv) by submitting payment of the purchase price for the number of Units subscribed for in the subscription agreement, in accordance with the terms of the subscription agreement, and (v) upon being admitted as a Member by the Board; or in any other manner authorized in or pursuant to this Agreement. The Board may refuse to admit any Person as a Member in its sole discretion.

(c)        Transferees of Units may become Members as provided in Section 10.6 hereof.

(d)        Other than the right to elect or appoint Managers to the Board, no Member, other than a Member acting in his, her or its capacity as an officer of the Board or as an officer of the Company, has any right or power to take part in the management or control of the Company or its business and affairs. No Member other than a Member acting in his, her or its capacity as an officer of the Board or as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior written consent of the Board.

(e)        No Member shall have any voting right except with respect to those matters requiring a Member vote or approval as specifically provided for in this Agreement or as otherwise required by the Act.

6.2                       Membership Requirements and Member Voting.

(a)        Membership.   Each Member of the Company must own a minimum of Twenty Five Hundred (2,500) Units by the date established by the Board as the date on or after which holding such minimum number of Units is a requirement of membership. Failure of any Member to own such minimum number of Units shall result in the automatic termination of membership of such Person, without further notice or action by the Company, and such Person shall become and be a non-member Unit Holder, with no rights other than those financial rights with respect to the Units owned by such Person as provided for in and subject to this Agreement, as further described in Section 6.4 hereof. The Board shall have authority to increase or decrease the minimum ownership requirements and to place other membership restrictions on the holders of classes of Units authorized pursuant to Section 2.2(b). The Board shall have authority to establish such additional membership qualifications or requirements as it determines from time to time.

(b)        Voting.   Beginning with the 2009 Annual Meeting, Members shall elect Managers to the Board as provided in Section 5.3(a)(iii) of this Agreement. In addition, Members shall be entitled to vote on any other matters coming to a vote of the Members as specifically provided by this Agreement or as required by the Act. Each Member may cast one vote for each Unit held. The Members shall not be entitled to cumulate their voting power for the election of Managers. On those matters specifically identified in Sections 2.2, 5.1(c) and 9.1 of this Agreement as requiring the approval or consent of a Majority in Interest of the Members, the Members shall take action by the affirmative vote of a Majority in Interest of the Members. On all other matters to be voted upon by the Members, including the election (or removal) of Managers by the Members, Members shall take action by the affirmative vote of the Members holding a majority of the voting power of the Members present, either in person, by proxy or by written ballot, at a duly held meeting of the Members at which a quorum is present for the transaction of business.

6.3                       Member Meetings.

(a)        Place and Manner of Meeting.   All meetings of Members shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Presence in person, or by proxy or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully convened.

(b)        Conduct of Meetings.   All meetings of the Members shall be presided over by the President. All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts’ Rules of Order, or such other rules and procedures as may be determined by the Board in its discretion.

(c)        Annual Meeting.   The annual meeting of the Members for the transaction of all business which may properly come before the meeting, including the election of Managers to the Board as provided in Section 5.3(a)(iii) of this Agreement, shall be held on a date determined by the Board. Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

(d)        Special Meetings.   Special meetings of the Members may be called at any time by the President, the Board or by the Secretary upon the request of Members holding ten percent (10%) or more of the Units then held by all Members. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

(e)        Notice.   Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 15 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the Board calling the meeting, to each Member entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage thereon prepaid. If the purpose of the meeting is to consider removal of a Manager or any item requiring Member consent or approval pursuant to Section 2.2, 5.1(c) or 9.1 hereof, then the notice shall state such purpose, identify such Manager (if applicable), and a summary of the transaction to be considered or a verbatim statement of the amendment to be considered must accompany the notice.

(f)         Quorum.   At any annual or special meeting of the Members, a Majority in Interest of Members, represented in person or by proxy, shall constitute a quorum necessary for the transaction of business. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of Members leaving less than a quorum. The registration shall be verified by the Secretary and shall be reported in the minutes of the meeting.

(g)        Record Date.   For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board may provide that the record books shall be closed for a stated period not exceeding 15 days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 15 days immediately preceding such meeting. In lieu of closing the record books, the Board may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 15 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 6.3(g), such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

(h)        Proxies.   At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. A proxy shall be considered filed with the Company when received by the Company at its executive offices, unless later revoked. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

6.4                       Termination of Membership.

A Member may not be expelled, provided that the failure of a Member to comply with the membership requirements established in, or pursuant to authority granted by, this Agreement shall result in the termination of membership of such Person. The membership of a Member in the Company shall terminate upon the occurrence of events described in this Agreement or as otherwise provided for in the Act, including resignation and withdrawal. In the event a Person ceases to be a Member without having transferred all of the Units owned by such Person, such Person shall lose all voting rights and shall be considered merely an assignee of the financial rights associated with the Units held by such Person, having only the rights of an unadmitted assignee. Such Person shall remain subject to the applicable provisions of this Agreement with respect to such financial rights. Such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, shall not be entitled to vote on any matters reserved to the Members, and shall not have any of the other rights of a Member under this Agreement or of a member under the Act. Further, such Person shall not have the right to Transfer such Person’s Units except by means of a Permitted Transfer in accordance with the provisions of Section 10 herein.

6.5                       Continuation of the Company.

The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.6                       No Obligation to Purchase Member’s Interest.

No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Units owned by such terminated Member. The other Members and the Company shall not have any obligation to purchase or redeem the Units or Capital Contributions of any such terminated Member or transferee of any such terminated Member. No Member whose membership has terminated shall be entitled to receive a distribution in complete redemption of the fair value of the Units or Capital Contributions of such Person (except as provided in Section 12 hereof following a Dissolution Event), notwithstanding any provisions of the Act or any other provision of law. As a material part of the consideration for continuing or becoming a Member of the Company, each Member hereby waives any right, and expressly agrees that it intends for this provision to negate any entitlement to receive a distribution in complete redemption of the fair value of Units or Capital Contributions of such Member upon an event that terminates the membership of such Member which, in the absence of the provisions in this Agreement, it may otherwise be afforded by the Act.

6.7                       Waiver of Dissenters’ Rights.

Except for those transactions or events for which waiver of dissenters’ rights is expressly prohibited by the Act, each Member hereby waives and agrees not to assert any dissenters’ rights under the Act.

SECTION 7
UNIT CERTIFICATES

7.1                       Certificates For Units.

Certificates representing Units of the Company shall be in such form as determined by the Board. The President or the Vice President and by the Secretary or assistant Secretary of the Company shall sign the certificates. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate has been issued shall be entered on the books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificate is surrendered and canceled by the Company.

7.2                       Transfer of Certificates.

Transfer of certificates of the Company shall be made pursuant to this Agreement and only by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Company, and upon surrender of the certificate to the Company for cancellation. The Person in whose name the certificate appears on the books of the Company is deemed to be the owner thereof for all purposes.

7.3                       Loss or Destruction of Certificates.

In case of loss or destruction of any certificate, another certificate may be issued in its place upon proof of such loss or destruction, and upon the holder of the certificate giving a satisfactory bond of indemnity to the Company and to the transfer agent and registrar, if any, of such certificate, in such amount as the Board may provide.

7.4                       Certificate Regulations.

The Board have the power and authority to make such further rules and regulations, not inconsistent with this Agreement and the statutes of the State of Delaware, as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

7.5                       Legends.

The Board may place one or more legends on the certificates representing the Units to indicate restrictions on transfer, registration requirements, or other restrictions or obligations contained herein.

SECTION 8
ACCOUNTING, BOOKS AND RECORDS

8.1                       Accounting, Books and Records.

(a)        The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP, consistently applied; provided, that the financial provisions in this Agreement relating to Capital Contributions, Profits and Losses, distributions and Capital Accounts shall be construed and determined in accordance with this Agreement without regard to whether such provisions are inconsistent with GAAP. The books and records shall reflect all the Company’s transactions and shall be appropriate and adequate for the Company’s business. The books and records of the Company shall include and the Company shall maintain at its principal executive office all of the following:

(i)         A SCHEDULE A to this Agreement (which SCHEDULE A is hereby incorporated into this Agreement), which SCHEDULE A shall include a current list of the full name and last known business or residence address of each Unit Holder set forth in alphabetical order, the Capital Contributions and Units of each Unit Holder (including the amount of cash and description and statement of the agreed value of any other property or services relating to such Capital Contributions), the amount and value of any Capital Contributions which any Member or potential Member has agreed to make pursuant to a contribution agreement or a contribution allowance agreement (including the time or times at which or events the happening of which such Capital Contributions are to be made or, in the case of a contribution allowance agreement, such right to contribute lapses), and which SCHEDULE A shall be amended from time to time as Transfers occur or as additional Units are issued and as additional Members are admitted to the Company in accordance with this Agreement, and which SCHEDULE A, together with the other applicable provisions of this Agreement, shall constitute the statement of membership interests in the Company provided for by the Act;

(ii)       The full name and business address of each Manager;

(iii)      A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

(iv)       Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

(v)        A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(vi)       Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years;

(vii)     The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years; and

(viii)    The required records and information required under the Act, to the extent not included in (i) – (vii) above.

(b)        The Company shall use the accrual method of accounting in preparing its financial reports and for tax purposes and shall keep its books and records accordingly. The Board may, without any further consent of the Unit Holders (except as specifically required by the Code), apply for IRS consent to, and otherwise effect a change in, the Company’s Fiscal Year.

8.2                       Reports.

(a)        In General.   The Treasurer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s Chief Financial Officer (if a person other than the Treasurer) and the Company’s accountants.

(b)        Periodic and Other Reports.   The Company shall maintain and provide to each Member upon request, the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Unit Holder’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied, and, subject to Section 1.11 hereof, such other reports as any Member may reasonably request from time to time; provided that, if the Board so determines within thirty (30) days thereof, such other reports shall be provided at such requesting Member’s sole cost and expense.

(i)         As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year and at such time as distributions are made to the Unit Holders pursuant to Section 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

(ii)       As soon as practicable following the end of the first three fiscal quarters of each Fiscal Year (and in any event not later than forty-five (45) days after the end of such fiscal quarter), an unaudited balance sheet of the Company as of the end of such fiscal quarter and the related unaudited statements of operations and cash flows for such fiscal quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year’s fiscal quarter and the fiscal quarter just completed.

8.3                       Tax Matters.

(a)        Tax Elections.   The Board shall, without any further consent of the Members being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii) or take any other action necessary to cause the provisions of Code Sections 6221 through 6231 to apply to the Company, (ii) to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Units and Company distributions; (iii) with the consent of all of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Unit Holders with respect to adjustments to the Company’s federal, state, local or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders.

(b)        Tax Matters Partner.   The Board shall designate a qualifying Member to act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and - 2 or any similar provision under state or local law.

(c)        Tax Information.   Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than five (5) months after the end of each Fiscal Year.

8.4                       Delivery to Members and Inspection.

(a)        Upon the written request of any Member for purposes reasonably related to the interest of that Person as a Member, the Board shall cause the Company to deliver to the requesting Member, at the expense of the Company, a copy of the Company’s most recent annual financial statement and its most recent federal, state, and local income tax returns and reports.

(b)        Each Member (or, in the case of Section 8.4(b)(i) below, his, her or its designated representative) has the right, upon reasonable written request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to:

(i)         Inspect and copy during ordinary business hours, at the Member’s expense, any of the Company records described in Sections 8.1(a)(i) through (viii) and, with respect to the Company records described in Section 8.1(a)(i) through (viii), if such records are not available the Member shall be entitled to bring an action against the Company to obtain such records and recover its reasonable attorneys fees incurred in bringing such an action;

(ii)       Obtain from the Company true and full information regarding the current state of the Company’s financial condition, subject to normal changes or adjustments arising after, or following the end of, the period covered by such information; and

(iii)      Obtain other information regarding the Company’s affairs or inspect during ordinary business hours other books and records of the Company as is just and reasonable.

(c)        The rights granted to a Member pursuant to this Section 8.4 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time by the Board, and to the provisions of Section 1.11 hereof, to the extent not inconsistent with the Act. Unadmitted assignees of Units shall not have the right to information regarding the Company afforded Members hereunder or by the Act.

SECTION 9
AMENDMENTS

9.1                       Amendments.

(a)        Amendments to this Agreement may be proposed by the Board or by the request of Members holding twenty percent (20%) or more of the Units then held by all Members. The Board shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board shall include in any such submission a recommendation as to the proposed amendment. The Board may seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by a Majority in Interest of the Members.

(b)        Notwithstanding Section 9.1(a) hereof:

(i)         Except as provided in Section 2.2 for authorizations and designations of additional classes or series of Units and changes in numbers of authorized Units of any class or series, this Agreement shall not be amended without the approval or consent of each Unit Holder adversely affected if such amendment would modify the limited liability of a Unit Holder, or the voting rights or interest of a Unit Holder in Profits, Losses, other items, or any distributions;

(ii)       A provision of this Agreement that requires the approval or consent of a specified percentage in interest of the Members or any class(es) or series thereof may not be amended without the affirmative vote of Members holding at least the specified percentage of the Units then held by all Members, or of the Units of the specified class(es) or series of Units then held by all Members; and

(iii)      This Section 9 shall not be amended without the approval or consent of all Members.

SECTION 10
TRANSFERS

10.1                Restrictions on Transfers.

No Transfer of Units shall be valid except as specifically permitted by this Section 10 of this Agreement. It is the intent of this Agreement that (i) the tax status of the Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Regulations Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Agreement shall be read and interpreted to prohibit the free transferability of Units.

10.2                Permitted Transfers.

(a)        No Transfer of Units shall be permitted or binding on this Company without the approval of the Board nor until such Transfer shall have been entered in the books and records of this Company. The Board may adopt a Unit Transfer Policy to further implement the provisions of this Section 10. The Board shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units unless and until the provisions, conditions and restrictions set forth in this Section 10 (including Section 10.3 hereof) and of any Unit Transfer Policy adopted by the Board have been satisfied. Any Transfer approved by the Board and satisfying the provisions, conditions and restrictions set forth in this Section 10 (including Sections 10.2 and 10.3 hereof) shall be referred to in this Agreement as a “Permitted Transfer”. Notwithstanding the foregoing, a Member may pledge or otherwise encumber all or any portion of its Units as security for the payment of debt, provided that any subsequent foreclosure or transfer to the secured party in lieu of foreclosure shall be considered a Transfer for all purposes of this Agreement.

(b)        Following a Permitted Transfer, the Units held by the transferee shall remain subject to the Transfer restrictions set forth in this Section 10.

10.3                Conditions to Permitted Transfers.

Without limiting the authority or discretion of the Board provided elsewhere in this Agreement to approve or not approve a Transfer or to approve or not approve the admission of a person as a Member, no Transfer shall be treated as a Permitted Transfer under Section 10.2 hereof unless and until the following conditions are satisfied:

(a)        The Transfer would not in the opinion of the Board have a material adverse impact on the Company or its operations;

(b)        Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company (i) such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(c)        The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(d)        Except in the case of a Transfer of Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) such Transfer shall be exempt from all applicable registration requirements and will not violate any applicable laws regulating the Transfer of securities, in the opinion of counsel to the Company.

(e)        Except in the case of a Transfer of Units involuntarily by operation of law, such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940, in the opinion of counsel to the Company.

(f)         Except in the case of a Transfer of Units involuntarily by operation of law, such Transfer will not cause the Company to be deemed to be a “publicly-traded partnership” under applicable provisions of the Code, in the opinion of counsel to the Company.

(g)        Unless otherwise approved by the Board, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Board and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. In determining whether a particular proposed Transfer will result in a termination of the Company, counsel to the Company shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers.

(h)        No notice or request initiating the procedures contemplated by Section 10.3 may be given by any Member after a Dissolution Event has occurred. No Member may Transfer all or any portion of its Units after a Dissolution Event has occurred.

The Board shall have the authority to waive any legal opinion or other condition required in this Section 10.3.

10.4                Prohibited Transfers.

(a)        Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Board, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Company.

(b)        In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

10.5                Rights of Unadmitted Assignees.

Unless admitted as a Member pursuant to Section 10.6 hereof, a Person who acquires Units and is not already a Member shall only be entitled to allocations and distributions with respect to such Units in accordance with this Agreement, and shall not have any right to any information or accounting of the affairs of the Company, and shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement. In addition, the Units held by such Person shall continue to be subject to the restrictions on Transfer provided for in this Section 10.

10.6                Admission of Transferees as Members.

A transferee of Units (whether as a result of a Permitted Transfer or otherwise) may be admitted as a Member only upon satisfaction of each of the following conditions:

(a)        The transferee acquired its Units by means of a Permitted Transfer;

(b)        The transferee meets all requirements of membership established in or pursuant to this Agreement (including Section 6.2(a) hereof), and such admission is approved by the Board which approval may be given or withheld in the sole and absolute discretion of the Board;

(c)        The transferee of Units (other than, with respect to clauses (i) below, a transferee that was a Member prior to the Transfer) shall, by submitting an executed counterpart signature page agreeing to be bound by this Agreement and such other written instruments in form and substance reasonably satisfactory to the Board (and, in the case of clause (ii) below, the transferor Member), (i) accept and adopt the terms and provisions of this Agreement, including this Section 10, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units;

(d)        The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member; and

(e)        Except in the case of a Transfer involuntarily by operation of law, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Members reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental authority.

10.7                Representations Regarding Transfers; Legend.

(a)        Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 10.7(a) and to Transfer such Units only to Persons who agree to be similarly bound.

(b)        Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend may be placed upon any counterpart of this Agreement, the certificate, or any other document or instrument evidencing ownership of Units:

Any Legend approved by the Board upon advice of counsel; and

The Units represented by this document are subject to further restriction as to their sale, transfer, hypothecation, or assignment as set forth in the Operating Agreement and agreed to by each Member. Said restriction provides, among other things, that no vendee, transferee, assignee, or endorsee of a Member shall have the right to become a Member without the consent of the Company’s Board of Managers which consent may be given or withheld in the sole and absolute discretion of the Board of Managers.

10.8                Distributions and Allocations in Respect of Transferred Units.

If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 10, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and adopted from time to time by the Board. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) business days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Units were transferred and such other information as the Board may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all distributions may be made to the Person who, according to the books and records of the Company, was the Member of the Units on the last day of such Fiscal Year. Neither the Company nor any Unit Holder shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.8, whether or not the Unit Holders or the Company has knowledge of any Transfer of any Units. The Members acknowledge that the method and convention designated by the Board constitutes an agreement among the partners within the meaning of Regulations Section 1.706-1.

SECTION 11

[INTENTIONALLY OMITTED]

SECTION 12

DISSOLUTION AND WINDING UP

12.1                Dissolution Events.

(a)        Dissolution.   The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”):

(i)         The affirmative vote of a Majority in Interest of the Members to dissolve, wind up, and liquidate the Company; or

(ii)       The entry of a decree of judicial dissolution pursuant to the Act.

(b)        The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

12.2                Winding Up.

Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Unit Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Unit Holders until such time as the Property has been distributed pursuant to this Section 12.2 and the Company has been terminated pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 12.10 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a)        First, to creditors (including Managers and Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and

(b)        Second, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

12.3                Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 12 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 12 may be:

(a)        Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 12.2 hereof; or

(b)        Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

12.4                Deemed Distribution and Recontribution.

Notwithstanding any other provision of this Section 12, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the

Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its Property and liabilities to a new limited liability company in exchange for an interest in such new company, and immediately thereafter, the Company will be deemed to liquidate by distributing such interest in the new company to the Unit Holders.

12.5                Rights of Unit Holders.

Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Unit Holders.

12.6                Notice of Dissolution/Termination.

(a)        Upon the occurrence of a Dissolution Event, the Board shall, within thirty (30) days thereafter, provide written notice thereof to each of the Unit Holders, and the Board may notify its known claimants and/or publish notice as further provided in the Act.

(b)        Upon completion of the distribution of the Company’s Property as provided in this Section 12, the Company shall be terminated, and the Liquidator shall cause the filing of a Certificate of Termination in accordance with the Act and shall take all such other actions as may be necessary to terminate the Company.

12.7                Allocations During Period of Liquidation.

During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 12.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

12.8                Character of Liquidating Distributions.

All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

12.9                The Liquidator.

(a)        Definition.   The “Liquidator” shall mean a Person appointed by the Board to oversee the liquidation of the Company. The Liquidator may be the Board or a committee of three or more Managers appointed by the Board.

(b)        Fees.   The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 12 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(c)        Indemnification.   The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by acts or omissions that are not in good faith or involve negligence, fraud, intentional misconduct or a knowing violation of law, or for a transaction from which the Liquidator, officer, director, agent or employee derived an improper personal benefit.

12.10         Form of Liquidating Distributions.

For purposes of making distributions required by Section 12.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 13

DISPUTE RESOLUTION

If a dispute arises out of or relates to this Agreement, or the performance or breach thereof, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be settled by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association as modified by this Section 13; PROVIDED, that this Section 13 shall not require use of the American Arbitration Association (only that such Rules as modified by this Section 13 shall be followed); and PROVIDED FURTHER, that arbitration shall not be required for allegations involving breach of contract, violations of state or federal securities laws, breach of fiduciary duty or other misconduct by the Company. The arbitration shall be conducted in the State of Alabama. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in any court having competent jurisdiction. The parties shall (i) agree upon and appoint as the arbitrator a retired former trial Judge in Alabama or Tennessee; (ii) direct the arbitrator to follow substantive rules of law and the Federal Rules of Evidence; (iii) allow for the parties to conduct discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed 60 days; (iv) require the testimony to be transcribed; and (v) require the award to be accompanied by findings of fact and a statement of reasons for the decision. The cost and expense of the arbitrator and location costs shall be borne equally by the parties to the dispute. All other costs and expenses, including reasonable attorney’s fees and expert’s fees, of all parties incurred in any dispute which is determined and/or settled by arbitration pursuant to this Section 13 shall be borne by the party incurring such cost and expense. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved.

SECTION 14

MISCELLANEOUS

14.1                Notices.

Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company and the Unit Holders:

(a)        If to the Company, to the address determined pursuant to Section 1.4 hereof; or

(b)        If to the Unit Holders, to the address set forth on record with the Company.

14.2                Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

14.3                Construction.

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member or the Company.

14.4                Time.

In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

14.5                Headings.

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

14.6                Severability.

Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. Notwithstanding the foregoing, if such illegality or invalidity would be to cause any Member to lose the material benefit of its economic bargain, then the Members agree to negotiate in good faith to amend this Agreement in order to restore such lost material benefit.

14.7                Incorporation by Reference.

Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

14.8                Variation of Terms.

All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

14.9                Governing Law.

The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

14.10         Waiver of Jury Trial.

Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

14.11         Counterpart Execution.

This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

14.12         Specific Performance.

Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

* * * * * * * * * * * * * * * * * * * * * * * * * *

IN WITNESS WHEREOF, the Members have adopted and entered into this Operating Agreement as of the Effective Date.

ADDITIONAL MEMBER SIGNATURE PAGE

IN WITNESS WHEREOF, pursuant to Sections 6.1 and/or 10.6 of the Operating Agreement of Tennessee Valley Agri-Energy, LLC, of which this signature page is a part, in consideration of and as a condition to the undersigned’s being admitted as a Member and acquiring units in Tennessee Valley Agri-Energy, LLC, the undersigned hereby executes and enters into this Operating Agreement as an additional Member as of the Effective Date (as defined in this Limited Liability Company Agreement) or, if later, the effective date of the undersigned’s acquisition of Units and admission as a Member pursuant to this Operating Agreement. By execution of this signature page and on such date, the undersigned becomes a party to this Operating Agreement, and agrees to be bound in all respects by the terms and conditions of this Operating Agreement on and after such date.

Date Signed:
Individuals:

(signature)	(signature of joint investor)

(print name)	(print name of joint investor)
Entities:

(print name of entity)

(signature)

(print name of authorized signatory)

(print title of authorized signatory)

APPENDIX C

SUBSCRIPTION PACKAGE

including

SUBSCRIPTION AGREEMENT,

PROMISSORY NOTE

and

SIGNATURE PAGE TO OPERATING AGREEMENT

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Tennessee Valley Agri-Energy, LLC

40,000,000 Units

Subscription Package

NOTICES TO INVESTORS

This package contains execution copies of the documents required to be signed and submitted to Tennessee Valley Agri-Energy, LLC (the “Company”) in order to subscribe to purchase Capital Units (“Units”) of the Company in the offering (the “Offering”) made by the Company’s Prospectus dated                       , 2007, as the same may be amended or supplemented subsequent to that date (the “Prospectus”).

You should read the Prospectus, including the Appendices attached and any supplements thereto, carefully and thoroughly for a full description of the Company and the Units.

The Units are speculative securities, involve a high degree of risk and are subject to substantial transfer restrictions. No public or other market for the Units exists or is expected in the future. The Units are suitable only as a long-term investment for investors who can afford to lose their entire investment. See “Risk Factors” beginning on page 12 of the Prospectus for important factors you should consider before subscribing for any Units.

Please direct any questions regarding the offering or the subscription process to Bartt R. McCormack, Chairman and President, Tennessee Valley Agri-Energy, LLC, 540 Little Dry Creek Road, Pulaski, Tennessee 38478, telephone (931) 424-0653, e-mail                           .com.

You may also contact the directors and officers of the Company listed on page 11 of the Prospectus. Please note that in certain states only the directors and officers specifically identified are authorized to speak with prospective purchasers of Units.

We reserve the right to reject your Subscription for any reason in our discretion. If we reject your Subscription, we will return your Subscription materials and check to you.

INSTRUCTIONS

TO SUBSCRIBE FOR UNITS IN THIS OFFERING YOU MUST:

A.                             Subscription Agreement.   Review carefully and complete the attached Subscription Agreement (pages S-1 through S-7) as follows:

1.                              Complete the Subscription and Subscriber Information required on pages S-5 and S-6, as follows:

a.                              Indicate the number of Units you are purchasing, the total purchase price for your investment, and the amount of your deposit payment for the Units.

b.                              Print the name(s) in which the Units are to be registered. Check the appropriate box to indicate form of ownership. If the Subscriber is a corporation, limited liability company, partnership, trust or custodian, please provide the additional information and documents requested.

c.                               Provide the address, telephone number and social security or tax identification number of the Subscriber, including any joint or additional Subscriber. All individual Subscribers must provide their social security number. Entities must provide their taxpayer identification number. Trustees or custodians must provide the social security number of the beneficiary or taxpayer identification number of the trust or IRA as required by applicable law. If more than one social security number is required to be provided, we will deliver Schedules K-1 and notices to the subscriber associated with the first social security number.

d.                              Fill in your state of residence if you are an individual Subscriber or, if an entity, the principal place of business.

e.                               Check the appropriate box if the Subscriber is a non-resident alien, a U.S. Citizen residing outside the United States or are subject to back up withholding.

2.                              Sign and date the Subscription Agreement where indicated on page S-6. Note that each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) must sign.

B.                            Initial Deposit.   Make a check payable to “First Farmers & Merchants Bank—TVAE Escrow” in an amount equal to at least 10% of the total purchase price of the Units for which you are subscribing as shown on page S-5 of your Subscription Agreement. (If we have satisfied the conditions for release of Subscriptions from escrow and Subscriptions have been released from escrow, as described in the Prospectus, you may be requested to make your check payable to the order of “Tennessee Valley Agri-Energy, LLC.”) If you wish to submit funds by wire transfer or other method, please contact us for instructions.

C.                            Promissory Note.   Complete and execute the Promissory Note (pages N-1 and N-2) for the remaining balance of your total purchase price as shown on page S-5 of your Subscription Agreement. Note that each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) must sign.

D.                           Signature Page to Operating Agreement.   Complete and execute the Signature Page to Operating Agreement, (pages L-1 and L-2) which will document your agreement to become a party to our Operating Agreement. (The full text of our Operating Agreement is set forth as Appendix B to the Prospectus.) Note that each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) must sign.

E.                            Return items A, B, C and D (listed above) to Tennessee Valley Agri-Energy, LLC, 540 Little Dry Creek Road, Pulaski, Tennessee 38478.

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THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES ARE NOT OFFERED IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL.

TENNESSEE VALLEY AGRI-ENERGY, LLC
SUBSCRIPTION AGREEMENT

CAPITAL UNITS

This Subscription Agreement (this “Agreement”) by and between Tennessee Valley Agri-Energy, LLC, a Delaware limited liability company (the “Company”), and the undersigned subscriber (the “Subscriber”) is made effective as of the date on which the Company accepts this Agreement by executing the Acceptance form below.

1.          Prospectus.   Subscriber understands that the offering of Capital Units (the “Units”) of the Company to which this Agreement relates is being made only pursuant to a prospectus, including the appendices and any amendments or supplements thereto (the “Prospectus”), filed by the Company as part of a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and with the securities authorities of certain states under the securities laws of such states.

2.          Subscription for Units.   Subscriber hereby offers and agrees to purchase from the Company that number of Units set forth on the execution portion of this Subscription Agreement at the purchase price of $2.00 per Unit on the terms and conditions herein provided. Concurrently with the delivery of this Agreement, the Subscriber must deliver a check for the initial deposit payment in the amount set forth on Line C of the execution portion of this Agreement (at least 10% of the Subscriber’s total purchase price) and a Promissory Note in the form attached hereto (the “Promissory Note”) for the remaining balance of the Subscriber’s total purchase price.

3.          Terms of Escrow.   This Subscription, the Subscriber’s deposit payment and Promissory Note will be held in escrow until the Company satisfies the conditions to breaking escrow as described in the Prospectus. The escrow is subject to three conditions stated under “Plan of Distribution—Escrow of Subscriptions” in the Prospectus. When those conditions are met, the Subscriber’s subscription, including this Subscription Agreement, the initial cash deposited and the Promissory Note or the proceeds of the Promissory Note, will be subject to release to the Company. If the Company does not satisfy each of the conditions to breaking the escrow by [one year and nine months after the effective date of the registration statement], the Company will promptly return the Subscriber’s Subscription Agreement, initial cash deposit and Promissory Note or the proceeds of the Promissory Note then held in escrow to the Subscriber, with interest on the cash amounts held in escrow.

4.          Promissory Note; Liquidated Damages.   The outstanding principal balance of the Promissory Note will be due in one or more installments upon 30 days notice from the Company. The Subscriber agrees to pay the Promissory Note in accordance with its terms. If Subscriber does not pay the principal balance of the Promissory Note when due, interest will accrue on the amount due at a rate of twelve percent (12%) per annum and the Company may commence legal proceedings to collect the amount due and any related expenses. In addition, the Company has the right to retain as liquidated damages the Subscriber’s initial cash deposit payment (not to exceed 10% of the Subscriber’s total purchase price for the Units set forth herein) in exchange for cancellation of this Subscription Agreement and the Promissory Note. If Company cancels this Subscription Agreement and the Promissory Note, the Subscriber will no longer have any right to purchase or own Units and will forfeit any right to acquire Units or any ownership interest or rights in the Units or the Company. The Subscriber acknowledges that the Subscriber is aware of the terms and conditions upon which the Company offers the Units and agrees and consents to such terms and conditions.

5.          Acceptance of Subscription.   The Company reserves the right to reject this Subscription Agreement, in whole or in part, for any reason, in its sole discretion. If the Company accepts this Subscription Agreement, one of its officers will countersign a copy of this Subscription Agreement and return a copy of the signature page to the Subscriber to confirm the Subscriber’s purchase. This is the only way the Company will accept this Subscription Agreement. The fact that the Company deposits Subscriber’s payment for the Units in escrow does not mean the Company has accepted this Subscription Agreement.

6.          Representations and Warranties of the Subscriber.   In consideration of the Company’s acceptance of this Subscription Agreement, by his, her or its signature on this Agreement, the Subscriber hereby represents and warrants to the Company as follows:

a.          The Subscriber, or the Subscriber’s representative, has had an opportunity to obtain, and has received, any information and has had an opportunity to ask such questions of, and receive answers from, the Company or an agent or representative of the Company, to the extent the Subscriber deemed necessary in order to form a decision concerning an investment in the Units.

b.          The Subscriber understands that the Prospectus contains important information about this offering, the Company, its proposed operations, and an investment in the Units.

c.          The Subscriber has not relied on any statements not contained in the Prospectus. No person has been authorized to give any information or to make any representation not contained in the Prospectus in connection with the offer and sale of the Units.

d.          The Subscriber certifies, under penalties of perjury, that the Subscriber is NOT subject to the backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code of 1986, as amended. (Note:  You are subject to backup withholding if: (i) you fail to furnish your Social Security number or taxpayer identification number herein; (ii) the Internal Revenue Service notifies the Company that you furnished an incorrect Social Security number or taxpayer identification number; (iii) you are notified that you are subject to backup withholding; or (iv) you fail to certify that you are not subject to backup withholding or you fail to certify your Social Security number or taxpayer identification number.)

e.          The Subscriber acknowledges that the Units are being acquired for the Subscriber’s own account and for investment and without the current intention of transferring any rights with respect to or reselling or redistributing the Units. The Subscriber understands that no public market currently exists or is expected to develop for the Units, and that the Units will not trade on any stock exchange or automatic quotation system.

f.           The Subscriber is a resident of or, if an entity, has its principal place of business in, the state identified on the State of Residence line on page S-5 of this Subscription Agreement.

g.          The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Units or the Subscriber has obtained, to the extent the Subscriber deems necessary, the Subscriber’s own professional advice with respect to the risks inherent in an investment in the Units, and the suitability of an investment in the Units in light of the Subscriber’s financial condition and investment needs. The Subscriber understands that an investment in the Units is not suitable for the Subscriber if:

•       The Subscriber cannot afford to lose the Subscriber’s entire investment (the Company is a start-up entity with no history of operations).

•       The Subscriber will need to resell or liquidate the Subscriber’s investment in the near term (the Units are an illiquid investment because no public trading market exists and the Units are subject to significant transfer restrictions).

•       The Subscriber cannot meet the payment obligations under the Subscriber’s Promissory Note for the remaining 90% of the Subscriber’s subscription (the Subscriber will forfeit the 10% cash deposit if the Subscriber does not meet the payment obligations under the Promissory Note when called).

•       The Subscriber needs to receive an immediate return on the Subscriber’s investment (the Company will not begin operations or generate any revenue for a considerable period of time).

•       The Subscriber must know whether our project will reach financial closing in the near term (we may hold the Subscriber’s deposit in escrow until [one year and nine months after the effective date of the registration statement], while the Company seeks to close on the debt financing required for the project).

•       The Subscriber cannot tolerate the market and industry risk that is inherent in the processing of corn into ethanol.

7.          Representations and Warranties of the Company.   In consideration of the Subscriber’s agreement to purchase Units, the Company represents and warrants to the Subscriber as follows:

a.          The Company is a duly organized and validly existing limited liability company under the laws of the State of Delaware.

b.          The Company is in good standing under the laws of the State of Delaware and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

c.          The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper corporate action of the Company.

8.          Securities Law Compliance.   The Subscriber and the Company acknowledge that the offer and sale of the Units has been registered under the Securities Act and in certain states under the securities laws of such states. In other states, the Company will accept subscriptions to purchase Units and those Units will be issued to Subscribers only in accordance with and in reliance on exemptions from the registration requirements of the securities laws of such states and in reliance on the representations, warranties and agreements made by the Subscriber to evidence compliance with the securities laws of such states.

9.          Transferability.   The Subscriber understands and agrees that the Units may not be transferred to any third party except in accordance with the Company’s Operating Agreement. As a consequence, the Subscriber understands that the Units may be prohibited from sale or transfer for an extended period of time, that the Subscriber must bear the economic risk of an investment in the Units for an indefinite period of time and that the Subscriber may have extremely limited opportunities, if any, to dispose of the Units. The Subscriber consents to the placement of a stop transfer order with any registrar and transfer agent for the Units and to the placement of appropriate legends consistent with the foregoing on any certificates which may be issued representing the Units.

10.        Operating Agreement.   The Subscriber has received a copy of the Operating Agreement of the Company and the Subscriber agrees that, upon acceptance by the Company of this Subscription Agreement and issuance of the Units to the Subscriber, Subscriber shall be a party to and shall be bound by the provisions of the Operating Agreement.

11.        Binding Effect.   Neither this Agreement nor any interest herein shall be assignable by the Subscriber without the prior written consent of the Company. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

12.        Representations to Survive Delivery.   The representations, warranties and agreements of the Company and of the Subscriber contained in this Agreement will remain in full force and effect and will survive the payment of the purchase price pursuant to Section 2 above, the registration of the Subscriber as a holder of Units in the records of the Company and the delivery of any certificates representing the Units.

13.        Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws rules.

14.        Headings.   The section headings in this Subscription Agreement are for convenience of reference only and shall not limit or affect the interpretation of the provisions hereof.

15.        Definitions.   Any capitalized term used herein shall have that meaning accorded to it in the Prospectus, unless otherwise expressly indicated.

RELIANCE BY COMPANY

The Subscriber understands that the Company is relying on the representations, warranties and other information provided by the Subscriber in this Subscription Agreement with respect to the offer and sale of the Units. By signing below, the Subscriber certifies that all information provided by the Subscriber in this Subscription Agreement is accurate and complete as of the date listed below and, if not an individual, that the Subscriber is duly organized, validly existing and in good standing and has full authority to execute and agree to this Subscription Agreement, the Promissory Note and the Operating Agreement, and to perform each of its obligations thereunder. The Subscriber understands and agrees that this Subscription Agreement is irrevocable. Subject to the terms of this Subscription Agreement, the Company will return the Subscriber’s Subscription Agreement, the cash deposit paid by the Subscriber (including interest), the Promissory Note and the proceeds of the Promissory Note only if the Company rejects this Subscription Agreement or cannot satisfy the conditions to breaking escrow.

CAUTION!

This Subscription Agreement is a legal contract between the Subscriber and the Company concerning the purchase of Units. The Company urges the Subscriber to read carefully this entire Subscription Agreement and the Prospectus, including each of its Appendices, for a complete description of an investment in the Units. The Subscriber should obtain the Subscriber’s own professional advice with respect to the risks inherent in an investment in the Units, and the suitability of an investment in the Units in light of the Subscriber’s financial condition and investment needs.

SUBSCRIPTION, SUBSCRIBER INFORMATION AND SIGNATURES

Subscription for Units

A.	Number of Units Subscribed For:
(Minimum subscription is 10,000 Units ($20,000); additional subscriptions must be in increments of 5,000 Units ($10,000))
B.	Total Purchase Price for Units:	$
(Multiply total on Line A by $2.00)
C.	Minimum Amount of Deposit Payment:	$
(Multiply total on Line B by 0.10 (10%)) (You may, if you wish, make a deposit payment for more than the minimum amount)
NOTE: Make checks for the Deposit Payment payable to
“First Farmers & Merchants Bank—TVAE Escrow”. The remainder of the total purchase price must be paid pursuant to the Promissory Note.
D.	Amount of Promissory Note:	$
(Total Purchase Price minus Deposit Payment)

Subscriber Name and Form of Ownership (Units will be registered as shown in the name(s) printed below)

Name(s) of Subscriber(s):

Form of Ownership—check applicable box:
☐	Individual
☐	Joint Tenants with Right of Survivorship (all signatures must appear below)
☐	Tenants in Common (all signatures must appear below)
☐	Individual Retirement Account (signatures of both account owner and trustee or custodian are required)
☐

Corporation, Limited Liability Company, Partnership or other entity (corporate or limited liability company resolutions or partnership agreement must be enclosed; see resolution example attached at the end of this Subscription Agreement on page S-8)

☐	Trust (title and signature pages of trust agreement and all amendments must be enclosed):
Trustee Name(s):
Date of trust agreement or last amendment:
☐	Other: Provide detailed information:

Subscriber Address and Tax Information

Subscriber:			Joint or Additional Subscriber (or IRA owner):
Name:			Name:
Address:			Address:

City	State	Zip Code	City	State	Zip Code
( )			( )
Telephone Number (include area code)			Telephone Number (include area code)

Social Security or Taxpayer Identification Number*			Social Security or Taxpayer Identification Number*
State of Residence:			State of Residence:
☐		Check this box if Subscriber is a non-resident alien.	☐		Check this box if joint or additional Subscriber is a non-resident alien.
☐		Check this box if Subscriber is a U.S. Citizen residing outside of the United States	☐		Check this box if joint or additional Subscriber is a U.S. Citizen residing outside of the United States.
☐		Check this box if Subscriber is subject to backup withholding.	☐		Check this box if joint or additional Subscriber is subject to backup withholding.

(*Note:   If more than one social security number is required to be provided, the Company will deliver Schedules K-1 and notices to the Subscriber and address associated with the first social security number.)

Signature(s)

By signing below, (1) Each Subscriber represents, warrants and agrees as provided in the foregoing Subscription Agreement and that the information provided in this Subscription Agreement, including the Subscription, Subscriber Information and Signature pages, is true, correct and complete and (2) the Subscriber understands and agrees that the Subscriber will, upon acceptance of this Subscription Agreement by the Company, become a party to and will be bound by the provisions of the Company’s Operating Agreement.

Individuals:	Entities:
(Includes joint tenants, tenants in common and individual IRA beneficiaries)	(Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Individual Subscriber	Name of Entity Subscriber

Signature of Individual Subscriber	Authorized Signature

Name of Joint Individual Subscriber	Print Name

Signature of Joint Individual Subscriber	Title

Date	Date

Acceptance by Company:

This Subscription Agreement has been accepted and agreed to this     day of                            , 200  .

TENNESSEE VALLEY AGRI-ENERGY, LLC
By:
Title:
Date:

Office Use Only:

Subscription Return Check List:

Individuals, etc.:

☐	Completed & Signed Subscription Agreement
☐	Completed & Signed Promissory Note
☐	Completed & Signed Signature Page to Operating Agreement
☐	Signed deposit check for 10% total price made payable to: First Farmers & Merchants Bank—TVAE Escrow

Entities:

☐	Completed & Signed Subscription Agreement
☐	Completed & Signed Promissory Note
☐	Completed & Signed Signature Page to Operating Agreement
☐	Completed & Signed Entity Resolution or Partnership Agreement (see resolution example attached))
☐	Copy of Signature Page and any Amendments (Trusts Only)
☐	Signed deposit check for 10% total price made payable to: First Farmers & Merchants Bank—TVAE Escrow

FORM OF ENTITY RESOLUTION

Note: this form of entity resolution is offered as an example only. Resolutions adopted must comply in form and substance to the governing instruments of the adopting entity and applicable law.

Resolved, that                                                                  (authorized signer), the                              (title) of                                                                  (name of entity) (the “Subscriber”), is authorized to subscribe on behalf of the Subscriber for the purchase of                          Capital Units of Tennessee Valley Agri-Energy, LLC at a purchase price of $2.00 per Unit, for a total purchase price of $                         , and, in connection therewith, is authorized to execute a Subscription Agreement, Promissory Note and Signature Page to Operating Agreement, to cause payment for such Units to be made and to execute such other documents and to take such other action as may be necessary or appropriate to purchase said Units, all on behalf of the Subscriber.

This is to certify that the foregoing resolution was adopted by the (Board of Directors) (Stockholders) (Members) (Managers) (Partners) of                                                                                  (name of entity), at a meeting held on or by consent or other legal and appropriate action effective on                     , 200  .

By:
Print Name:
Title:
Date:
Attest:
Print Name:
Title:
Date:

Affix Entity Seal:

(Failure to affix seal will constitute a representation
that the entity has no seal or that no seal is required
to bind the entity)

PROMISSORY NOTE

Name of Subscriber/Obligor:
Number of Units Subscribed:
Purchase Price per Unit:	$ 2.00
Total Purchase Price:	$
Less Deposit Payment:	$	(Not less than 10% of Total Purchase Price)
Principal Balance of Promissory Note:	$

FOR VALUE RECEIVED, the undersigned, pursuant to the undersigned’s subscription agreement (the “Subscription Agreement”) to purchase the above Units of Tennessee Valley Agri-Energy, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay in lawful money of the United States of America, the principal sum of $                           (“Principal Balance”).

1.               Payments.

(a)        The Principal Balance shall be due and payable as specified in a written notice from the Company (“Call Notice”), but not less than 30 days from the date of the notice. The date and amount of the payment due shall be as specified in the Call Notice. Payment shall be made payable to the order of “First Farmers & Merchants Bank—TVAE Escrow” unless the Call Notice states that the Company has satisfied the conditions for release of subscriptions from escrow (as described under “Plan of Distribution—Escrow of Subscriptions” in the Company’s Prospectus dated                      , 2007), in which case payment shall be made as specified in the Call Notice.

(b)        In the event the undersigned fails to make any payment of the Principal Balance when due (as specified in the Call Notice), interest shall accrue on such payment amount at the rate of twelve percent (12%) per annum from the due date, and be due and payable as of the last day of the calendar month in which incurred and as of the last day of each calendar month thereafter until the Principal Balance and all other amounts due hereunder have been paid in full.

2.               Default.   In the event the undersigned fails to make any payment of principal or interest under this Promissory Note when due, the undersigned acknowledges and agrees that:

(a)        The Company may commence legal proceedings to collect the amounts due, and shall be entitled to collect from the undersigned all of its costs and expenses of collection or enforcement including, but not limited to, reasonable attorneys’ fees and expenses; and

(b)        The Company may retain the undersigned’s cash deposit payment (not to exceed 10% of the Subscriber’s total purchase price under the Subscription Agreement) as liquidated damages in exchange for cancellation of the Subscription Agreement and this Promissory Note.

3.               Notices.   All notices, requests, consents and demands shall be made in writing and shall be delivered by facsimile or by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid, if to the undersigned at the fax number or address of such undersigned as shown on the books of the Company, or if to the Company at the following fax number or address, or to such other fax number or address as may be furnished in writing to the undersigned: Tennessee Valley Agri-Energy, LLC, 540 Little Dry Creek Road, Pulaski, Tennessee 38478, fax number (931) 424-6168. Notices, etc. shall be deemed delivered upon confirmation of facsimile transmission, upon personal delivery, one business day after being sent via reputable nationwide overnight courier service, or three business days after deposit in the mail.

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4,               Modification and Waiver.   No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by the undersigned and the Company (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provisions hereof in the circumstances or events specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any reoccurrence thereof.

5.               Successors and Assigns.   This Promissory Note shall not be assignable or transferable by the undersigned. Any attempt at assignment by the undersigned shall be null and void. All the terms and provisions of this Promissory Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the undersigned and the Company, whether or not so expressed.

6.               Waiver of Demand, Presentment and Notice of Dishonor.   The undersigned hereby waives demand, presentment, protest, notice of protest and notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance or default hereof.

7.               Applicable Law.   The laws of the State of Delaware, without regard to its conflicts of law principles, shall govern the validity, the construction and the interpretation of the rights and duties of the parties.

IN WITNESS WHEREOF, the undersigned has (have) executed this Promissory Note as of the date set forth below.

Individuals:	Entities:
(Includes joint tenants, tenants in common and individual IRA beneficiaries)	(Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Individual Obligor	Name of Entity Obligor

Signature of Individual Obligor	Authorized Signature

Name of Joint Individual Obligor	Print Name

Signature of Joint Individual Obligor	Title

Date	Date

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TENNESSEE VALLEY AGRI-ENERGY, LLC

SIGNATURE PAGE TO
OPERATING AGREEMENT

This Signature Page to Operating Agreement constitutes an Amendment to that certain Operating Agreement dated as of April 19, 2006, as it may be amended and may subsequently be amended (the “Agreement”), by and among the Members of Tennessee Valley Agri-Energy, LLC, a Delaware limited liability company (the “Company”), and the persons and entities who are or hereafter become parties to or bound by the Agreement, as provided therein or herein.

WHEREAS, the undersigned wishes to acquire Capital Units of the Company; and

WHEREAS, the Agreement contains provisions which provide that the rights and obligations of members of the Company and of holders of Units of the Company will be determined by the Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and commitments set forth herein and in the Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, by executing this Signature Page, the undersigned hereby becomes a party to and is hereby bound by all of the provisions of the Agreement as it may be amended and may subsequently be amended and agrees that the Capital Units of the Company acquired by the undersigned are Capital Units within the meaning of that term in the Agreement.

Except as specifically amended hereby, all of the provisions of the Agreement shall remain in full force and effect and terms defined in the Agreement shall have the same meaning herein.

This Signature Page to Operating Agreement shall be effective upon the acceptance and execution hereof by the Company.

IN WITNESS WHEREOF, the undersigned has (have) executed this Signature Page to Operating Agreement as of the date set forth below.

Individuals:	Entities:
(Includes joint tenants, tenants in common and individual IRA beneficiaries)	(Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Individual Subscriber	Name of Entity Subscriber

Signature of Individual Subscriber	Authorized Signature

Name of Joint Individual Subscriber	Print Name

Signature of Joint Individual Subscriber	Title

Date	Date

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Acceptance by Company:

Tennessee Valley Agri-Energy, LLC hereby consents to and accepts this Signature Page to Operating Agreement and to the amendment of the Operating Agreement adopted April 19, 2006, as it may be amended and may subsequently be amended, as provided herein and as of the date set forth below, on behalf of itself and its Members and the persons and entities who are or hereafter become parties to or bound by the Agreement.

TENNESSEE VALLEY AGRI-ENERGY, LLC
By:
Title:
Date:

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MINIMUM 15,000,000 UNITS

($30,000,000)

MAXIMUM 40,000,000 UNITS

($80,000,000)

TENNESSEE VALLEY AGRI-ENERGY, LLC

UNITS

PROSPECTUS

    , 2007

Through and including        , 2008, (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.         INDEMNIFICATION OF MANAGERS AND OFFICERS.

The Operating Agreement of the registrant contains an extensive indemnification provision that requires the registrant, to the fullest extent permitted or required by law, to indemnify and to pay all judgments and claims against, and reasonable expenses of, each present or former manager or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding as a result of or in connection with (1) his or her capacity as a manager or officer of the registrant (which reasonable expenses including reasonable attorneys’ fees may be paid as incurred), or (2) his or her service of any other person at the request of the registrant. The registrant may not, however, indemnify or make such payments to a present or former manager or officer where the judgments, claims or proceedings arise out of or are related to an act or failure to act of the manager or officer in a manner that constitutes willful failure to deal fairly with the registrant or its members in connection with a matter in which the manager has a material conflict of interest, a violation of criminal law, unless the manager or officer had reasonable cause to believe that the conduct was lawful or no reasonable cause to believe that the conduct was unlawful, a transaction from which the manager or officer derived an improper personal benefit or willful misconduct. The registrant is empowered to obtain insurance on behalf of its managers and officers against any liability or expense asserted against or incurred by such manager or officer acting in his or her official capacity whether or not the registrant would be required to indemnify the manager or officer against the liability.

With regard to indemnification for liabilities arising under the Securities Act of 1933 for managers, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is unenforceable.

ITEM 25.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses payable by us in connection with the sale of Units being registered.

SEC registration fee	$2,456
Legal fees and expenses	225,000
Accounting fees and expenses	50,000
Blue sky filing fees and expenses	50,000
Printing expenses	60,000
Escrow agent fees and expenses	5,000
Consulting fees	60,000
Advertising and sales meeting expenses	45,000
Miscellaneous expenses	2,544
Total	$500,000

ITEM 26.         RECENT SALES OF UNREGISTERED SECURITIES.

The registrant has sold the following unregistered securities since the formation of the registrant on January 18, 2006:

Between January 18, 2006 and May 31, 2006, the registrant sold 5,000,000 of its Units to six members of the board of managers of the registrant and 111 additional investors who became members of the registrant. The Units were sold at a purchase price of $1.00 per Unit, for a total purchase price of $5,000,000. The purpose of the offering was to provide seed money for the initial development stage of the registrant, including expenses already incurred. Each of the purchasers in the offering was an accredited investor as defined in Rule 501 of the Commission under the Securities Act of 1933. Exemption of the offering from registration under the Securities Act of 1933 is claimed in reliance on Sections 4(2) and 3(b) of the Act and Rules 505 and 506 of Regulation D of the Commission thereunder, as transactions by an issuer not involving a public offering. No commissions or other remuneration was paid in connection with the offer or sale of the Units. The purchasers of the Units represented their intention to acquire the Units for investment only and not with a view to, or for sale in connection with, any distribution thereof. Each of the purchasers received a private placement memorandum which provided full information about the registrant and each of them had adequate access to any additional information desired concerning the registrant. Restrictions on transfer of the Units, including restrictions referencing the requirements of the securities laws and the referenced exemptions were contained in the subscription agreements and operating agreement of the registrant. In addition, the operating agreement of the registrant provides that no transfer of the Units can be effected without the consent of the board of managers of the registrant. Restrictive legends were placed on the certificates for the Units issued and the registrant, acting as transfer agent and registrar for its own Units, placed stop-order notations in its Unit issuance and transfer records with respect to the Units.

Information regarding the members of the board of managers and executive officers of the registrant, including affiliates of members of the board of managers and executive officers of the registrant, who purchased Units in the foregoing offering, is set forth below.

Name	Number of Units
Bartt R. McCormack	25,000
Dennis L. Bragg	45,000
Charles H. Robertson(1)	25,000
Ronald G. Allred(2)	0
Chris M. Crumbly(3)	35,000
Robert L. Motlow, II	25,000
W. Danny Rochelle(4)	235,000
Alabama Farmers Cooperative, Inc.	235,000
ALFA Mutual Fire(5)	235,000
ALFA Mutual Insurance(5)	235,000
TFBF Corporation(6)	235,000
Total	1,330,000

(1)          Units were purchased by/assigned to a revocable trust over which Mr. Robertson exercises sole voting and investment control.

(2)          Units purchased by Mr. Allred were subsequently assigned to ALFA Mutual and are reflected in the figures for ALFA Mutual.

(3)          The Units were purchased in joint tenancy with Mr. Crumbly’s spouse.

(4)          Includes 135,000 Units owned individually by spouse.

(5)          ALFA Mutual Fire and ALFA Mutual Insurance are affiliated companies.

(6)          TFBF Corporation is an affiliate of the Tennessee Farm Bureau Federation.

On March 22, 2006, the registrant issued options for the purchase of an aggregate of 175,000 Units to its seven managers. Each of these grants is deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 701 of the Commission under the Securities Act of 1933. The exercise price to purchase Units under the options is $1.00 per Unit. The options were issued to the following managers to purchase Units in the amounts indicated:

Name	Number of Units subject to Options
Bartt R. McCormack	25,000
Dennis L. Bragg	25,000
Charles H. Robertson	25,000
Ronald G. Allred(1)	25,000
Chris M. Crumbly	25,000
Robert L. Motlow, II	25,000
W. Danny Rochelle	25,000
Total	175,000

(1)          Mr. Allred’s options were subsequently assigned to ALFA Mutual Insurance.

Effective January 1, 2007, the registrant entered into an independent contractor agreement with Mr. Philip C. Foster to be the registrant’s project manager. As part of his compensation under the agreement, the registrant has agreed to issue 30,000 Units to him if certain milestones are met. The agreement to issue the Units and the issuance of the Units is deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act of 1933 and Rule 701 of the Commission under the Securities Act of 1933. Restrictions on transfer of the Units, including restrictions referencing the requirements of the securities laws are contained in the operating agreement of the registrant. In addition, the operating agreement of the registrant provides that no transfer of the Units can be effected without the consent of the board of managers of the registrant. Restrictive legends will be placed on any certificates issued for the Units and the registrant, acting as transfer agent and registrar for its own Units, will place stop-order notations in its Unit issuance and transfer records with respect to the Units issued to Mr. Foster.

On August 1, 2007, based on authority granted by a resolution of the registrant’s board of managers on April 17, 2006, the registrant entered into an agreement to issue Units to Ms. Nash M. Davis as partial compensation for her services as project coordinator for the registrant. The agreement provides that 25,000 Units will be issued to her at financial closing of the registrant’s project if she remains project coordinator through that date. The agreement to issue the Units and the issuance of the Units is deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act of 1933 and Rule 701 of the Commission under the Securities Act of 1933. In the agreement, Ms. Davis represented her intention to acquire the Units for investment only and not with the intention of reselling or redistributing the Units. Restrictions on transfer of the Units, including restrictions referencing the requirements of the securities laws, were contained in the agreement and are contained in the operating agreement of the registrant. In addition, the operating agreement of the registrant provides that no transfer of the Units can be effected without the consent of the board of managers of the registrant. Restrictive legends will be placed on any certificates issued for the Units and the registrant, acting as transfer agent and registrar for its own Units, will place stop-order notations in its Unit issuance and transfer records with respect to the Units issued to Ms. Davis.

ITEM 27.         EXHIBITS.

3.1	Certificate of Formation
3.2	Operating Agreement
4.1	Form of Subscription Agreement(1)
4.2	Form of Promissory Note(1)
4.3	Escrow Agreement between the Registrant and First Farmers & Merchants Bank dated August 2, 2007
*5.1	Opinion of Lindquist & Vennum PLLP as to certain securities matters
*8.1	Opinion of Lindquist & Vennum PLLP as to certain tax matters
10.1	Option Agreement between the Registrant and the Colbert County Commission dated November 13, 2006
10.2	Option Agreement between the Registrant and the Colbert County Commission dated May 13, 2007
10.3	Option Agreement between the Registrant and Tommy Pounders and Janie Pounders dated June 15, 2007
10.4	Option Agreement between the Registrant and Owen Daniel Foster, Sr., Owen Daniel Foster, Jr., Lavona Foster Clark, Kipp Tinker and Jennifer Jones dated June 18, 2007
10.5	Option Agreement between the Registrant and David A. Simon and Joyce A. Simon dated June 22, 2007
10.6	Option Agreement between the Registrant and Roger A. Presley, Sr. and Martha S. Presley dated July 30, 2007
10.7	Agreement for Project Development Services between the Registrant and BBI International dated October 7, 2005
10.8	Project Development Agreement between the Registrant and Delta-T Corporation dated July 28, 2006
10.9	First Amendment to Project Development Agreement between the Registrant and Delta-T Corporation dated June 5, 2007
10.10	Agreement between the Registrant and Natural Resource Group, Inc. dated June 9, 2006
10.11	Agreement between the Registrant and Natural Resource Group, Inc. dated August 24, 2006
10.12	Agreement between the Registrant and Natural Resource Group, Inc. dated November 3, 2006
10.13	Standard Form of Agreement between Owner and Engineer for Professional Services between the Registrant and Antioch International, Inc. effective November 2, 2006
10.14	Supplement to Standard Form of Agreement between Owner and Engineer for Professional Services between the Registrant and Antioch International, Inc. effective June 14, 2007
10.15	Independent Contractor Agreement between the Registrant and Philip C. Foster dated January 1, 2007
10.16	Agreement between the Registrant and U.S. Energy Services effective April 24, 2007
10.17	Memorandum of Understanding between the Registrant and The Scoular Company dated May , 2007(2)
10.18	Preliminary Engineering Services and Exclusivity Agreement between the Registrant and Panattoni Construction, Inc. dated June 5, 2007

10.19	Amendment No. 1 to Preliminary Engineering Services and Exclusivity Agreement between the Registrant and Panattoni Construction, Inc. dated July 6, 2007
10.20	Form of Option issued to Managers
10.21	Agreement to Issue Units between the Registrant and Nash M. Davis dated August 1, 2007
*10.22	Option Agreement between the Registrant and the Colbert County Commission dated August 7, 2007
*10.23	Amendment 2 to Preliminary Engineering Services and Exclusivity Agreement between the Registrant and Panattoni Construction, Inc. dated September 25, 2007
*23.1	Consent of Independent Public Accountants
*23.2	Consents of Counsel(3)
24.1	Powers of Attorney(4)

*                    Filed or amended herewith.

(1)          Included as part of Appendix C to the Prospectus.

(2)          Certain material has been omitted from this exhibit in accordance with a request for confidential treatment pursuant to Rule 406 under the Securities Act. The omitted material has been filed separately with the Commission.

(3)          Consents of counsel are included in the opinions filed as Exhibits 5.1 and 8.1.

(4)          Included on the signature pages of the initial filing of this Registration Statement.

ITEM 28.         UNDERTAKINGS.

(a)        The undersigned small business issuer will:

(1)        File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)                          Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                      Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                  Include any additional or changed material information on the plan of distribution.

(2)        For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)        File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)        For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                          Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)                      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)                  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)                    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to managers, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(c)        In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a manager, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such manager, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)        Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in the City of Pulaski, State of Tennessee, on October 12, 2007.

TENNESSEE VALLEY AGRI-ENERGY, LLC
By:	/s/ BARTT R. MCCORMACK
Bartt R. McCormack
Chairman and Manager (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement was signed by the following persons in the capacities and on the dates stated:

	/s/ BARTT R. MCCORMACK	Chairman and Manager (Principal	October 12, 2007
	Bartt R. McCormack	Executive Officer)
	/s/ CHARLES H. ROBERTSON	Treasurer and Manager (Principal	October 12, 2007
	Charles H. Robertson	Financial and Accounting Officer)
	*DENNIS L. BRAGG	Manager
Dennis L. Bragg
	*RONALD G. ALLRED	Manager
Ronald G. Allred
	*CHRIS M. CRUMBLY	Manager
Chris M. Crumbly
	*ROBERT L. MOTLOW, II	Manager
Robert L. Motlow, II
	*W. DANNY ROCHELLE	Manager
W. Danny Rochelle
*By:	/s/ BARTT R. MCCORMACK	Attorney-in-Fact	October 12, 2007
Bartt R. McCormack

INDEX TO EXHIBITS

3.1	Certificate of Formation
3.2	Operating Agreement
4.1	Form of Subscription Agreement(1)
4.2	Form of Promissory Note(1)
4.3	Escrow Agreement between the Registrant and First Farmers & Merchants Bank dated August 2, 2007
*5.1	Opinion of Lindquist & Vennum PLLP as to certain securities matters
*8.1	Opinion of Lindquist & Vennum PLLP as to certain tax matters
10.1	Option Agreement between the Registrant and the Colbert County Commission dated November 13, 2006
10.2	Option Agreement between the Registrant and the Colbert County Commission dated May 13, 2007
10.3	Option Agreement between the Registrant and Tommy Pounders and Janie Pounders dated June 15, 2007
10.4	Option Agreement between the Registrant and Owen Daniel Foster, Sr., Owen Daniel Foster, Jr., Lavona Foster Clark, Kipp Tinker and Jennifer Jones dated June 18, 2007
10.5	Option Agreement between the Registrant and David A. Simon and Joyce A. Simon dated June 22, 2007
10.6	Option Agreement between the Registrant and Roger A. Presley, Sr. and Martha S. Presley dated July 30, 2007
10.7	Agreement for Project Development Services between the Registrant and BBI International dated October 7, 2005
10.8	Project Development Agreement between the Registrant and Delta-T Corporation dated July 28, 2006
10.9	First Amendment to Project Development Agreement between the Registrant and Delta-T Corporation dated June 5, 2007
10.10	Agreement between the Registrant and Natural Resource Group, Inc. dated June 9, 2006
10.11	Agreement between the Registrant and Natural Resource Group, Inc. dated August 24, 2006
10.12	Agreement between the Registrant and Natural Resource Group, Inc. dated November 3, 2006
10.13	Standard Form of Agreement between Owner and Engineer for Professional Services between the Registrant and Antioch International, Inc. effective November 2, 2006
10.14	Supplement to Standard Form of Agreement between Owner and Engineer for Professional Services between the Registrant and Antioch International, Inc. effective June 14, 2007
10.15	Independent Contractor Agreement between the Registrant and Philip C. Foster dated January 1, 2007
10.16	Agreement between the Registrant and U.S. Energy Services effective April 24, 2007
10.17	Memorandum of Understanding between the Registrant and The Scoular Company dated May , 2007(2)
10.18	Preliminary Engineering Services and Exclusivity Agreement between the Registrant and Panattoni Construction, Inc. dated June 5, 2007
10.19	Amendment No. 1 to Preliminary Engineering Services and Exclusivity Agreement between the Registrant and Panattoni Construction, Inc. dated July 6, 2007

10.20	Form of Option issued to Managers
10.21	Agreement to Issue Units between the Registrant and Nash M. Davis dated August 1, 2007
*10.22	Option Agreement between the Registrant and the Colbert County Commission dated August 7, 2007
*10.23	Amendment 2 to Preliminary Engineering Services and Exclusivity Agreement between the Registrant and Panattoni Construction, Inc. dated September 25, 2007
*23.1	Consent of Independent Public Accountants
*23.2	Consents of Counsel(3)
24.1	Powers of Attorney(4)

*                    Filed or amended herewith.

(1)          Included as part of Appendix C to the Prospectus.

(2)          Certain material has been omitted from this exhibit in accordance with a request for confidential treatment pursuant to Rule 406 under the Securities Act. The omitted material has been filed separately with the Commission.

(3)          Consents of counsel are included in the opinions filed as Exhibits 5.1 and 8.1.

(4)          Included on the signature pages of the initial filing of this Registration Statement.